Organic Ingredients, Inc.
                                  P.O. Box 658
                             Aptos, California 95001

                    Notice of Special Meeting of Shareholders

To the Shareholders of
Organic Ingredients, Inc.:

     NOTICE IS HEREBY GIVEN that Organic Ingredients, Inc. will hold a special meeting of its shareholders on August 24, 1999, at 11:00 a.m., local time, at the Organic Ingredients corporate offices at 335 Spreckels Drive, Suite F, Aptos, California 95003, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 14, 1999, by and between Organic Ingredients and Organic Food Products, Inc., a California corporation, providing for the merger of Organic Ingredients with and into OFPI, with OFPI as the surviving corporation. As a result of the merger, each outstanding share of the common stock, without par value per share, of Organic Ingredients would be converted into the right to receive 39.5 shares of the common stock, without par value, of OFPI.

     2. To transact such other business as may properly come before the special meeting.

     Only holders of record of Organic Ingredients common stock at the close of business on the record date of July 29, 1999 will be entitled to notice of, and to vote at, the special meeting. The affirmative vote of a majority of the outstanding shares of Organic Ingredients common stock entitled to vote at the special meeting is required to approve and adopt the merger agreement.

     If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

                                       By Order of the Board of Directors

                                      /s/ Andrew Poston
                                      Corporate Secretary

Aptos, California
August 5, 1999

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                             Spectrum Naturals, Inc.
                               133 Copeland Street
                           Petaluma, California 94952

                    Notice of Special Meeting of Shareholders

To the Shareholders of
Spectrum Naturals, Inc.:

     NOTICE IS HEREBY GIVEN that Spectrum Naturals, Inc. will hold a special meeting of its shareholders on August 24, 1999, at 11:00 a.m., local time, at the Spectrum corporate offices at 133 Copeland Street, Petaluma, California 94952, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 14, 1999, by and between Spectrum and Organic Food Products, Inc., a California corporation, providing for the merger of Spectrum with and into OFPI, with OFPI as the surviving corporation. As a result of the merger, each outstanding share of the common stock, without par value per share, of Spectrum would be converted into the right to receive 4,669.53 shares of the common stock, without par value, of OFPI.

     2. To transact such other business as may properly come before the special meeting.

     Only holders of record of Spectrum common stock at the close of business on the record date of July 29, 1999 will be entitled to notice of, and to vote at, the special meeting. The affirmative vote of a majority of the outstanding shares of Spectrum common stock entitled to vote at the special meeting is required to approve and adopt the merger agreement.

     If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

                                       By Order of the Board of Directors

                                      /s/  Jethren Phillips

                                      Corporate Secretary

Petaluma, California
August 5, 1999

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                           Organic Food Products, Inc.
                                550 Monterey Road
                          Morgan Hill, California 95037

                    Notice of Special Meeting of Shareholders

To the Shareholders of
Organic Food Products, Inc.:

     NOTICE IS HEREBY GIVEN that Organic Food Products, Inc. will hold a special meeting of its shareholders on August 24, 1999, at 8:30 a.m., local time, at the OFPI corporate offices at 550 Monterey Road, Morgan Hill, California 95037, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 14, 1999, by and between OFPI and Organic Ingredients, Inc., a California corporation, providing for the merger of OI with and into OFPI, with OFPI as the surviving corporation. As a result of the OI merger, each outstanding share of the common stock, without par value per share, of OI would be converted into the right to receive 39.5 shares of the common stock, without par value, of OFPI.

     2. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 14, 1999, by and between OFPI and Spectrum Naturals, Inc., a California corporation, providing for the merger of Spectrum with and into OFPI, with OFPI as the surviving corporation. As a result of the Spectrum merger, each outstanding share of the common stock, without par value per share, of Spectrum would be converted into the right to receive 4,669.53 shares of the common stock, without par value, of OFPI.

     3. To amend and restate the Articles of Incorporation of OFPI to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and to change the name of OFPI to "Spectrum Organic Products, Inc."

     4. To amend and restate the OFPI 1995 Stock Option Plan to increase the aggregate number of shares of OFPI common stock available for issuance under that plan from 625,000 shares to 4,500,000 shares.

     5. To transact such other business as may properly come before the special meeting.

     Only holders of record of OFPI common stock at the close of business on the record date of July 29, 1999 will be entitled to notice of, and to vote at, the special meeting. The affirmative vote of a majority of the outstanding shares of OFPI common stock entitled to vote at the special meeting is required to approve and adopt the merger agreement.

     If your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee on how to vote your shares, or else your shares will not be voted. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

                                         By Order of the Board of Directors

                                         /s/  Richard R. Bacigalupi

                                         Corporate Secretary

Morgan Hill, California
August 5, 1999

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                              JOINT PROXY STATEMENT
                     FOR SPECIAL MEETINGS OF SHAREHOLDERS OF

             ORGANIC INGREDIENTS, INC., SPECTRUM NATURALS, INC. AND
                           ORGANIC FOOD PRODUCTS, INC.

                    PROSPECTUS OF ORGANIC FOOD PRODUCTS, INC.
                           Up to 36,286,495 Shares of
                                  Common Stock
                                without par value

     The Board of Directors of Organic Ingredients, Inc. and the Board of Directors of Organic Food Products, Inc. have approved an agreement to merge OI with and into OFPI, with OFPI as the surviving corporation. As a result of this merger, OFPI would issue to OI shareholders 39.5 shares of OFPI common stock for each share of OI common stock that they own. The Board of Directors of Spectrum Naturals, Inc. and the Board of Directors of Organic Food Products, Inc. have approved an agreement to merge Spectrum with and into OFPI, with OFPI as the surviving corporation. As a result of this merger, OFPI would issue to Spectrum shareholders 4,669.53 shares of OFPI common stock for each share of Spectrum common stock that they own. OFPI common stock trades on the NASD OTC Bulletin Board system under the symbol "OFPI."

     The OI merger cannot be completed unless the OI and OFPI shareholders approve it. The OI Board of Directors has scheduled a special meeting for OI shareholders to vote on the OI merger as follows:

                                 August 24, 1999
                                   11:00 a.m.

                            Organic Ingredients, Inc.
                          331 Spreckels Drive, Suite F
                             Aptos, California 95003

     The Spectrum merger cannot be completed unless the Spectrum and OFPI shareholders approve it. The Spectrum Board of Directors has scheduled a special meeting for Spectrum shareholders to vote on the Spectrum merger as follows:

                                 August 24, 1999
                                   11:00 a.m.

                             Spectrum Naturals, Inc.
                               133 Copeland Street
                           Petaluma, California 94952

     The OFPI Board of Directors has scheduled a special meeting for OFPI shareholders to vote on the issuance of shares pursuant to the OI merger and Spectrum merger as follows:

                                 August 24, 1999
                                    8:30 a.m.

                           Organic Food Products, Inc.
                                550 Monterey Road
                          Morgan Hill, California 95037

     This document gives you information about the proposed mergers. OI has provided information about OI, Spectrum has provided the information about Spectrum and OFPI has provided the information about OFPI. Please see "Where You Can Find More Information" on page 1 for additional information about OFPI on file with the Securities and Exchange Commission.

     This joint proxy statement/prospectus and the accompanying proxy cards are first being mailed to OI, Spectrum and OFPI shareholders on or about August 5, 1999.

     The mergers involve risks to OI, Spectrum and OFPI shareholders. See "Risk Factors" beginning on page 16.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       The date of this joint proxy statement/prospectus is July 30, 1999.

                               TABLE OF CONTENTS

                                                                          Page

FORWARD-LOOKING STATEMENTS...............................................   1
 .
WHERE YOU CAN FIND MORE INFORMATION......................................   1

SUMMARY  ................................................................   3

         The Companies...................................................   3

         Reasons for the Mergers.........................................   3

         What OI Shareholders Will Receive in the OI Merger..............   4

         What Spectrum Shareholders Will Receive in the
          Spectrum Merger ...............................................   4

         Material Federal Income Tax Consequences........................   4

         The OI Special Meeting..........................................   4

         The Spectrum Special Meeting....................................   5

         The OFPI Special Meeting........................................   6

         Ownership of OFPI Following the Mergers.........................   7

         The Merger Agreements...........................................   7

         Conditions to the OI Merger.....................................   7

         Conditions to the Spectrum Merger...............................   8

         Termination of the OI Merger Agreement..........................   9

         Termination of the Spectrum Merger Agreement....................   9

         Dissenters' Rights..............................................   9

         Accounting Treatment............................................  10

SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION........................  11

         OI Selected Historical Financial Data...........................  12

         Spectrum Selected Historical Financial Data.....................  12

         OFPI Selected Historical Financial Data.........................  13

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA...........  14

COMPARATIVE PER SHARE DATA...............................................  15

PRICE RANGE OF COMMON STOCK..............................................  16

RISK FACTORS.............................................................  17

         Risks Relating to the Mergers...................................  17

         Risks Relating to OI............................................  18

         Risks Relating to Spectrum......................................  19


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)                             PAGE

         Risks Relating to OFPI..........................................  20

         Risks Relating to the Combined Company..........................  20

THE OI SPECIAL MEETING...................................................  26

         Date, Time and Place............................................  26

         Purpose.........................................................  26

         Record Date and Outstanding Shares..............................  26

         Vote Required..................................................   26

         Proxies.........................................................  26

         Recommendation of OI Board of Directors.........................  26

THE SPECTRUM SPECIAL MEETING.............................................  27

         Date, Time and Place............................................  27

         Purpose.........................................................  27

         Record Date and Outstanding Shares..............................  27

         Vote Required...................................................  27

         Proxies.........................................................  27

         Recommendation of Spectrum Board of Directors...................  27

THE OFPI SPECIAL MEETING.................................................  29

         Date, Time and Place............................................  29

         Purpose.........................................................  29

         Record Date and Outstanding Shares..............................  29

         Vote Required...................................................  29

         Proxies.........................................................  30

         Recommendation of OFPI Board of Directors.......................  30

THE MERGERS..............................................................  31

         Background of the Mergers.......................................  31

         OI's Reasons for the OI Merger.................................,  32

         Spectrum's Reasons for the Spectrum Merger......................  32

         OFPI's Reasons for the Mergers..................................  33

         Accounting Treatment............................................  33

         Material Federal Income Tax Consequences........................  34

                               TABLE OF CONTENTS
                                  (CONTINUED)                             PAGE


         Dissenters' Rights.............................................   36

THE OI AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
         AND THE RELATED AGREEMENTS .....................................  39

         Effective Time; Effect of OI Merger.............................  39

         Conversion of Shares............................................  39

         Stock Ownership Following the OI Merger.........................  39

         Representations and Warranties..................................  40

         Conduct of OFPI's Business and OI's Business Prior
         to the OI Merger ...............................................  40

         Conduct of Business Following the OI Merger.....................  42

         No Solicitation.................................................  42

         Fees, Expenses and Termination Fees.............................  43

         Conditions to the OI Merger.....................................  43

         Termination of the OI Merger Agreement..........................  45

         Employment Agreements...........................................  46

         Shareholder Lock-up Agreements..................................  46

THE SPECTRUM AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
         AND THE RELATED AGREEMENTS .....................................  47

         Effective Time; Effect of Spectrum Merger.......................  47

         Conversion of Shares............................................  47

         Treatment of Options and Warrants...............................  48

         Stock Ownership Following the Spectrum Merger...................  48

         Representations and Warranties..................................  48

         Conduct of OFPI's Business and Spectrum's Business
         Prior to the Spectrum Merger ...................................  49

         Conduct of Business Following the Spectrum Merger...............  51

         No Solicitation.................................................  51

         Fees, Expenses and Termination Fees.............................  53

         Conditions to the Spectrum Merger...............................  53

         Termination of the Spectrum Merger Agreement....................  54

         Employee Benefits...............................................  57

         Employment Agreements...........................................  57

                                      iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)                             PAGE

         Shareholder Lock-up Agreements..................................  58

MANAGEMENT...............................................................  59

         Proposed Directors and Executive Officers of
         Combined Company ...............................................  59

         Compensation Committee Interlocks and Insider Participation.....  60

         Board Committees................................................  60

         Director Compensation...........................................  60

         Employment Agreements...........................................  60

         Indemnification and Limitation of Director
         and Officers Liability .........................................  61

         Executive Compensation..........................................  62

         Option Grants in Last Fiscal Year...............................  63

         Aggregate Option Exercises in Fiscal 1998 and
         June 30, 1998 Option Values ....................................  64

         Employee Benefit Plan...........................................  64

PRINCIPAL SHAREHOLDERS...................................................  66

CERTAIN TRANSACTIONS.....................................................  68

DESCRIPTION OF OI CAPITAL STOCK..........................................  70

         OI Common Stock.................................................  70

DESCRIPTION OF SPECTRUM CAPITAL STOCK....................................  71

         Spectrum Common Stock...........................................  71

DESCRIPTION OF OFPI CAPITAL STOCK........................................  72

         OFPI Common Stock...............................................  72

         OFPI Preferred Stock............................................  72

COMPARISON OF RIGHTS OF HOLDERS OF OI COMMON STOCK, SPECTRUM
         COMMON STOCK AND OFPI COMMON STOCK .............................  74

         Authorized Capital..............................................  74

         Directors and Classes of Directors; Removal of Directors........  74

         Special Meetings of Shareholders................................  75

         Cumulative Voting...............................................  75

         Actions by Shareholder Written Consent..........................  75

         Amendment of Bylaws.............................................  76

OI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND  RESULTS OF OPERATIONS .....................................  77


                                       iv.

                               TABLE OF CONTENTS
                                  (CONTINUED)                             PAGE

         Overview........................................................  77

         Results of Operations for the Three Months Ended
         March 31, 1999 Compared to the Three Months Ended
         March 31, 1998 .................................................  77

         Results of Operations for the Year Ended December 31, 1998
         Compared to the Year Ended December 31, 1997 ...................  77

         Liquidity and Capital Resources.................................  78

         Year 2000 Compliance............................................  78

         Seasonality.....................................................  79

         New Applicable Accounting Pronouncements........................  79

BUSINESS OF OI...........................................................  80

         Overview........................................................  80

         Strategy........................................................  80

         Products........................................................  81

         Sales and Marketing.............................................  81

         Manufacturing...................................................  82

         Competition.....................................................  82

         Employees.......................................................  82

         Property........................................................  82

SPECTRUM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS ............................  83

         Overview........................................................  83

         Results of Operations for the Three Months Ended
         March 31, 1999 Compared to the Three Months Ended
         March 31, 1998 .................................................  83

         Results of Operations for the Year Ended December 31, 1998
         Compared to the Year Ended December 31, 1997 ...................  84

         Liquidity and Capital Resources.................................  84

         Year 2000 Compliance............................................  84

         Seasonality.....................................................  85

         New Applicable Accounting Pronouncements........................  86

BUSINESS OF SPECTRUM.....................................................  87

         Overview........................................................  87

         Products........................................................  87


                                       v.

                               TABLE OF CONTENTS
                                  (CONTINUED)                             PAGE


         Markets and Customers...........................................  89

         Competition.....................................................  89

         Operations......................................................  90

         Marketing Strategy..............................................  90

         Trade Names and Trademarks......................................  90

         Government Regulation...........................................  91

         Employees.......................................................  91

OFPI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS ............................  92

         Overview........................................................  92

         Results of Operations for the Nine Months and the
         Three Months Ended March 31, 1999 and 1998 .....................  92

         Results of Operations for the Year Ended June 30, 1998
         Compared to the Year Ended June 30, 1997 .......................  93

         Year 2000 Compliance............................................  94

         Seasonality.....................................................  95

         Liquidity and Capital Resources.................................  96

         New Applicable Accounting Pronouncements........................  96

         Related Party Transactions......................................  96

BUSINESS OF OFPI.........................................................  97

         Overview........................................................  97

         Strategy........................................................  97

         Products........................................................  98

         Sales and Distribution..........................................  99

         Marketing and New Product Development........................... 100

         Manufacturing................................................... 100

         Competition..................................................... 100

         Trade Names and Trademarks...................................... 101

         Government Regulation........................................... 101

         Employees....................................................... 101

         Property........................................................ 101

                                       vi.

                               TABLE OF CONTENTS
                                  (CONTINUED)                             PAGE


         Legal Proceedings............................................... 102

CHANGE IN ACCOUNTANTS OF OFPI............................................ 103

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.................... 104

EXPERTS  ................................................................ 109

LEGAL MATTERS............................................................ 109

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this joint proxy statement/prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reasons for the mergers discussed under the caption "The Mergers," statements about the expected impact of the mergers on OI's, Spectrum's and OFPI's businesses, financial performance and condition, accounting and tax treatment of OFPI related to the mergers are forward-looking statements. Further, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

     Without limiting the foregoing, the words "projects," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the combined company to differ materially from those indicated by such forward-looking statements, including factors related to the mergers, such as the risk that anticipated synergies will not be realized, the significant transaction charges and the potential dilutive effect to holders of OI's, Spectrum's and OFPI's common stock that will result from the mergers, the effect of the mergers on customers and partners of OI, Spectrum and OFPI, and factors related to OI's, Spectrum's and OFPI's businesses, including a history of operating losses and uncertain profitability, a significant debt load, significant fluctuations in operating results, the ability to recruit, train and retain qualified management and other personnel, product liability and insurance, as well as those additional factors set forth in this joint proxy statement/prospectus under the caption "Risk Factors." Neither OI, Spectrum and OFPI undertakes any obligation to update any forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

     OFPI is subject to the informational requirements of the Exchange Act and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information OFPI files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. OFPI's SEC filings are also available to the public from commercial document retrieval services and at the Website maintained by the SEC at www.sec.gov.

     OFPI has filed a registration statement to register with the SEC the OFPI common stock to be issued to Spectrum shareholders in the Spectrum merger and to the OI shareholders in the OI merger. This joint proxy statement/prospectus is part of that registration statement. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     If there is any contrary information in a previously filed document, then you should rely on the information in this joint proxy statement/prospectus. All information contained in this joint proxy statement/prospectus relating to OFPI has been supplied by OFPI, all information relating to OI has been supplied by OI, and all information relating to Spectrum has been supplied by Spectrum.

     Neither OI nor Spectrum is subject to the informational requirements of the Exchange Act and, as a result, OI and Spectrum do not file reports, proxy or informational statements or other information with the SEC.

                                       1.

     You should rely on the information contained in this joint proxy statement/prospectus to vote on the merger agreements and the mergers. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. You should not assume that the information contained in the joint proxy statement/prospectus is accurate as of any date other than July 30, 1999. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make any such offer or solicitation.


                                       2.

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the mergers fully and for a more complete description of the legal terms of the mergers, you should read carefully this entire document. See "Where You Can Find More Information" on page 1. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

         Organic Ingredients, Inc.
         335 Spreckels Drive, Suite F
         Aptos, California  95003
         Telephone: (831) 685-6506

     OI is a leading manufacturer and supplier of industrial, premium quality, certified organic fruit and vegetable ingredients and vinegars to the natural foods industry.

         Spectrum Naturals, Inc.
         133 Copeland Street
         Petaluma, California 94952
         Telephone: (707) 778-8900

     Spectrum is a leading manufacturer and marketer of organic and all natural oils, vinegars, oil-based spreads and condiments under the "Spectrum Naturals" label and essential fatty acid nutritional supplements under the "Spectrum Essentials" label. Industrial ingredients are sold through its Spectrum Commodities division.

     A condition to the merger between Spectrum and OFPI is that Spectrum Commodities, Inc., a California corporation, has previously merged with and into Spectrum Naturals, Inc. OFPI has agreed that this condition will not be waived unless prior consent is obtained from the OFPI shareholders. Except as otherwise noted, all information in this joint proxy statement/prospectus assumes the completion of the merger between Spectrum Commodities and Spectrum Naturals, and any references to "Spectrum" refers to these two companies, as combined. See "The Spectrum Merger Agreement and Plan of Merger and Reorganization and the Related Agreements - Conditions to the Spectrum Merger."

         Organic Food Products, Inc.
         550 Monterey Road
         Morgan Hill, California 95037
         Telephone: (408) 782-1133

     OFPI manufactures and markets a line of organic food products, including pasta sauces, salsas, dry cut pasta and children's meals, under the brand names "Millina's Finest," "Garden Valley Naturals," "Garden Valley Organics," "Grandma Millina's" and "Parrot." OFPI also manufacturers private label food products and markets an energy drink under the brand name "Energy Plus."


                                       3.

Reasons for the Mergers (page 31)

     Each of the Spectrum, OI and OFPI Boards of Directors has concluded that the mergers will result in a combined company with substantially more resources and greater manufacturing, sales and distribution capabilities. Each of the Spectrum, OI and OFPI Boards of Directors believes that the mergers are fair to and in the best interests of their respective shareholders.

What OI Shareholders Will Receive in the OI Merger (page 38)

     If the OI merger is approved, holders of OI common stock will receive 39.5 shares of OFPI common stock in exchange for each share of OI common stock they own. OFPI will not issue fractional shares. OI shareholders will instead be paid cash instead of fractional shares of OFPI common stock based on the market value of OFPI common stock as reported on the NASD OTC Bulletin Board system or other applicable market or bulletin board system at the close of trading on the last trading day before the OI merger occurs.

     You should not send in your OI stock certificates until instructed to do so after the OI merger is completed.

What Spectrum Shareholders Will Receive in the Spectrum Merger (page 46)

     If the Spectrum merger is approved, holders of Spectrum common stock will receive 4,669.53 shares of OFPI common stock in exchange for each share of Spectrum common stock they own. OFPI will not issue fractional shares. Spectrum shareholders will be paid cash instead of fractional shares of OFPI common stock based on the market value of OFPI common stock as reported on the NASD OTC Bulletin Board system or other applicable market or bulletin board system at the close of trading on the last trading day before the Spectrum merger occurs.

     You should not send in your Spectrum stock certificates until instructed to do so after the Spectrum merger is completed.

Material Federal Income Tax Consequences (page 33)

     Each merger will be treated as a tax-free reorganization for federal income tax purposes. Neither Spectrum shareholders nor OI shareholders will recognize gain or loss in the mergers, except for taxes on cash received in the mergers. The merger agreements do not require the parties to obtain a ruling from the IRS as to the tax consequences of the mergers. As a condition to the closing of each merger, each of OFPI, Spectrum and OI must receive opinions from its legal counsel that the mergers will be a tax-free reorganization for federal income tax purposes.

     Tax matters are very complicated and the tax consequences of the mergers to you will depend on the facts of your own situation. We urge you to consult your tax advisors for a full understanding of the tax consequences of the mergers to you.

The OI Special Meeting (page 26)

     If you are a OI shareholder, you will be asked to approve and adopt the merger agreement at a special meeting of OI shareholders. The OI special meeting will be held at the OI corporate offices at 335 Spreckels Drive, Suite F, Aptos, California on August 24, 1999 at 11:00 a.m.

     Record Date; Voting Power (page 26)

     You are entitled to vote at the special meeting if you owned shares of OI common stock as of the close of business on July 29, 1999, the record date for the special meeting.


                                       4.

     On the record date, there were 100,000 shares of OI common stock allowed to vote at the special meeting. OI shareholders will have one vote for each share of OI common stock they owned on the record date.

     Voting by Proxy (page 26)

     You may vote on the OI merger by indicating on your proxy card how you want to vote, and signing and mailing it in the enclosed return envelope. Please return your proxy as soon as possible so that your shares may be represented at the special meeting of the OI shareholders. If you sign and send in your proxy card and do not indicate how you wish to vote, your proxy will be counted as a vote in favor of the OI merger. If you do not vote, or you abstain, it will have the effect of a vote against the OI merger.

     Votes Required (page 26)

     In order for the OI merger to proceed, a majority of the shares of OI common stock outstanding on the record date must vote to approve and adopt the OI merger agreement.

     The Board's Recommendation to OI Shareholders (page 26)

     The OI Board of Directors unanimously recommends that you vote "for" the proposal to approve and adopt the OI merger agreement.

The Spectrum Special Meeting (page 27)

     If you are a Spectrum shareholder, you will be asked to approve and adopt the merger agreement at a special meeting of Spectrum shareholders. The Spectrum special meeting will be held at the Spectrum corporate offices at 133 Copeland Street, Petaluma, California on August 24, 1999 at 11:00 a.m.

     Record Date; Voting Power (page 27)

     You are entitled to vote at the special meeting if you owned shares of Spectrum common stock as of the close of business on July 29, 1999, the record date for the special meeting.

     On the record date, there were 5,000 shares of Spectrum common stock allowed to vote at the special meeting. Spectrum shareholders will have one vote for each share of Spectrum common stock they owned on the record date.

     Voting by Proxy (page 27)

     You may vote on the Spectrum merger by indicating on your proxy card how you want to vote, and signing and mailing it in the enclosed return envelope. Please return your proxy as soon as possible so that your shares may be represented at the special meeting of the Spectrum shareholders. If you sign and send in your proxy card and do not indicate how you wish to vote, your proxy will be counted as a vote in favor of the Spectrum merger. If you do not vote, or you abstain, it will have the effect of a vote against the Spectrum merger.

     Votes Required (page 27)

     In order for the Spectrum merger to proceed, a majority of the shares of Spectrum common stock outstanding on the record date must vote to approve and adopt the merger agreement.


                                       5.

     The Board's Recommendation to Spectrum Shareholders (page 27)

     The Spectrum Board of Directors unanimously recommends that you vote "for" the proposal to approve and adopt the Spectrum merger agreement.

The OFPI Special Meeting (page 28)

     If you are an OFPI shareholder, you will be asked to approve and adopt the following:

     o    the Spectrum merger agreement and the Spectrum merger;

     o    the OI merger agreement and the OI merger;

     o amendment of OFPI's articles of incorporation to increase the authorized number of shares of OFPI common stock from 20,000,000 to 100,000,000;

     o    change of the name of OFPI to "Spectrum Organic Products, Inc."; and

     o amendment of OFPI's 1998 Stock Option Plan to increase the number of shares of OFPI common stock available for issuance under that plan from 625,000 to 4,500,000.

     Record Date; Voting Power (page 28)

     You are entitled to vote at the special meeting if you owned shares of OFPI common stock as of the close of business on July 29, 1999, the record date for the special meeting.

     On the record date, there were 7,275,668 shares of OFPI common stock allowed to vote at the special meeting. OFPI shareholders will have one vote for each share of OFPI common stock they owned on the record date.

     Voting by Proxy (page 28)

     You may vote on the mergers, the increase in the authorized number of shares of common stock, the increase in the number of shares available under OFPI's stock option plan and the change of OFPI's name by indicating on your proxy card how you want to vote, and signing and mailing it in the enclosed return envelope. Please return your proxy as soon as possible so that your shares may be represented at the special meeting of the OFPI shareholders. If you sign and send in your proxy card and do not indicate how you wish to vote, your proxy will be counted as a vote in favor of the merger. If you do not vote, or you abstain, it will have the effect of a vote against the mergers.

     Votes Required (page 28)

     In order for the mergers, the increase in the authorized number of shares of common stock, the increase in the number of shares available under OFPI's stock option plan and the change of OFPI's name to proceed, a majority of the shares of OFPI common stock outstanding on the record date must vote to approve and adopt each proposal. Approval and closing of the OI merger is a condition to the closing of the Spectrum merger.


                                       6.

     The Board's Recommendation to OFPI Shareholders (page 29)

     The OFPI Board of Directors unanimously recommends that you vote "for" each proposal. The OFPI Board of Directors currently intends that it will proceed with the OI merger only if the Spectrum merger is approved by the OFPI shareholders and there is a high probability that the conditions to closing the Spectrum merger will be met.

Ownership of OFPI Following the Mergers (pages 38 and 47)

     We anticipate that OI shareholders will receive approximately 3,950,000 shares of OFPI common stock in the OI merger based on the number of shares of OI common stock outstanding on June 1, 1999. We anticipate that Spectrum shareholders will receive approximately 36,286,495 shares of OFPI common stock in the Spectrum merger based on the number of shares of Spectrum common stock outstanding on July 1, 1999. Based on those numbers, existing Spectrum shareholders will own approximately 73.8% of the OFPI common stock outstanding after the mergers, existing OI shareholders will own approximately 9.0% of the OFPI common stock outstanding after the mergers, and existing OFPI shareholders will own approximately 17.2% of the OFPI common stock outstanding after the mergers.

     In the Spectrum merger, the exchange ratio between Spectrum and OFPI shares is based upon the number of OFPI shares outstanding as of the closing of the Spectrum merger. Except as otherwise noted, all information in this joint proxy statement/prospectus is based upon the number of OFPI shares outstanding as of May 14, 1999. See "The OI Agreement and Plan of Merger and Reorganization and the Related Agreements--Conversion of Shares" and "The Spectrum Agreement and Plan of Merger and Reorganization and the Related Agreements--Conversion of Shares."

The Merger Agreements (pages 38 and 46)

     The OI merger agreement is attached as Annex A to this document. We encourage you to read the OI merger agreement. It is the legal document governing the OI merger.

     The Spectrum merger agreement is attached as Annex B to this document. We encourage you to read the Spectrum merger agreement. It is the legal document governing the Spectrum merger.

Conditions to the OI Merger (page 42)

     We will complete the OI merger only if we satisfy (or waive) several conditions, including the following:

     o each of OI and OFPI have completed a satisfactory investigation and review of the other party's business, financial condition, operations, facilities, financial performance and prospects;

     o holders of a majority of the outstanding common stock of each of OI and OFPI approve and adopt the OI merger agreement;

     o all material authorizations, consents, orders or approvals of, or filings with, any government entity have been obtained or filed;

     o no court or government body or authority has acted to restrain or prohibit the consummation of the OI merger;


                                       7.

     o each party's representations and warranties contained in the OI merger agreement continue to be accurate in all material respects;

     o OI and OFPI have complied with their respective covenants contained in the OI merger agreement in all material respects;

     o    no material adverse effect has occurred with respect to OI or OFPI;

     o OI's counsel and OFPI's counsel deliver legal opinions and opinions regarding some of the federal income tax consequences of the OI merger;

     o Joseph Stern, the president and a director of OI, shall have entered into an employment agreement with OFPI;

     o Kenneth A. Steel, Jr. and Charles Bonner have resigned as directors of OFPI; and

     o Jethren Phillips, John Battendieri, Neil Blomquist, Joseph Stern, Dean Nicholson and Steven Reedy have entered into lock-up agreements with OFPI.

Conditions to the Spectrum Merger (page 52)

     We will complete the Spectrum merger only if we satisfy (or waive) several conditions, including the following:

     o each of Spectrum and OFPI have completed a satisfactory investigation and review of the other party's business, financial condition, operations, facilities, financial performance and prospects;

     o holders of a majority of the outstanding common stock of each of Spectrum and OFPI approve and adopt the Spectrum merger agreement;

     o all material authorizations, consents, orders or approvals of, or filings with, any government entity have been obtained or filed;

     o no court or government body or authority has acted to restrain or prohibit the consummation of the Spectrum merger;

     o each party's representations and warranties contained in the Spectrum merger agreement continue to be accurate in all material respects;

     o Spectrum and OFPI have complied with their respective covenants contained in the Spectrum merger agreement in all material respects;

     o no material adverse effect has occurred with respect to Spectrum or OFPI;

     o Spectrum's counsel and OFPI's counsel deliver legal opinions and opinions regarding some of the federal income tax consequences of the Spectrum merger;

     o Kenneth A. Steel, Jr. and Charles Bonner have resigned as directors of OFPI;

     o    OI has been acquired by OFPI;


                                       8.

     o    Spectrum Commodities has been acquired by Spectrum Naturals;

     o No greater than five percent of OFPI's shareholders are eligible for dissenter's rights under applicable laws;

     o Jethren Phillips, John Battendieri, Neil Blomquist, Joseph Stern, Dean Nicholson and Steven Reedy have entered into lock-up agreements with OFPI; and

     o OFPI has refinanced the existing credit and loan arrangements for OFPI, OI and Spectrum.

Termination of the OI Merger Agreement (page 44)

     The Board of Directors of both OI and OFPI can jointly agree to terminate the OI merger agreement at any time without completing the OI merger. One or both companies can terminate the OI merger agreement if:

     o    the OI merger is not completed by August 31, 1999;

     o the Board of Directors of either OI or OFPI fails to recommend the OI merger;

     o the required vote of the OI shareholders or OFPI shareholders is not received;

     o    a court or other government entity prohibits the OI merger; or

     o    either OI or OFPI breaches the OI merger agreement.

Termination of the Spectrum Merger Agreement (page 53)

     The Board of Directors of both Spectrum and OFPI can jointly agree to terminate the Spectrum merger agreement at any time without completing the Spectrum merger. One or both companies can terminate the Spectrum merger agreement if:

     o    the Spectrum merger is not completed by August 31, 1999;

     o the Board of Directors of either Spectrum or OFPI fails to recommend the Spectrum merger;

     o the required vote of the Spectrum shareholders or OFPI shareholders is not received;

     o    a court or other government entity prohibits the Spectrum merger; or

     o    either Spectrum or OFPI breaches the Spectrum merger agreement.

Dissenters' Rights  (page 35)

     Each of OI, Spectrum and OFPI is organized under California law. Under California law, in connection with the OI merger, (i) shareholders of OI are entitled to exercise their dissenters' rights, which would require OI to purchase the dissenting OI shares for cash at their fair market value and (ii) shareholders of OFPI are entitled to exercise their dissenters' rights, which would require OFPI to purchase the dissenting OFPI shares for cash at their fair market value, in both cases excluding any appreciation or depreciation as a result of the OI merger. Similarly, in connection with the Spectrum merger, California law provides that (i) shareholders of Spectrum are entitled to


                                       9.

exercise their dissenters' rights, which would require Spectrum to purchase the dissenting Spectrum shares for cash at their fair market value and (ii) shareholders of OFPI are entitled to exercise their dissenters' rights, which would require OFPI to purchase the dissenting OFPI shares for cash at their fair market value, in both cases excluding any appreciation or depreciation as a result of the Spectrum merger.

Accounting Treatment (page 32)

     The OI merger will be accounted for under the "purchase" method of accounting, meaning that the purchase price for OI will be allocated to the identifiable acquired assets and assumed liabilities of OI.

     The Spectrum merger will be accounted for as a reverse acquisition, with Spectrum treated as the accounting acquiror. The purchase price for OFPI will then be allocated to the identifiable acquired assets and assumed liabilities of OFPI.

                SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION

     We are providing the following information to aid you in your analysis of the financial aspects of the mergers. With respect to OI, we derived this information from audited financial statements for the year ended December 31, 1998 included elsewhere in this document, unaudited financial statements for the year ended December 31, 1997, not included elsewhere in this document, and unaudited financial statements for the three months ended March 31, 1999 and 1998, included elsewhere in this document. With respect to Spectrum, we derived this information from audited financial statements for the two years ended December 31, 1998, and unaudited financial statements for the three months ended March 31, 1999 and 1998 included elsewhere in this document. This information is only a summary, and you should read it in conjunction with OI's and Spectrum's historical financial statements (and related notes) and Management's Discussion and Analysis of Financial Condition and Results of Operations, contained elsewhere in this joint proxy statement/prospectus.

     With respect to OFPI, we derived this information from audited financial statements for the two years ended June 30, 1998 and unaudited financial statements for the nine months ended March 31, 1999 and 1998, included elsewhere in this document. This information is only a summary, and you should read it in conjunction with OFPI's historical financial statements (and related notes) and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this joint proxy statement/prospectus and in the annual reports, quarterly reports and other information on file with the SEC. See "Where You Can Find More Information" on page 1.

     Basic earnings (loss) per share is calculated by dividing earnings or loss for the period by the weighted average number of shares actually outstanding during the periods presented. Diluted earnings (loss) per share also includes shares resulting from exercise of options and warrants that have a dilutive effect - that is, shares that would decrease earnings per share. Such potential common stock equivalents are not considered, however, if they would have the effect of decreasing loss per share, or if the exercise price is higher than the current market price.

     For OI and Spectrum, historical income per share and book value per share are calculated based on the equivalent number of combined OFPI shares that will be issued to OI and Spectrum shareholders in exchange for their current holdings. For OI, the equivalent shares are calculated by multiplying actual outstanding and weighted averages by the OI exchange ratio of 39.5 shares of combined OFPI stock for each share of OI stock. For Spectrum, the equivalent shares are calculated by multiplying actual outstanding and weighted averages by the Spectrum exchange ratio of 4,669.53 shares of combined OFPI stock for each share of Spectrum stock. For OFPI, historical income (loss) per share and book value per share are based on actual outstanding and weighted average shares for the periods presented. The pro forma combined loss per share and book value per share are based on the equivalent number of combined OFPI shares that will be outstanding after the mergers.


                                       11.

                                       OI Selected Historical Financial Data
                                     (in thousands, except per share amounts)

                                                      Three Months Ended                     Year Ended
                                                          March 31,                          December 31,
                                                   ------------------------------------------------------------
                                                    1999             1998               1998              1997
                                                    ----             ----               ----              ----
Historical Statement
of Operations Data:
Total revenues ..............................      $1,324            $1,964            $5,789            $5,319
Net income ..................................        --              $   87            $   71            $  334
Income per share, basic and diluted .........        --              $ 0.02            $ 0.02            $ 0.09
Equivalent weighted average .................       3,950             3,950             3,950             3,950
shares, basic and diluted


                                                   March 31,               December 31
Historical Balance                                   1999             1998              1997
Sheet Data:                                        --------          -----------------------
Working capital ...............................    $  348            $  371            $  596
Total assets ..................................    $2,884            $2,827            $3,972
Long-term debt ................................    $  205            $  240              --
Total shareholders' equity ....................    $  421            $  421            $  912



                                    Spectrum Selected Historical Financial Data
                                     (in thousands, except per share amounts)

                                                      Three Months Ended                      Year Ended
                                                           March 31,                          December 31,
                                                   --------------------------          ---------------------------
                                                     1999              1998              1998              1997
Historical Statement
of Operations Data:
Total revenues ...............................     $  6,506          $  5,778          $ 23,951           $ 20,392
Net income ...................................     $    236          $    107          $    403           $    471
Income per equivalent share, basic and
diluted ......................................     $   0.01          $   --            $   0.01           $   0.01
Equivalent weighted
average shares, basic and diluted ............       32,336            32,336            32,336             32,336


                                                   March 31,                December 31,
                                                     1999             1998              1997
                                                   --------          --------------------------
Historical Balance
Sheet Data:
Working capital ..............................     $    880          $    467          $    251
Total assets .................................     $  8,390          $  7,226          $  6,957
Long-term debt ...............................     $  3,091          $  2,603          $  2,472
Total shareholders' equity (deficit) .........     $    377          $    141          $   (140)



                                       12.


                                      OFPI Selected Historical Financial Data
                                     (in thousands, except per share amounts)

                                                    Nine Months Ended                            Year Ended
                                                         March 31,                                June 30,
                                               ----------------------------            ----------------------------
                                                 1999                1998                1998                1997
                                                 ----                ----                ----                ----
Historical Statement
of Operations Data:
Total revenues ...........................     $  8,015            $  8,208            $ 12,304            $ 11,379
Net income (loss) ........................       (3,670)               (723)             (4,619)                 55
Earnings (loss) per equivalent ...........        (0.50)              (0.12)              (0.69)               0.01
share, basic and diluted
Weighted average equivalent ..............        7,276               6,196               6,697               5,229
shares, basic and diluted

                                                March 31,                  December 31
                                                  1999               1998                1997
                                               ----------          ----------------------------

Historical Balance
Sheet Data:
Working capital (deficit)  ...............     $   (991)           $  1,725            $   (487)
Total assets .............................     $  4,412            $  7,256            $  8,951
Total long-term debt .....................     $     10            $     34            $    497
Total shareholders' equity ...............     $    207            $  3,877               2,616



                                       13.

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following selected unaudited pro forma combined condensed financial data of OI, Spectrum and OFPI is derived from the unaudited pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and the notes thereto, which are included elsewhere in this joint proxy statement/prospectus. For pro forma purposes the financial statements of OFPI for the fiscal year ended June 30, 1998 have been restated to reflect a December 31 year end and have been combined with the financial statements of OI and Spectrum for the year ended December 31, 1998. For the three months ended March 31, 1999, the financial statements of OFPI have been combined with the financial statements of OI and Spectrum for the three months ended March 31, 1999. The pro forma combined statement of operations data assumes that the mergers occurred as of January 1, 1998 and the pro forma combined balance sheet data assumes that the mergers occurred as of March 31, 1999. The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Data" included elsewhere in this joint proxy statement/prospectus.

                                                   Three Months                   Year Ended
                                                   March 31, 1999              December 31, 1998
                                                   --------------              -----------------
Pro Forma Combined                                                (in  thousands,
Statement of Operations Data:                               except per share amounts)

Total revenues....................................    $10,339                       $ 41,800
Net loss..........................................    $  (360)                      $ (7,034)
Earnings (loss) per share, basic and diluted          $ (0.01)                      $  (0.16)
Weighted average equivalent
shares, basic and diluted.........................     43,562                         42,983



                                                                        March 31, 1999
                                                             -------------------------------------
Pro Forma Combined                                          (in thousands, except per share amounts)
Balance Sheet Data:
Cash, cash equivalents and short-term investments                         $     279
Working capital ..................................                        $     119
Total assets......................................                        $  22,985
Total long-term debt..............................                        $   3,306
Total shareholders' equity........................                        $   8,304
Book value per share..............................                        $    0.19


                                                            14.

                           COMPARATIVE PER SHARE DATA
                                   (unaudited)

     The following table sets forth information on the earnings and book value per common share for OI, Spectrum and OFPI on a historical and pro forma combined basis and indicates the relative earnings and book values of the companies for the periods covered.

     Historical and pro forma book value per share is calculated by dividing shareholders' equity at the end of the period by the number of common shares outstanding at the end of the period. For OI and Spectrum, historical income per share is calculated based on the equivalent number of combined OFPI shares that will be issued to OI and Spectrum shareholders in exchange for their current holdings. For OI, the equivalent shares are calculated by multiplying actual outstanding and weighted averages by the OI exchange ratio of 39.5 shares of combined OFPI stock for each share of OI stock. For Spectrum, the equivalent shares are calculated by multiplying actual outstanding and weighted averages by the Spectrum exchange ratio of 4,669.53 shares of combined OFPI stock for each share of Spectrum stock.


                                                                     Three Months Ended                  Year Ended
                                                                        March 31,                       December 31,
                                                                 -------------------------         -------------------------
                                                                   1999             1998              1998             1997
                                                                   ----             ----              ----             ----
OI historical
Income per equivalent share, ............................        $   0.00         $   0.02         $   0.02         $   0.05
  basic and diluted
Book value per equivalent share .........................        $   0.11                          $   0.11         $   0.20

Spectrum historical
Income per equivalent share, ............................        $   0.01         $   0.00         $   0.01         $   0.01
  basic and diluted
Book value per equivalent share .........................        $   0.01                          $   0.00         $   0.00


                                                                     Nine Months Ended                    Year Ended
                                                                         March 31,                          June 30,
                                                                 -------------------------         -------------------------
                                                                   1999             1998              1998            1997
                                                                   ----             ----              ----            ----
OFPI historical
Earnings (loss) per share, ..............................        $  (0.50)        $  (0.12)        $  (0.69)        $   0.01
  basic and diluted
Book value per share ....................................        $   0.03                          $   0.53         $   0.49

                                                                      Three Months Ended                  Year Ended
                                                                        March 31, 1999                December 31, 1998
                                                                        --------------                -----------------
Pro Forma Combined
Loss per equivalent share, basic and diluted ............               $  (0.01)                        $  (0.16)
Book value per equivalent share .........................               $   0.19



     The information set forth above is only a summary and you should read it in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements on pages 100 through 103 and the respective audited and unaudited financial statements of OI, Spectrum and OFPI.


                                       15.

                           PRICE RANGE OF COMMON STOCK

     Shares of OFPI's common stock are listed on the NASD OTC Bulletin Board system under the symbol "OFPI." The shares of OFPI common stock issued in connection with the merger will also be listed on the NASD OTC Bulletin Board system. The table below provides, for the calendar quarters indicated, the reported high and low bid prices of OFPI's common stock as reported on the Nasdaq SmallCap Market through May 26, 1999 and on the NASD OTC Bulletin Board system thereafter. These prices represent interdealer prices without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

                                                            High           Low
                                                            ----           ---
FY 1998
     First Quarter ended September 30, 1997 ............  $4.3125       $3.8750
     (commencing August 12, 1997)
     Second Quarter ended December 31, 1997 ............   4.5625        2.8750
     Third Quarter ended March 31, 1998 ................   3.6250        2.6250
     Fourth Quarter ended June 30, 1998 ................   4.2500        3.0000

FY 1999
     First Quarter ended September 30, 1998 ............   3.7500        0.9688
     Second Quarter ended December 31, 1998 ............   1.0625        0.3750
     Third Quarter ended March 31, 1999 ................   1.8125        0.5625
     Fourth Quarter ended June 30, 1999 ................   1.6875        0.5318
     Period from July 1, 1999 to July 21, 1999 .........   0.8750        0.6875

     On February 17, 1999, the full trading day prior to the date of the public announcement of the proposed mergers, OFPI's common stock closed at $0.75 per share. On July 21, 1999, the closing bid price for OFPI's common stock was $0.75 per share. As of June 3, 1999, OFPI had 47 shareholders of record.

     OI is a privately owned company, and, therefore, no market value information on its stock is available. As of July 1, 1999, OI had two shareholders of record.

     Spectrum is a privately owned company, and, therefore, no market value information on its stock is available. As of July 1, 1999, Spectrum had one shareholder of record.

     Because the market price of OFPI common stock changes, the market value of the shares to be issued in the mergers may increase or decrease at any time. See "Risk Factors."


                                       16.

                                  RISK FACTORS

     Certain important factors, in addition to those discussed under the caption "Risk Factors" and elsewhere in this document, could affect the future results of the combined company and could cause those results to differ materially from those expressed in our forward-looking statements. In addition, we do not have any intention or obligation to update forward-looking statements after we distribute this document, even if new information, future events or other circumstances have made them incorrect or misleading.

     You should carefully consider the following factors in evaluating whether to vote to approve the merger agreements. Keep in mind that the risks described below are not the only risks facing OI, Spectrum and OFPI or the combined company.

Risks Relating to the Mergers

     We may not achieve the intended synergies as a combined company. OI, Spectrum and OFPI have entered into the merger agreements with the expectation that the mergers will result in benefits to all three companies through the integration of the companies' operations. The integration of operations will require, among other things, that we leverage the companies' manufacturing capabilities and combine the sales and marketing operations. The difficulties of such integration may be increased by a number of factors, including the following:

     o    geographical separation of the three companies and their employees;

     o    potential incompatibility of business cultures;

     o distraction of management's attention from the day-to-day business of the combined company;

     o    loss of key employees and management; and

     o integration of various marketing and branding strategies could result in increased write-offs of inventory as obsolete.

     We cannot be certain that this integration will be achieved quickly or efficiently. If we fail to integrate the three companies quickly and efficiently, the combined company's business and results of operations could be significantly harmed.

     The mergers will result in dilution to our shareholders. The issuance of OFPI common stock in the mergers dilute the percentage ownership of the existing OFPI shareholders in the combined company and will reduce OI's and Spectrum's net income per share. This dilution could reduce the market price of OFPI's common stock unless and until the combined company achieves revenue growth or cost savings and other business economies sufficient to offset the effect of such issuance. We cannot guarantee that we will achieve net revenue growth together with cost savings or other business economies as a result of the mergers or that you will achieve greater returns as an OFPI shareholder. Upon completion of the mergers, existing Spectrum shareholders will own approximately 73.8% of the OFPI common stock outstanding after the mergers, existing OI shareholders will own approximately 9.0% of the OFPI common stock then-outstanding, and existing OFPI shareholders will own approximately 17.2% of the OFPI common stock then-outstanding.


                                       17.

     Amortization of goodwill may delay profitability. For accounting purposes, Spectrum is treated as the purchaser since holders of Spectrum stock will receive OFPI shares representing a majority of the combined equity. It is estimated that the market value of the OFPI common stock to be issued in the mergers to holders of OI stock, or to be held by current holders of OFPI stock, exceeds the identifiable tangible assets less liabilities assumed of OI and OFPI by approximately $7,678,000. In accordance with generally accepted accounting principles, the increase in this amount over existing OI goodwill of approximately $263,000 at March 31, 1999 will be recorded as additional goodwill and amortized over the next 12.5 years. This amortization will result in an additional annual charge to earnings of approximately $593,000, which may significantly decrease operating earnings and delay OFPI's return to profitability, as well as adversely impact the market value of OFPI's common stock in any given period.

     Shares of our common stock eligible for sale may reduce our stock price. In connection with the mergers, we estimate that an aggregate of approximately 36,286,495 newly-issued shares of OFPI common stock will be issued to current OI and Spectrum shareholders. Certain OI, Spectrum and OFPI shareholders, who together will beneficially own 40,124,260 shares of OFPI, have agreed to refrain from selling their OFPI common stock until the first anniversary of the closing date of the mergers. The future availability of this substantial number of additional shares of OFPI common stock for sale in the market could decrease the per share market price of OFPI's common stock.

     Current contract negotiations with vendors may not be signed if the mergers are not completed. OI is currently in negotiations with numerous vendors to obtain exclusive sales and marketing contracts for new product lines that may be negatively impacted or may not occur if the mergers are not completed. These contracts depend on certain purchase needs that would not exist if OI does not merge with OFPI and Spectrum.

     The rights of OI shareholders will change. Following the OI merger, OI shareholders will become OFPI shareholders. There are important differences between the rights of OI shareholders and the rights of OFPI shareholders. For a description of these differences, see "Comparisons of Rights of Holders of OI Common Stock, Spectrum Common Stock and OFPI Common Stock."

     The rights of Spectrum shareholders will change. Following the Spectrum merger, Spectrum shareholders will become OFPI shareholders. There are important differences between the rights of Spectrum shareholders and the rights of OFPI shareholders. For a description of these differences, see "Comparisons of Rights of Holders of OI Common Stock, Spectrum Common Stock and OFPI Common Stock."

Risks Relating to OI

     OI is dependent upon its food broker for sales and marketing capabilities and its relationships in the organic food industry. OI relies significantly on Beta Pure Foods, its food broker, to market and sell OI's products. Beta utilizes its contacts and relationships in the organic food industry to assist OI in expanding its presence in various market segments. If Beta is unable to successfully market and sell OI's products, or if OI's relationship with Beta is terminated for any reason, OI may be unable to find a substitute partner to provide such marketing and sales services or develop these capabilities and relationships themselves.

     OI is dependent upon a small number of customers. Three customers accounted for approximately 47% of OI's revenues in 1998 and three customers accounted for approximately 40% of OI's revenues in the first three months of 1999. In the past, OI has derived a substantial amount of its revenues from a small number of customers, and its list of large customers can change significantly from year to year. Accordingly, if this customer turnover continues, the loss of its larger



                                       18.

customers will adversely affect its results of operations and OI will need to continue to obtain similarly large orders from new customers. The failure to retain its large customers or the failure to continue to attract new large customers will harm OI's business.

     OI is dependent upon its suppliers for organic raw materials. In many cases, OI relies on its suppliers to provide significant quantities of organic raw materials for a particular OI product. For example, OI purchased approximately 47% of its products from two suppliers in 1998. Further, one supplier provides OI with all of its organic white grape juice concentrate. Organic white grape juice concentrate constituted approximately 23% of OI's revenues in 1998 and approximately 24% of OI's revenues for the first three months of 1999. If the supply arrangements between OI and its larger suppliers were to be terminated for any reason, OI may be unable to find substitute sources for those raw materials in a timely manner, or at all. Failure to replace these sources in a timely manner would adversely impact OI's business.

     OI is subject to fluctuations in the cost of manufacturing capability. OI does not own, or have long-term leases for, any food processing facilities, and instead has arrangements to pay for such facilities on an as-you-go basis. Accordingly, OI may be unable to obtain sufficient processing and manufacturing capacity for its products on acceptable terms, or at all. If OI is unable to obtain such capacity on a timely basis, as needed and on acceptable terms, its business will be harmed.

Risks Relating to Spectrum

     Spectrum has debt obligations that might require a significant issuance of common stock in the event of a default. In September 1997, Spectrum repurchased 5,000 shares of its outstanding common stock in exchange for a $1,621,000 promissory note payable to a former shareholder and an additional obligation of approximately $613,000 relating to payment of taxes and a bonus. See footnote 7 to Spectrum's audited financial statements for the year ended December 31, 1998. Upon consummation of the mergers these obligations will become obligations of the combined company, and the stock redemption agreement will provide that in the event of a default on the payments the holder of the promissory note can require the combined company to issue OFPI shares in satisfaction of the debt measured by 90% of the mean between the bid and ask price for the ten trading days preceding the default.

     Spectrum's supplement oils and oil-based spreads businesses depend upon technology license agreements. Spectrum has entered into a technology license agreement with Nimbus Publications, Inc. that gives Spectrum a worldwide exclusive license to commercialize specified Nimbus inventions relating to the extraction and refinement of oils from nuts, seeds, vegetable and marine materials. Spectrum believes the license agreement is material to the production and marketing of its supplement oil products. In addition, Spectrum has an agreement with OGAM, a United Kingdom-based research and development company and the developer of the patented process for manufacturing "Spectrum Spread," for the North American natural and specialty food markets. The OGAM agreement provides Spectrum with a license for these markets, for which Spectrum pays royalties to OGAM. The loss of either of these licenses could have a material adverse effect on Spectrum's sales and operations.

     Spectrum's consulting arrangement with OFPI may adversely impact Spectrum's business if the mergers are not completed. As of May 1999, Spectrum has a management contract with OFPI to market and sell specified inventory that it acquired from OFPI. If the mergers are not completed, either party has the right to terminate the contract, in which case Spectrum would have a large amount of juice and related products in inventory that would not be compatible with its core business. Termination of that contract before Spectrum is able to sell the former OFPI inventory could adversely affect Spectrum's financial condition.


                                       19.

Risks Relating to OFPI

     OFPI has limited financing resources to meet immediate working capital requirements. OFPI's operating losses have nearly exhausted the cash available under its current loan agreement. The reduced marketing programs and inventory levels caused by the limited cash available has resulted in decreased sales and increased production costs due to the inefficiencies associated with smaller production runs. As a result of the deterioration of its business, OFPI expects to be in default of certain of its annual loan covenants as of its June 30, 1999 year end. OFPI is currently in default under debt agreements with two former shareholders in an aggregate amount of $497,238.

     In connection with the merger agreements OFPI has agreed not to pursue incurring new debt or to sell its assets. Accordingly, given its current financial situation and length of time required to complete the mergers, if the mergers do not occur, OFPI would have to immediately obtain additional capital and would have very limited financing alternatives given its operating history and financial position.

     OFPI's settlement of the litigation with Global Natural Brands, Ltd. could reduce cash available for its operations and its reduce earnings. In October 1998, Global Natural Brands, Ltd. brought suit against OFPI, including its officers and directors, following OFPI's termination of the management services agreement between OFPI and Global. While OFPI intends to defend itself vigorously, it has recorded a reserve for an anticipated settlement. Payment of a settlement may significantly reduce cash available for working capital and any settlement greater than the amount reserved would decrease earnings in the period the settlement was reached. See "Business of OFPI--Legal Proceedings."

     OFPI's sales are concentrated in a limited number of markets. OFPI distributes its products in a limited number of markets, which exposes it to fluctuations caused by factors such as adverse economic conditions and changing consumer preferences in these particular markets.

     OFPI's consulting arrangement with Spectrum may adversely impact OFPI's business if the mergers are not completed. Spectrum has a management contract with OFPI to market and sell specified inventory that it acquired from OFPI. If the mergers are not completed, either party could terminate the contract and OFPI would have to purchase inventory from Spectrum or have products produced by copackers. In addition, customers accounts production planning would need to be setup in OFPI's systems, adversely effecting customer relations and requiring additional working capital. Termination of the contract before Spectrum is able to sell its current inventory could adversely affect OFPI's customer service levels and reduce sales.

Risks Relating to the Combined Company

     We have significant debt and credit obligations and may be unable to meet them. We will continue to be highly leveraged following the mergers with OI and Spectrum. As a condition to closing the Spectrum merger, we will replace OFPI's, OI's and Spectrum's existing credit facilities with a single credit facility for the combined company. In order to obtain this financing it will be necessary to encumber our assets, which could be lost in the event of a default.

     The combined company's cash flow may not be sufficient to service the debt obligations under the new credit facility and meet the continuing obligations of OFPI, OI and Spectrum. Additional cash demands that may increase this risk include continued losses from our operations, settlement of the Global litigation, cash requirements of purchase contracts and losses from unexpected changes in the current business environment.


                                       20.

     In the event future cash flow is insufficient to meet working capital needs, we may be required to obtain additional financing or raise capital through the issuance of securities in private or public transactions. The terms and conditions required to obtain the additional capital may not be available to us on favorable terms, or at all. Moreover, we cannot be certain that we will be able to meet our future cash flow requirements or obtain future financing.

     Trading of OFPI's stock has recently been moved from the Nasdaq SmallCap Market to the NASD OTC Bulletin Board. Trading on the NASD OTC Bulletin Board system will likely make it difficult for holders of OFPI common stock to achieve liquidity for their investment. The OTC Bulletin Board system historically has provided less trading volume than the Nasdaq SmallCap Market or any of the larger markets such as the Nasdaq National Market. In addition, the lower trading volume of OFPI's stock on the OTC Bulletin Board has resulted in and is expected to continue to result in increased volatility in OFPI's stock price.

     We depend upon our executive officers and key employees. OFPI's operations depend upon its ability to hire and retain qualified personnel with experience in the natural and organic food products industry. There is competition for such personnel, and there can be no assurance that OFPI will be successful in this regard. OFPI's operations are also dependent upon the continued services of its executive officers. Since March 1998, OFPI has experienced significant turnover and has lost a number of its executive officers and directors, including its former Chief Executive Officer and Chief Financial Officer. The current board of directors and executive management team has only been together for a short period of time. The loss of the services of any of these executive officers, whether as a result of death, disability or otherwise, would harm OFPI's business. OFPI currently has an employment agreement with its Chief Executive Officer and, upon the completion of the mergers, will have employment agreements with its Chief Executive Officer, Chief Financial Officer, President of Retail Brands, President of Industrial Ingredients and Vice President of Product Development. After the mergers, OFPI will have key person life insurance on the life of its Chief Executive Officer in the face amount of $1,000,000 and on the life of its President of Retail Brands in the face amount of $500,000. OFPI does not currently have and, following the mergers, will not have any key person insurance for any other officers. See "Certain Transactions."

     Our net revenues and operating results may fluctuate. OFPI's net revenues and operating results may fluctuate significantly because of a number of factors, some of which are outside OFPI's control. These factors may include:

         o        unfavorable economic conditions;

         o        decreased consumer demand for organic food products;

         o        increased price competition;

         o        fluctuations in market prices of raw materials;

         o        weather conditions;

         o        availability of water supply;

         o        unanticipated or increased expenses; and

         o        introduction of new products by competition.


                                       21.

     Based on the preceding factors, OFPI may experience a shortfall in revenue or earnings or otherwise fail to meet public market expectations, which could materially adversely affect OFPI's business, financial condition and the market price of OFPI's common stock.

     Our operating results depend upon the cost of raw materials, market price fluctuations and our suppliers. OFPI's operating results and financial condition may be adversely affected by market fluctuations in the cost and availability of its raw materials, particularly whole and processed organic tomatoes. Raw materials costs are determined by a constantly changing market upon which OFPI has no control. OFPI often enters into fixed price contracts to purchase a portion of its organic tomatoes. Nevertheless, cost fluctuations in the open market could increase OFPI's product costs (for products not covered by fixed price contracts) and adversely affect its operations. Moreover, market price declines for raw materials which are covered by fixed price contracts would increase OFPI's product costs relative to its competitors and reduce its gross profits on finished goods. While many raw materials are available from a number of sources, OFPI currently purchases its organic tomato products from only two suppliers and has written agreements covering only a portion of its anticipated tomato product purchases. One of these suppliers accounted for approximately 82% of OFPI's total purchases of tomato products for the year ended June 30, 1998. One supplier accounted for approximately 84% or more of the OFPI's total purchases of tomato products for the nine months ended March 31, 1999. Any interruption in raw materials supply (caused by factors such as drought, insect infestation or the like) would interrupt OFPI's production and adversely affect its operations. Overcontracting for organic tomatoes or other raw materials in order to fix prices could cause cash flow difficulties until the excess raw materials are processed and sold.

     We face intense competition in the food products industry. The organic food and health food industries in general and the pasta sauce and pasta, salsa, condiment and fruit juice businesses in particular are highly competitive, and there are numerous multinational, national, regional and local firms that currently compete, or are capable of competing, with us. In the non-organic pasta sauce market, our competitors include The Campbell's Soup Company, through its Prego brand, Unilever Canada Limited, through its Ragu brand, Borden, Inc., through its Classico brand, and Newman's Own. In the non-organic salsa market, we face competition from Campbell's Soup's Pace brand, the Old El Paso brand of International Home Foods, Inc. and the La Victoria brand of products of Authentic Specialty Foods (DESC). Our competitors in the non-organic condiments market include H.J. Heinz Company, Reckitt & Colman Inc., which markets French's mustard, and International Home Foods, which markets Gulden's mustard. Our competition in the fruit juice market includes The Coca-Cola Company, through its Minute Maid brand, and Del Monte Foods International, Inc. We compete with national cut pasta manufacturers such as Borden, through its Ravarino & Freschi brand, and New World Pasta Company, which sells pasta under the American Beauty and Ronzoni brands.

     We also compete with DeBoles, which makes a line of pastas and organic and natural pasta sauces. In the organic salsa market, our competitors include Simply Natural, Small Planet Foods, L.L.C.'s Muir Glen line of products, and Enrico. We face competition in the natural food condiment market from Eden, Canoleo, Nasoya, Annie's, and Braggs. In the organic or natural fruit juice market, we face competition from Odwalla, Inc. and J.M. Smucker Company's Knudsen brand of drinks.

     In the specialty culinary oils market, our competitors include Hain, Loriva, Anglia (Oils of the World), Consorzio and private label. New entrants to the market are increasing as specialty oil companies respond to upward trending in demand. In the nutritional oils market, we face competition from Omega, Arrowhead, Jarrow, Source Naturals, Flora, Health from the Sun, Barleans, and numerous other private label producers.

     We also face competition from makers of mass market cooking oils such as ConAgra, Inc. through its Wesson brand, CPC International, through its Mazola brand, The Proctor & Gamble Company, through its Puritan brand, Hollywood,


                                       22.

Ventura Foods, through its Saffola brand, and Colavita. These mass market products are commodity-based everyday cooking oils and constitute a formidable presence on grocery and supermarket shelves, due to their lower prices due to volume-driven freight and distribution cost savings, use of lower cost raw material and other cost benefits.

     In the industrial organic ingredients markets, we compete with Small Planet Foods' Cascadian Farms and Muir Glen product lines. In some cases, we compete with our own customers. In the ingredients markets, our customers sometimes have sourced ingredients directly and bypassed us in the supply chain. Our growers sometimes process their own crops and distribute them directly in competition with us. In addition, from time to time, our co-packers develop their own set of products and source raw materials in competition with us. In addition, some of our customers are also our competitors. For example, Cascadian Farms buys white grape juice concentrate, fruit purees and citrus products from us. In addition, J.M. Smucker Company, a customer for our citrus products, fruit juice and fruit puree, competes with us in the retail frozen fruit juice and applesauce categories.

     Many of our competitors are larger than us and have more financial, marketing and management resources, and brand name recognition, than we have. If we do not compete effectively in the organic food and health food industries, our business will suffer.

     We depend upon a few major customers. A significant amount of our revenue will be derived from a small number of customers. Gerber accounted for approximately 24% of OI's revenues for the year ended December 31, 1998. For the three months ended March 31, 1999, Horizon Organic Dairy accounted for approximately 29% of OI's revenues. United Natural Foods, Inc. accounted for approximately 34% and Tree of Life, Inc. accounted for approximately 11% of Spectrum's revenues for the year ended December 31, 1998. For the three months ended March 31, 1999, United Natural Foods also accounted for approximately 33% and Tree of Life accounted for approximately 11% of Spectrum's revenues. United Natural Foods accounted for approximately 21% and Price/Costco accounted for approximately 17% of OFPI's revenues for the year ended June 30, 1998. For the nine months ended March 31, 1999, United Natural Foods accounted for approximately 25% and Price/Costco accounted for approximately 10% of OFPI's revenues. A loss of any of these customers would have a material adverse impact on the combined company's operations.

     We have limited experience with club stores and chain grocery stores. Although OFPI has sold its products to health food stores since 1987, sales to club stores and chain grocery stores commenced in December 1994 and August 1995, respectively. There can be no assurance that OFPI will be able to maintain or expand its sales to club stores and chain grocery stores, or that sales will be sufficient to offset slotting fees or in-store demonstration fees incurred to obtain shelf space in club stores and chain grocery stores.

     Certain existing customers of OI may view the mergers negatively. OI currently serves its customer base as a supplier of ingredients. If the mergers are completed, we will have retail and distribution capabilities for our branded and private label products that OI did not have prior to the mergers. As a result, OI's current customers may view the combined company as a competitor instead of as a supplier, which may cause us to lose such customers. If the combined company's customers elect to move their business elsewhere, our operations and financial condition could be adversely affected.

     We face significant exposure to product liability claims. Food processors are subject to significant liability should the consumption of their products cause injury, illness or death. Although OFPI carries product liability insurance, with limits per occurrence of up to $2,000,000, there can be no assurance that this insurance will be adequate to protect against product liability claims or that insurance coverage will continue to be available at reasonable prices.


                                       23.

     We must comply with various government regulations. OFPI is subject to various federal, state and local laws affecting its business. OFPI's food processing facility is subject to regulation by various governmental agencies, including state and local licensing, zoning, land use, construction and environmental regulations and various federal, state, and local health, sanitation, immigration, safety and fire codes and standards. In order to offer organic food products, OFPI is also subject to inspection and regulation by the United States Department of Agriculture. Suspension of any licenses or approvals, due to failure to comply with applicable regulations, could interrupt OFPI's operations, cause a loss of its organic food designation, limit the number of employees working within its facilities or otherwise materially and adversely affect its business. OFPI is also subject to federal and state laws establishing minimum wages and regulating overtime and working conditions. Since some of OFPI's personnel are paid at rates not far above the federal or California state minimum wage, increases in the federal or California minimum wage will result in increases in OFPI's labor costs.

     We face significant securities disclosure compliance related to penny stocks. The SEC has adopted rules that define a "penny stock" as equity securities priced at under $5.00 per share that are not listed for trading on Nasdaq and (i) the issuer has net tangible assets of less than $2,000,000 if in business for more than three years or less than $5,000,000 if in business for less than three years or (ii) the issuer has had average annual revenues of less than $6,000,000 for the prior three years. Accordingly, OFPI's securities are characterized as penny stock. Therefore, broker-dealers dealing in OFPI stock are subject to the disclosure rules for transactions involving penny stocks that require the broker-dealer, among other things, to determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and to disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional burdens imposed upon broker-dealers may discourage them from effecting transactions in penny stocks, which could reduce the liquidity of OFPI's common stock.

     We may require significant amounts of additional capital in the future. We may require substantial capital resources to continue to develop, manufacture and market our products, to expand our product lines and to fund future operations. We cannot be certain that such financing will be available when needed, if at all, or on terms that would be favorable to us. Any additional equity financings would be dilutive to our shareholders, and additional debt financings, if available, would further affect our operating results and would likely require us to agree to additional restrictive covenants. Our inability to raise or generate sufficient funds may require us to delay or abandon some or all of our planned future expansion or expenditures, which could harm our business.

     Our executive management and board of directors following the mergers will have substantial control over the company. Following the completion of the Spectrum merger and OI merger, our directors and executive officers will beneficially own approximately 87.8% of our outstanding common stock, many of whom are new employees or shareholders of OFPI. As a result, if our directors and executive officers voted together, they would be able to exercise significant influence over the election of members of our board of directors and other corporate actions requiring shareholder approval, and would therefore have significant control over our management and direction.

     We have a limited number of market makers and a limited public float for our stock. Certain of the underwriters for our initial public offering in 1997 currently are market makers for our common stock. The underwriters originally placed the 1,300,000 shares sold in that offering to their customers. OFPI believes that a significant amount of that stock is still controlled by the underwriters' customers. These customers may engage in transactions for the sale or purchase of our stock through the underwriters. These underwriters may be


                                       24.

able to exert a major influence on the market for our stock, which could affect its price and liquidity. Additionally, a significant majority of our stock is owned by our affiliates, therefore only a very small number of shares generally are available for trading. Accordingly, our stock price fluctuate significantly due to transactions of a small number of shares.

     We must effectively manage our growth. In addition to integrating the operations and personnel of three companies, we must manage the significantly larger operations of the combined company to attract, train, motivate, manage and retain employees successfully, and to continue to improve our operational, financial and management systems. Our Chief Financial Officer joined OFPI in January 1999, and our Chief Executive Officer and the rest of the executive management team following the mergers will be required to oversee a public company that is significantly larger as a result of the mergers. If we are unable to manage our recent and future growth effectively, our business, operating results and financial condition could be harmed.

     Our directors have limitations on their liability. OFPI's articles of incorporation substantially limit the liability of OFPI's directors to OFPI and its shareholders for breach of fiduciary or other duties to OFPI. See "Comparison of Rights of Holders of OI Common Stock, Spectrum Common Stock and OFPI Common Stock."

     We do not expect to pay dividends. OFPI has not paid any dividends on its common stock and does not intend to pay dividends in the foreseeable future.

     Our business could be adversely impacted by Year 2000 compliance issues. We use computer software that may be impacted by the Year 2000 problem, and we also rely on vendors of equipment and services whose products may be impacted by the Year 2000 problem. Our Year 2000 compliance issues include:

     o    the equipment we use in our manufacturing process;

     o the hardware and third-party software we use for corporate administration;

     o the services of third-party providers we purchases for certain professional services; and

     o    our external services such as telecommunications and electrical power.

     We have initiated a plan that will attempt to identify all computer hardware and software, plant equipment and services upon which we rely. If we are unable to complete the implementation of our plan in a timely manner or at all, or if we are unable to upgrade any systems identified as requiring such an upgrade, our operations would be adversely affected. The systems of other companies upon which our systems rely may not be timely upgraded. A failure to upgrade by another company or an upgrade that is incompatible with our systems would also harm our business.


                                       25.

                             THE OI SPECIAL MEETING

Date, Time and Place

     OI's board of directors is soliciting the enclosed proxy to be used at a special meeting of shareholders to be held on August 24, 1999, at 11:00 a.m. local time, or at any adjournment or postponement of the meeting. The proxy will be used for the purposes described in this joint proxy statement/prospectus and in the accompanying notice of special meeting. The meeting will be held at the OI corporate offices at 335 Spreckels Drive, Suite F, Aptos, California 95003. OI intends to mail this joint proxy statement/prospectus and accompanying notice of special meeting and proxy card on or about August 2, 1999 to all shareholders entitled to vote at this meeting. The costs of soliciting proxies will be borne by OI subject to the provisions of the OI merger agreement relating to the payment of expenses.

Purpose

     The purpose of the meeting is to vote upon a proposal to approve and adopt the OI merger agreement and to approve the OI merger.

Record Date and Outstanding Shares

     Only holders of record of OI common stock at the close of business on July 29, 1999 will be entitled to notice of and to vote at the meeting. At the close of business on such date, OI had outstanding and entitled to vote 100,000 shares of common stock. Each record holder of OI common stock on such date will be entitled to one vote for each share held.

Vote Required

     Approval and adoption of the OI merger agreement and approval of the OI merger will require the affirmative vote of the holders of a majority of the OI common stock outstanding on the record date. The persons named as proxy holders on the proxy card will vote your shares as you indicate on the card. If you do not specify on the proxy card how to vote your shares, the proxy holders will vote your shares in favor of the OI merger agreement and the OI merger. The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes and abstentions. Abstentions will have the same effect as negative votes.

     Directors and executive officers of OI, namely John Battendieri, a director of OI, and Joseph Stern, the President and a director of OI, together own 100% of the outstanding OI common stock.

Proxies

     You may revoke your proxy before it is voted by filing a written notice of revocation or a duly executed proxy bearing a later date with OI's corporate secretary. You may also revoke your proxy by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke a proxy.

Recommendation of OI Board of Directors

     The OI board of directors has approved the OI merger agreement and the transactions contemplated by the OI merger agreement and has determined that the OI merger is fair to, and in the best interests of, OI and its shareholders. After careful consideration, the OI board of directors recommends that you vote in favor of approval and adoption of the OI merger agreement and approval of the OI merger.


                                       26.

                          THE SPECTRUM SPECIAL MEETING

Date, Time and Place

     Spectrum's board of directors is soliciting the enclosed proxy to be used at a special meeting of shareholders to be held on August 24, 1999, at 11:00 a.m. local time, or at any adjournment or postponement of the meeting. The proxy will be used for the purposes described in this joint proxy statement/prospectus and in the accompanying notice of special meeting. The meeting will be held at the Spectrum corporate offices at 133 Copeland Street, Petaluma, California 94952. Spectrum intends to mail this joint proxy statement/prospectus and accompanying notice of special meeting and proxy card on or about August 2, 1999 to all shareholders entitled to vote at this meeting. The costs of soliciting proxies will be borne by Spectrum subject to the provisions of the Spectrum merger agreement relating to the payment of expense.

Purpose

     The purpose of the meeting is to vote upon a proposal to approve and adopt the Spectrum merger agreement and to approve the Spectrum merger.

Record Date and Outstanding Shares

     Only holders of record of Spectrum common stock at the close of business on July 29, 1999 will be entitled to notice of and to vote at the meeting. At the close of business on such date, Spectrum had outstanding and entitled to vote 5,000 shares of Spectrum common stock. Each record holder of Spectrum common stock on such date will be entitled to one vote for each share held.

Vote Required

     Approval and adoption of the Spectrum merger agreement and approval of the Spectrum merger will require the affirmative vote of the holders of a majority of the Spectrum common stock outstanding on the record date. The persons named as proxy holders on the proxy card will vote your shares as you indicate on the card. If you do not specify on the proxy card how to vote your shares, the proxy holders will vote your shares in favor of the Spectrum merger agreement and the Spectrum merger. The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes and abstentions. Abstentions will have the same effect as negative votes.

     Jethren Phillips, Spectrum's Chief Executive Officer and Chairman of the Board owns 100% of the outstanding Spectrum common stock.

Proxies

     You may revoke your proxy before it is voted by filing a written notice of revocation or a duly executed proxy bearing a later date with Spectrum's corporate secretary. You may also revoke your proxy by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke a proxy.

Recommendation of Spectrum Board of Directors

     The Spectrum board of directors has approved the Spectrum merger agreement and the transactions contemplated by the Spectrum merger agreement and has determined that the Spectrum merger is fair to, and in the best interests of, Spectrum and its shareholders. After careful consideration, the Spectrum board of directors recommends that you vote in favor of approval and adoption of the Spectrum merger agreement and approval of the Spectrum merger.


                                       27.

                            THE OFPI SPECIAL MEETING

Date, Time and Place

     OFPI's board of directors is soliciting the enclosed proxy to be used at a special meeting of shareholders to be held on August 24, 1999, at 11:00 a.m. local time, or at any adjournment or postponement of the meeting. The proxy will be used for the purposes described in this joint proxy statement/prospectus and in the accompanying notice of special meeting. The meeting will be held at the OFPI corporate offices at 550 Monterey Road, Morgan Hill, California 95037. OFPI intends to mail this joint proxy statement/prospectus and accompanying notice of special meeting and proxy card on or about August 5, 1999 to all shareholders entitled to vote at this meeting. The costs of soliciting proxies will be borne by OFPI subject to the provisions of the OI merger agreement and the Spectrum merger agreement relating to the payment of expense.

Purpose

     The purpose of the meeting is to vote upon proposals to approve and adopt the OI merger agreement and OI merger, the Spectrum merger agreement and the Spectrum merger, amend the OFPI articles of incorporation to increase the number of authorized shares of common stock, to increase the number of shares of OFPI common stock available for issuance under its stock option plan, and to change the name of OFPI to "Spectrum Organic Products, Inc."

Record Date and Outstanding Shares

     Only holders of record of OFPI capital stock at the close of business on July 29, 1999 will be entitled to notice of and to vote at the meeting. At the close of business on such date, OFPI had outstanding and entitled to vote 7,275,668 shares of common stock. Each record holder of common stock on such date will be entitled to one vote for each share held.

Vote Required

     Approval and adoption of the merger agreement and approval of the merger will require the affirmative vote of the holders of a majority of the OFPI capital stock outstanding on the record date. The persons named as proxy holders on the proxy card will vote your shares as you indicate on the card. If you do not specify on the proxy card how to vote your shares, the proxy holders will vote your shares in favor of the OI merger agreement and the Spectrum merger agreement and the OI merger and the Spectrum merger. The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes and abstentions. Abstentions will have the same effect as negative votes.

     Directors and executive officers of OFPI, including for this purpose John Battendieri, OFPI's Chief Executive Officer and a member of its board of directors, and Kenneth Steel, Jr., a director of OFPI, together with shareholders of OFPI who own 5% or more of any class or series of OFPI capital stock, own approximately 50.9% of the outstanding OFPI capital stock.

     In connection with the Spectrum merger, OFPI shareholders holding approximately 32.4% of the outstanding shares of common stock have agreed to vote their shares in favor of the Spectrum merger agreement and the Spectrum merger. A form of the voting agreement is attached as Annex G to this joint proxy statement/prospectus. We encourage you to read this agreement.


                                       28.

Proxies

     You may revoke your proxy before it is voted by filing a written notice of revocation or a duly executed proxy bearing a later date with OFPI's corporate secretary. You may also revoke your proxy by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke a proxy.

Recommendation of OFPI Board of Directors

     The OFPI board of directors has approved the merger agreement and the transactions contemplated in those agreements and has determined that both the OI merger and the Spectrum merger is fair to, and in the best interests of, OFPI and its shareholders. After careful consideration, the OFPI board of directors recommends that you vote in favor of approval and adoption of the OI merger and the Spectrum merger. The OFPI board of directors also recommends that you vote in favor of approval and adoption of the amendment of OFPI's articles of incorporation to increase the authorized number of common stock, the increase in the number of shares available for issuance under the OFPI stock option plan and the change of OFPI's corporate name.


                                       29.

                                   THE MERGERS

Background of the Mergers

     Prior to June 1996, OFPI was involved in the industrial ingredient business. As part of the June 1996 merger of OFPI's predecessors, OFPI determined not to pursue the industrial ingredients business. Accordingly, OFPI's industrial ingredients business was phased out in the first half of fiscal 1997. Subsequently, a number of former OFPI employees became employed by OI, and OI acquired a number of OFPI's ingredients customers.

     From time to time between 1996 and 1998, the possibility of OFPI re-entering the ingredients business was discussed conceptually, but was not pursued.

     In September 1997, Spectrum decided to offer its culinary oils and condiments food lines for sale and retained Monterey Bay Corporate Development, a financial consulting firm, to manage the sale process.

     During January 1998, Spectrum had discussions with Global Natural Brands, a management services company, regarding the possible sale of Spectrum's food business. On February 18, 1998, Spectrum learned that Global had approached OFPI regarding a proposed merger of Spectrum and OFPI, and on March 13, 1998, Spectrum received a letter of intent from Global, which was accepted by Spectrum.

     On March 15, 1998, Spectrum received notification from Global of Global's assignment of the Spectrum letter of intent agreement to OFPI and Global's plans to merge Spectrum with OFPI. This letter of intent was terminated by Spectrum on March 23, 1998 due to Global's failure to obtain the required letter of credit.

     On April 29, 1998, OFPI announced the appointment of Global to a management services agreement to assume control of day to day operations of OFPI, and on May 15, 1998, OFPI announced they had reached an agreement to purchase Spectrum.

     On August 12, 1998, OFPI announced the expiration of their agreement to purchase Spectrum and announced the withdrawal of their agreement to purchase Spectrum on October 9, 1998. Following this withdrawal, Spectrum considered other options for selling all or a portion of its business.

     In November 1998, members of Spectrum's management met with the management of OI to discuss a potential merger of OI with Spectrum. OI's management team included John Battendieri, a director and 50% shareholder of OI, and the chief executive officer, chairman of the board and a 27.8% shareholder of OFPI. Both parties agreed to hold further discussions to continue to negotiate specific terms of a merger, including the potential of adding OFPI to the transaction.

     On December 10, 1998, the management of OI, Spectrum and OFPI met at the offices of Monterey Bay Corporate Development to review detail financial projections and related potential synergies of merging the three companies, along with the equity allocations of the combined company.

     On February 4, 1999, Spectrum representatives met with the OFPI management team and their auditors to explore the accounting issues related to a potential merger. From February 4 through February 18, Spectrum, OI and OFPI representatives continued to discuss a potential merger of the three companies, and on February 18, 1999, OFPI entered into a letter of intent with each of Spectrum and OI to merge into one company.


                                       30.

     From February 18, 1999 through May 14, 1999, OI, Spectrum and OFPI negotiated the terms of the definitive agreements related to the mergers and performed due diligence reviews of each other company.

     On May 6, 1999, Spectrum and OFPI entered into an agreement under which Spectrum manages and administers OFPI's juice business in exchange for royalty payments.

     On May 14, 1999, the OFPI board of directors approved the merger agreements with each of OI and Spectrum and the Spectrum merger agreement and OI merger agreement were signed by the companies.

OI's Reasons for the OI Merger

     The OI board of directors has approved the OI merger agreement, believes that the OI merger is fair to and in the best interests of OI and its shareholders, and unanimously recommends the approval and adoption of the OI merger agreement by the OI shareholders at the special meeting.

     OI's board believes that combining Spectrum's oil and grain product lines with OI's fruit and vegetable product lines would increase product offerings and product categories. Larger volume purchasing would provide lower costs, opportunities for crop selection, and the ability to acquire rights to crops not available as individual companies. Combining OI's sourcing abilities and OFPI's retail brand and distribution systems is expected to further lower costs and improve both private label and branded business. The combined company offers new strategic relationships for each of OI, Spectrum and OFPI and the potential to expand financing capacity.

Spectrum's Reasons for the Spectrum Merger

     The Spectrum board of directors has approved the Spectrum merger agreement, believes that the Spectrum merger is fair to and in the best interests of Spectrum and its shareholders, and unanimously recommends the approval and adoption of the Spectrum merger agreement by the Spectrum shareholders at the special meeting.

     In the course of reaching its decision to approve the Spectrum merger agreement, the Spectrum board of directors considered and reviewed with Spectrum management a number of factors relevant to the Spectrum merger, including the strategic overview and prospects of Spectrum, its products and its finances.

     Spectrum has historically been financed by earnings and a bank line of credit guarantee by Spectrum's founder, Jethren Phillips. In the view of Spectrum's management, this method of financing had become restrictive and had limited Spectrum's growth. The management of Spectrum has identified more growth opportunities that it has been able to finance.

     In September 1997, Spectrum's board of directors had determined to sell part of the business in order to raise the funds required to support these new opportunities. During this process it was determined Spectrum could not realize the potential value by selling only a portion of the business, due to the synergistic relationships between the various segments. Spectrum next explored a merger with a new partner in order to gain critical mass and access to additional capital.


                                       31.

     Merging with OI had been identified as one of the top opportunities for Spectrum's rapidly growing industrial ingredients business. In addition, during the previous attempt to sell the food portion of Spectrum's business to OFPI, significant cost saving opportunities were identified, but financing was not available at that time. Due to the business ties between OI and OFPI, it was determined a merger of OI, Spectrum and OFPI would generate both cost savings and revenue growth opportunities. Spectrum's board believes that combining OI, Spectrum and OFPI will offer opportunities to lower duplicate administrative expenses. It is also anticipated cost savings will be realized by combining warehousing and distribution expenses. Moreover, by combining the research and product development capabilities and organic raw material sourcing capabilities of the companies, Spectrum expects to improve product quality and lower product cost. Spectrum's board believes that Spectrum's relative financial strength will improve the prospects for obtaining new financing.

     In addition, access to the public marketplace for additional capital will make it easier for Spectrum to raise the resources necessary to fund the future capital needs to the combined company.

OFPI's Reasons for the Mergers

     The OFPI board of directors has approved the OI and Spectrum merger agreements, believes that the OI merger and Spectrum merger are fair to and in the best interests of OFPI and its shareholders and unanimously recommends the approval and adoption of the OI and Spectrum merger agreements by the OFPI shareholders at the special meeting.

     OFPI has exhausted the cash available under its current financing agreement. Because of this cash flow situation, OFPI has been forced to conduct business with its vendors on a COD basis, jeopardizing its vendor relationships and customer service levels. In addition, OFPI has failed to meet some of its subordinated debt obligations and is currently in default. Due to this financial condition, OFPI has few, if any, other financing alternatives.

     While OFPI recognizes the strategic and operational benefits of the mergers, the OFPI board believe that the most critical benefit is the financing opportunities available to the merged company. Absent the mergers, unless other additional capital can be obtained in the near term, the availability of which OFPI has no assurance, OFPI will be forced to file for protection under bankruptcy laws.

     In reaching its decision to approve the OI and Spectrum merger agreements, the OFPI board of directors considered and reviewed with OFPI management a number of relevant factors, including OFPI's strategic overview and current financial situation.

     Merging with OI and Spectrum will enable OFPI to leverage its customer and vendor relationships, as well as provide the critical mass to be a leader in the natural and organic products industry. The combined company is expected to improve over the operating results of OFPI's business through lower raw materials costs and decreased selling expenses. In addition, the mergers will provide OFPI with the additional management resources, infrastructure and systems to achieve operating efficiencies in OFPI's existing business and support future growth.

Accounting Treatment

     The OI merger will be accounted for under the "purchase" method of accounting. Under this method, in the OI merger the purchase price of OI will be compared to the value of the identifiable tangible assets less the assumed liabilities of OI, and any excess will be recorded as goodwill. The purchase price will be determined by multiplying the number of combined OFPI shares to be issued to former OI shareholders by the average of the closing market prices for the three days immediately prior to the announcement of the mergers in February 1999.


                                       32.

     Since a controlling interest in the combined company will be held after the mergers by former shareholders of Spectrum, the Spectrum merger will be accounted for as a reverse merger. For accounting purposes, Spectrum will be treated as the acquiror, and OFPI will be treated as the acquired entity. The assumed purchase price of OFPI will be determined by multiplying the number of combined OFPI shares to be held by former OFPI shareholders after the Spectrum merger by the average of the closing market prices for the three days immediately prior to the announcement of the mergers in February 1999. Any excess of this amount over the identifiable tangible assets less the assumed liabilities of OFPI will be recorded as goodwill.

Material Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax considerations generally applicable to OI and Spectrum shareholders. It assumes that Spectrum shareholders and OI shareholders hold their Spectrum common stock and OI common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     The discussion below is based on current law. Changes in the law could affect the federal income tax consequences of the mergers to OI and Spectrum shareholders. We have not and will not seek a ruling from the IRS in connection with the mergers. This discussion does not address the consequences of the mergers under state, local or foreign law, nor does the discussion address all aspects of federal income taxation that may be important to a Spectrum shareholder or OI shareholder in light of his or her particular circumstances or tax issues that may be significant to Spectrum shareholders subject to special rules, such as:

     o    financial institutions,

     o    insurance companies,

     o    foreign individuals and entities,

     o    tax-exempt entities,

     o    dealers in securities,

     o persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code,

     o persons who acquired Spectrum or OI common stock pursuant to the exercise of an employee option (or otherwise as compensation), or

     o persons who acquired Spectrum or OI common stock as part of an integrated investment (including a "straddle") composed of Spectrum or OI common stock and one or more other positions.

     Accordingly, Spectrum shareholders and OI shareholders are urged to consult their own tax advisors as to the specific tax consequences of the mergers, including the applicable federal, state, local and foreign tax consequences to them of the mergers.

     Cooley Godward LLP, counsel to Spectrum, and Carr, McClellan, Ingersoll, Thompson & Horn, Professional Corporation, counsel to OFPI, are of the opinion


                                       33.

that the Spectrum merger will constitute a reorganization pursuant to Section 368(a) of the Internal Revenue Code. Bosso, Williams, Sachs, Book, Atack & Gallagher, counsel to OI, and Carr, McClellan, counsel to OFPI, are of the opinion that the OI merger will also constitute a reorganization pursuant to
Section 368(a) of the Code. In addition, it is a condition to the obligation of each party to consummate the mergers that it receive an opinion of its counsel to the effect that the mergers will each constitute such a Section 368(a) reorganization. These opinions neither bind the IRS or the courts nor preclude the IRS or a court from adopting a contrary position.

     In addition, the tax opinions assume and are conditioned upon the following:

     o the truth and accuracy of the statements, covenants, representations and warranties contained in the merger agreements, in the tax representations received from OFPI and Spectrum or OI and in all other instruments and documents related to the formation and operation of OFPI and Spectrum or OI examined by and relied upon by Cooley Godward or Bosso, Williams or Carr, McClellan in connection with their respective opinions;

     o that original documents submitted to counsel are authentic, documents submitted to counsel as copies conform to the original documents, and that those documents have been (or will be by the applicable "effective time" of the mergers) duly and validly executed and delivered;

     o that all covenants contained in the merger agreements and the tax representations received from OI, Spectrum and OFPI are performed without waiver or breach of any material provision; and

     o that any representation or statement made "to the best of knowledge" or similarly qualified is correct without being qualified.

     As a reorganization, the mergers will have the following federal income tax consequences (subject to the limitations and qualifications referred to in this joint proxy statement/prospectus):

     Exchange of Spectrum Common Stock or OI Common Stock for OFPI Common Stock. Except as discussed below, no gain or loss will be recognized for federal income tax purposes by Spectrum or OI shareholders who exchange their Spectrum common stock or OI common stock for OFPI common stock pursuant to the mergers. Each Spectrum or OI shareholder's aggregate tax basis in the OFPI common stock he or she receives in the mergers will be the same as his or her aggregate tax basis in the Spectrum or OI common stock surrendered in the mergers (reduced by any tax basis allocable to fractional shares exchanged for cash), and the holding period of the OFPI common stock received will include the holding period of the Spectrum common stock or OI common stock surrendered.

     Cash Received Instead of Fractional Shares. The payment of cash to a Spectrum or OI shareholder instead of a fractional share of OFPI common stock generally should result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the Spectrum or OI common stock allocable to that fractional share interest. In the case of an individual, capital gain is generally subject to United States federal income tax at a maximum rate of 20% if such individual has held his or her Spectrum or OI common stock for more than one year at the time of the merger, and at ordinary income rates (as a short-term capital gain) if the individual has held his or her Spectrum or OI common stock for one year or less at the time of the consummation of the mergers. The deductibility of capital losses may be limited.


                                       34.

     If the IRS were to successfully challenge the reorganization status of the Spectrum merger or the OI merger, Spectrum shareholders or the OI shareholders, as applicable, would be subject to significant adverse tax consequences. Under these circumstances, the acquired corporation would be treated as though it had sold its assets in a taxable sale and then liquidated. An acquired corporation shareholder would recognize gain or loss equal to the difference between the basis in his or her shares of common stock surrendered in the merger and the fair market value, as of the completion of the merger, of the shares of OFPI common stock received in the merger plus any cash received instead of a fractional share of OFPI common stock. In addition, an acquired corporation shareholder's aggregate basis in his or her shares of OFPI common stock received in the merger would equal the fair market value of such stock as of the completion of the merger. Finally, an acquired corporation shareholder's holding period for his or her OFPI common stock would begin the day after the closing date of the applicable merger.

     Reporting Requirements. Each Spectrum or OI shareholder that receives OFPI common stock in the mergers will be required to file a statement with his or her federal income tax return setting forth his or her basis in the Spectrum or OI common stock surrendered and the fair market value of the OFPI common stock and cash received in the mergers, and to retain permanent records of these facts relating to the mergers.

     Backup Withholding. Unless an exemption applies under applicable law and regulations, the exchange agent is required to withhold, and will withhold, 31% of any cash payments to a Spectrum or OI shareholder in the mergers unless the shareholder provides the appropriate form as described below. Each Spectrum or OI shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each Spectrum or OI shareholder, so as to provide the information, including such shareholder's taxpayer identification number, and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to OFPI and the exchange agent.

     The preceding discussion is not meant to be a complete analysis or discussion of all potential tax effects relevant to the mergers. Thus, Spectrum and OI shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the mergers, including tax return reporting requirements, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Dissenters' Rights

     Shareholders of OI, Spectrum or OFPI who do not vote in favor of the mergers and who otherwise comply with the requirements of Chapter 13 of the California Corporations Code will be entitled to exercise dissenters' rights under California law. Such rights entitle the shareholder to require OI, Spectrum or OFPI to purchase the dissenting shares for cash at their fair market value, excluding any appreciation or depreciation as a result of the mergers. The following is a summary description of the provisions of the applicable California law. This summary is complete in all material respects but should be read with the full text of the applicable law, a copy of which is attached hereto as Annex C. Any holder of OFPI, Spectrum or OI common stock intending to exercise statutory dissenters' rights is urged to review Annex C carefully and to consult with legal counsel so as to assure strict compliance with its provisions.

     A vote in favor of the merger agreements and the mergers will constitute a waiver of your dissenters' rights.

     If the mergers are approved by the required vote of the OI, Spectrum and OFPI shareholders, each holder of OI, Spectrum or OFPI common stock who does not


                                       35.

vote in favor of the mergers and who follows the procedures set forth in Chapter 13 will be entitled to have their shares of OI, Spectrum or OFPI common stock purchased for cash at their fair market value. The fair market value of the OFPI, Spectrum or OI common stock will be determined as of the day before the first announcement of the terms of the mergers, excluding any appreciation or depreciation as a result of the mergers.

     Within 10 days after approval of the mergers by the OI, Spectrum or OFPI shareholders, OI, Spectrum and OFPI must mail a notice of such approval to holders of shares which were not voted in favor of the mergers, together with a statement of the price determined by OI, Spectrum and OFPI to represent the fair market value of the shares for which dissenters' rights remain available, a brief description of the procedures to be followed in order for the shareholder to pursue dissenters' rights, and a copy of Sections 1300 to 1304 of Chapter 13. The statement of price by OI, Spectrum or OFPI constitutes an offer by OI, Spectrum or OFPI to purchase all shares for which dissenters' rights remain available at the stated amount. Only a holder of record of shares of OI, Spectrum or OFPI common stock on the record date (or his or her duly appointed representative) is entitled to assert a purchase demand against the applicable corporation for the shares registered in that holder's name.

     A shareholder of OI, Spectrum or OFPI electing to exercise dissenters' rights must, within 30 days after the date that the approval notice is mailed to such shareholder, mail or deliver a written demand to OI, Spectrum or OFPI, as appropriate, stating that such holder is demanding that the applicable corporation purchase his or her shares of common stock, and a statement as to what the shareholder claims to be the fair market value of such shares. A holder who elects to exercise dissenters' rights should mail or deliver his or her written demand to OI at 335 Spreckels Drive, Suite F, Aptos, California 95003,
Attention: Joseph Stern, to Spectrum at 133 Copeland Street, Petaluma, California 94952, Attention: Jethren Phillips or to OFPI at 550 Monterey Road, Suite B, Morgan Hill, California, 95037, Attention: Richard R. Bacigalupi. Such statement of the fair market value of the shares of OI, Spectrum or OFPI common stock constitutes an offer by the shareholder to sell the shares of OI, Spectrum or OFPI at that price.

     If OI, Spectrum or OFPI and the dissenting shareholder agree upon the purchase price of the shares, the dissenting shareholder is entitled to the agreed upon price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for the dissenting shares must be made within 30 days after the later date of such agreement or the date on which all statutory and contractual conditions to the mergers are satisfied, and is subject to surrender to OI, Spectrum or OFPI of the certificates for the dissenting shares.

     If OI, Spectrum or OFPI and the shareholder fail to agree upon the fair market value of shares of OI, Spectrum or OFPI common stock, then within 6 months after the date that the approval notice was mailed to shareholders, any shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the mergers may file a complaint in superior court requesting a determination as to whether the shares are dissenting shares or as to the fair market value of such holder's shares of the OI, Spectrum or OFPI common stock, or both.

     Any holder of dissenting shares who has duly demanded the purchase of his or her shares under Chapter 13 will not, after the effective time of the mergers, be entitled to vote the shares subject to such demand for any purposes or be entitled to the payment of dividends or other distributions on such dissenting shares (except dividends or other distributions payable to shareholders of record as of the date prior to the effective time of the mergers).

     If any holder of OI, Spectrum or OFPI common stock who demands the purchase of his or her shares under Chapter 13 fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will remain outstanding, in the case of OFPI shareholders, and in the case of OI and


                                       36.

Spectrum shareholders, the shares of such holder will be converted into shares of OFPI common stock in accordance with the applicable exchange ratios set forth in the merger agreements. Dissenting shares lose their status as dissenting shares if:

     o    the mergers are abandoned;

     o the shares are transferred prior to their submission for the required endorsement;

     o the dissenting shareholder fails to make a timely written demand for purchase, along with a statement of fair market value;

     o    the dissenting shares are voted in favor of the mergers;

     o the dissenting shareholder and OI, Spectrum or OFPI, as applicable, do not agree upon the status of the shares as dissenting shares or do not agree on the purchase price, but neither OI, Spectrum or OFPI, as applicable, nor the shareholder files a complaint or intervenes in a pending action within six months after mailing of the approval notice; or

     o with OI's, Spectrum's or OFPI's consent, as the case may be, the shareholder delivers to the applicable corporation a written withdrawal of such shareholder's demand for purchase of his or her shares.



                                       37.

             THE OI AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                           AND THE RELATED AGREEMENTS

     Please note that the following description of the OI merger agreement is a summary only. You should read the following summary and the OI merger agreement attached as Annex A for a full understanding of the OI merger agreement. The OI merger agreement is incorporated by reference into this joint proxy statement/prospectus.

Effective Time; Effect of OI Merger

     The OI merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of California (the "OI Effective Time"). The closing of the OI merger (the "OI Closing") will occur at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at a time and on a date to be specified by the parties, which will be no later than the second day after the satisfaction or waiver of the conditions to the OI merger (the "OI Closing Date"). The Certificate of Merger will be filed on the OI Closing Date. The OI Closing and the OI Effective Time are anticipated to be on or about August 31, 1999.

     At the OI Effective Time, OI shall be merged with and into OFPI, the separate corporate existence of OI shall cease, and OFPI shall be the surviving corporation.

Conversion of Shares

     At the OI Effective Time, by virtue of the OI merger and without any action on the part of OI or the holders of OI securities, each outstanding share of OI common stock will be canceled and converted into 39.5 shares of OFPI common stock.

     The exchange ratio of 39.5 to 1 will be adjusted for, or OFPI will make appropriate provisions to reflect the effect of, any stock split, reverse split, stock dividend, extraordinary dividend or distribution, reorganization, recapitalization or other like change with respect to OFPI common stock or OI common stock occurring or having a record or effective date after the date of the OI merger agreement.

     No fractional shares will be issued by virtue of the OI merger. In lieu of a fraction of a share of OFPI common stock, each OI shareholder will receive (after all fractional shares to be received by such holder are aggregated) from OFPI an amount of cash (rounded down to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the closing price of a share of OFPI common stock on the OI Closing Date, as reported on the NASD OTC Bulletin Board system, or other applicable market.

Stock Ownership Following the OI Merger

     Based on the capitalization of OI as of the close of business on June 1, 1999 and the 39.5 to 1 exchange ratio, an aggregate of approximately 3,950,000 shares of OFPI common stock will be issued to OI shareholders in the OI merger. Based on the number of shares of OFPI common stock issued and outstanding as of May 14, 1999, and after giving effect to the issuance of OFPI common stock in the OI merger, the former holders of OI common stock would hold, and have voting power with respect to approximately 34.3% of OFPI's total issued and outstanding shares immediately after the OI Effective Time, and approximately 9.0% of OFPI's total issued and outstanding shares immediately following the consummation of the Spectrum merger.


                                       38.

Representations and Warranties

     OI and OFPI have made representations in the OI merger agreement relating to, among other things:

     o their respective capitalization and organization and similar corporate matters;
     o authorization, execution, delivery and enforceability of the merger agreement;
     o conflicts under governing documents, required consents or approvals, and violations of any agreements or law;
     o financial statements and documents filed with the SEC (if any) and the accuracy of information contained therein;
     o    absence of material adverse events, changes or effects;
     o    tax matters relating to the proposed merger;
     o    the absence of undisclosed liabilities;
     o    compliance with laws, including food and drug laws;
     o    litigation;
     o    intellectual property matters;
     o    the disclosure and enforceability of certain material contracts;
     o    compliance with environmental and tax laws and regulations;
     o    retirement and other employee plans and matters;
     o certain business matters relating to permits and licenses and insurance;
     o liabilities relating to employees, labor unions or other organizations;
     o    finders and brokers;
     o    title to property; accounts receivable, inventory, equipment; and
     o    insurance.

     The representations and warranties of OI or OFPI in the OI merger agreement described above will survive for two years after the OI Effective Time.

     In addition, OI and OFPI have agreed to make representations that will serve as the basis for the tax opinions of Carr, McClellan and Bosso, Williams, described under "The Merger-- Material Federal Income Tax Consequences."

Conduct of OFPI's Business and OI's Business Prior to the OI Merger

     During the period from the date of the OI merger agreement until the OI Effective Time, each of OI and OFPI has agreed to:

     (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of the merger agreement;

     (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with it;

     (c) keep in full force all insurance policies in effect as of the date of the merger agreement; and


                                       39.

     (d) cause its officers to report regularly to OFPI or OI concerning the status of its business.

     The merger agreement further provides that, during the period from the date of the merger agreement until the OI Effective Time, OI or OFPI will not, subject to certain exceptions, take any of the following actions:

     (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

     (b) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that OFPI may issue common stock upon the exercise of outstanding options or upon conversion of convertible securities outstanding on the date of the merger agreement);

     (c) amend or waive any of OFPI's rights under, or (except pursuant to the terms of OFPI options outstanding on the date of the merger agreement which provide for automatic acceleration upon consummation of the merger) permit the acceleration of vesting under any provision of OFPI's stock plans, any provision of any agreement evidencing any outstanding option or warrant or any provision of any restricted stock purchase agreement;

     (d) amend or permit the adoption of any amendment to the OI's or OFPI's articles of incorporation or bylaws, or effect or permit OI or OFPI to become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (e) form any subsidiary or acquire any equity interest or other interest in any other entity;

     (f) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made during the period from the date of the OI merger agreement until the OI Effective Time, do not exceed, in the case of OI, $100,000, and in the case of OFPI, $50,000, in the aggregate;

     (g) (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contracts except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material contracts;

     (h) (i) acquire, lease or license any material right or other material asset from any other person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by OI or OFPI pursuant to contracts that are not material contracts;

     (i) (i) lend money to any person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that OI or OFPI may make routine borrowings in the ordinary course of business under its existing bank lines of credit;


                                       40.

     (j) (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors or
          (ii) establish, adopt or amend any employee benefit plan;

     (k) change any of its methods of accounting or accounting practices in any respect;

     (l)  make any tax election;

     (m) commence or settle any legal proceeding not disclosed in OI's or OFPI's disclosure schedule to the OI merger agreement;

     (n) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (o) agree or commit to take any of the actions described in clauses "(a)" through "(n)" described above.

Conduct of Business Following the OI Merger

     Pursuant to the OI merger, OI will cease to exist as a corporation and will be merged with and into OFPI, with OFPI as the surviving corporation. All property, rights, privileges, powers and franchises of OI will vest in OFPI; all debts, liabilities and duties of OI will become the debts, liabilities and duties of OFPI.

     Pursuant to the OI merger agreement, OFPI shall file Amended and Restated Articles of Incorporation attached hereto as Annex D. The bylaws of OFPI are the bylaws attached as Exhibit D to the OI merger agreement. The directors and officers of OFPI are the individuals listed on Exhibit C to the OI merger agreement.

No Solicitation

     During the period from the date of the merger agreement until the OI Effective Time, each of OI and OFPI has agreed that it shall not, and shall cause its subsidiaries not to, and shall cause its and its subsidiaries' respective officers and directors not to:

     o solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action (excluding any press releases issued in connection with the announcement of the execution of the merger agreement) that could reasonably be expected to lead to an Acquisition Proposal,

     o furnish any information regarding OI or OFPI, or its subsidiaries, to any third party in connection with or in response to an Acquisition Proposal,

     o continue or engage in discussions with any third party with respect to any Acquisition Proposal,


                                       41.

     o    approve, endorse or recommend any Acquisition Proposal, or

     o enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal.

     For the purposes of the OI merger agreement, an "Acquisition Proposal" means any offer or proposal made by a third party for:

          o any sale, lease exchange, transfer or other disposition of the assets of OI or OFPI, or its subsidiaries, constituting more than 10% of the consolidated assets of OI or OFPI, or accounting for more than 10% of the consolidated revenues of OI or OFPI in any one transaction or in a series of related transactions;

          o any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any third party involving more than 10% of the outstanding shares of capital stock of OI or OFPI;

          o any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving OI or OFPI; or

          o any assignment, transfer or licensing or other disposition of, in whole or in part, certain intellectual property, other than in the ordinary course of business.

     In addition, each of OI and OFPI has agreed to promptly inform the other party orally and in writing of any Acquisition Proposal (including the identity of the third party making such Acquisition Proposal and its terms). OI and OFPI have also agreed to keep the other party informed regarding the status of any such Acquisition Proposal.

Fees, Expenses and Termination Fees

     Except as set forth below, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party that incurs them. OFPI has agreed to pay fees and expenses incurred by OI in connection with the OI merger and the OI merger agreement if:

          o the OI merger agreement is terminated by either OFPI or OI because the OFPI shareholders do not approve the OI merger; or

          o the OI merger agreement is terminated by OI because the OFPI Board fails to recommend the approval of the OI merger agreement to OFPI shareholders, or withdraws, amends or modifies in a manner adverse to OI its recommendations to OFPI shareholders for approval of the OI merger agreement.

Conditions to the OI Merger

     The respective obligations of OI and OFPI to effect the OI merger are subject to the satisfaction or waiver in writing at or prior to the OI Effective Time of the following conditions:

          o the representations and warranties of OI or OFPI contained in the OI merger agreement are accurate in all material respects as of the date of the OI merger agreement;


                                       42.

          o OI or OFPI has performed and complied in all material respects with all covenants or obligations required by the OI merger agreement to be performed or complied with on or prior to the OI Closing Date;

          o all consents listed in each of OI's or OFPI's disclosure schedule have been obtained and are in full force and effect;

          o OI and OFPI shareholders have duly approved and adopted the merger agreement and the OI merger;

          o the SEC has declared effective the Registration Statement of which this joint proxy statement/prospectus is a part, and the Registration Statement shall not be subject to any stop order suspending that effectiveness or proceedings seeking a stop order;

          o OFPI and OI have received legal opinions from Bosso, Williams and Carr, McClellan, respectively;

          o OFPI and OI have received opinions of Carr, McClellan and Bosso, Williams, respectively, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

          o no temporary restraining order, preliminary or permanent injunction or other orders preventing the consummation of the OI merger or otherwise makes it illegal has been issued by any court of competent jurisdiction;

          o a Compliance Certificate signed by the Chief Executive Officer of OI or OFPI, evidencing compliance with the conditions set forth in the OI merger agreement has been delivered to the other party; and

          o Joseph Stern has entered into an employment agreement mutually satisfactory to OFPI and Mr. Stern.

     In addition, the obligations of OFPI to consummate and effect the OI merger are also subject to the satisfaction or waiver at or prior to the OI Effective Time, of the following condition, which may be waived by OFPI:

          o OI's shareholders shall have entered into an agreement with OFPI prohibiting such shareholders from transferring any OFPI common stock beneficially owned by such persons for a period of one year from the OI Closing Date.

     OI's obligation to consummate and effect the OI merger is also subject to the following condition:

          o OFPI shall have taken steps necessary to accomplish the Spectrum merger immediately after the OI merger and OFPI has provided OI with Spectrum's intent to accomplish the Spectrum merger.

     Currently, both OFPI and OI anticipate that they will satisfy all conditions to the OI merger at or prior to consummation of the OI merger.


                                       43.

Termination of the OI Merger Agreement

     The OI merger agreement provides that it may be terminated at any time prior to the OI Effective Time, whether before or after approval of the OI merger by the OI shareholders and the OFPI shareholders:

          o    by mutual written consent of OFPI and OI;

          o by either OFPI or OI if the merger shall not have been consummated on or before August 31, 1999 (unless the failure to consummate the OI merger is attributable to a failure on the part of the party seeking to terminate the OI merger agreement to perform any material obligation required to be performed by such party at or prior to the OI Effective Time or unless the SEC has not completed its review of the joint proxy statement/prospectus or OFPI is in the process of addressing SEC comments);

          o by either OFPI or OI if a court of competent jurisdiction or other governmental entity has issued a final and non-appealable order, decree, ruling, or taken any other action, that permanently restrains, enjoins or otherwise prohibits the OI merger;

          o by either OFPI or OI if the OFPI shareholders have not approved the OI merger agreement at the OFPI special meeting (provided that the right to terminate will not be available to any party that breached in any material respect its obligations under the OI merger agreement in a manner that contributed to the failure to obtain that shareholder approval);

          o    by OI if:

               i. the Board of Directors of OFPI has failed to recommend, or for any reason withdrawn or has amended or modified in a manner adverse to OI its unanimous recommendation in favor of, the OI merger or approval or adoption of the OI merger agreement;

               ii. OFPI has failed to include in the joint proxy statement/prospectus the unanimous recommendation of the Board of Directors of OFPI in favor of approval and adoption of the OI merger agreement and the OI merger;

               iii. the Board of Directors of OFPI has approved, endorsed or recommended any Acquisition Proposal;

               iv. OFPI has entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal;

               v. OFPI has failed to hold the OFPI special meeting as promptly as practicable and in any event within 45 days after the definitive joint proxy statement/prospectus is filed with the SEC;

               vi. a tender or exchange offer relating to securities of OFPI has been commenced and OFPI has not sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that OFPI recommends rejection of such tender or exchange offer;


                                       44.

               vii. an Acquisition Proposal is publicly announced, and OFPI (a)
                    fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (b) otherwise fails to actively oppose such Acquisition Proposal; or

               viii. a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent of OFPI's voting securities (excluding persons and groups that, as of the date of the OI merger agreement, hold more than fifty percent of OFPI's voting securities).

          o by OFPI or OI if the other party has materially breached any of its representations, warranties, covenants or agreements in the OI merger agreement, provided that if the breaching party is exercising reasonable efforts to cure such breach, then the other party may not terminate the OI merger agreement. Neither party may terminate the agreement if it shall have breached in any material respect its obligations under the OI merger agreement.

Employment Agreements

     The OI merger agreement is conditioned upon the execution of an employment agreement between OFPI and Joseph Stern upon terms that are mutually satisfactory to OPFI and Mr. Stern. A form of employment agreement is attached to this joint proxy statement/prospectus as Annex E. See "Management--Employment Agreements."

Shareholder Lock-up Agreements

     The OI merger is conditioned upon the execution of one-year "lock-up" agreements by each of the OI shareholders. A form of this lock-up agreement is attached to this joint proxy statement/prospectus as Annex F. Under the terms of the lock-up agreement, each OI shareholder will agree to refrain from selling or otherwise transferring any OFPI securities, or rights to acquire any OFPI securities, that he owns or later acquires, until after the first anniversary of the closing of the OI merger. For more information on the holdings of Messrs. Stern and Battendieri, OI's shareholders, see "Principal Shareholders."



                                       45.

          THE SPECTRUM AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                           AND THE RELATED AGREEMENTS

     Please note that the following description of the Spectrum merger agreement is a summary only. You should read the following summary and the Spectrum merger agreement attached as Annex B for a full understanding of the Spectrum merger agreement. The Spectrum merger agreement is incorporated by reference into this joint proxy statement/prospectus.

Effective Time; Effect of Spectrum Merger

     The Spectrum merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of California (the "Spectrum Effective Time"). The closing of the Spectrum merger (the "Spectrum Closing") will occur at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at a time and on a date to be specified by the parties, which will be no later than the second day after the satisfaction or waiver of the conditions to the Spectrum merger (the "Spectrum Closing Date"). The Certificate of Merger will be filed on the Spectrum Closing Date. The Spectrum Closing and the Spectrum Effective Time are anticipated to be on or about August 31, 1999.

     At the Spectrum Effective Time (a) Spectrum shall be merged with and into OFPI, (b) the separate corporate existence of Spectrum shall cease, and (c) OFPI shall be the surviving corporation under the name "Spectrum Organic Products, Inc."

Conversion of Shares

     At the Spectrum Effective Time, by virtue of the Spectrum merger and without any action on the part of Spectrum or the holders of Spectrum securities, each outstanding share of Spectrum common stock, will be canceled and converted into 4,669.53 shares of OFPI common stock.

     The exchange ratio of 4,669.53 to 1 will be adjusted for, or OFPI will make appropriate provisions to reflect the effect of, any stock split, reverse split, stock dividend, extraordinary dividend or distribution, reorganization, recapitalization or other like change with respect to OFPI common stock or Spectrum common stock occurring or having a record or effective date after the date of the Spectrum merger agreement.

     The exchange ratio between the Spectrum common stock and OFPI common stock is related to the number of OFPI shares outstanding as of the date of the Spectrum merger, including shares of OFPI common stock issued in the OI merger. Shares issued pursuant to any OFPI options or warrants outstanding immediately prior to the Spectrum merger that are exercised after the closing of the Spectrum merger will result in additional shares being issued to the Spectrum shareholders. The number of outstanding shares of OFPI common stock used for such calculation may also be adjusted downward if a specified number of shares currently held in escrow relating to OFPI's acquisition of Sunny Farms Corporation are cancelled prior to the closing of the Spectrum merger. The exchange ratio is based in part upon the average closing price of OFPI's common stock for the three days prior to the announcement of the mergers. The exchange ratio may be adjusted if Spectrum and OFPI are required to use a different valuation method.

     No fractional shares will be issued by virtue of the Spectrum merger. In lieu of a fraction of a share of OFPI common stock, each Spectrum shareholder will receive (after all fractional shares to be received by such holder are


                                       46.

aggregated) from OFPI an amount of cash (rounded down to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the closing price of a share of OFPI common stock on the Spectrum Closing Date, as reported on the NASD OTC Bulletin Board system or other applicable market.

Treatment of Options and Warrants

     At the Spectrum Effective Time, OFPI will assume all options to purchase Spectrum common stock then outstanding under Spectrum's 1998 Equity Incentive Plan as described below under "-- Employee Benefits." As of June 1, 1999 there were options to purchase a total of 180 shares of Spectrum common stock outstanding, which will represent options to purchase approximately 840,515 shares of OFPI common stock. Each Spectrum stock option, whether or not exercisable at the Spectrum Effective Time, to the full extent permitted by applicable law, shall be assumed by OFPI in a manner so that it shall be exercisable after the Spectrum Effective Time upon the same terms and conditions as under the Spectrum Stock Option Plan pursuant to which it was granted and the applicable option agreement issued thereunder. See the more detailed discussion under "Employee Benefits" below.

     Within 5 business days after the Spectrum Effective Time, OFPI shall file a registration statement on Form S-8 with the SEC relating to such stock options.

Stock Ownership Following the Spectrum Merger

     Based on the capitalization of Spectrum as of the close of business on July 1, 1999 and the 4,669.53 to 1 exchange ratio, an aggregate of approximately 36,286,495 shares of OFPI common stock will be issued to Spectrum shareholders in the Spectrum merger. At the Spectrum Effective Time, OFPI will assume all options outstanding immediately prior to the Spectrum Effective Time under the Spectrum Stock Option Plans. Based on the number of shares of OFPI common stock issued and outstanding as of June 1, 1999, and after giving effect to the issuance of OFPI common stock in the Spectrum merger and the OI merger, the former holders of Spectrum common stock would hold, and have voting power with respect to approximately 73.8% of OFPI's total issued and outstanding shares immediately after the Spectrum Effective Time. Holders of former Spectrum options would hold options and rights to acquire approximately 1.9% of the total issued and outstanding shares of OFPI common stock immediately after the Spectrum Effective Time (assuming the exercise of only such options and rights).

Representations and Warranties

     Spectrum and OFPI have made representations in the Spectrum merger agreement relating to, among other things:

          o their respective capitalization and organization and similar corporate matters;
          o authorization, execution, delivery and enforceability of the Spectrum merger agreement;
          o conflicts under governing documents, required consents or approvals, and violations of any agreements or law;
          o financial statements and documents filed with the SEC (if any) and the accuracy of information contained therein;
          o    absence of material adverse events, changes or effects;
          o    tax matters relating to the proposed merger;
          o    the absence of undisclosed liabilities;
          o    compliance with laws, including food and drug laws;
          o    litigation;


                                       47.

          o    intellectual property matters;
          o    the disclosure and enforceability of certain material contracts;
          o    compliance with environmental and tax laws and regulations;
          o    retirement and other employee plans and matters;
          o certain business matters relating to permits and licenses and insurance;
          o liabilities relating to employees, labor unions or other organizations;
          o    finders and brokers;
          o    title to property; accounts receivable, inventory, equipment; and
          o    insurance.

     The representations and warranties of Spectrum or OFPI in the Spectrum merger agreement described above will survive for two years after the Spectrum Effective Time.

     In addition, Spectrum and OFPI have agreed to make representations that will serve as the basis for the tax opinions of Carr, McClellan and Cooley Godward described under "The Mergers -- Material Federal Income Tax Consequences."

Conduct of OFPI's Business and Spectrum's Business Prior to the Spectrum Merger

     During the period from the date of the Spectrum merger agreement until the Spectrum Effective Time, each of Spectrum and OFPI has agreed to:

     (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of the Spectrum merger agreement;

     (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with it or any of its subsidiaries;

     (c) keep in full force all insurance policies in effect as of the date of the Spectrum merger agreement; and

     (d) cause its officers to report regularly to OFPI or Spectrum, as the case may be, concerning the status of its business.

     The Spectrum merger agreement further provides that, during the period from the date of the Spectrum merger agreement until the Spectrum Effective Time, Spectrum or OFPI will not, subject to certain exceptions, take any of the following actions:

     (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of unvested shares from Spectrum employees upon termination of employment);

     (b) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that: (a) Spectrum or OFPI may issue common stock upon the exercise of outstanding options or upon conversion of

                                      48.

          convertible securities outstanding on the date of the merger agreement, (b) Spectrum may continue to grant stock options in the ordinary course and consistent with past practice, provided that any such options shall be subject to Spectrum's standard vesting schedule (but such options shall not vest more than 25% per year following the grant thereof) and in no event shall any such options contain any provisions pursuant to which the vesting of such options may or would be accelerated in any respect upon any change in control transaction or any other transaction (including the merger) or any similar provision, and (c) OFPI may issue shares of OFPI common stock in the OI merger);

     (c) amend or waive any of its rights under, or (except pursuant to the terms of OFPI options outstanding on the date of the merger agreement that provide for automatic acceleration upon consummation of the merger) permit the acceleration of vesting under any provision of OFPI's stock plans, any provision of any Spectrum or OFPI agreement evidencing any outstanding option or warrant, or any provision of any restricted stock purchase agreement;

     (d) amend or permit the adoption of any amendment to Spectrum's or OFPI's articles of incorporation or bylaws, or effect or permit Spectrum or OFPI, or their subsidiaries, to become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (e) form any subsidiary or acquire any equity interest or other interest in any other entity;

     (f) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made during the period from the date of the Spectrum merger agreement until the Spectrum Effective Time, do not exceed, in the case of Spectrum, $100,000, and in the case of OFPI, $50,000, in the aggregate;

     (g) (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contracts except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material contracts;

     (h) (i) acquire, lease or license any material right or other material asset from any other person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by Spectrum or OFPI pursuant to contracts that are not material contracts;

     (i) (i) lend money to any person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that Spectrum or OFPI may make routine borrowings in the ordinary course of business under its existing bank lines of credit;

     (j) (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors or
          (ii) establish, adopt or amend any employee benefit plan;


                                       49.

     (k) change any of its methods of accounting or accounting practices in any respect;

     (l)  make any tax election;

     (m) commence or settle any legal proceeding not disclosed in Spectrum's or OFPI's disclosure schedule to the Spectrum merger agreement;

     (n) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (o) agree or commit to take any of the actions described in clauses "(a)" through "(n)" described above.

Conduct of Business Following the Spectrum Merger

     Pursuant to the Spectrum merger, Spectrum will cease to exist as a corporation and will be merged with and into OFPI, with OFPI as the surviving corporation. All property, rights, privileges, powers and franchises of Spectrum will vest in OFPI; all debts, liabilities and duties of Spectrum will become the debts, liabilities and duties of OFPI. OFPI shall change its name to "Spectrum Organic Products, Inc."

     Pursuant to the Spectrum merger agreement, OFPI shall file Amended and Restated Articles of Incorporation attached hereto as Annex D. The bylaws of OFPI are the bylaws attached as Exhibit D to the Spectrum merger agreement. The directors and officers of OFPI are the individuals listed on Exhibit C to the Spectrum merger agreement.

No Solicitation

     During the period from the date of the Spectrum merger agreement until the Spectrum Effective Time, each of Spectrum and OFPI has agreed that it shall not, and shall cause its subsidiaries not to, and shall cause its and its subsidiaries' respective officers and directors not to:

          o solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action (excluding any press releases issued in connection with the announcement of the execution of the Spectrum merger agreement) that could reasonably be expected to lead to an Acquisition Proposal,

          o furnish any information regarding Spectrum or OFPI, or its subsidiaries, to any third party in connection with or in response to an Acquisition Proposal,

          o continue or engage in discussions with any third party with respect to any Acquisition Proposal,

          o    approve, endorse or recommend any Acquisition Proposal, or

          o enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal.

     For the purposes of the Spectrum merger agreement, an "Acquisition Proposal" means any offer or proposal made by a third party for:


                                       50.

          o any sale, lease exchange, transfer or other disposition of the assets of Spectrum or OFPI, or its subsidiaries, constituting more than 10% of the consolidated assets of Spectrum or OFPI, or accounting for more than 10% of the consolidated revenues of Spectrum or OFPI in any one transaction or in a series of related transactions;

          o any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any third party involving more than 10% of the outstanding shares of capital stock of Spectrum or OFPI, or any shares of the capital stock of any of its subsidiaries;

          o any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Spectrum or OFPI, or its subsidiaries; or

          o any assignment, transfer or licensing or other disposition of, in whole or in part, certain intellectual property, other than in the ordinary course of business.

     Spectrum or OFPI may furnish information regarding it or its subsidiaries to, or enter discussions with, a third party in response to a Superior Proposal (as defined below) if:

          o Spectrum's or OFPI's Board of Directors concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for such party's Board of Directors to comply with its fiduciary obligations to Spectrum's or OFPI's shareholders, under applicable law,

          o prior to furnishing any such information to, or entering into discussions with, such third party, Spectrum or OFPI gives the other party written notice of the identity of the third party and of Spectrum's or OFPI's intention to furnish information to, or enter into discussions with, such third party, and Spectrum or OFPI, receives from such third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such third party by or on behalf of Spectrum or OFPI,

          o prior to furnishing any such information to any third party, Spectrum or OFPI furnishes such information to the other party (to the extent such information has not been previously furnished), and

          o Spectrum or OFPI, or any of its representatives has not violated any of the restrictions set forth above.

     For purposes of the Spectrum merger agreement, the term "Superior Proposal" means an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that Spectrum's or OFPI's Board of Directors determines in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to Spectrum's or OFPI's shareholders than the terms of the Spectrum merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.


                                       51.

     In addition, each of Spectrum and OFPI has agreed to promptly inform the other party orally and in writing of any Acquisition Proposal (including the identity of the third party making such Acquisition Proposal and its terms). Spectrum and OFPI have also agreed to keep the other party informed regarding the status of any such Acquisition Proposal.

Fees, Expenses and Termination Fees

     Except as set forth below, all fees and expenses incurred in connection with the Spectrum merger agreement and the transactions contemplated thereby will be paid by the party that incurs them. OFPI has agreed to pay fees and expenses incurred by Spectrum in connection with the merger and the Spectrum merger agreement if:

          o the Spectrum merger agreement is terminated by either OFPI or Spectrum because the OFPI shareholders do not approve the merger; or

          o the Spectrum merger agreement is terminated by Spectrum because the OFPI Board fails to recommend the approval of the Spectrum merger agreement to OFPI shareholders, or withdraws, amends or modifies in a manner adverse to Spectrum its recommendations to OFPI shareholders for approval of the Spectrum merger agreement.

Conditions to the Spectrum Merger

     The respective obligations of Spectrum and OFPI to effect the Spectrum merger are subject to the satisfaction or waiver in writing at or prior to the Spectrum Effective Time of the following conditions:

          o the representations and warranties of Spectrum or OFPI, contained in the Spectrum merger agreement are accurate in all material respects as of the date of the Spectrum merger agreement;

          o Spectrum or OFPI, has performed and complied in all material respects with all covenants or obligations required by the Spectrum merger agreement to be performed or complied with on or prior to the Spectrum Closing Date;

          o all consents listed in each of Spectrum's or OFPI's disclosure schedule have been obtained and are in full force and effect;

          o Spectrum and OFPI shareholders have duly approved and adopted the Spectrum merger agreement and the Spectrum merger;

          o the SEC has declared effective the Registration Statement of which this joint proxy statement/prospectus is a part, and the Registration Statement shall not be subject to any stop order suspending that effectiveness or proceedings seeking a stop order;

          o OFPI and Spectrum have received legal opinions from Cooley Godward LLP and Carr, McClellan, Ingersoll, Thompson & Horn, respectively;

          o OFPI and Spectrum have received opinions of Carr, McClellan, Ingersoll, Thompson & Horn and Cooley Godward LLP, respectively, to the effect that the Spectrum merger will constitute a reorganization within the meaning of Section 368(a) of the Code;


                                       52.

          o no temporary restraining order, preliminary or permanent injunction or other orders preventing the consummation of the merger or otherwise makes it illegal has been issued by any court of competent jurisdiction; and

          o a Compliance Certificate signed by the Chief Executive Officer of Spectrum or OFPI, evidencing compliance with the conditions set forth in the Spectrum merger agreement has been delivered to the other party.

     In addition, the obligations of OFPI to consummate and effect the Spectrum merger are also subject to the satisfaction or waiver at or prior to the Spectrum Effective Time, of the following condition, which may be waived by
OFPI:

          o    Spectrum Commodities has merged with and into Spectrum Naturals.

     In addition, the obligations of Spectrum to consummate and effect the Spectrum merger are subject to the satisfaction or waiver at or prior to the Spectrum Effective Time, of each of the following conditions, any of which may be waived by Spectrum:

          o Spectrum has received written resignations from specified directors of OFPI;

          o    OFPI has acquired 100% of the outstanding capital stock of OI;

          o OFPI has entered into Shareholder Lock-up Agreements prohibiting specified shareholders from transferring any OFPI common stock beneficially owned by such persons for a period of one year from the Spectrum Closing Date;

          o OFPI has entered into employment agreements with non-compete provisions with each of Jethren Phillips, John Battendieri, Joseph Stern, Richard Bacigalupi and Neil Blomquist;

          o Spectrum, OFPI and OI have refinanced their existing credit and loan arrangements in a manner satisfactory to Spectrum; and

          o No more than five percent of OFPI's shareholders shall be eligible for dissenters' rights.

     Currently, both OFPI and Spectrum anticipate that they will satisfy all conditions to the Spectrum merger at or prior to consummation of the Spectrum merger.

Termination of the Spectrum Merger Agreement

     The Spectrum merger agreement provides that it may be terminated at any time prior to the Spectrum Effective Time, whether before or after approval of the Spectrum merger by the Spectrum shareholders:

          o    by mutual written consent of OFPI and Spectrum;

          o by either OFPI or Spectrum if the Spectrum merger shall not have been consummated on or before August 31, 1999 (unless the failure to consummate the Spectrum merger is attributable to a failure on the part of the party seeking to terminate the Spectrum merger agreement to perform any material obligation required to be performed by such party at or prior to the Spectrum Effective
               Time);


                                       53.

          o by either OFPI or Spectrum if a court of competent jurisdiction or other governmental entity has issued a final and non-appealable order, decree, ruling, or taken any other action, that permanently restrains, enjoins or otherwise prohibits the Spectrum merger;

          o by either OFPI or Spectrum if the OFPI shareholders have not approved the Spectrum merger agreement at the OFPI special meeting (provided that the right to terminate will not be available to any party that breached in any material respect its obligations under the Spectrum merger agreement in a manner that contributed to the failure to obtain that shareholder approval);

          o by either OFPI or Spectrum if the Spectrum shareholders have not approved the Spectrum merger agreement at the Spectrum special meeting (provided that the right to terminate will not be available to any party that breached in any material respect its obligations under the Spectrum merger agreement in a manner that contributed to the failure to obtain that shareholder approval);

          o    by Spectrum if:

               i. the Board of Directors of OFPI has failed to recommend, or for any reason withdrawn or has amended or modified in a manner adverse to Spectrum its unanimous recommendation in favor of, the Spectrum merger or approval or adoption of the Spectrum merger agreement;

               ii. OFPI has failed to include in the joint proxy statement/prospectus the unanimous recommendation of the Board of Directors of OFPI in favor of approval and adoption of the Spectrum merger agreement and the Spectrum merger;

               iii. the Board of Directors of OFPI has approved, endorsed or recommended any Acquisition Proposal;

               iv. OFPI has entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal;

               v. OFPI has failed to hold the OFPI special meeting as promptly as practicable and in any event within 45 days after the definitive joint proxy statement/prospectus is filed with the SEC;

               vi. a tender or exchange offer relating to securities of OFPI has been commenced and OFPI has not sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that OFPI recommends rejection of such tender or exchange offer;

               vii. an Acquisition Proposal is publicly announced, and OFPI (a)
                    fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (b) otherwise fails to actively oppose such Acquisition Proposal; or


                                       54.

               viii. a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent of OFPI's voting securities (excluding persons and groups that, as of the date of the Spectrum merger agreement, hold more than fifty percent of OFPI's voting securities).

          o    by OFPI if:

               i. the Board of Directors of Spectrum has failed to recommend, or has withdrawn or has amended or modified in a manner adverse to OFPI its unanimous recommendation in favor of, the Spectrum merger or approval or adoption of the Spectrum merger agreement;

               ii. Spectrum has failed to include in the joint proxy statement/prospectus the unanimous recommendation of the Board of Directors of Spectrum in favor of approval and adoption of the Spectrum merger agreement and the Spectrum merger;

               iii. the Board of Directors of Spectrum has approved, endorsed or recommended any Acquisition Proposal;

               vi. Spectrum has entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal;

               v. Spectrum has failed to hold the Spectrum special meeting as promptly as practicable and in any event within 45 days after the definitive joint proxy statement/prospectus is filed with the SEC;

               vi. a tender or exchange offer relating to securities of Spectrum has been commenced and Spectrum has not sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Spectrum recommends rejection of such tender or exchange offer;

               vii. an Acquisition Proposal is publicly announced, and Spectrum
                    (a) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (b) otherwise fails to actively oppose such Acquisition Proposal; or

               viii. a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent of the Spectrum's voting securities (excluding persons and groups that, as of the date of the Spectrum merger agreement, hold more than fifty percent of Spectrum's voting securities.

          o by OFPI or Spectrum if the other party has materially breached any of its representations, warranties, covenants or agreements in the Spectrum merger agreement, provided that if the breaching


                                       55.

               party is exercising reasonable efforts to cure such breach, then the other party may not terminate the Spectrum merger agreement. Neither party may terminate the agreement if it shall have breached in any material respect its obligations under the Spectrum merger agreement.

Employee Benefits

     At the Spectrum Effective Time, OFPI will assume each outstanding option to purchase shares of Spectrum common stock under the Spectrum 1998 Equity Incentive Plan, whether that option is vested or unvested. Each Spectrum stock option assumed by OFPI will continue to have and be subject to substantially the same terms and conditions as applied under the Spectrum Stock Option Plan and related documents, except that:

          o each such Spectrum stock option will be exercisable for that number of whole shares of OFPI common stock equal to the product of the number of shares of Spectrum common stock that were issuable on exercise of such option immediately prior to the Spectrum Effective Time, multiplied by the 4,669.53 to 1 exchange ratio, and rounded down to the nearest whole number of shares of OFPI common stock; and

          o the per share exercise price for the shares of OFPI common stock issuable on exercise of the Spectrum stock option will equal the quotient determined by dividing the exercise price per share of Spectrum common stock at which that option was exercisable immediately prior to the Spectrum Effective Time by the 4,669.53 to 1 exchange ratio, rounded up to the nearest whole cent.

     If any shares of Spectrum common stock outstanding immediately prior to the Spectrum Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Spectrum, then the shares of OFPI common stock issued in exchange for such shares of Spectrum common stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of OFPI common stock may accordingly be marked with appropriate legends. Spectrum shall take all action that may be necessary to ensure that, from and after the Spectrum Effective Time, OFPI is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     No later than five business days after the Spectrum Effective Time, OFPI will file a Registration Statement on Form S-8 under the Securities Act of 1933 covering the shares of OFPI common stock issuable pursuant to outstanding options and rights to purchase Spectrum common stock assumed by OFPI pursuant to the Spectrum merger.

Employment Agreements

     The Spectrum merger agreement is conditioned upon the execution of employment agreements between OFPI and each of Jethren Phillips, John Battendieri, Joseph Stern, Richard Bacigalupi and Neil Blomquist upon terms that are mutually satisfactory to OPFI and Spectrum. A form of employment agreement is attached to this joint proxy statement/prospectus as Annex E. See "Management--Employment Agreements."


                                       56.

Shareholder Lock-up Agreements

     The Spectrum merger is conditioned upon the execution of one-year "lock-up" agreements by shareholders and optionholders of Spectrum. A form of this lock-up agreement is attached to this joint proxy statement/prospectus as Annex F. Under the terms of the lock-up agreement, each Spectrum shareholder or optionholder will agree to refrain from selling or otherwise transferring any OFPI securities, or rights to acquire any OFPI securities, that he owns or later acquires, until after the first anniversary of the closing of the Spectrum merger. For more information on the holdings of Messrs. Phillips and Blomquist, Spectrum's shareholders (and Mr. Blomquist is Spectrum's sole optionholder), see "Principal Shareholders."


                                       57.

                                   MANAGEMENT

Proposed Directors and Executive Officers of Combined Company

     Certain information as of May 14, 1999 regarding OFPI's proposed directors and executive officers, as contemplated by the Spectrum merger and OI merger, is set forth below.

Name                               Age     Position
----                               ---     --------
Jethren Phillips (l) ...........    48     Chief Executive Officer and Chairman
                                           of the Board
Richard R. Bacigalupi...........    49     Chief Financial Officer and Treasurer
Neil Blomquist..................    47     President of Retail Brands and
                                           Corporate Secretary
Joseph Stern....................    46     President of Industrial Ingredients
John Battendieri................    52     Vice President of Product Development
                                           and Director
Phillip Moore (1) (2)...........    49     Director

----------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

     Jethren Phillips founded Spectrum in November 1980 and has served as its Chief Executive Officer and Chairman of the Board of Directors since its inception. Prior to founding Spectrum, he was a principal of Spectrum Brokerage, a natural foods brokerage and product development company, from 1978 to 1981. In 1995, Mr. Phillips founded Spectrum Commodities, an organic and natural food ingredients company, and has served as its Chief Executive Officer and Chairman of the Board since its inception.

     Richard R. Bacigalupi has served as OFPI's Chief Financial Officer since January 1999. Prior to joining OFPI, he served as the Chief Financial Officer for PowerBar, Inc., a branded consumer product company, from February 1995 to May 1998. From October 1991 to April 1994, Mr. Bacigalupi served as Corporate Controller for Spreckels Industries, Inc., a sugar processing and equipment manufacturing company. Mr. Bacigalupi is a Certified Public Accountant and holds a bachelor of science degree in business administration from California State University, Fresno.

     Neil Blomquist has served as Spectrum's President and Chief Operating Officer since January 1994, and served as its director of sales and marketing from 1989 to 1994. Mr. Blomquist has served on the board of directors of the California Olive Oil Council since 1996. Mr. Blomquist holds a bachelor's degree in business management and economics from the University of South Dakota.

     Joseph Stern co-founded and has served as OI's President since June 1996. Prior to joining OI, he founded Creative Team Consulting, a consulting company, which he operated from 1992 to 1996. From 1985 to 1991, Mr. Stern was President of United News, which was the fourth largest publication distributor in the United States when Mr. Stern sold that business to Charles Levy Company in 1991. Mr. Stern holds a bachelor's degree in science from Penn State University. Prior to that, Mr. Stern founded Earthly Organics, a natural and organic food distributor, and served as its President from 1975 to 1985, when it was sold to Cornucopia (now United Natural Foods).

     John Battendieri founded OFPI in 1988 and has served as its President and as a director since 1988 and as its Chief Executive Officer since October 1998. In 1987, he founded Santa Cruz Naturals, an organic fruit juice company, which was sold to J.M. Smucker Company, a food products and condiments company, in


                                       58.

1992. Mr. Battendieri has grown, developed and marketed a wide variety of natural food products for more than 25 years. He has also served as a director of OI since its inception. Mr. Battendieri attended Southern Illinois University.

     Phillip Moore founded Moore Consulting, a mergers and acquisition consulting firm, in April 1996. Prior to that, he was the owner of Perimeter Sales & Merchandising, a food brokerage firm, from September 1995 to April 1996. From 1981 to September 1995, Mr. Moore served in various capacities for McCormick & Company, Incorporated, a seasonings and specialty foods company. Mr. Moore holds a bachelor's degree in accounting from Guilford College.

     OFPI's board of directors currently is comprised of three directors, with two vacancies. Directors are elected by the shareholders at each annual meeting of shareholders to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Upon the closing of the mergers, Jethren Phillips and Phillip Moore will be appointed to the OFPI Board, and Kenneth Steel, Jr. and Charles Bonner will resign from the OFPI board.

Compensation Committee Interlocks and Insider Participation

     None of OFPI's executive officers are members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of OFPI's board of directors. Following the mergers, none of OFPI's executive officers will serve as members of the board of directors or compensation committee of any entity (other than OFPI) that has one or more executive officers serving as a member of OFPI's board of directors.

Board Committees

     The audit committee of the OFPI board of directors, currently consisting of Messrs. Steel and Bonner, reviews the internal accounting procedures of OFPI and consults with and reviews the services provided by OFPI's independent auditors. The compensation committee of the OFPI board of directors, also currently consisting of Messrs. Steel and Bonner, reviews and recommends to the OFPI board the compensation and benefits for OFPI's executive officers. Following the merger, OFPI's board of directors intends to appoint Mr. Moore and another non-employee director to be named after the mergers to the audit committee, and Messrs. Moore and Phillips to the compensation committee. Mr. Phillips will not participate in any decisions relating to his compensation.

Director Compensation

     OFPI's non-employee directors do not receive any cash compensation as directors, although they are reimbursed for out-of-pocket expenses in attending board of directors' meetings. Mr. Steel received options to purchase 20,000 shares of OFPI common stock at $2.50 per share and 30,000 shares of OFPI common stock at $2.00 per share. Mr. Bonner received options to purchase 20,000 shares of OFPI common stock at $2.50 per share and 5,000 shares of OFPI common stock at $2.00 per share.

Employment Agreements

     Upon the completion of the mergers, OFPI will enter into employment agreements with Jethren Phillips, Richard Bacigalupi, Neil Blomquist, Joseph Stern and John Battendieri to serve as the executive officers of OFPI, in the capacities set forth in "Management--Proposed Directors and Executive Officers of Combined Company."


                                       59.

     Under the terms of the employment agreement, in addition to compensation and benefits, each executive is eligible for annual bonuses in amounts determined in accordance with performance objectives. Each executive also agrees not to solicit any employee, customer or supplier of OFPI while employed by OFPI and for two years thereafter. Furthermore, each executive agrees not to compete with OFPI in any line of business engaged in (or planned to be engaged in) by OFPI.

Indemnification and Limitation of Director and Officers Liability

     OFPI's Restated Articles of Incorporation limits the liability of directors to the maximum extent permitted by California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     o acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

     o any transaction from which a director derived an improper personal benefit; or

     o acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders.

     Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                                       60.

Executive Compensation

     The following table sets forth the annualized compensation awarded or paid by OFPI during the fiscal years ended June 30, 1998 and 1997 and OFPI's Chief Executive Officers and four other most highly compensated officers whose annual salary and bonus exceeded $100,000 in fiscal 1998 and 1997 (hereinafter, the "Named Executive Officers").

                                              Summary Compensation Table
                                                                                                               Long-Term
                                                                                                             Compensation
                                                                          Annual Compensation                   Awards
                                                                          -------------------                   ------
                                                                                             Other
                                            Underlying                                      Annual            Securities
                                              Fiscal                                        Compen-           Underlying
Name and Principal Position                   Year           Salary ($)      Bonus ($)     sation ($)         Options
---------------------------                   ----           ----------      ---------     ----------         -------
Floyd R. Hill (1).....................        1998            $123,000         --             --                200,000 (2)
      Chief Executive Officer                 1997            $110,000
                                              1996            $ 85,000
James F. Swallow (3)...................       1998                --           --             --              1,808,784 (3)
      Chief Executive Officer
John Battendieri......................        1998            $114,000         --          $168,000(5)            --
      President                               1997            $110,000         --             --                  --
                                              1996            $220,000         --             --                  --
Donald Ladwig (6).....................        1998                --           --             --                  --
      Vice President of Sales and Marketing   1997            $100,000         --            $5,000               --

----------
(1) Mr. Hill was OFPI's Chief Executive Officer during fiscal 1998 from July 1, 1997 through May 8, 1998.

(2) Of these options, 100,000 were terminated by agreement upon Mr. Hill's departure from OFPI in 1998.

(3) Mr. Swallow was OFPI's Chief Executive Officer during fiscal 1998 from May 9, 1998 through June 30, 1998. In fiscal 1998, OFPI paid consulting fees of $62,000 to Global National Brands, of which Mr. Swallow is a principal, and he did not receive a salary from OFPI.

(4) Includes 1,808,784 shares issuable pursuant to options granted to Global Natural Brands, Ltd., attributable to Mr. Swallow through his partial ownership of Global. These options expired in October 1998 upon termination of the management services agreement between OFPI and Global. See "Business of OFPI - Legal Proceedings."

(5)  Represents forgiveness of debt. See "Certain Transactions."

(6)  Mr. Ladwig left OFPI in 1997.



                                       61.

Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1998 to each of the Named Executive Officers:

                                                         Individual Grants
                         -----------------------------------------------------------
                                             Percentage
                                              of Total                                 Potential Realizable Value of
                         Number of            Options                                    Assumed Annual Rates of
                          Securities         Granted to                                  Stock Price Appreciation
                          Underlying         Employees     Exercise                         For Option Term (4)
                            Options           In Fiscal     Price        Expiration         -------------------
Name                     Granted (#)(1)      Year (%)(2)   ($/sh)(3)        Date             5%($)        10%($)
----                     --------------      -----------   ---------        ----            -----        ------

James F. Swallow           1,808,784            100%         $2.25       Variable (5)          --            --


----------
(1) Options generally vest at a rate 20% on the first anniversary of the vesting commencement date and 1/48th each month thereafter. The term of each option granted is generally the earlier of (i) ten years or 60-90 days after termination of the optionee's services to OFPI. Options are immediately exercisable; however, the unvested shares purchasable under such options subject to repurchase by OFPI at the original exercise price paid per share upon the optionee's cessation-of service prior to the vesting of such shares.

(2) Based on an aggregate of 1,808,784 options granted to employees, consultants and directors (including options granted to Global National Brands pursuant to a management agreement), including the Named Executive Officers, of OFPI during the fiscal year ended June 30, 1998.

(3) The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by OFPI's board of directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of OFPI's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) These options were granted to Global National Brands. The vesting of these options was based upon the achievement of performance milestones that were specified in a management agreement with Global. These milestones were never achieved and the options have subsequently been cancelled.


                                       62.

Aggregate Option Exercises in Fiscal 1998 and June 30, 1998 Option Values


                          Number of Securities Underlying           Value of Unexercised In-the-Money
    Name                 Unexercised Options of June 30, 1998          Option of June 30, 1998 (1)
    ----                 ------------------------------------          ---------------------------

                         Exercisable            Unexercisable       Exercisable         Unexercisable
                         -----------            -------------       -----------         -------------
Floyd R. Hill              300,000                    --              $366,250               --
James F. Swallow             --                  1,808,784 (2)           --               $2,939,274
Donald Ladwig                --                     10,000 (2)           --                $16,250


----------
(1) Based on a fair market value of $3.3875 per share as of June 30, 1998. See "Price Range of Common Stock."


(2)  All of these options have subsequently been cancelled.

     There were no exercises of options by any Named Executive Officer in the fiscal year ended June 30, 1998.

Employee Benefit Plan

     In November 1995, OFPI adopted its 1995 Stock Option Plan, which provides for the grant of stock options intended to qualify as "incentive stock options" or "nonqualified stock options" within the meaning of Section 422 o the United States Internal Revenue Code of 1986. Incentive stock options are issuable only to eligible officers, directors and key employees of OFPI.

     The 1995 Plan is administered by the OFPI board of directors. OFPI has reserved 625,000 shares of common stock for issuance under the 1995 Plan. Under the 1995 Plan, the board of directors determines which individuals shall receive stock options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option and the option price.

     For incentive stock options (i) the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted and (ii) no person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of OFPI is eligible to receive stock options unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant.

     No stock options may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option may only be exercisable by the optionee. Stock options may be exercised only if the option holder remains continuously associated with OFPI from the date of grant to the date of exercise. Stock options under the 1995 Plan must be granted within ten years from the effective date of the 1995 Plan. The exercise date of a stock option granted under the 1995 Plan cannot be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by OFPI become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of March 31, 1999, 437,000 stock options were outstanding under the 1995 Plan for officers, directors and employees (84,000 for executive officers and directors) at exercise prices of $2.00 to $3.34 per share.


                                       63.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the OFPI's common stock as of June 3, 1999, and as adjusted to reflect the sale of the shares of common stock offered pursuant to the Spectrum merger and the OI merger for (i) each of the combined company's proposed executive officers, (ii) each of the combined company's proposed directors, (iii) each holder of more than 5% of OFPI's common stock prior to the mergers, (iv) OFPI's current executive officers and directors and (v) all proposed directors and executive officers of the combined company as a group.


                                                 Shares Beneficially Owned             Shares Beneficially Owned
                                                 Prior to The Offering (1)               After The Offering (2)
  Beneficial Owner                               Number              Percent           Number            Percent
  ----------------                               ------              -------           ------            -------

Jethren Phillips (3) ....................            --                --           31,519,328             71.9%
John Battendieri (4) ....................       2,102,499             27.8%          4,077,499              9.3%
Sunny Farms Corp. (5) ...................         566,667              7.5%            566,667              1.3%
 2400 Florida Avenue
 Richmond, CA ...........................
Steven Reedy ............................         450,000              6.0%            450,000              1.0%
 1104 San Mateo Avenue
 San Francisco, CA ......................
Dean Nicholson ..........................         442,750              5.9%            442,750              1.0%
 2609 Hillside Drive
 Burlingame, CA .........................
Neil Blomquist (6) ......................            --                --            1,657,683              3.7%
Kenneth A. Steel, Jr. (7) ...............         380,019              5.0%            380,019              *
Charles Bonner (8) ......................          25,000              *                25,000              *
Joseph Stern (9) ........................           2,000              *             1,977,000              4.5%
Phillip Moore (10) ......................          48,000              *               366,000              *
Richard R. Bacigalupi (11) ..............            --                --                 --                 --
All proposed directors and
 executive officers of the
 combined company as a
 group (six persons) (12) ...............       2,152,499             28.5%         39,597,510              87.9%

----------
   * Less than 1%.

(1) Percentage of beneficial ownership prior to the offering is based on 7,559,002 shares of OFPI common stock outstanding as of June 3, 1999. Does not include outstanding options to purchase 207,000 shares at exercise prices ranging from $2.00 to $3.34, or outstanding warrants to purchase 590,656 shares at exercise prices ranging from $2.00 to $4.00. Includes 295,833 shares held in an escrow related to OFPI's acquisition of Sunny Farms Corporation, a portion of which are subject to cancellation.
     See "Certain Transactions."
(2) Percentage of beneficial ownership after the offering is based on approximately 36,286,495 shares to be issued in connection with the mergers.
(3) The address for Mr. Phillips is c/o Spectrum Naturals, Inc., 133 Copeland Street, Petaluma, CA 94952. Includes 31,519,328 shares issued in connection with the Spectrum merger.
(4) The address for Mr. Battendieri is c/o Organic Food Products, Inc., 550 Monterey Road, Suite B, Morgan Hill, CA 95037. Includes 1,975,000 shares issued in connection with the OI merger.


                                       64.

(5) Includes 295,833 shares held in escrow, a portion of which are subject to cancellation. See "Certain Transactions."
(6) Includes (i) 817,167 shares and (ii) 840,515 shares issuable upon the early exercise of options vesting through October 2001, 210,128 of which will be fully vested and no longer subject to repurchase within 60 days of June 3, 1999, each issued in connection with the Spectrum merger. The 840,515 options are exercisable at an exercise price of approximately $0.32 per share.
(7) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of June 3, 1999 at exercise prices ranging from $2.00 to $2.50 per share, and 25,328 shares issuable upon warrants exercisable within 60 days of June 3, 1999 at $2.625 per share. Also includes 25,328 shares issuable upon warrants exercisable within 60 days of June 3, 1999 at $2.625 per share, which are beneficially owned by Mr. Steel and belong to his brother, Robert Steel.
(8) Includes 25,000 shares issuable upon exercise of options exercisable within 60 days of June 3, 1999 at exercise prices ranging from $2.00 to $2.50 per share.
(9)  Includes 1,975,000 shares issued in connection with the OI merger.
(10) Includes approximately 318,000 shares to be paid to Moore Consulting upon the completion of the mergers. See "Certain Transactions."
(11) Does not include 418,000 shares issuable upon exercise of options to be granted on or prior to the closing of the mergers, none of which will be exercisable within 60 days of June 3, 1999.
(12) Includes 841,123 shares issuable upon the early exercise of options vesting through October 2001, 78,855 of which will be fully vested and no longer subject to repurchase within 60 days of June 3, 1999, and approximately 318,000 shares to be issued upon completion of the mergers.


                                       65.

                              CERTAIN TRANSACTIONS

     John Battendieri, OFPI's current Chief Executive Officer and Chairman of the Board, is also currently a director and 50% shareholder of OI. Mr. Battendieri abstained from voting as a director of OI and OFPI upon matters relating to each other company. Following the mergers, Mr. Battendieri will be Vice President of Product Development and a director of OFPI.

     In October 1998, OFPI and OI entered into a joint venture arrangement under which the two companies provide private label products to manufacturers and retailers. Under this arrangement, OFPI and OI are currently producing juice concentrates, applesauces, and fruit juices. OFPI and OI share equally the inventory costs and gross profit under the arrangement, except with respect to one customer where OI receives the first 10% of the gross margin, after which OFPI and OI share the remainder equally. Total revenue generated under the arrangement as of March 31, 1999 was approximately $68,000. OFPI's total purchases from OI under this arrangement amounted to approximately $368,000 during fiscal 1998 and approximately $82,000 for the nine months ended March 31, 1999. OFPI management believes that the price of, and terms for, the ingredients purchased from OI were fair, reasonable and consistent with prices and terms that would be available to OFPI from third parties.

     In June 1996, Mr. Battendieri entered into a three-year employment agreement with OFPI that provides for an annual salary of $110,000. The agreement originally called for non-interest bearing loans of $7,000 per month during the full term of the employment agreement repayable the earlier of August 1999 or upon termination of the agreement. As of June 30, 1998, OFPI had loaned an aggregate of $168,000 loaned to Mr. Battendieri, and that amount was forgiven by OFPI effective as of June 30, 1998. OFPI agreed to the loan arrangement as a negotiated part of the 1996 merger that created OFPI. This agreement will be terminated and replaced upon the closing of the mergers. See "Management--Employment Agreements."

     Spectrum has agreed to pay to Moore Consulting, of which Phillip Moore, a proposed director of OFPI following the mergers, is a principal, a fee upon the closing of the Spectrum merger. Based upon OFPI's closing stock price for the three days preceding the announcement of the signing of the Spectrum merger letter of intent, Spectrum expects to pay to Moore Consulting a fee of approximately $375,000. This fee will be paid in $187,500 of cash and approximately 265,000 shares of OFPI common stock. Spectrum intends to hire Moore Consulting on an ongoing basis after the completion of the mergers.

     Moore Consulting is also a sub-contractor for Monterey Bay Corporate Development, an investment consulting firm, which has a fee arrangement with OI. Under the sub-contracting arrangement, Moore Consulting will be paid approximately $37,500 and approximately 53,000 shares of OFPI stock by OI upon the completion of the OI merger.

     Spectrum has entered into a co-packing and distribution agreement with Tummy Pleasers, Inc. Tummy Pleasers is developing a food product under the name "Chocolate Spoonfuls." Under this agreement, Spectrum will pay for all pre-launch development costs of the Chocolate Spoonfuls product, as well as all sales, marketing and distribution costs. It is intended that Spectrum will receive the gross and net profit margin from any sales, and that Tummy Pleasers will license the use of the Chocolate Spoonfuls trademark to Spectrum. Jethren Phillips, the Chief Executive Officer, Chairman of the Board and 95% shareholder of Spectrum, owns 39% of Tummy Pleasers' capital stock and Neil Blomquist, the President, Chief Operating Officer, a director and a five percent shareholder of Spectrum, owns 19% of Tummy Pleasers' capital stock.


                                       66.

     In connection with the February 1998 acquisition of assets related to the juice and water bottling business of Sunny Farms Corporation, OFPI issued in the name of Sunny Farms an aggregate of 566,667 shares of common stock. Of these shares, 295,833 were placed in escrow, and were to be released only upon the attainment of certain performance milestones by the acquired business unit. Since the acquisition, Sunny Farms has filed for bankruptcy and OFPI is negotiating with Sunny Farms' bankruptcy trustee to determine the amount, if any, of shares of stock that should be released to Sunny Farms from escrow, the remainder of which would be cancelled. If at least 107,516 shares are released, Sunny Farms would own at least five percent of OFPI's shares of stock outstanding as of June 3, 1999.

     In October 1995, OFPI entered into an agreement with Dean Nicholson and Steven Reedy, each of whom own at least five percent of the outstanding stock of OFPI as of June 3, 1999, pursuant to which OFPI agreed to repurchase from these individuals an aggregate of 1,100,000 shares of OFPI's common stock at $2.00 per share for a total purchase price of $2,200,000. OFPI paid Messrs. Nicholson and Reedy an aggregate of $1,340,000 and was required to pay an additional $860,000 of the purchase price by July 31, 1999. The unpaid balance of $497,238 was payable in installments of $40,000 per month with interest at the rate of 6.0% per annum. OFPI is currently in default under this agreement.

     In October 1995, OFPI entered into an agreement with Kenneth Steel, Jr., a director of OFPI, under which it borrowed $500,000 from Mr. Steel for working capital. The loan bore interest at 10.25% per annum and was due March 31, 1996. In February 1996, Mr. Steel converted the principal amount of the loan into 250,000 shares of OFPI's common stock at $2.00 per share.

     In April 1998, OFPI entered into an agreement with Global pursuant to which Global was to provide the services of four individuals to fill the offices of Chief Executive Officer, Chief Financial Officer, Vice President of Sales and Distribution, and Vice President, Marketing. The contract provided for minimum annual cash payments to Global of $300,000, with escalations based on certain earnings performance and acquisition attainment conditions. In addition, up to 1,808,784 options issued to Global to purchase OFPI's common stock would have vested over a five-year period based on the achievement of certain stock price targets and earnings milestones. The options would have been exercisable at $2.25 per share and would have had terms of four years from the date of vesting. Upon any change in ownership interest of more than 50% of the capital stock of OFPI, the balance of the minimum annual cash payments for the remaining contractual term would have become due and payable and all stock options would have vested immediately. The management agreement with Global was terminated in October 1998 and all options issued to Global were cancelled.

     In connection with the management agreement with Global, Global purchased 222,222 shares of OFPI common stock in June 1998 for an aggregate of $500,000, and had committed to invest an additional $500,000 before the earlier of 30 days after completion of a qualified acquisition transaction or April 15, 1999. The agreement targeted the value of such additional purchases at $2.50 per share, with adjustments to account for specified market conditions.

     Each of OI, Spectrum and OFPI, as applicable, believes that the foregoing transactions were in its best interest and were made on terms no less favorable to such company than could have been obtained from unaffiliated third parties. All future transactions between OFPI and any of its officers, directors or principal shareholders will be approved by a majority of the independent and disinterested members of the OFPI board of directors, will be on terms no less favorable to OFPI than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of OFPI.


                                       67.

                         DESCRIPTION OF OI CAPITAL STOCK

     The authorized capital stock of OI consists of 100,000 shares of common stock, without par value, of which as of the date of this joint proxy statement/prospectus 100,000 shares are outstanding.

OI Common Stock

     Holders of OI common stock have one vote per share on all matters submitted to a vote of shareholders. Cumulative voting for election of directors is permitted. The holders of OI common stock have the right to receive dividends if they are declared by the OI board of directors and there are sufficient funds to legally pay dividends. Upon the liquidation of OI, holders of OI common stock would share ratably in any assets available for distribution to shareholders after payment of all obligations of OI.

     The OI common stock is not redeemable and has no preemptive, subscription or conversion rights. Shares of OI common stock currently outstanding are validly issued, fully paid and nonassessable.


                                       68.

                      DESCRIPTION OF SPECTRUM CAPITAL STOCK

     The authorized capital stock of Spectrum consists of 100,000 shares of common stock, without par value, of which as of the date of this joint proxy statement/prospectus 6,925 shares are outstanding.

Spectrum Common Stock

     Holders of Spectrum common stock have one vote per share on all matters submitted to a vote of shareholders. Cumulative voting for election of directors is permitted. The holders of Spectrum common stock have the right to receive dividends if they are declared by the Spectrum board of directors and there are sufficient funds to legally pay dividends. Upon the liquidation of Spectrum, holders of Spectrum common stock would share ratably in any assets available for distribution to shareholders after payment of all obligations of Spectrum.

     The Spectrum common stock is not redeemable and has no preemptive, subscription or conversion rights. Shares of Spectrum common stock currently outstanding are validly issued, fully paid and nonassessable.


                                       69.

                        DESCRIPTION OF OFPI CAPITAL STOCK

     The authorized capital stock of OFPI consists of 20,000,000 shares of common stock, without par value, of which, as of June 3, 1999, approximately 7,567,002 shares were outstanding, and 5,000,000 shares of preferred stock, without par value, none of which were outstanding as of June 3, 1999.

OFPI Common Stock

     Holders of OFPI common stock have one vote per share on all matters submitted to a vote of shareholders. Cumulative voting for election of directors is permitted. The holders of OFPI common stock have the right to receive dividends if they are declared by the OFPI Board and there are sufficient funds to legally pay dividends, subject to the rights of the holders of any outstanding OFPI preferred stock to receive preferential dividends. Upon the liquidation of OFPI, holders of OFPI common stock would share ratably in any assets available for distribution to shareholders after payment of all obligations of OFPI and the aggregate liquidation preference (including accrued and unpaid dividends) of any outstanding OFPI preferred stock.

     The OFPI common stock is not redeemable and has no preemptive, subscription or conversion rights. Shares of OFPI common stock currently outstanding are, and the OFPI common stock to be issued in the merger will be, validly issued, fully paid and nonassessable.

     Corporate Stock Transfer, Inc. is the transfer agent and registrar for the OFPI common stock.

OFPI Preferred Stock

     The authorized OFPI preferred stock is available for issuance from time to time at the discretion of the OFPI Board without shareholder approval. The OFPI Board has authority to prescribe for each series of OFPI preferred stock it establishes the number of shares in that series, the dividend rate, and the voting rights, conversion privileges, redemption, sinking fund and liquidation rights, if any, and any other rights, preferences, qualifications and limitations of the particular series. The issuance of OFPI preferred stock could decrease the amount of earnings and assets available for distribution to the holders of OFPI common stock or adversely affect the rights and powers, including voting rights, of the holders of OFPI common stock. OFPI has no present plans to issue any OFPI preferred stock.

OFPI Warrants

     As of June 3, 1999, OFPI had outstanding warrants to purchase an aggregate of 590,659 shares of OFPI common stock at exercise prices ranging from $2.00 to $4.00 per share. The warrants expire at various times ranging from December 31, 1999 to February 11, 2003. Generally, each warrant contains provision for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, consolidations and certain dilutive issuances of securities at prices below the then existing warrant exercise price. All warrants are currently exercisable.

OFPI Registration Rights

     Pursuant to agreements between OFPI and the holders (or their permitted transferees) ("Holders") of approximately 425,000 shares of OFPI common stock and warrants to purchase 590,659 shares of OFPI common stock, certain of the Holders are entitled to certain rights with respect to the registration of such shares under the Securities Act. If OFPI proposes to register its common stock under the Securities Act, subject to certain exceptions, certain of the Holders are entitled to notice of the registration and are entitled at the OFPI's expense to include such shares therein. In addition, certain of the Holders may require OFPI, at its expense to file a registration statement under the Securities Act with respect to their shares of OFPI common stock. Further, OFPI has granted certain of the Holders piggy-back registration rights.


                                       70.

           COMPARISON OF RIGHTS OF HOLDERS OF OI COMMON STOCK, SPECTRUM
                       COMMON STOCK AND OFPI COMMON STOCK

     Upon consummation of the mergers, the holders of OI and Spectrum common stock will become holders of OFPI common stock. Each of OI, Spectrum and OFPI are incorporated in the State of California. There are certain material differences between the rights and privileges of the holders of OI common stock and Spectrum common stock, and the holders of OFPI common stock.

     Upon completion of the mergers, current Spectrum shareholders will hold approximately 74.2% of the outstanding common stock of OFPI, current OI shareholders will hold approximately 8.8% of the outstanding common stock of OFPI and current OFPI shareholders will hold approximately 16.9% of the outstanding common stock of OFPI. The percentage ownership of OFPI by each current OFPI shareholder will be significantly reduced. Accordingly, current OFPI shareholders will have a significantly smaller degree of voting influence over the affairs of OFPI than they currently enjoy. In addition, the percentage ownership of OFPI by each former OI shareholder will be substantially less than shareholders current percentage ownership of OI, and the percentage ownership of OFPI by each former Spectrum shareholder will be substantially less than that shareholder's current percentage ownership of Spectrum. Accordingly, former Spectrum and OI shareholders will have a significantly smaller voting influence over the affairs of OFPI than they currently enjoy over the affairs of Spectrum and OI.

Authorized Capital

     OI. The total number of authorized shares of OI capital stock is 100,000, without par value, all of which are shares of common stock.

     Spectrum. The total number of authorized shares of Spectrum capital stock is 100,000, without par value, all of which are shares of common stock.

     OFPI. The total number of authorized shares of OFPI capital stock is 25,000,000, without par value, consisting of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. No shares of preferred stock have been issued.

Directors and Classes of Directors; Removal of Directors

     OI. The OI Bylaws provide that the number of directors shall be two. The OI board of directors is not divided into classes. The Bylaws do not contain a provision regarding the removal of directors from office.

     Spectrum. The Spectrum Bylaws set the number of directors at two. The Spectrum board of directors is not divided into classes. The Bylaws do not contain a provision regarding the removal of directors from office.

     OFPI. OFPI's Bylaws set the number of OFPI's directors to five and provide that an amendment to reduce the number of directors to a number less than five cannot be adopted if 16% of OFPI shareholders vote against its adoption. The OFPI board of directors is not divided into classes. The OFPI Bylaws do not contain a provision regarding the removal of directors from office.


                                       71.

Special Meetings of Shareholders

     OI. Special meetings of OI shareholders may be called by the Chairman of the Board of Directors, the President, the board of directors or by one or more shareholders entitled to cast at least 10% of votes at that meeting.

     Spectrum. Special meetings of Spectrum shareholders may be called by the Chairman of the Board of Directors, the President, the board of directors or by one or more shareholders entitled to cast at least 10% of the voting power of Spectrum.

     OFPI. Special meetings of OFPI shareholders may be called by the Chairman of the Board of Directors, the President, the board of directors or by one or more shareholders entitled to cast at least 10% of the votes at that meeting.

Cumulative Voting

     OI. OI's Bylaws do not permit cumulative voting at a shareholders' meeting at which directors are to be elected unless a candidate has been nominated prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting that he or she intends to cumulate votes. In such case, every shareholder entitled to vote may cumulate votes for nominated candidates.

     Spectrum. Spectrum's Bylaws allow a shareholder to cumulate his or her votes with respect to election of a director.

     OFPI. OFPI's Bylaws do not permit cumulative voting at a shareholders' meeting at which directors are to be elected unless a candidate has been nominated prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting that he or she intends to cumulate votes. In such case, every shareholder entitled to vote may cumulate votes for nominated candidates.

Actions by Shareholder Written Consent

     OI. The OI Bylaws permit any action that may be taken at a meeting of shareholders to be taken without a meeting if the written consent of shareholders holding outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted; provided, however, in the case of election of directors, such written consent will be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

     Spectrum. The Spectrum Bylaws permit any action that may be taken at a meeting of shareholders to be taken without a meeting if the written consent of shareholders holding outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

     OFPI. The OFPI Bylaws permit any action that may be taken at a meeting of shareholders to be taken without a meeting if the written consent of shareholders holding outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted; provided, however, in the case of election of directors, such written consent will be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.


                                       72.

Amendment of Bylaws

     OI. The OI Bylaws may be amended or repealed or new bylaws adopted by the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that if the Articles of Incorporation sets forth the number of authorized directors, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

     Spectrum. The Spectrum Bylaws may be amended or repealed or new by-laws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote, except that an amendment of the Bylaws which changes the number of directors may be adopted, amended or repealed by the board of directors.

     OFPI. The OFPI Bylaws may be amended or repealed or new bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that a bylaw amendment that specifies or changes the fixed number of directors or the maximum or minimum number, or changes from a fixed to a variable board (or vice versa), may only be adopted by the approval of a majority of the outstanding shares entitled to vote.

                                       73.

                         OI MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

Overview

     OI is a leading supplier of industrial organic ingredients, including fruit juices, fruit juice concentrates, fruit purees and individually quick frozen or "IQF" frozen fruits as well as vegetable juices, vegetable juice concentrates, vegetable purees, IQF vegetables and apple cider vinegar. OI sells industrial ingredients to a very broad list of customers that includes all of the major natural and organic food manufacturers in the United States and Canada, as well as some food manufacturers that have shifted production to organic food products. OI was formed in July 1996 as a limited liability company and was converted to a California corporation in January 1998. OI sells to a large variety of customers in Japan, Korea, New Zealand, Australia and the European Union. Currently, OI sources its raw materials from the Western states of the United States as well as Mexico, Canada, Costa Rica, Chile, Argentina, Turkey and Italy. OI sells directly to food manufacturers in the United States through its food broker, Beta Pure Foods. OI also sells its industrial ingredients through trading companies, especially in Japan.

Results of Operations for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998

     Revenues

     OI revenues decreased 32.6% to $1,323,870 for the three months ended March 31, 1999 from $1,963,912 in the three months ended March 31, 1998. The decrease resulted from a reduction in sales of puree and juice concentrate to Japanese customers due to the general economic slowdown in Asia and to a domestic customer who had sourced its own products instead of buying from OI.

     Cost of Goods Sold

     OI's cost of goods sold increased 0.4% as a percentage of sales for the three months ended March 31, 1999 to 85.2% from 84.7% for the three months ended March 31, 1998 due primarily to fluctuations in crop prices.

     General and Administrative Expenses

     General and administrative expenses increased slightly from $149,008 for the three months ended March 31, 1998 to $150,571 for the three months ended March 31, 1999 due to cost of living salary adjustments.

     Other Income and Expenses

     Other income and expenses increased 52.3% from $30,393 for the three months ended March 31, 1998 to $46,287 for the three months ended March 31, 1999. This increase was due to interest payments on OI's line of credit, which was utilized to carry additional inventory.

Results of Operations for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

     Revenues

     OI revenue increased 8.8% to $5,788,866 for the year ended December 31, 1998 from $5,319,356 for the year ended December 31, 1997. The increase resulted primarily from additions of new product lines and improved market recognition. The new product lines included citrus, tomatoes, and vegetable juices.


                                       74.

     Cost of Goods Sold

     OI's cost of goods sold increased 0.9% as a percentage of sales for the year ended December 31, 1998 to 85.0% from 84.1% for the year ended December 31, 1997 due to fluctuations in crop prices and increased storage costs resulting from expanded inventory quantities. An additional $88,000 was written off to adjust inventory to the lower of cost or market in 1998.

     General and Administrative Expenses

     General and administrative expenses increased 34.5% from $486,913 for the year ended December 31, 1997 to $654,800 for the year ended December 31, 1998 due to the addition of two employees, a sales consultant and the leasing of additional office space.

     Other Income and Expenses

     Other income and expenses increased 535.7% from $17,176 to $109,185 for the year ended December 31, 1998. This increase was due primarily to increased interest costs as a result of higher inventory and the amortization of goodwill in 1998.

Liquidity and Capital Resources

     OI has available a $2,000,000 line of credit subject to a borrowing base calculation. As of March 31, 1999, OI had utilized $1,240,814 of the line of credit. OI believes that its existing line of credit and current cash flow from operations will be sufficient to fund OI's estimated cash requirements for the next least eight to 12 months.

Year 2000 Compliance

     OI uses computer software that may be impacted by the "Year 2000" problem, and also relies upon vendors of equipment and services whose products may be impacted by the Year 2000 problem. OI's Year 2000 compliance issues include:

     o    the equipment it uses in its manufacturing process;

     o the hardware and third-party software it uses for corporate administration;

     o the services of third-party providers it purchases for certain professional services; and

     o    the external services such as telecommunications and electrical power.

     OI has initiated a plan that will attempt to identify all computer hardware and software, plant equipment and services upon which it relies that may be impacted. After identification of any problem areas, OI will verify whether or not those products or services are Year 2000 compliant. The plan includes contacting those vendors or service providers to determine their compliance or plans to become compliant before December 31, 1999. It is the intent of OI to complete this process by December 31, 1999.

     OI uses various pieces of equipment in its manufacturing process that may contain computer chips that could be affected by the Year 2000 problem. OI has started, but not completed, a program to identify which pieces of equipment could be affected and how the affected equipment could be updated.

     OI's corporate administrative and operating systems are exclusively PC-based using a commercially available software package. OI has received written confirmation from the legal department of the software developer confirming that it is Year 2000 compliant.


                                       75.

     OI uses outside service providers for the processing and administration of its payroll and insurance benefit programs. Although a survey of these service providers has not been completed, OI believes that these providers will have Year 2000-compliant systems.

     OI has not deferred any information technology projects to date due to the need to assess or ensure Year 2000 compliance of its systems, and does not anticipate that any other information technology projects will be delayed in the future due to the Year 2000 problem.

     Although the total costs of compliance have not been completely assessed, OI management does not believe they will be material in nature. OI believes it has or will achieve timely Year 2000 compliance in advance of December 31, 1999. With respect to external companies that provide telecommunications and electrical power, OI is less certain about the impact of their non-compliance regarding the Year 2000 problem. The loss of these services would create a major disruption of OI's normal operations. Given this scenario, OI would be required to obtain these services from other sources. The cost of switching to other utility providers has not been assessed.

     Issues similar to these also face OI's customers and vendors. OI has not yet completed an assessment of Year 2000 readiness of its customers and vendors. However, based on initial discussions with certain customers and vendors, management does not currently believe that business with those customers and vendors will be significantly disrupted by the Year 2000 problem.

Seasonality

     Historically, OI has experienced some seasonal fluctuation in revenues. OI occasionally contracts for certain product purchases for the entire year at harvest time, or at planting time, to secure raw materials throughout the year. These purchases take place annually from early spring to mid-summer, and are effected to reduce the risk of price swings due to demand and supply fluctuations. These annual purchases can create overages in inventory.

New Applicable Accounting Pronouncements

     Effective January 1, 1999, OI adopted the Provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS 130, which establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. The objective of SFAS 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the period. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 130 does not address issues of recognition or measurement for comprehensive income and its components and, therefore, had no impact on the financial condition or results of OI upon adoption. OI currently has no transactions that would be classified as elements of comprehensive income not reported in the Statement of Operations.

     Effective January 1, 1999, OI also adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. OI believes it operates in only one business segment, production and distribution of processed organic foods, and has already substantially complied with any additional disclosure requirements. SFAS 131 does not address issues of recognition or measurement in the basic financial statements, and thus had no impact on OI's financial condition or results of operation upon adoption.


                                       76.

                                 BUSINESS OF OI

Overview

     OI is a leading supplier of industrial organic ingredients, including fruit juices, fruit juice concentrates, fruit purees and individually quick frozen or "IQF" frozen fruits as well as vegetable juices, vegetable juice concentrates, vegetable purees, IQF vegetables and apple cider vinegar. OI sells industrial ingredients to a very broad list of customers that includes all of the major natural and organic food manufacturers in the United States and Canada, as well as some food manufacturers that have shifted production to organic food products. OI was formed in July 1996 as a limited liability company and was converted to a corporation in January 1998. OI sells to a large variety of customers in Japan, Korea, New Zealand, Australia and the European Union. Currently, OI sources its raw materials from the Western states of the United States as well as Mexico, Canada, Costa Rica, Chile, Argentina, Turkey and Italy. OI sells directly to food manufacturers in the United States through its food broker, Beta Pure Foods. OI also sells its industrial ingredients through trading companies, especially in Japan.

     OI, through a joint venture with OFPI, has recently developed a private label program and is currently packing products for customers such as Wild Oats Markets. OI is currently producing Wild Oats' 3+1 frozen juice concentrate and their line of apple products, and is negotiating a contract for their food service program. OI is a leading manufacturer of organic white grape juice concentrate in the United States and is a leading supplier of organic citrus products in the United States. OI has leveraged its experience and expertise in fruit-based products to expand its focus into the vegetable-based products market.

Strategy

     Through valued relationships with growers, suppliers and processors, OI provides a diverse range of quality organic ingredients to the global marketplace while maintaining the integrity of OI's environment-friendly policies through dedication to the principles of sustainable agriculture.

     OI's business strategy is to develop strategic alliances with various food processors that allow OI to become the leading supplier of a vast array of organic commodities. OI currently has a contract with the second largest winery in the world to manufacture OI's organic white grape juice concentrate. This contract represents a substantial part of OI's business. OI currently plans to expand its product line to include Red, Concord, Muscat and Niagara grape juice concentrates as well. OI also has contracts with a number of other processors that provide significant, and in some cases, exclusive, agreements for the supply of citrus products, specifically single strength orange juice and apple juice concentrate, and for the production of organic vegetable juices and vegetable juice blends. OI has recently entered into a contract with a tomato packer to allow OI to source organic tomatoes as a low cost producer, which will allow OI to supply OFPI with tomato ingredients at very low cost. OI's strategy is to continue to develop these strategic relationships with suppliers in order to develop a broad array of organic industrial ingredients for its customers.

     OI also intends to continue to develop long term relationships with fruit and vegetable growers so that OI can manage involved in the entire supply chain of various organic commodities in order to insure a consistent year round supply for its customers. OI intends to continue using an outside food broker to fulfill the sales and marketing aspects of its business, which allows OI to reduce costs and expand sales and marketing resources as volume warrants. OI is currently negotiating a long-term brokerage contract with Beta Pure Foods, which


                                       77.

is one of the largest organic food brokers in the United States, Canada, and Japan. Beta Pure Foods markets and sells the majority of all of OI's industrial organic ingredients.

     OI also intends to expand the categories of food commodities that it offers in order to become a "one-stop shop" for industrial organic needs. OI's goal is to expand its product offerings beyond fruits and vegetables into grains and sweeteners.

Products

     OI has an expansive offering of organic food products and ingredients:

        Category                                    Variety
        --------                                    -------
Citrus  Products                   single strength juice, concentrate, and
                                   citrus byproducts, including oils, pulps and essences. All citrus products are made from orange, lemon, grapefruit, lime and tangerine.

Fruit  juices and juice            apple, pineapple, orange, lemon, lime,
concentrates                       grapefruit, blackberry, cranberry, pear,
                                   peach, raspberry, strawberry and white grape.


Fruit purees and fruit puree       apple, apricot, blackberry, kiwifruit, mango,
concentrates                       nectarine, peach, pear, strawberry and
                                   raspberry.

Vegetable juice and vegetable      beet, bellpepper, carrot, celery, lettuce,
juice concentrates                 parsley, spinach, watercress, tomato,
                                   cabbage, cucumber, broccoli, garlic and
                                   cauliflower.

Vegetable purees                   butternut squash, cabbage, carrot, celery,
                                   eggplant, garlic, onion and spinach.

Essences                           apple, blackberry, peach, raspberry and
                                   strawberry

Vinegars                           apple cider, white wine and balsamic.

Whole frozen fruit                 blackberries, raspberries and strawberries.

Fresh bulk fruit                   apricots (including machine-pitted apricots),
                                   apples, blackberries, grapes, pears,
                                   kiwifruit, peaches, raspberries,
                                   strawberries, nectarines and limes.

Fresh bulk vegetables and          beets, bell peppers, carrots, celery,
prepared vegetables                lettuce, parsley, spinach, butternut squash,
                                   watercress, garlic, tomato paste and diced tomatoes.

     OI also offers private label programs for organic food retailers. These programs include 3 + 1 frozen organic juice, ready-to-drink juices and lemonades, apple sauce and vinegar. Each of these products can be packaged in a variety of sizes and styles.

Sales and Marketing

     OI historically has sold all of its products through Beta Pure Foods, which is an organic and non-organic food broker selling to food manufacturers worldwide. OI has utilized Beta as its primary sales and marketing agent, which has enabled OI to expand into new markets such as Japan, Korea, New Zealand, Australia and the European Union. OI is currently negotiating a new brokerage contract with Beta to ensure continued representation of OI for its current customer base. From time to time, OI utilizes the services of other food brokers. OI currently sells to food manufacturers in the United States and


                                       78.

Canada such as Gerber, H.J. Heinz, J.M. Smucker Company, Horizon Organic Dairy, Vita Mills, Mountain Sun, Wild Oats, Cascadian Farms and OFPI.

Manufacturing

     OI currently uses over 25 different processing plants around the world to co-pack its products. OI pays usage fees for each of these manufacturing facilities. OI's products are produced in a co-pack arrangement under a contract with the processor or under a toll or fee arrangement for one-time production runs, depending on the product, commodity, and market conditions.

     OI's raw materials come from growers across the United States and in other countries. In some cases adverse weather conditions can impact OI's ability to procure enough raw materials. In the case of the organic white grape concentrate, a termination of OI's contract with its supplier could substantially affect its ability to produce the volume of organic white grape juice concentrate that OI would need to satisfy its customers.

Competition

     The natural and organic food industry is growing very rapidly and is intensely competitive, with more and more growers and manufacturers entering the market for organic food products. OI's growers sometimes process their own crops in competition with OI. From time to time, OI's co-packers develop products and source raw materials directly in competition with OI. Some products have limited resources and if there is large demand, OI could face intense competition from its growers and co-packers using these items, as well as from other OI customers.

     OI competes with Small Planet Foods, which sells products under the Cascadian Farms and Muir Glen brands, in the industrial organic ingredients and tomato-based products markets. In some cases, OI competes with its own customers where these customers have sourced ingredients directly and bypassed OI in the supply chain. In addition, some of OI's competitors also purchase products from OI. For example, Cascadian Farms buys white grape juice concentrate, fruit purees and citrus products from OI. In addition, J.M. Smucker Company, a customer for OI's citrus products, fruit juice and fruit puree, competes with OI in the retail frozen juice and applesauce categories. Furthermore, Beta represents some of OI's competitors and directly sells products that are competitive to OI's products. A customer or supplier that competes with OI may elect to reduce its volume of purchases from OI, which would harm OI's business.

Employees

     As of June 1, 1999, OI had six employees and used outside consultants for some financial accounting, sales and marketing. OI's employees are not covered by any collective bargaining agreement and OI considers its relations with its employees to be good.

Property

     OI leases approximately 1,644 square feet of office space at its headquarters in Aptos, California, which is subject to a lease through September 1999. OI has recently given notice to extend that lease for one year.


                                       79.

                      SPECTRUM MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

Overview

Spectrum is a leading provider of natural and organic edible oils, condiments and essential fatty acid or "EFA" supplements. Since its incorporation in 1980, Spectrum has introduced innovative natural and organic products and has developed markets for its products worldwide. Spectrum has introduced chemical-free oils, flavorful natural condiments, and nutritionally rich EFA products to the marketplace, and has been integral in raising public awareness of the numerous health benefits of consuming EFAs as well as the differences between "good" and "bad" fats. Spectrum has developed the first certified organic olive oil, the first expeller-pressed canola oil, the first fresh organic flax oil, the first organic vinegars, and the first no tropical fat, non-dairy, non-hydrogenated condiment spread known as "Spectrum Spread." Spectrum's current lines of business consist of culinary oils, vinegars, mayonnaise, dressings and spreads under the "Spectrum Naturals" brand, branded food service/commissary sales to natural food retailers, delis, bakeries, restaurants, and other institutions, and EFA nutritional supplement oils under the "Spectrum Essentials" brand.

Results of Operations for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998

Revenues

Revenues increased 12.6% from $5,777,800 for the three months ended March 31, 1998 to $6,506,300 for the three months ended March 31, 1999. The increase was due to growth in the natural food product marketplace.

Cost of Goods Sold

Cost of good sold for Spectrum as a percentage of revenue decreased from 64.6%, or $3,736,100, in the three months ended March 31, 1998, to 62.4%, or $4,057,500, in the three months ended March 31, 1999. This decrease resulted from reduced commodities costs in the first quarter of 1999 compared to the prior period, increased purchasing power in the first three months of 1999 compared to the first three months of 1998, and improvements in production that allowed for per unit cost savings in the first quarter of 1999.

Operating Expenses

Spectrum's operating expenses increased 30.1% from $1,175,900 in the first quarter of 1998 to $1,530,100 in the first quarter of 1999. This increase was due primarily to costs associated with marketing for brand development through a new media and direct mail campaign.

Other Expenses

Spectrum's other expenses decreased 32.4% from $151,700 in the first three months of 1998 to $102,600. This decrease was primarily due to the availability of more favorable interest rates on outstanding debt and a reduced use of Spectrum's line of credit.


                                       80.

Results of Operations for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

     Revenues

     Spectrum's sales increased 17.5% from $20,392,400 in 1997 to $23,951,000 in 1998. The increase was due to sales of existing products in a growing health food marketplace.

     Cost of Goods Sold

     Cost of goods sold as a percentage of revenues decreased from 65.1% of sales in 1997 or $13,267,400, to 64.5% of sales in 1998 or $15,483,300. The decrease in the cost of goods sold as a percentage of revenue was due to lower raw material costs, more efficient manufacturing processes and a higher percentage of revenues coming from the higher margin Spectrum Essentials product line.

     Operating Expenses

     Operating expenses increased 19.8% from $4,470,900 in 1997 to $5,356,500 in 1998. This increase was due primarily to increased sales and marketing related expenses resulting from the higher revenues, and increased general and administrative expenses as a result of one-time expenses associated with the efforts to sell the business.

     Other Expenses

     Other expenses increased 30.4% from $391,000 in 1997 to $509,800 in 1998. This increase was due to increased long-term debt to finance equipment purchases and loss on disposal of assets due to write-off of non year-2000 compliant software and obsolete equipment.

Liquidity and Capital Resources

     As of March 31, 1999 Spectrum had utilized $1,092,000 of an aggregate of $2,600,000 in two separate revolving lines of credit with National Bank of the Redwoods and Bank of the West. The agreements require Spectrum to meet restrictions related to key financial ratios, cash flow, and non-bank debt, and are secured by substantially all assets of Spectrum, a life insurance policy in the name of the majority shareholder and the majority shareholder's personal guarantee. Spectrum also had $428,600 available from a $1,000,000 new equipment loan, which was fully utilized by June 30, 1999. Spectrum also has a number of long-term debt instruments aggregating approximately $3,600,000.

     Spectrum believes that the existing credit line and term debt, together with the current cash flow from operations, will be sufficient to fund Spectrum's estimated cash requirements for at least 12 months. Spectrum, however may also need to raise additional capital through additional debt or the issuance of securities in private or public transactions to complete the mergers. There can be no assurance that acceptable financing for future transactions can be obtained. If such financing is sought by Spectrum, it may be necessary to encumber Spectrum's assets that could be lost in the event of a default by Spectrum. Moreover, there can be no assurance that Spectrum will be able to generate sufficient funds to satisfy interest payments due on any such financing.

Year 2000 Compliance

     Spectrum uses computer software that may be impacted by the "Year 2000" problem, and also relies upon vendors of equipment and services whose products may be impacted by the Year 2000 problem. Spectrum's Year 2000 compliance issues include:


                                       81.

     o    the equipment it uses in its manufacturing process;

     o the hardware and third-party software it uses for corporate administration;

     o the services of third-party providers it purchases for certain professional services; and

     o    the external services such as telecommunications and electrical power.

     Spectrum has initiated a plan that will attempt to identify all computer hardware and software, plant equipment and services upon which it relies that may be impacted. After identification of any problem areas, Spectrum will verify whether or not those products or services are Year 2000 compliant. The plan includes contacting those vendors or service providers to determine their compliance or plans to become compliant before December 31, 1999. It is the intent of Spectrum to complete this process by December 31, 1999.

     Spectrum uses various pieces of equipment in its manufacturing process that may contain computer chips that could be affected by the Year 2000 problem. Spectrum has started, but not completed, a program to identify which pieces of equipment could be affected and how the affected equipment could be updated.

     Spectrum's corporate administrative and operating systems are exclusively PC-based using a commercially available software package. Spectrum has received written confirmation from the legal department of the software developer confirming that it is Year 2000 compliant.

     Spectrum uses outside service providers for the processing and administration of its payroll, 401(k) retirement plan and insurance benefit programs. Although a survey of these service providers has not been completed, Spectrum believes that these providers will have Year 2000-compliant systems.

     Spectrum has not deferred any information technology projects to date due to the need to assess or ensure Year 2000 compliance of its systems, and does not anticipate that any other information technology projects will be delayed in the future due to the Year 2000 problem.

     Although the total costs of compliance have not been completely assessed, Spectrum management does not believe they will be material in nature. Spectrum believes it has or will achieve timely Year 2000 compliance in advance of December 31, 1999. With respect to external companies that provide telecommunications and electrical power, Spectrum is less certain about the impact of their non-compliance regarding the Year 2000 problem. The loss of these services would create a major disruption of Spectrum's normal operations. Given this scenario, Spectrum would be required to obtain these services from other sources. The cost of switching to other utility providers has not been assessed.

     Issues similar to these also face Spectrum's customers and vendors. Spectrum has not yet completed an assessment of Year 2000 readiness of its customers and vendors. However, based on initial discussions with certain customers and vendors, management does not currently believe that business with those customers and vendors will be significantly disrupted by the Year 2000 problem.

Seasonality

     Historically, Spectrum has experienced little seasonal fluctuation in revenues. Spectrum occasionally contracts for certain product purchases for the entire year at harvest time, or at planting time, to secure raw materials


                                       82.

throughout the year. These purchases take place annually from early spring to mid-summer, and are effected to reduce the risk of price swings due to demand fluctuations. These annual purchases can create overages and shortages in inventory.

New Applicable Accounting Pronouncements

     Effective January 1, 1999, Spectrum adopted the Provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS 130, which establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. The objective of SFAS 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the period. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 130 does not address issues of recognition or measurement for comprehensive income and its components and, therefore, had no impact on the financial condition or results of Spectrum upon adoption. Spectrum currently has no transactions that would be classified as elements of comprehensive income not reported in the Statement of Operations.

     Effective January 1, 1999, Spectrum also adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Spectrum believes it operates in only one business segment, production and distribution of processed organic foods, and has already substantially complied with any additional disclosure requirements. SFAS 131 does not address issues of recognition or measurement in the basic financial statements, and thus had no impact on Spectrum's financial condition or results of operation upon adoption.


                                       83.

                              BUSINESS OF SPECTRUM

Overview

     Spectrum is a leading provider of natural and organic edible oils, condiments and essential fatty acid or "EFA" supplements. Spectrum has introduced innovative natural and organic products and has developed markets for its products worldwide. Spectrum has introduced chemical-free oils, flavorful natural condiments, and nutritionally rich EFA products to the marketplace, and has been integral in raising public awareness of the numerous health benefits of consuming EFAs as well as the differences between "good" and "bad" fats. Spectrum has developed the first certified organic olive oil, the first expeller-pressed canola oil, the first fresh organic flax oil, the first organic vinegars, and the first no tropical fat, non-dairy, non-hydrogenated condiment spread known as "Spectrum Spread." Spectrum's current lines of business consist of culinary oils, vinegars, mayonnaise, dressings and spreads under the "Spectrum Naturals" brand, branded food service/commissary sales to natural food retailers, delis, bakeries, restaurants, and other institutions, and EFA nutritional supplement oils under the "Spectrum Essentials" brand.

Products

     Culinary Oils and Condiments

     Spectrum manufactures and markets a complete line of branded edible vegetable oils that are processed and packaged to appeal to the high-end, health conscious consumer. Spectrum also markets a wide range of co-packed certified organic and natural condiments including dressings, mayonnaise, vinegars, and a non-hydrogenated butter and margarine substitute known as Spectrum Spread. All oils are naturally and mechanically expeller extracted or cold-pressed from fruits, nuts, seeds or grain without the use of toxic solvents, chemical adjuncts or preservatives. In 1998, branded retail products accounted for approximately 77% of Spectrum's total sales. A selection of Spectrum's products, including Spectrum Spread, Spectrum Naturals brand mayonnaise and vinegars, and selected vegetable-oil products are sold in one gallon and five gallon containers for commissary and institutional food service sales.

     Spectrum markets over 20 different refined, unrefined natural and third-party certified organic vegetable oils under the Spectrum Naturals brand name. Spectrum's culinary oils and condiment products include:

     o almond, avocado, apricot, canola, coconut, sesame, walnut, peanut, olive, olive/canola blend, super canola, sunflower, soy and safflower oils;

     o four grades of olive oils, including three premium organic extra virgin olive oils (one of which has been awarded a four-star rating from Wine & Spirits Magazine), and a commercial premium extra virgin;

     o organic, flavored spray oils for cooking and seasoning, a spray blend of organic extra virgin olive and canola oils, and a super canola spray for high heat sauteing and coating baking pans;

     o Spectrum's World Cuisine line of flavored ethnic oils, which include flavors such as Asian, Mediterranean, Southwestern, and Thai;


                                       84.

     o canola and "lite canola" (egg-free) mayonnaise products that contain healthy oils and no sugars or preservatives;

     o organic vinegars, including filtered and unfiltered apple cider vinegar, brown rice vinegar, balsamic vinegar, red wine vinegar and white wine vinegar;

     o low-fat salad dressings in flavors such as Zesty Italian, Mango Madness, Creamy Roasted Pepper, Honey Dijon, Southwestern Caesar and Blue Cheese style;

     o fat-free salad dressings in flavors such as Creamy Dill, Creamy Garlic, Sweet Onion and Garlic and Toasted Sesame;

     o New Essential dressings, launched in June 1999, which are 100% organic and contain EFAs as a value-added feature; and

     o Spectrum Spread, a non-hydrogenated, non-trans-fatty acid, tasty and healthful alternative to butter or margarine, which contains no tropical fats, dairy or synthetic saturated fats, and has high efficacy, and is sold in flavors such as Only Olive, Mediterranean, and Essential Omega (the first EFA-based spread).

     The Spectrum Naturals line has been endorsed by Gary Jenanyan, a well-known gourmet chef. Spectrum also produces private labeled products for companies such as Wild Oats Market.

     Nutritional Supplement Oils

     Spectrum also markets a cold expeller-pressed brand of oils under its Spectrum Essentials brand. The Spectrum Essentials products are produced in an environment free of the potentially damaging effects of heat, light, and oxygen in order to preserve its nutritional potency. The Spectrum Essentials line includes a complete line of liquid and encapsulated EFA products that are rich in omega 3 and omega 6 fatty acids. The Spectrum Commodities division uses its proprietary SpectraVac technology to preserve the quality and high level of nutrients of fragile oils that must be handled at cold pressing temperatures to eliminate deterioration. Optimal refrigeration ensures that Spectrum's "seed-to-shelf" process delivers products that are nutritionally potent and chemically stable, with a consistently appealing flavor.

     The Spectrum Essentials product line includes:

     o eight varieties of certified organic, EFA-rich products, six of which are marketed as Veg-Omega3 liquid or capsules;

     o organic Essential Max EFA Blend, which includes unrefined flax, soy, and borage oils, expeller-pressed unrefined wheat germ, lecithin, and natural antioxidants such as Vitamin C and rosemary;

     o    organic flax-borage oil and 100% organic borage oil capsules;

     o hemp oil (which contains no active THC and is therefore legal to produce), a perfectly balanced source of EFAs and rich in chlorophyll, phospholipids and sterols. Many nutritionists believe that hemp oil promotes cell membrane regeneration and improved immunity. Spectrum's hemp oil has a nutty flavor and year-long shelf life;


                                       85.
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     o    unrefined wheat germ oil and fish oil, which have been shown to aid in cholesterol control, and contain a high concentration of Vitamin E and other potent antioxidant agents; and

     o evening primrose oil, the world's largest selling EFA supplement, which is known to help regulate hormones and vital brain functions.

     Industrial Ingredients

     Founded in 1995 to leverage Spectrum's procurement and vertical integration strength, the Spectrum Commodities division sells organic and natural oils and vinegars to other manufacturers as industrial ingredients. The growing list of customers includes organic and specialty food companies, health and beauty aid manufacturers and nutritional supplement marketers that use EFAs as an ingredient.

     Spectrum's production facility packs oils in various sizes from one gallon to 290 gallon totes, as well as the movement of full tankers directly from Spectrum's contract producers to ingredients customers. Drums of organic apple cider, wine and rice vinegar are packed for industrial sales from Spectrum's annual production of these certified organic commodities. An increasing number of new customers are evolving from the sale of EFA supplement oils and by-products manufactured using Spectrum's SpectraVac technology.

Markets and Customers

     Spectrum's products are sold in three main market segments within the natural foods marketplace:

     o Natural foods retailers represent Spectrum's oldest market and comprised about 75% of its sales in 1998. While Spectrum products are sold to stores of all sizes, the larger natural foods remain Spectrum's key customers.

     o Mainstream food retailers, which include both specialty/gourmet retailers and supermarket chains, and accounted for about 9% of Spectrum's total sales in 1998. The product categories that have proved most successful in the specialty and grocery segments are packaged culinary oils and vinegars. Mainstream grocery stores are becoming strong competitors to natural foods supermarkets as they stock a wider array of natural foods that appeal to the crossover consumer market. During the last three years, the crossover of nontraditional consumers of natural food has become a fast-growing segment.

     o Spectrum has developed a strong program of sales to retailer deli sections along with commissary and institutions, which accounted for approximately 10% of total sales in 1998. Bulk products sold include a full range of natural oils, some organic cooking oils, spreads and selected condiments.

Competition

     In the specialty culinary oils market, Spectrum's competitors include Hain, Loriva, Anglia (Oils of the World), Consorzio and other private label brands. New entrants to the market are increasing as specialty oil companies respond to upward trending in demand. In the nutritional oils market, Spectrum faces competition from Omega, Arrowhead, Jarrow, Source Naturals, Flora, Health from the Sun, Barleans, and numerous other private label producers. Spectrum faces competition in the natural food condiments market from Eden, Canoleo, Nasoya, Annie's, and Braggs.


                                       86.
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     Spectrum also faces competition from makers of mass market cooking oils such as ConAgra, Inc. through its Wesson brand, CPC International, through its Mazola brand, The Proctor & Gamble Company, through its Puritan brand, Hollywood, Ventura Foods, through its Saffola brand, and Colavita. These mass market products are commodity-based everyday cooking oils and constitute a formidable presence on grocery and supermarket shelves, due to their lower prices due to volume-driven freight and distribution cost savings, use of lower cost raw material and other cost benefits.

     Many of Spectrum's competitors are larger than Spectrum and have more financial, marketing and management resources, and brand name recognition, than it does.

Operations

     Spectrum operates multiple production and bottling lines that accounted for 55% of gross sales in 1998. Oil bottling is currently only being utilized on a one shift basis, and warehousing is at approximately 90% capacity. Spectrum is moving towards full capacity utilization on a single shift basis, and has already upgraded bottling systems to meet unique packaging and private labeling requirements, such as the use of plastic bottles, square bottles and pressure-sensitive labels, as well as the packing of sensitive nutritional and culinary oils. A dedicated bulk line exists for one gallon container, five gallon containers, drums and totes.

     Spectrum currently occupies a 50,000 square-foot facility and leased an additional 6,000 square feet of office space in June 1999.

Marketing Strategy

     The Spectrum Naturals brand continues to be well-positioned as a high quality provider of natural and organic vegetable oils and condiments to the natural foods marketplace. The Spectrum Essentials brand has also been well-positioned as a leading provider of nutritional supplements in the EFA category. Spectrum has already achieved a memorable brand image through its colorful and inviting packaging, consistency in using superior quality raw ingredients, outstanding product literature and information, and excellent tasting products. Educational programs are an important component of Spectrum's marketing strategy, as it seeks to raise consumer awareness of all its product lines, and Spectrum's use of manufacturing practices that have minimal environmental impact.

     Spectrum is aggressively pursuing greater market share through product line extensions and diversification and further penetration into U.S. and Canadian markets. Spectrum intends to enter new market segments as opportunities are identified. Spectrum also intends to position its brand to advance more deeply into foreign markets such as Japan and Europe.

Trade Names and Trademarks

     Spectrum has federal registrations for its "Spectrum Naturals," "Spectrum Essentials," "SpectraVac," "Spectrum Spread, "Veg-Omega3," "Community Foods" and "World Cuisine" trademarks. There can be no assurance that any trademark, service mark or trade name registrations will be granted to the Spectrum, or, if granted, that the trademarks, service marks or trade names will not be infringed upon or challenged by others.


                                       87.
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Government Regulation

     Spectrum is subject to various federal, state and local regulations relating to cleanliness, maintenance of food production equipment, food storage and food handling, and Spectrum is subject to unannounced on-site inspections of its manufacturing facilities. As a manufacturer and distributor of foods, Spectrum is subject to regulation by the U.S. Food and Drug Administration, state food and health boards and local health boards in connection with the manufacturing, handling, storage, transportation, labeling and processing of food products. In order to offer organic food products, Spectrum is also subject to inspection and regulation by the U.S. Department of Agriculture. Regulations in new markets and future changes in the regulations may adversely impact Spectrum by raising the cost to manufacture and deliver Spectrum's products and/or by affecting the perceived healthfulness of Spectrum's products. A failure to comply with one or more regulatory requirements could interrupt Spectrum's operations and result in a variety of sanctions, including fines and the withdrawal of Spectrum's products from store shelves. Spectrum holds all material licenses and permits required to conduct its operations.

     Spectrum is also subject to Federal and state laws establishing minimum wages and regulating overtime and working conditions.

Employees

As of June 1, 1999, Spectrum had 50 employees, including production, warehousing, administrative and senior managers. No Spectrum employees are covered by a collective bargaining agreement. Spectrum believes that its relation with its employees are good. Additionally, Spectrum uses strategic consultants in the following areas: MIS, financial management, engineering, research and development, and quality assurance programs.



                                       88.

                        OFPI MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

Overview

     OFPI was incorporated in 1987 as S&D Foods, Inc., and changed its name to Garden Valley Naturals in 1995. Doing business as Garden Valley Naturals from 1987 to 1996, OFPI has manufactured and marketed pesticide-free or "organic" and "all natural" pasta sauces, salsas and condiments under the brand names "Garden Valley Naturals", "Garden Valley Organics," "Millina's Finest" and "Parrot." It began marketing its Parrot line of salsas in 1987, its Garden Valley Naturals line of condiments in 1991 and its Garden Valley Naturals line of pasta sauces and salsas in 1994. In June 1996, Garden Valley Naturals merged with Organic Food Products, which also marketed a line of organic food products, including pasta sauces, salsas and canned tomatoes, together with dry cut pastas and organic children's meals. The surviving merged entity operates under the Organic Food Products, Inc. name.

Results of Operations for the Nine Months and the Three Months Ended March 31, 1999 and 1998

     OFPI reported a net loss for the nine and three months ended March 31, 1999 of $3,670,000 and $579,000 respectively, compared to net losses of $723,000 and $313,000 for the same periods from the prior year. This loss for the nine months ended March 31, 1999 is partially attributed to the write-off of the goodwill for Sunny Farms of $1.0 million and Global Natural Brand management fees and expenses. Higher organic tomato prices from the prior year and increased cost of goods due to plant inefficiencies resulted in operating losses in the nine and three months period of fiscal 1999.

     Revenues

     Revenues decreased $193,000 or 2.3% for the nine months and $38,000 or 1.5% for the three months ended March 31, 1999, compared to the same periods from the prior fiscal year. The decrease in the year-to-date and quarterly revenues resulted from a reduction in club stores sales and a decrease in overall pasta sauce product sales due to competitive pressures within the product category. The decrease in pasta sauce sales was partially offset by the sales of juice products as a result of the Sunny Farms acquisition in February 1998.

     Cost of Goods Sold

     OFPI's cost of goods sold increased as a percentage of sales for the nine and three months ended March 31, 1999, reaching 87.1% and 84.2% respectively, compared to 73.8% and 76.8% for the same periods from the prior year. The increase in the year-to-date and quarterly expense resulted from organic tomato price increases over the previous fiscal periods, manufacturing inefficiencies in the production facility and production of low margin juice products in fiscal 1998.

     Sales and Marketing Expenses

     OFPI's sales and marketing expense decreased as a percentage of sales for the nine and three months ended March 31, 1999, reaching 25.7% and 25.4%, respectively, compared to 27.2% and 25.6% for the same periods from the prior year. The decrease in the year-to-date and quarterly expense reflected a reduction in fixed selling costs, partially off-set by higher manufacturers' charge-backs and other promotional programs. The reduction in fixed selling expenses was essentially offset by higher promotional cost in the three month period.


                                       89.

     General and Administrative Expenses

     OFPI's general and administrative expense as a percentage of sales for the nine months ended March 31, 1999 was 17.3% and 10.4%, respectively, compared to 9.4% and 12.1% for the same periods from the prior year. The percentage and dollars increase in the year-to-date expense resulted from charges for management service fees from Global Natural Brands and increases in legal and accounting services. The quarterly expense percentage and dollars decreased from the same period prior year reflecting a reduction in salaries and wages, partially offset by increased professional fees.

     Loss on Write-down of Goodwill

     During December 1998, OFPI determined that goodwill related to the February 1998 purchase of Sunny Farms was impaired, based on estimations of expected undiscounted future cash flows under current operating conditions. Discounted cash flow estimates under the same operating assumptions indicated they may not be sufficient to recover the cost of the goodwill arising from the purchase of Sunny Farms and, accordingly, goodwill of $1,020,000 was written off. This amount, which includes an estimate of the value of the contingent shares to be released to the former owners of Sunny Farms based on certain earnout provisions, is included in "loss on writedown of fixed assets and goodwill" in the accompanying statements of operations.

     Net Interest Expense

     OFPI's net interest expense increased as a percentage of sales for the nine and three months ended March 31, 1999, reaching 1.7% and 2.9%, respectively, compared to 0.7% and 0.8% for the same periods from the prior year. The increase in the year-to-date and quarterly expense resulted from increased usage of OFPI's line-of-credit facility to fund operating losses and the higher interest rate charged by FINOVA Capital versus Wells Fargo Bank.

Results of Operations for the Year Ended June 30, 1998 Compared to the Year Ended June 30, 1997

     Revenues

     OFPI's revenues for the year ended June 30, 1998 were $12,304,000 compared to $11,379,000 for the year ended June 30, 1997, an increase of $925,000, or 8.1% compared to 48.9% increase in 1997. The increase in revenues in fiscal 1998 was primarily due to the acquisition of the natural juice business of Sunny Farms Corporation in February of 1998. The fiscal 1997 increase was attributable to the acquisition of OFP in June 1996.

     Cost of Goods Sold

     OFPI's cost of goods sold for fiscal 1998 was $9,420,000 or 76.6% of sales, versus $7,530,000, or 66.2% of sales for fiscal 1997. The increase in cost-of-goods sold was due to increased manufacturing costs due to excess capacity, inventory write-downs, and higher priced raw food ingredients for Sunny Farms' products. Moreover, Sunny Farms' products were co-packed (manufactured and packaged by an outside processor) from the time of its acquisition through the end of fiscal 1998. Accordingly, the resultant gross margin was significantly below the margin which could have been attained had all products been produced by OFPI. Subsequent to year-end, Sunny Farms has been fully integrated into the OFPI organization and the anticipated synergies should be attained given that its products are now being manufactured by OFPI.


                                       90.

     Additionally, subsequent to year-end, organizational changes have been made within the manufacturing and purchasing functions. As a result, management believes that OFPI's operations will become more efficient and purchasing costs will decrease by the end of fiscal 1999, producing reductions in cost of goods sold in subsequent periods.

     Sales and Marketing Expenses

     OFPI's sales and marketing expense for fiscal 1998 as $3,049,000, or 24.8% of sales, versus $2,409,000 or 21.2% of sales for fiscal 1997. The increase in sales and marketing expense was due to increases in personnel and increases in promotional activities such as in-store demonstrations, etc.

     General and Administrative Expenses

     OFPI's general and administrative expenses for fiscal 1998 were $1,922,000, or 15.6% of sales, versus $1,119,000 or 9.8% of sales for fiscal 1997. This change was due, in large part, to increases in professional services, legal fees, accounting and tax services and such other costs incidental to OFPI becoming a public company. Moreover, notes receivable from shareholder, $168,000, separation costs associated with the former Chief Executive Officer, $167,000, and $217,000 associated with a failed acquisition were written off. Additionally, contributing to this increase were $154,000 in expenses associated with retaining the Global Natural Brands management team during the fourth quarter of fiscal 1998.

     Loss on Write-down of Fixed Assets and Goodwill

     During fiscal 1998, OFPI determined that certain goodwill and fixed assets were impaired, based on estimations of expected undiscounted future cash flows from operations under current operating conditions. Discounted cash flow estimates under the same operating assumptions indicated that they may not be sufficient to recover the cost of the goodwill arising from the purchase of OFP, and accordingly, goodwill of $2,182,000 was written off. The related fixed assets were reduced by $240,000 to its fair value as estimated by appraisal from an independent third party. The resulting total $2,422,000 loss is included in "Loss on write-down of fixed assets and goodwill" in the accompanying statements of operations. The affected fixed assets will be depreciated at their new book basis over their remaining useful life. Unamortized goodwill of $923,000 relating to the February 1998 Sunny Farms acquisition was not affected as of June 30, 1998, but was reevaluated in December 1998.

     Net Interest Expense

     OFPI's interest expense for fiscal 1998 was $102,000 versus $261,000 for fiscal 1997. The decrease in interest expense resulted from a 60% reduction in notes payable as well as a decrease in the utilization of the revolving credit line due to the application of IPO proceeds to pay down debt. (See Liquidity and Capital Resources).

     Deferred Tax Assets

     Since OFPI could not determine that it was more likely then not that the deferred tax assets would be realized, a 100% valuation allowance was provided.



                                       91.

Year 2000 Compliance

     OFPI uses computer software that may be impacted by the "Year 2000" problem, and also relies upon vendors of equipment and services whose products may be impacted by the Year 2000 problem. OFPI's Year 2000 compliance issues include:

     o    the equipment it uses in its manufacturing process;

     o the hardware and third-party software it uses for corporate administration;

     o the services of third-party providers it purchases for certain professional services; and

     o    the external services such as telecommunications and electrical power.

     OFPI has initiated a plan that will attempt to identify all computer hardware and software, plant equipment and services upon which it relies that may be impacted. After identification of any problem areas, OFPI will verify whether or not those products or services are Year 2000 compliant. The plan includes contacting those vendors or service providers to determine their compliance or plans to become compliant before December 31, 1999. It is the intent of OFPI to complete this process by December 31, 1999.

     OFPI uses various pieces of equipment in its manufacturing process that may contain computer chips that could be affected by the Year 2000 problem. OFPI has started, but not completed, a program to identify which pieces of equipment could be affected and how the affected equipment could be updated.

     OFPI's corporate administrative and operating systems are exclusively PC-based using a commercially available software package. OFPI has received written confirmation from the legal department of the software developer confirming that it is Year 2000 compliant.

     OFPI uses outside service providers for the processing and administration of its payroll, 401(k) retirement plan and insurance benefit programs. Although a survey of these service providers has not been completed, OFPI believes that these providers will have Year 2000-compliant systems.

     OFPI has not deferred any information technology projects to date due to the need to assess or ensure Year 2000 compliance of its systems, and does not anticipate that any other information technology projects will be delayed in the future due to the Year 2000 problem.

     Although the total costs of compliance have not been completely assessed, management does not believe they will be material in nature. OFPI believes it has or will achieve timely Year 2000 compliance in advance of December 31, 1999. With respect to external companies that provide telecommunications and electrical power, OFPI is less certain about the impact of their non-compliance regarding the Year 2000 problem. The loss of these services would create a major disruption of OFPI's normal operations. Given this scenario, OFPI would be required to obtain these services from other sources. The cost of switching to other utility providers has not been assessed.

     Issues similar to these also face OFPI's customers and vendors. OFPI has not yet completed an assessment of Year 2000 readiness of its customers and vendors. However, based on initial discussions with certain customers and vendors, management does not currently believe that business with those customers and vendors will be significantly disrupted by the Year 2000 problem.

Seasonality

     Historically, OFPI has experienced little seasonal fluctuation in revenues. OFPI occasionally contracts for certain product purchases for the entire year at harvest time, or at planting time, to secure raw materials throughout the year. These purchases take place annually from early spring to mid-summer, and are effected to reduce the risk of price swings due to demand fluctuations. These annual purchases can create overages and shortages in inventory.


                                       92.

Liquidity and Capital Resources

     As of March 31, 1999, OFPI's cash position was limited. OFPI has a $3,000,000 revolving line of credit and a $500,000 equipment line. The funds available to OFPI are based upon discounted accounts receivable and inventory. Thus, OFPI has only been able to borrow approximately 44% or $1,319,000 of the $3,000,000 revolving line of credit, much of which has been used to repay prior debt commitments. The operating losses over the past nine months have significantly reduced working capital and availability of funds under OFPI's line of credit. Without the infusion of additional capital resources, management is uncertain OFPI will have sufficient cash to support future business operations. To remedy this situation, management implemented a cost reduction program, reducing cash expenditures in the most recent quarter, and has explored various options to generate additional cash.

New Applicable Accounting Pronouncements

     Effective July 1, 1998, OFPI adopted the Provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS 130, which establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. The objective of SFAS 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the period. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 130 does not address issues of recognition or measurement for comprehensive income and its components and, therefore, had no impact on the financial condition or results of OFPI upon adoption. OFPI currently has no transactions that would be classified as elements of comprehensive income not reported in the Statement of Operations.

     Effective July 1, 1998, OFPI also adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. OFPI believes it operates in only one business segment, production and distribution of processed organic foods, and has already substantially complied with any additional disclosure requirements. SFAS 131 does not address issues of recognition or measurement in the basic financial statements, and thus had no impact on OFPI's financial condition or results of operation upon adoption.

Related Party Transactions

     During the nine month period ended March 31, 1999, Global billed OFPI $380,290. However, certain of these amounts are in dispute and may be offset by amounts owed to OFPI by Global. These related party transactions include expenses for personal expenses. Global, a shareholder of OFPI, was a management group retained by OFPI through October 1998 to oversee daily operations. The management services agreement with Global was terminated on October 26, 1998.


                                       93.

                                BUSINESS OF OFPI

Overview

     OFPI was incorporated in 1987 as S&D Foods, Inc., and changed its name to Garden Valley Naturals in 1995. Doing business as Garden Valley Naturals from 1987 to 1996, OFPI has manufactured and marketed pesticide-free or "organic" and "all natural" pasta sauces, salsas and condiments under the brand names "Garden Valley Naturals", "Garden Valley Organics", "Millina's Finest" and "Parrot." It began marketing its Parrot line of salsas in 1987, its Garden Valley Naturals line of condiments in 1991 and its Garden Valley Naturals line of pasta sauces and salsas in 1984. In June 1996, Garden Valley Naturals merged with Organic Foods Products, which also marketed a line of organic food products, including pasta sauces, salsas and canned tomatoes, together with dry cut pastas and organic children's meals. The surviving merged entity operates under the Organic Food Products, Inc. name.

     In June 1996, OFPI restructured its Garden Valley Organics, Parrot and Millina's Finest product lines by eliminating all non-organic products, eliminating salsas and ketchup sold under the Millina's Finest brand name, and adding pasteurized organic fruit juices to its product offerings. In February 1998, OFPI acquired product lines from Sunny Farms Corporation of Richmond, California, a producer of natural fruit and vegetable juices for the food service retail market. Sunny Farms also markets a line of bottled water products under the Napa Valley Springs Water brand. In April 1998, OFPI introduced a new energy drink known as Energy Plus. This drink is positioned to compete with energy drinks marketed under the brand names Red Bull and Hansen's. The ingredients in Energy Plus are healthy and meant to give the users a "natural" lift.

     OFPI sells its products either directly or through distributors or independent commissioned food brokers and specialty food brokers to health food and specialty food stores, club stores, including Price/Costco and BJ's, and retail chain and independent grocery stores, including Safeway, A&P, Trader Joe's, Raley's, Long's and Lucky's.

Strategy

     OFPI's business strategy is to:

     o increase revenue by offering additional organic food products through OFPI's existing distribution network;

     o reduce costs and improve operating efficiencies by using OFPI's excess manufacturing capacity to increase the volume of products it manufactures for itself as well as for others;

     o expand current geographic and retail store distribution by offering OFPI's products in new markets and increasing distribution in existing markets; and

     o    specialize in the marketing of organic food products.

     OFPI has added new products through its strategic purchase of two brands as well as the private label juice business from Sunny Farms. New product offerings open new channels of distribution, expand revenues and improve the utilization of manufacturing facilities, expand OFPI's current geographic and retail store distribution by offering OFPI's products in new markets and increasing distribution in existing markets, and specialize in the marketing of organic food products.


                                       94.

     Offer additional organic food products. OFPI continues to offer new products and develop new flavors and packages for its sauces and salsas in order to add to its product offerings. OFPI believes that offering additional products will increase revenues without proportionately increasing costs, due to the economies of scale that result from volume product manufacturing efficiencies as well as better utilization of OFPI's existing distribution channels.

     Increase manufacturing volumes. OFPI believes it can reduce per unit manufacturing costs by using its excess manufacturing capacity to increase manufacturing volume. OFPI seeks to increase its manufacturing volume by adding new products and by manufacturing food products for other food marketers on a contract basis.

     Expand geographic and retail store distribution. Although OFPI has national distribution for its products in health food stores, distribution of products through club stores and grocery stores is primarily limited to northern California and the northeast coast of the United States. OFPI is seeking additional distribution channels in order to increase its club store, grocery store, and convenience store sales throughout the United States.

     Specialize in the marketing of organic food products. OFPI believes its exclusive marketing of organic food products will improve its brand image and awareness and generally promote its consumer sales.

Products

     OFPI introduces and discontinues products on a regular basis, consistent with customary practices of other firms in the processed food industry. OFPI's current product lines are as follows:

     Organic Pasta Sauces and Pastas

     OFPI markets 20 organic pasta sauces under the Garden Valley Organic and Millina's Finest brand names. The pasta sauces are all natural and most are fat-free. Varieties include garden vegetable, sun-dried tomato, roasted garlic tomato, tomato mushroom, sweet pepper and onions, hot and spicy, smoked garlic and zesty basil. OFPI also offers dry organic pastas including spaghetti, linguini, fettuccine, angel hair, rotini, penne and bowties.

     Organic Salsas

     OFPI markets 16 organic salsas under the Garden Valley Organic brand name including five varieties of fat-free and vinegar-free salsas (sun-dried tomato, roasted garlic tomato, black bean, black bean and corn and chunky organic tomato) in three levels of heat, mild, medium and hot. A medium green tomatillo salsa is also available. OFPI also markets a line of ten organic salsas under the Parrot brand name. Varieties include chunky, black bean, tomatillo, spicy gourmet as well as an enchilada sauce.

     Natural Juices and Water

     OFPI markets a line of natural fruit and vegetable juices under the Sunny Farms brand name. In addition, it also distributes a line of bottled water products under the Napa Valley Springs Water brand.


                                       95.

     Organic Condiments

     OFPI offers three organic mustards under the Garden Valley Organic brand name. All three mustards use organic mustard seed for flavoring and are offered in yellow, stoneground and dijon. OFPI offers an organic ketchup and an organic crushed garlic under the Millina's Finest brand name. All condiments are fat-free and sugar-free.

     Children's Meals

     OFPI offers five canned organic children's meals, composed of pasta rings in tomato sauce, pasta rings in tomato cheese sauce, letters and numbers in tomato sauce, pasta rings and veggie franks, and beans with veggie franks.

     Organic Juices

     OFPI markets a line of pasteurized organic fruit juices under the "Cinagro" brand name in 32 oz. and 10 oz. glass jars. Flavors include Carrot/Lemon Lime, Apple Carrot Smoothie, Total Tomato, Veggie Array, Hibiscus Super "C", Lemon Berry, Tropical Peach, and Very Berry Cranberry.

     Functional Beverages

     OFPI markets a functional beverage called Energy Plus, sold in 7.7 oz. cans in a single flavor.

Sales and Distribution

     OFPI sells its products either directly or through distributors or independent commissioned food brokers and specialty food brokers to health food and specialty food stores, club stores, including Price/Costco and BJ's, retail chain and independent grocery stores, including Safeway, A&P, Trader Joe's, Raley's, Long's and Lucky's, and convenience stores. Currently OFPI's products are offered in over 6,000 health food stores, 250 club stores and 2,000 grocery stores located in all 50 states and in the Far East, Middle East, Canada, and Europe. OFPI currently uses 21 specialty food brokers and 50 food distributors to sell to health food and other independent retail stores and 8 food brokers to sell to club stores and certain grocery store chains. OFPI also sells directly to other grocery store chains. In order to increase its distribution and sales, OFPI offers special promotional pricing and occasionally may pay "slotting fees," which are payments made by food processors and distributors to retail stores in order to acquire retail shelf space for their food products.

     A broker incentive plan has been implemented based on semi-annual quotas to motivate brokers to increase their sales of OFPI products. OFPI has also entered into "preferred vendor" arrangements with certain retail store chains to obtain closer working relationships and enhanced retail merchandising and promotional support. It has also entered into an agreement with California Beverages in San Francisco to distribute OFPI's Energy Plus line through some of California Beverages' 2,600 San Francisco area accounts, and is working to add other distributors to expand coverage in the San Francisco area.

     OFPI is focusing on its core natural foods distribution, and is entering into new distribution arrangements with mass market accounts where profitable. Management believes there is an opportunity to enter conventional supermarkets as they become more committed to providing a variety of organic and natural food products.


                                       96.

Marketing and New Product Development

     OFPI's product marketing emphasizes the organic, all natural and generally fat-free content of its products as a healthful and tasty alternative to similar traditional food products. Each brand is targeted toward specific consumer segments with appropriate products, flavor variants, images and messages. OFPI promotes its Millina's Finest and Parrot product lines for sale to natural food and health food stores and the specialty or "gourmet" departments of grocery stores, while the Garden Valley Naturals line is offered as a lower priced mass market product. OFPI also promotes a pricing strategy in which its organic food products are offered at prices only slightly higher than their non-organic counterparts. United Natural Foods accounted for approximately 26% and Price/Costco accounted for approximately 17% of OFPI's revenues for the year ended June 30, 1998. In the nine months ended March 31, 1999, United Natural Foods accounted for approximately 25% and Price/Costco accounted for approximately 10% of OFPI's revenue. A loss of either of these customers would have a material adverse effect on OFPI's operations.

Manufacturing

     OFPI manufactures its products in a 24,000 square-foot food processing and warehouse facility it leases in Morgan Hill, California. Manufacturing involves mixing the product's ingredients in 1,000 gallon kettles and then bottling, labeling and casing the product for delivery to the customer. Some products are packaged in shrink-wrapped combination packs consisting of two or more separate products in one tray. OFPI manufactures all of its products, except its mustard condiments, Kids' Meals, Energy Plus and certain beverage sizes and pastas which are processed and packaged for OFPI by a co-packer. In addition to the Morgan Hill facility, OFPI uses public warehouse facilities on the east coast of the United States for inventory storage and distribution.

     While many raw materials are available from a number of sources, OFPI currently purchases its organic tomato products from only two suppliers and has written agreements covering a majority of its anticipated tomato product purchases. Sun Garden Packing Company sourced approximately 20% of OFPI's raw material purchases for the year ended June 30, 1998. OFPI believes that other suppliers are available who could provide products at similar prices and terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which could adversely affect operating results.

Competition

     The natural food and health food industries in general and the pasta sauce, salsa, condiment and fruit juice businesses in particular are highly competitive, and there are numerous multinational, regional and local firms that currently compete, or are capable of competing, with OFPI. In the non-organic pasta sauce market, our competitors include The Campbell's Soup Company, through its Prego brand, Unilever Canada Limited, through its Ragu brand, Borden, Inc., through its Classico brand, and Newman's Own. In the non-organic salsa market, we face competition from Campbell's Soup's Pace brand, the Old El Paso brand of International Home Foods, Inc. and the La Victoria brand of products of Authentic Specialty Foods (DESC). Our competitors in the non-organic condiments market include H.J. Heinz Company, Reckitt & Colman Inc., which markets French's mustard, and International Home Foods, which markets Gulden's mustard. Our competition in the fruit juice market includes The Coca-Cola Company, through its Minute Maid brand, and Del Monte Foods International, Inc. We compete with national cut pasta manufacturers such as Borden, through its Ravarino & Freschi brand, and New World Pasta Company, which sells pasta under the American Beauty and Ronzoni brands.


                                       97.

     We also compete with DeBoles, which makes a line of pastas and organic and natural pasta sauces. In the organic salsa market, our competitors include Simply Natural, Small Planet Foods, L.L.C.'s Muir Glen line of products, and Enrico. We face competition in the natural food condiment market from Eden, Canoleo, Nasoya, Annie's, and Braggs. In the organic or natural fruit juice market, we face competition from Odwalla, Inc. and J.M. Smucker Company's Knudsen brand of drinks.

     Competitive factors in the pasta sauce, salsa and related specialty foods industry include price, quality, brand image and flavor. OFPI positions its product lines to be slightly more expensive than their nonorganic food counterparts but consistent with prices charged by other organic food marketers. OFPI believes its products compete favorably against other organic foods with respect to quality and flavor.

Trade Names and Trademarks

     OFPI has federally registered its "Millina's Finest" and "Parrot Brand" trademarks, and has applied for federal trademark registration for its "Cinagro" brand. There can be no assurance that any trademark or trade name registrations will be granted to OFPI, or, if granted, that the trademarks or trade names will not be copied or challenged by others.

Government Regulation

     OFPI is subject to various federal, state and local regulations relating to cleanliness, maintenance of food production equipment, food storage and food handling, and OFPI is subject to unannounced on-site inspections of its manufacturing facilities. As a manufacturer and distributor of foods, OFPI is subject to regulation by the U.S. Food and Drug Administration, state food and health boards and local health boards in connection with the manufacturing, handling, storage, transportation, labeling and processing of food products. In order to offer organic food products, OFPI is also subject to inspection and regulation by the U.S. Department of Agriculture. Regulations in new markets and future changes in the regulations may adversely impact OFPI by raising the cost to manufacture and deliver OFPI's products and/or by affecting the perceived healthfulness of OFPI's products. A failure to comply with one or more regulatory requirements could interrupt OFPI's operations and result in a variety of sanctions, including fines and the withdrawal of OFPI's products from store shelves. OFPI holds all material licenses and permits required to conduct its operations.

     OFPI is also subject to federal and state laws establishing minimum wages and regulating overtime and working conditions.

Employees

     As of June 1, 1999, OFPI had 29 employees including its executive officers, food production, processing and warehousing employees and administrative personnel. OFPI's employees are not covered by a collective bargaining agreement, but OFPI considers its employee relations to be satisfactory.

Property

     OFPI leases approximately 24,000 square feet for its corporate office, manufacturing and warehouse facility in Morgan Hill, California from a non-affiliate on a seven-year lease expiring April 30, 2003, at a monthly rental of $6,674 plus rental escalations of 3% per year. OFPI is negotiating with its landlord to lease to OFPI an additional 30,000 square feet of space for additional warehousing facilities, although no such lease has been executed.


                                       98.

Legal Proceedings

     In October 1998, OFPI terminated its management agreement with Global Natural Brands, Ltd., pursuant to which Global was to provide executive management services to OFPI. Following the termination of the agreement, Global and the following employees of Global, James F. Swallow, David J. O'Gorman, J. Bradley Barbeau, and Ronald Balsbaugh, filed a complaint against OFPI and its board of directors in Santa Clara County Superior Court, Case No. CV777541. The complaint made claims for damages for breach of the management agreement of approximately $306,000, plus other unspecified amounts, unpaid wages, and injunctive relief to enjoin OFPI from terminating the management agreement.

     In October 1998, Global's application for a temporary restraining order against OFPI was denied. In November 1998, OFPI requested mediation of the dispute in accordance with the terms of the management agreement. In December 1998, Global's motion for preliminary injunction was denied. In January 1999, Global amended its complaint to include additional causes of action and applied for a right to attach order and an order for issuance of a writ of attachment. The court denied Global's attachment application on January 13, 1999. In June 1999, the parties mediated the dispute without success. Global has requested binding arbitration under the terms of the management agreement. OFPI intends to continue to defend itself vigorously with respect to these legal matters.

     See "Where You Can Find More Information" on page 1.


                                       99.

                          CHANGE IN ACCOUNTANTS OF OFPI


     In June 1998, OFPI elected to terminate its relationship with Semple & Cooper, LLP as independent auditors of OFPI.

     None of Semple & Cooper's reports on OFPI's financial statements for the fiscal years ended June 30, 1997 and June 30, 1996 contained an adverse opinion or disclaimer of opinion, nor were their opinions qualified or modified as to audit scope or accounting principles. During the fiscal years ended June 30, 1997 and June 30, 1996 and the subsequent interim period through Semple & Cooper's termination, there were no disagreements with Semple & Cooper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Semple & Cooper's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports, not were there any reportable events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K of the Securities Act.

     On June 18, 1998, the audit committee of the board of directors approved the termination of Semple & Cooper and authorized the appointment of BDO Seidman, LLP as OFPI's new accountants.

     In July 1998, OFPI appointed BDO Seidman as OFPI's independent auditors for the fiscal year ended June 30, 1998. During the fiscal year ended June 30, 1998, OFPI did not consult with BDO Seidman, LLP regarding the application of accounting principles or type of audit opinion that might be rendered nor any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event of the type requiring disclosure under
Item 304(a)(1)(v) of Regulation S-K.


                                      100.

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


     The following unaudited pro forma combined statements of operations for the year ended December 31, 1998 and the three month period ended March 31, 1999, and the unaudited pro forma combined balance sheet as of March 31, 1999 have been prepared to illustrate the estimated effects of the OI merger and the Spectrum merger. The pro forma financial statements do not reflect any anticipated costs savings from the mergers, or any synergies that may result, and there can be no assurance that any such cost savings or synergies will occur.

     The unaudited pro forma combined statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999, give effect to the mergers as if they each had occurred on January 1, 1998. For pro forma purposes, the financial statements of OFPI for the fiscal year ended June 30, 1998 have been restated to reflect a December 31 year end, and have been combined with the financial statements of OI and Spectrum for the year ended December 31, 1998. The unaudited pro forma combined balance sheet gives effect to the mergers as if they had occurred on March 31, 1999.

     The information in the historical columns for OI and Spectrum is based on the historical financial statements elsewhere in this joint proxy statement/prospectus. The information in the historical column for OFPI for the pro forma balance sheet is based on the historical financial statements elsewhere in this joint proxy statement/prospectus. The information in the historical columns for OFPI for the pro forma statements of operations is based on or derived from historical financial statements not included in this prospectus in order to present reporting periods comparable to those of OI and Spectrum. The adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

     The pro forma financial statements are not necessarily indicative of what the combined companies' financial position or results of operations would actually have been had the mergers in fact occurred on such dates, or to project the combined companies' results of operations for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements (and related notes) and Management's Discussion and Analysis of Financial Condition and Results of Operations for each of OI, Spectrum and OFPI included elsewhere in this joint proxy statement/prospectus.


                                      101.

                               UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                        (Three Months Ended March 31, 1999)


                                                                                                  Pro Forma    Pro Forma
                                                 OI            OFPI        Spectrum              Adjustments    Combined
                                                 --            ----        --------              -----------    --------
                                                        (in thousands, except per share amounts)

Revenues .................................    $  1,324       $  2,530       $  6,506   (a)       $    (21)      $ 10,339
Cost of goods sold .......................       1,130          2,130          4,057   (a)       $    (21)         7,296
                                              --------       --------       --------             --------       --------
Gross profit .............................         194            400          2,449                 --            3,043
Goodwill amortization ....................           7           --             --     (b)            148            155
Operating expenses .......................         143            906          1,979                 --            3,028
                                              --------       --------       --------             --------       --------
Earnings (loss) from .....................          44           (506)           470                 (148)          (140)
operations
Interest and other expense, net ..........         (44)           (73)          (103)                --             (220)
                                              --------       --------       --------              --------      --------
Income (loss) before income taxes ........        --             (579)           367                 (148)          (360)
Income tax (expense) benefit .............        --             --             (131)  (c)            131           --
                                              --------       --------       --------              --------       --------
Net income (loss) ........................    $   --         $   (579)      $    236              $    (17)      $   (360)
                                              ========       ========       ========              ========       ========
Loss per share, basic
 and diluted .............................                                                                       $  (0.01)
                                                                                                                 ========
Weighted average equivalent
 shares ..................................                                                                         43,562
                                                                                                                 ========


                                                              102.



                               UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                      (Year Ended December 31, 1998)

                                                                                              Pro Forma       Pro Forma
                                             OI            OFPI             Spectrum          Adjustments      Combined
                                             --            ----             --------          -----------      --------
                                                        (in thousands, except per share amounts)

Revenues ................................   $  5,789       $ 12,149       $ 23,951   (a)       $    (89)      $ 41,800
Cost of goods sold ......................      4,921         10,193         15,483   (a)            (89)        30,508
                                            --------       --------       --------             --------       --------
Gross profit ............................        868          1,956          8,468                 --           11,292
Goodwill amortization ...................       --            3,491           --                    593          4,084
and writeoff ............................                                            (b)
Operating expenses ......................        655          5,474          7,324                 --           13,453
                                            --------       --------       --------             --------       --------
Earnings (loss)
from operations .........................        213         (7,009)         1,144                 (593)         6,245
Gain (loss) on ..........................       --             --             (110)                --             (110)
disposal of assets
Interest and other ......................       (109)          (170)          (400)                --             (679)
                                            --------       --------       --------              --------       --------
expense, net
Income (loss) ...........................        104         (7,179)           634                  (593)        (7,034)
before income taxes
Income tax (expense) benefit ............        (33)           122           (231)  (c)             142           --
                                            --------       --------       --------              --------       --------
Net income (loss) .......................   $     71       $ (7,057)      $    403              $   (451)      $ (7,034)
                                            ========       ========       ========              ========       ========
Loss per share, .........................                                                                      $  (0.16)
                                                                                                               ========
basic and diluted
Weighted average ........................                                                                        42,983
                                                                                                               ========
Equivalent shares

Notes to the Unaudited Pro Forma Combined Statements of Operations

(a)  Pro forma adjustment to eliminate inter-company sales between OI and OFPI.

(b) Pro forma adjustment to record amortization of goodwill related to the purchase by Spectrum of OI and OFPI, as combined. The increase in goodwill, determined as described in notes (a) and (b) to the Unaudited Pro Forma
     Combined Balance Sheet that follows, will be amortized over 12.5 years.

(c) Pro forma adjustment to reflect estimated tax position of the combined entity.


                                      103.




                                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                 (March 31, 1999)

                                                                                                         Pro Forma    Pro Forma
                                                                     OI          OFPI     Spectrum      Adjustments   Combined
                                                                     --          ----     --------      -----------   --------
                                                                             (in thousands, except per share amounts)


Cash ...........................................................   $   --     $   --     $    279        $   --      $    279
Accounts and other receivables, net ............................        839      1,088      2,283            --         4,210
Inventories ....................................................      1,686      1,942      2,666            --         6,294
Other current assets ...........................................         80        174        346 (c)       (117)         483
                                                                   --------   --------   --------       --------     --------
Total current assets ...........................................      2,605      3,204      5,574 (c)       (117)      11,266

Fixed assets, net ..............................................       --        1,208      2,342            --         3,550
Intangibles and other long-term assets .........................        279       --          474 (a)       2,376       8,169
                                                                                                  (b)       5,040
                                                                   --------   --------   --------        --------    --------
                                                                   $  2,884   $  4,412   $  8,390        $  7,299    $ 22,985
                                                                   ========   ========   ========        ========    ========

Accounts payable and accrued
Expenses .......................................................   $    481   $  2,379   $  2,996        $   --      $  5,856
Lines of credit ................................................      1,241      1,314      1,092            --         3,647
Other notes and loans payable, current .........................        536        502        606            --         1,644
                                                                   --------   --------   --------        --------    --------
Total current liabilities ......................................      2,258      4,195      4,694            --        11,147

Long-term debt .................................................        205         10      3,091            --         3,306
Other long-term liabilities ....................................       --         --          228            --           228
Shareholders' equity ...........................................        421        207       377 (a)       7,299        8,304
                                                                                                 (b)
                                                                                                 (c)
                                                                   --------   --------   --------       --------     --------
                                                                   $  2,884   $  4,412   $  8,390       $  7,299     $ 22,985
                                                                   ========   ========   ========       ========     ========



Notes to the Unaudited Pro Forma Balance Sheet

(a) Pro forma adjustment to record the effects of the OI merger under the purchase method of accounting. The excess of the $2,798,000 value of the shares in the combined company to be held by former shareholders of OI over the identified tangible net assets of OI is accounted for as goodwill. For this purpose, Spectrum is considered to be the accounting acquirer of OI, since former shareholders of Spectrum will hold a majority of the shares of the combined company.

     The additional goodwill is calculated as follows:            (in thousands)

     Consideration - shares to be issued, valued at
     average of closing price of OFPI stock for the
     three days prior to announcement of the Mergers                $   2,798

     Net tangible assets of OI as of March 31, 1999
     at estimated fair value                                              159
                                                                    ---------

     Excess of cost over assets acquired                                2,639

     Amounts already recorded as goodwill on OI books
     related to earlier transaction                                       263
                                                                    ---------


                                      104.

     Additional goodwill to be recorded                             $   2,376
                                                                    =========

(b) Pro forma adjustment to record the effects of the Spectrum merger under the purchase method of accounting. The excess of the $5,354,000 value of the shares in the combined company to be held by former shareholders of OFPI over the identified tangible net assets of OI is accounted for as goodwill. For this purpose, Spectrum is considered to be the accounting acquirer of OFPI, since former shareholders of Spectrum will hold a majority of the shares of the combined company.

     The additional goodwill is calculated as follows:            (in thousands)

     Consideration - shares to be held after Mergers by
     OFPI shareholders, valued at average of closing price
     of OFPI stock for the three days prior to
     announcement of the Mergers                                    $   5,354

     Net tangible assets of OFPI as of March 31, 1999
     at estimated fair value                                              314
                                                                    ---------

     Excess of cost over assets acquired                            $   5,040
                                                                    =========

(c) Pro Forma adjustment to eliminate deferred tax assets of OI and Spectrum, as it cannot be determined whether they will be realized after the mergers.


                                      105.

                                     EXPERTS

     The financial statements of OI for the year ended December 31, 1998 included in this joint proxy statement/prospectus have been audited by Hutchinson and Bloodgood LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Spectrum Naturals, Inc., for the years ended December 31, 1998 and 1997, included in this joint proxy statement/prospectus have been audited by Moss Adams LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

     The financial statements of OFPI for the year ended June 30, 1998 included in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of OFPI for the year ended June 30, 1997 included in this joint proxy statement/prospectus have been audited by Semple & Cooper, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the OFPI common stock to be issued by OFPI in connection with the mergers will be passed upon by Carr, McClellan, Ingersoll, Thompson & Horn, Professional Corporation, Burlingame, California.

     Carr, McClellan will provide an opinion to OFPI as to the qualification of the Spectrum merger and the OI merger as reorganizations under the Internal Revenue Code. Cooley Godward LLP will provide an opinion to Spectrum as to the qualification of the Spectrum merger as a reorganization under the Internal Revenue Code, and Bosso, Williams, Sachs, Book, Atack & Gallagher, A Professional Corporation will provide OI an opinion as to the qualification of the OI merger as a reorganization under the Internal Revenue Code.




                                      106.

                          INDEX TO FINANCIAL STATEMENTS


Organic Ingredients, Inc.
                                                                          Page
                                                                          ----

         Independent Auditors' Report....................................  F-2
         Balance Sheets..................................................  F-3
         Statements of Income and Retained Earnings......................  F-5
         Statements of Cash Flows........................................  F-6
         Notes to Financial Statements...................................  F-8

Spectrum Naturals, Inc.

         Independent Auditors' Report....................................  F-13
         Balance Sheets..................................................  F-14
         Statements of Income............................................  F-16
         Statements of Stockholder's Equity..............................  F-17
         Statements of Cash Flow.........................................  F-18
         Notes to Financial Statements...................................  F-20

Organic Food Products, Inc.

         Report of Independent Certified Public Accountants .............  F-32
         Report of Independent Certified Public Accountants .............  F-33
         Balance Sheets..................................................  F-34
         Statements of Operations........................................  F-36
         Statements of Shareholders' Equity..............................  F-37
         Statements of Cash Flow.........................................  F-38
         Summary of Accounting Policies..................................  F-40
         Notes to Financial Statements...................................  F-44



                                      107.

                          Independent Auditors' Report
                          ----------------------------


To the Board of Directors
Organic Ingredients, Inc.
Aptos, California

We have audited the accompanying balance sheet of Organic Ingredients, Inc. as of December 31, 1998, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Organic Ingredients, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

April 29, 1999



                                                                   Organic Ingredients, Inc.


                                                                              Balance Sheets
--------------------------------------------------------------------------------------------

                                                                      March 31,  December 31,
                                                                        1999        1998
                                                                        ----        ----
Assets                                                               (Unaudited)
CURRENT ASSETS
     Cash                                                            $     --     $   21,200
     Accounts receivable, trade                                         679,380      277,384
     Other receivables                                                    2,720       11,015
     Advances to suppliers                                              157,310      235,147
     Inventories (Notes 1 and 7)                                      1,686,287    1,916,279
     Prepaid expenses                                                    36,246       33,479
     Deferred tax benefit (Note 5)                                       42,575       42,575
                                                                     ----------   ----------

                  Total current assets                                2,604,518    2,537,079
                                                                     ----------   ----------


PROPERTY AND EQUIPMENT, at cost

     Office equipment                                                    25,387       25,387
     Less accumulated depreciation                                       25,387       25,387
                                                                     ----------   ----------

                                                                           --           --
                                                                     ----------   ----------

OTHER ASSETS

     Goodwill, net of accumulated amortization of $30,000 (Note 1)      262,500      270,000
     Deposits                                                            10,525       10,901
     Loan fees, net of accumulated amortization of $3,100                 6,200        9,300
                                                                     ----------   ----------

                                                                        279,225      290,201
                                                                     ----------   ----------

                                                                     $2,883,743   $2,827,280
                                                                     ==========   ==========


The notes to the financial statements are an integral part of this statement.

                                       F-3



                                                              Organic Ingredients, Inc.


                                                                         Balance Sheets
---------------------------------------------------------------------------------------

                                                                March 31,    December 31,
                                                                   1999         1998
                                                                   ----         ----
Liabilities and Shareholders' Equity                           (Unaudited)
CURRENT LIABILITIES

     Current portion of long-term debt, related (Note 3)        $   85,648   $   85,648
     Line of credit (Note 2)                                     1,240,814    1,088,894
     Notes payable, officers, demand                               450,000      450,000
     Accounts payable and accrued expenses                         478,915      473,108
     Accrued interest, related                                        --         39,438
     Deposits                                                        1,961       29,385
                                                                ----------   ----------

                  Total current liabilities                      2,257,338    2,166,473
                                                                ----------   ----------


 LONG-TERM DEBT

      Long-term debt, related, less current portion (Note 3)       205,444      240,117
                                                                ----------   ----------


STOCKHOLDERS' EQUITY

      Capital stock, no par value, 100,000 shares authorized,
           100,000 shares issued and outstanding                   350,000      350,000
      Retained earnings                                             70,961       70,690
                                                                ----------   ----------

                                                                   420,961      420,690
                                                                ----------   ----------

                                                                $2,883,743   $2,827,280
                                                                ==========   ==========



                                       F-4



                                                                     Organic Ingredients, Inc.


                                                    Statements of Income and Retained Earnings
----------------------------------------------------------------------------------------------

                                                     Three Months   Three Months       Year
                                                        Ended          Ended          Ended
                                                       March 31,      March 31,    December 31,
                                                         1999           1998           1998
                                                         ----           ----           ----
                                                     (Unaudited)    (Unaudited)     (Audited)

Sales                                                $ 1,323,870    $ 1,963,912    $ 5,788,866

Cost of goods sold                                     1,129,659      1,664,333      4,921,057
                                                     -----------    -----------    -----------
     Gross profit                                        194,211        299,579        867,809
General and administrative expense                       150,120        149,008        654,800
                                                     -----------    -----------    -----------
     Operating income                                     44,091        150,571        213,009
                                                     -----------    -----------    -----------
Other income (expense)
     Interest income                                       2,467           --           20,520
     Other income                                           --              684          8,287
     Interest expense                                    (46,287)       (30,393)      (137,992)
                                                     -----------    -----------    -----------
          Total other income (expense)                   (43,820)       (29,709)      (109,185)
                                                     -----------    -----------    -----------
          Income before provision for income taxes           271        120,862        103,824
Provision for income taxes (Note 5)                         --           33,134         33,134
                                                     -----------    -----------    -----------
          Net income                                         271         87,728         70,690
Retained earnings, beginning                              70,690           --             --
                                                     -----------    -----------    -----------
Retained earnings, ending                            $    70,961    $    87,728    $    70,690
                                                     ===========    ===========    ===========


The notes to the financial statements are an integral part of this statement.


                                       F-5



                                                                      Organic Ingredients, Inc.


                                                                       Statements of Cash Flows
-----------------------------------------------------------------------------------------------

                                                     Three Months   Three Months       Years
                                                         Ended          Ended          Ended
                                                       March 31,      March 31,     December 31,
                                                          1999          1998            1998
                                                          ----          ----            ----
                                                      (Unaudited)    (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
     Cash received from customers                     $   930,169    $ 1,755,897    $ 6,115,545
     Cash paid to suppliers and employees                (985,109)    (1,859,600)    (6,396,692)
     Interest paid                                        (85,725)       (29,694)      (113,935)
     Interest received                                      2,467           --           20,520
     Income tax paid                                         (249)          --         (108,688)
                                                      -----------    -----------    -----------
          Net cash used by operating activities          (138,447)      (133,397)      (483,250)
                                                      -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Cash paid to acquire equipment                          --             --           (6,438)
                                                      -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from line of credit                         151,920        241,631        354,319
     Loan fees paid                                          --             --          (12,400)
     Advances from officer                                (34,673)      (108,234)       168,969
                                                      -----------    -----------    -----------
          Net cash provided by financing activities       117,247        133,397        510,888
                                                      -----------    -----------    -----------
          Net increase in cash and cash equivalents       (21,200)          --           21,200
CASH AND CASH EQUIVALENTS, BEGINNING                       21,200           --             --
                                                      -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, ENDING                     $      --      $      --      $    21,200
                                                      ===========    ===========    ===========




The notes to the financial statements are an integral part of this statement.

                                       F-6



                                                                            Organic Ingredients, Inc.



                                                                             Statements of Cash Flows
-----------------------------------------------------------------------------------------------------

                                            Three Months Ended  Three Months Ended     Years Ended
                                               March 31, 1999     March 31, 1998    December 31, 1998
                                               --------------     --------------    -----------------
                                                 (Unaudited)        (Unaudited)

RECONCILIATION OF NET INCOME TO NET
CASH FLOWS USED BY OPERATING ACTIVITIES

Net Income                                        $     271          $  87,728         $  70,690

Adjustments to reconcile net income to net
cash used by operating activities:
     Depreciation                                      --                6,438
     Amortization                                    10,600              7,500            33,100
     (Increase) decrease in:
          Accounts receivable, trade               (401,995)          (211,898)          329,410
          Other receivables                             550              3,200           (92,962)
          Deposits                                   85,957             (3,095)         (159,406)
          Inventory                                 229,992                601           (93,413)
          Prepaid income taxes                         --              150,032           (32,979)
          Prepaid expenses                           (2,767)            (1,267)            1,000
          Deferred income taxes                        --                 --             (42,575)
     Increase (decrease) in:
          Accounts payable                         (115,021)           132,289          (216,106)
          Bank overdraft                            120,828             38,287           (51,459)
          Payroll taxes payable                        --               (1,944)             (526)
          Accrued payroll                              --              (24,960)           22,688
          Customer deposits                         (27,424)          (310,569)         (281,207)
          Interest payable                          (39,438)               699            24,057
                                                  ---------          ---------         ---------

     Net cash used by operating activities        $(138,447)         $(133,397)        $(483,250)
                                                  =========          =========         =========




The notes to the financial statements are an integral part of this statement.


                                       F-7

                            ORGANIC INGREDIENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1998



Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business

     Organic Ingredients, Inc., was incorporated on December 17, 1997. The Company operated as a limited liability company from July, 1996 until the date of incorporation. The Company is based in Aptos, California, and sells wholesale organic products to both national and international customers.

     Accounting Policies

     The accounting policies relative to the carrying values of property and equipment, goodwill, and loan fees are indicated in captions on the balance sheet. Other significant accounting policies are:

          Use of Estimates

          Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

          Cash Equivalents

          For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

          Accounts Receivable, Trade

          Trade receivables are stated at face amount with no allowance for uncollectible accounts, which management believes to be immaterial.

          Interim Financial Statements

          The accompanying unaudited financial statements for the three months ended March 31, 1999 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial set forth therein. Operating results for the three months ended March 31, 1999, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998

                            ORGANIC INGREDIENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1998



Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

                       Finished goods         $  517,613
                       Manufacturered goods    1,030,762
                       Citrus                    367,904
                                              ----------

                            Total             $1,916,279
                                              ==========

     Depreciation

     The modified accelerated cost recovery system of depreciation is used over the estimated useful lives of the depreciable assets:

                 Software                        3 years
                 Office equipment            5 -10 years

     Goodwill

     Goodwill was created when the Company was formed. It is being amortized on a straight-line basis over a 10 year period. For federal and California income tax purposes, it has no basis and therefore is not amortizable.

Note 2. BANK LINE OF CREDIT

     The Company has a borrowing agreement with Wells Fargo Bank which expires October 10, 1999. The agreement has an established limit of $2,000,000, secured by the Company's accounts receivable, inventory, equipment, instruments, general intangibles and contract rights. The rate of interest is 1.0% above the prime rate. The effective rate of interest at December 31, 1998, was 8.75%.

                            ORGANIC INGREDIENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1998



Note 3. LONG-TERM DEBT

     Long-term debt and the related current portion as of December 31, 1998, consist of the following:

                        Officers               $325,765
                        Less current portion     85,648
                                               --------

                                               $240,117
                                               ========

     The long-term notes due to officers are payable in monthly installments of $20,000, including accrued interest and current interest at 10%, through June 30, 1999. The remaining balance is then amortized over five years. The notes are unsecured. Final payment is due June, 2004.

     Aggregate maturities or payments required on principal under long-term debt for each of the succeeding years ending December 31 are as follows:

                  1999                       $  85,648
                  2000                          44,470
                  2001                          49,128
                  2002                          54,272
                  2003                          59,954
                  Thereafter                    32,293
                                             ---------

                                             $ 325,765
                                             =========

Note 4. COMMITMENT, OPERATING LEASES

     The Company leases an office building under an operating lease which expires September 30, 1999. The Company has exercised its option to extend the lease through September 30, 2000, with the monthly rent of $2,677 to be increased as determined by the change in the Consumer Price Index.

     The Company leases two vehicles under operating leases which expire in various years through 2001.

                            ORGANIC INGREDIENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1998



Note 4. COMMITMENT, OPERATING LEASES (Continued)

     The following is a schedule of future minimum lease payments under operating leases having remaining terms in excess of one year for each of the succeeding years ending December 31:

                    1999                          $ 42,144
                    2000                            30,763
                    2001                             2,500
                                                  --------

                                                  $ 75,407
                                                  ========


Note 5. PROVISION FOR INCOME TAXES

     The provision for income taxes consists of the following at December 31, 1998:

                  Statutory tax liability:
                       Federal                      $ 56,038
                       California                     19,671
                                                    --------
                            Current tax provision     75,709
                                                    --------
                  Adjustments for:
                       Inventory reserve             (42,082)
                       Depreciation differences         (493)
                                                    --------
                   Deferred tax provision            (42,575)
                                                    --------

                  Provision for income taxes        $ 33,134
                                                    ========

                            ORGANIC INGREDIENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1998



Note 6. ECONOMIC DEPENDENCY

     Major Customers

     The Company sells approximately 23% of its product to one customer. During the year ended December 31, 1998, sales to that customer aggregated $1,303,058. At December 31, 1998, the amount due from that customer included in trade accounts receivable was $20,912.

     Major Suppliers

     During the year ended December 31, 1998, the Company purchased approximately 47% of its product from two suppliers. At December 31, 1998, amounts due to those suppliers included in accounts payable totaled $35,843.

     Sales and Marketing

     The Company is dependent upon its food broker for sales and marketing capabilities and its relationships in the organic food industries. If the food broker is unable to successfully market and sell the Company's products, or if the relationship is terminated for any reason, Organic Ingredients, Inc. may be unable to find a substitute partner.

Note 7. INVENTORY WRITE DOWN

     During 1998, the market value for certain manufactured products in the Company's inventory declined below cost. Accordingly, at December 31, 1998, inventories of apple juice concentrate, apricot puree, nectarine puree, and peach puree have been written down to their estimated net realizable value, and results of operations for 1998 include a corresponding charge of $77,949.

Note 8. SUBSEQUENT EVENTS

     The Company has entered into negotiations with three other corporations regarding the possible acquisition of Organic Ingredients, Inc., for stock. The target date is June 30, 1999. There are no signed agreements as of April 29, 1999.

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Spectrum Naturals, Inc.

On May 14, 1999, the Company entered into a definitive agreement to merge with Organic Food Products, Inc. (OFPI) in a stock exchange to be accounted for as a reverse acquisition. As part of that transaction, Spectrum Naturals, Inc. (SNI) and Spectrum Commodities, Inc. (SCI) would merge prior to the effective date of the merger with OFPI. Since SNI and SCI are related entities, their merger is accounted for on the same basis as a pooling. Therefore, these financial statements are prepared as if the SNI and SCI merger has been effected. Upon completion of the Agreement and Plan of Reorganization between SNI and OFPI, our opinion will read as follows:

We have audited the accompanying balance sheets of Spectrum Naturals, Inc., as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Naturals, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Santa Rosa, California June 18, 1999 (except for Notes 7 and 12, as to which the date is July 2, 1999)



                                                                                               SPECTRUM NATURALS, INC.
                                                                                                       BALANCE SHEETS

=====================================================================================================================

                                                      ASSETS



                                                             March 31,                            December 31,
                                                  -----------------------------         -----------------------------
                                                     1999              1998                1998               1997
                                                  ----------        -----------         ----------         ----------
CURRENT ASSETS                                   (unaudited)        (unaudited)
     Cash                                         $  278,600         $  121,400         $      500         $  154,400
     Receivables                                   2,282,500          1,562,300          1,712,400          1,709,900
     Note receivable-stockholder                        --               34,800               --               34,500
     Inventories                                   2,666,300          2,455,800          2,772,200          2,497,500
     Prepaid expenses                                273,000            292,000            148,300            254,100
     Deferred income taxes                            73,100             60,400             73,100             60,400
                                                  ----------         ----------         ----------         ----------

             Total current assets                  5,573,500          4,526,700          4,706,500          4,710,800
                                                  ----------         ----------         ----------         ----------

PROPERTY AND EQUIPMENT                             2,341,700          1,854,200          2,076,900          1,813,000
                                                  ----------         ----------         ----------         ----------

OTHER ASSETS
     Trademarks and label development                369,600            376,000            352,600            391,200
     Other intangible assets                           3,500             22,800              7,700             27,000
     Cash surrender value of life
         insurance                                    76,500               --               67,600               --
     Other                                            25,000             15,000             15,000             15,000
                                                  ----------         ----------         ----------         ----------

                                                     474,600            413,800            442,900            433,200
                                                  ----------         ----------         ----------         ----------

             Total assets                         $8,389,800         $6,794,700         $7,226,300         $6,957,000
                                                  ==========         ==========         ==========         ==========



The accompanying notes are an integral part of these financial statements.
=====================================================================================================================


                                                          F-14


                                                                                                SPECTRUM NATURALS, INC.
                                                                                             BALANCE SHEETS (Continued)

=======================================================================================================================

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                             March 31,                            December 31,
                                                   ------------------------------        ------------------------------
                                                       1999              1998               1998               1997
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)
Checks written in excess of funds
     deposited                                     $   112,300        $      --          $   186,400        $    97,000
Lines of credit                                      1,092,000          2,083,000          1,417,500          2,021,000
Accounts payable                                     2,406,200          1,609,300          1,701,300          1,764,500
Accrued wages, bonuses, and
     payroll taxes                                     248,900            169,000            308,700            175,700
Accrued liabilities and other payables                  98,200             39,700             59,200             50,300
Income taxes payable                                   130,500             76,900             19,000            103,100
Current maturities of long-term debt                   573,300            202,800            512,700            219,400
Current maturities of  obligations under
     capital lease                                      32,500             36,400             35,300             28,800
                                                   -----------        -----------        -----------        -----------

         Total current liabilities                   4,693,900          4,217,100          4,240,100          4,459,800
                                                   -----------        -----------        -----------        -----------


Long-term debt, less current maturities              3,026,700          2,348,600          2,531,700          2,393,000
Obligations under capital lease,
     less current maturities                            64,100             96,500             70,800             78,900
Deferred income taxes                                  168,000            165,000            168,000            165,000
Other                                                   60,000               --               75,000               --
                                                   -----------        -----------        -----------        -----------

                                                     3,318,800          2,610,100          2,845,500          2,636,900
                                                   -----------        -----------        -----------        -----------


Common stock, no par value; 100,000
     shares authorized, 6,925 shares
     issued and outstanding                             95,500             95,500             95,500             95,500
Notes receivable from stock sales                         --              (10,000)              --              (10,000)
Retained earnings (accumulated deficit)                281,600           (118,000)            45,200           (225,200)
                                                   -----------        -----------        -----------        -----------

                                                       377,100            (32,500)           140,700           (139,700)
                                                   -----------        -----------        -----------        -----------

     Total liabilities and
         stockholders' equity                      $ 8,389,800        $ 6,794,700        $ 7,226,300        $ 6,957,000
                                                   ===========        ===========        ===========        ===========




The accompanying notes are an integral part of these financial statements.
=======================================================================================================================

                                                          F-15

                                                                                                   SPECTRUM NATURALS,INC.
                                                                                                     STATEMENTS OF INCOME

=========================================================================================================================


                                                   Three months ended March 31,             Years ended December 31,
                                                 --------------------------------        --------------------------------
                                                    1999                 1998                1998               1997
                                                 ------------        ------------        ------------        ------------
                                                 (unaudited)         (unaudited)
GROSS SALES                                      $  6,506,300        $  5,777,800        $ 23,951,000        $ 20,392,400

COST OF GOODS SOLD                                  4,057,500           3,736,100          15,483,300          13,267,400
                                                 ------------        ------------        ------------        ------------

GROSS PROFIT                                        2,448,800           2,041,700           8,467,700           7,125,000

DISCOUNTS AND PROMOTIONS                              449,200             530,000           1,967,500           1,454,800

OPERATING EXPENSES                                  1,530,100           1,175,900           5,356,500           4,470,900
                                                 ------------        ------------        ------------        ------------

INCOME FROM OPERATIONS                                469,500             335,800           1,143,700           1,199,300
                                                 ------------        ------------        ------------        ------------

OTHER INCOME (EXPENSE)
     Interest income                                     --                  --                 3,600               1,500
     Interest expense                                (111,600)           (130,600)           (474,800)           (396,800)
     Miscellaneous                                      9,000                 100              71,400              (2,400)
     Gain (loss) on disposal of assets                   --               (21,200)           (110,000)              6,700
                                                 ------------        ------------        ------------        ------------

                                                     (102,600)           (151,700)           (509,800)           (391,000)
                                                 ------------        ------------        ------------        ------------

INCOME BEFORE INCOME TAXES                            366,900             184,100             633,900             808,300

PROVISION FOR INCOME TAXES                            130,500              76,900             230,700             337,400
                                                 ------------        ------------        ------------        ------------

NET INCOME                                       $    236,400        $    107,200        $    403,200        $    470,900
                                                 ============        ============        ============        ============


The accompanying notes are an integral part of these financial statements.
=========================================================================================================================

                                                            F-16


                                                                                                        SPECTRUM NATURALS, INC.
                                                                                             STATEMENTS OF STOCKHOLDERS' EQUITY

===============================================================================================================================

                                                                          Notes                      Retained
                                                                        Receivable     Additional     Earnings
                                                                           From         Paid-in     (Accumulated
                                              Shares       Amount       Stock Sales     Capital         Deficit)       Total
                                              ------    -----------    ------------   -----------    -----------    -----------

Balance, December 31, 1996                    10,000    $    10,000    $      --      $   130,000    $   897,700    $ 1,037,700

Stock redemption                              (5,000)        (5,000)          --         (130,000)    (1,593,800)    (1,728,800)

Assets contributed for common stock            1,750         80,500           --             --             --           80,500

Sale of stock for notes receivable               175         10,000        (10,000)          --             --             --

Net income                                      --             --             --             --          470,900        470,900
                                          ----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1997                     6,925         95,500        (10,000)          --         (225,200)      (139,700)

Stock redemption                                --             --             --             --         (132,800)      (132,800)

Payment on notes receivable                     --             --           10,000           --             --           10,000

Net income                                      --             --             --             --          403,200        403,200
                                          ----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1998                     6,925         95,500           --             --           45,200        140,700

Net income for the three months
    ended March 31, 1999 (unaudited)            --             --             --             --          236,400        236,400
                                          ----------    -----------    -----------    -----------    -----------    -----------


Balance, March 31, 1999 (unaudited)            6,925    $    95,500    $      --      $      --      $   281,600    $   377,100
                                          ==========    ===========    ===========    ===========    ===========    ===========




The accompanying notes are an integral part of these financial statements

===============================================================================================================================

                                                                        F-17

                                                                                                       SPECTRUM NATURALS, INC.
                                                                                                      STATEMENTS OF CASH FLOWS

==============================================================================================================================

                                                                               Three months ended            Years ended
                                                                                    March 31,                December 31,
                                                                             -----------------------    ----------------------
                                                                                 1999        1998         1998         1997
                                                                              ---------    ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES (unaudited) (unaudited)
     Net income                                                               $ 236,400    $ 107,200    $ 403,200    $ 470,900
     Adjustments to reconcile net income to net
         cash provided (used) by operating activities:
             Depreciation and amortization                                       78,100       84,500      348,700      316,800
             (Gain) loss on disposal of assets                                     --         21,200      110,000       (6,700)
             Deferred income taxes                                                 --           --         (9,700)      18,600
             Imputed interest on non-interest bearing
                 notes payable                                                    7,000        3,200       19,200        5,700
             Allowances for doubtful accounts and chargebacks                    36,800      438,800      (26,800)      32,900
         Changes in:
             Receivables                                                       (606,900)    (291,200)      24,300     (440,400)
             Inventories                                                        105,900       41,700     (274,700)    (608,000)
             Prepaid expenses                                                  (124,700)     (37,900)     105,800      (82,400)
             Other assets                                                       (10,000)        --           --          7,400
             Accounts payable                                                   704,900     (155,200)     (63,200)     204,200
             Accrued wages, bonuses, and payroll taxes                          (59,800)      (6,700)     133,000       32,000
             Accrued liabilities and other payables                              38,900      (10,600)       8,900       28,300
             Income taxes payable                                               111,500      (26,200)     (84,100)     (28,100)
             Other                                                              (15,000)        --         75,000         --
                                                                              ---------    ---------    ---------    ---------
Net cash provided (used) by operating activities                                503,100      168,800      769,600      (48,800)
                                                                              ---------    ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                       (324,300)     (82,800)    (595,300)    (557,100)
     Trademark and label development                                            (31,300)     (12,200)     (38,400)     (93,900)
     Increase in cash surrender value of life insurance                          (8,900)        --        (67,600)        --
     Loan to stockholder                                                           --           (300)        --        (62,800)
     Repayments on note receivable- stockholder                                    --           --         34,500       28,300
     Proceeds from sale of assets                                                  --            800        2,200       21,200
                                                                              ---------    ---------    ---------    ---------
Net cash used by investing activities                                          (364,500)     (94,500)    (664,600)    (664,300)
                                                                              ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (repayments) under line of credit                          (325,500)      62,000     (603,500)     685,000
     Principal repayments on long-term debt                                     (72,700)     (61,000)    (220,000)    (286,200)
     Checks written in excess of funds deposited                                (74,100)     (97,000)      89,400       97,000
     Proceeds from note receivable from stock sale                                 --           --         10,000         --
     Principal payments on obligations under capital lease                       (9,500)     (11,300)     (34,800)     (97,600)
     Proceeds from sale of common stock                                            --           --           --         49,600
     Proceeds from long-term debt                                               621,300         --        500,000      146,000
                                                                              ---------    ---------    ---------    ---------

                 Net cash provided (used) by financing activities               139,500     (107,300)    (258,900)     593,800
                                                                              ---------    ---------    ---------    ---------

INCREASE (DECREASE) IN CASH                                                     278,100      (33,000)    (153,900)    (119,300)

CASH, beginning of period                                                           500      154,400      154,400      273,700
                                                                              ---------    ---------    ---------    ---------

CASH, end of period                                                           $ 278,600    $ 121,400    $     500    $ 154,400
                                                                              =========    =========    =========    =========



The accompanying notes are an integral part of these financial statements.
==============================================================================================================================

                                                              F-18

                                                         SPECTRUM NATURALS, INC.
                                            STATEMENTS OF CASH FLOWS (Continued)

================================================================================


                                                                                 Three months                   Years ended
                                                                                ended March 31,                 December 31,
                                                                          --------------------------      --------------------------
                                                                              1999           1998            1998          1997
                                                                          ----------      ----------      ----------      ----------
SUPPLEMENTAL CASH-FLOW INFORMATION                                        (unaudited)     (unaudited)

Cash paid during the period for:
    Interest                                                              $  105,800      $  127,400      $  454,400      $  391,000
    Income taxes                                                          $   34,700      $  104,900      $  432,400      $  357,200
Non-cash investing and financing activities:
    Equipment acquired through capital lease                              $     --        $   33,300      $   33,300      $   95,000
    Redemption of stock through issuance of note payable                  $     --        $     --        $  132,700      $1,728,800
    Assets and liabilities contributed for common stock                   $     --        $     --        $     --        $   30,900
    Note receivable from sale of common stock                             $     --        $     --        $     --        $   10,000





The accompanying notes are an integral part of these financial statements.
====================================================================================================================================

                                                                        F-19




                                                         SPECTRUM NATURALS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================




NOTE 1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

Description of operations - Spectrum Naturals, Inc., manufactures, packages, and sells organic and natural food products, including cooking and nutritional oils, condiments, dressings and spreads on a wholesale basis to distributors. The majority of sales are domestic.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and equipment - Property and equipment are stated at cost and depreciated or amortized using the straight-line method over the assets' estimated useful lives. Costs of maintenance and repairs are charged to expense as incurred; significant renewals and betterments are capitalized. Estimated useful lives are as follows:

     Fixtures and equipment                      2 -  25 years
     Leasehold improvements                      1 -   7 years
     Equipment under capital lease               4 -   6 years
     Computer equipment                          3 -   6 years
     Vehicles                                    5 -   6 years

Amortization - Trademark, label development and other intangible assets are amortized on the straight-line method over five to thirty years.

Income taxes - Income taxes are recognized using enacted tax rates, and are composed of taxes on financial accounting income that is adjusted for requirements of current tax law and deferred taxes. Deferred taxes are the expected future tax consequences of temporary differences between financial statement carrying amounts and tax bases of existing assets and liabilities.

Use of estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations  of  risk -  Financial  instruments  potentially  subjecting  the
Company to concentrations of credit risk consist primarily of bank demand deposits in excess of FDIC insurance thresholds and trade receivables. Concentrations of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base and through ongoing credit evaluations of its customers.

Other assets - Other assets include a $15,000 investment in a limited liability company. The investment is accounted for at the lower of cost or market. The Company will recoup the investment though reduced food processing costs and will share in the profits and losses of the investment. The Company guarantees up to $25,000 of bank debt incurred by the limited liability company, including all interest, late charges and other costs of enforcement of the guaranty.

Advertising - Costs associated with the production of pamphlets and other advertising literature are capitalized and amortized over the period of distribution, which is generally six to twelve months. Total capitalized advertising literature costs at December 31, 1998 and 1997, were $12,800 and $52,600, respectively. Total capitalized advertising literature costs at March 31, 1999 and 1998, were $11,600 (unaudited) and $40,900 (unaudited), respectively. All other advertising costs are expensed as incurred. Total advertising expenses were $387,200 and $244,800, for the years ended December 31, 1998 and 1997, respectively.

================================================================================

                                                         SPECTRUM NATURALS, INC.
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

================================================================================

NOTE 1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and development - Research and development costs are expensed as incurred and totaled $46,000 and $49,600 for the years ended December 31, 1998 and December 31, 1997, respectively. Research and development costs totaled $49,900 (unaudited) and $2,800 (unaudited) for the three months ended March 31, 1999 and 1998, respectively.

Interim financial statements - The accompanying unaudited financial statements for the three months ended March 31, 1999 and 1998, have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial information set forth therein.

Fair value of financial instruments - The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. For certain of the Company's financial instruments, including cash, accounts receivable, and accounts payable, the carrying amount approximates fair value because of the short maturities. The carrying amount of Company borrowings under the lines of credit, long-term debt agreements, and obligations under capital lease, approximates fair value because current interest rates available to the Company for similar debt are approximately the same.

New accounting pronouncements - The Financial Accounting Standard Board has issued SFAS no. 133 "Accounting for Derivatives and Hedging Activities." It requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the value of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving the offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.


NOTE  2 - BUSINESS COMBINATION

On May 14, 1999, the Company entered into a definitive agreement to merge with Organic Food Products, Inc. (OFPI) in a stock exchange to be accounted for as a reverse acquisition. As part of that transaction, Spectrum Naturals, Inc. (SNI) and Spectrum Commodities, Inc. (SCI) would merge prior to the effective date of the merger with OFPI. Since SNI and SCI are related entities, their merger is accounted for on the same basis as a pooling. Therefore, these financial statements are prepared as if the SNI and SCI merger has been effected.

Upon the effective date of the SNI and SCI merger, the stockholders of Spectrum Commodities, Inc., will transfer all of their outstanding common stock for 1,925 shares of Spectrum Naturals, Inc., in a tax free exchange accounted for as a pooling of interests. Accordingly, the financial statements have been restated for all periods prior to the business combination to include the accounts and results of operations of Spectrum Commodities, Inc. All intercompany transactions have been eliminated.


================================================================================



                                                                                             SPECTRUM NATURALS, INC.
                                                                           NOTES TO FINANCIAL STATEMENTS (Continued)

====================================================================================================================

NOTE  2 - BUSINESS COMBINATION (Continued)

Gross sales and net income for the individual companies reported prior to the merger were as follows:


                                           Three months ended March 31,                  Years ended December 31,
                                         ---------------------------------         ---------------------------------
                                             1999                 1998                 1998                 1997
                                         ------------         ------------         ------------         ------------
Gross sales:                               unaudited)          (unaudited)
     Spectrum Naturals, Inc.             $  5,612,400         $  5,005,300         $ 20,140,800         $ 18,169,300
     Spectrum Commodities, Inc.             1,369,500            1,342,100            7,755,600            4,855,000
                                         ------------         ------------         ------------         ------------

                                            6,981,900            6,347,400           27,896,400           23,024,300
     Eliminating entries                     (475,600)            (569,600)          (3,945,400)          (2,631,900)
                                         ------------         ------------         ------------         ------------

                                         $  6,506,300         $  5,777,800         $ 23,951,000         $ 20,392,400
                                         ============         ============         ============         ============
Net income:
     Spectrum Naturals, Inc.             $    229,900         $     81,300         $    261,400         $    369,200
     Spectrum Commodities, Inc.                 6,500               25,900              141,800              101,700
                                         ------------         ------------         ------------         ------------

                                         $    236,400         $    107,200         $    403,200         $    470,900
                                         ============         ============         ============         ============

The consolidated financial information presented above reflects eliminating entries for intercompany sales. The conforming of the accounting policies of Spectrum Naturals, Inc., and Spectrum Commodities, Inc., resulted in no adjustments to net income or stockholders' equity.


NOTE 3 -  RECEIVABLES

                                                          March 31,                            December 31,
                                                -----------------------------         -----------------------------
                                                   1999              1998                1998               1997
                                                ----------        -----------         ----------         ----------
                                                (unaudited)       (unaudited)
Trade                                           $2,177,000         $2,038,900         $1,608,500         $1,748,200
Income taxes                                       105,700               --               90,000               --
Stockholder                                         35,500             11,000             30,500              9,000
Other                                               31,000              7,900             13,300              9,400
                                                ----------         ----------         ----------         ----------

                                                 2,349,200          2,057,800          1,742,300          1,766,600
Less allowances for doubtful accounts
     and chargebacks                                66,700            495,500             29,900             56,700
                                                ----------         ----------         ----------         ----------

                                                $2,282,500         $1,562,300         $1,712,400         $1,709,900
                                                ==========         ==========         ==========         ==========


===================================================================================================================

                                                                   F-22




                                                                                               SPECTRUM NATURALS, INC.
                                                                             NOTES TO FINANCIAL STATEMENTS (Continued)

=====================================================================================================================

NOTE 4 - INVENTORIES
                                                    March 31,                                   December 31,
                                       ----------------------------------             ---------------------------------
                                          1999                    1998                  1998                    1997
                                       -----------            -----------             ----------             ----------
                                       (unaudited)            (unaudited)
Finished goods                          $1,234,000             $1,579,900             $1,643,900             $1,378,700
Raw materials                            1,432,300                875,900              1,128,300              1,118,800
                                        ----------             ----------             ----------             ----------

                                        $2,666,300             $2,455,800             $2,772,200             $2,497,500
                                        ==========             ==========             ==========             ==========


Note 5 - PROPERTY AND EQUIPMENT
                                                               March 31,                         December 31,
                                                      ---------------------------       ---------------------------
                                                         1999             1998              1998             1997
                                                      ----------       ----------       ----------       ----------
                                                      (unaudited)      (unaudited)
Fixtures and equipment                                $2,914,800       $2,245,600       $2,736,500       $2,335,300
Leasehold improvements                                   168,100          147,000          166,400          114,900
Equipment under capital lease                            165,900          165,900          165,900          132,600
Computer equipment                                       151,900          282,700           69,800          282,700
Vehicles                                                 126,700           64,500           64,500           64,500
                                                      ----------       ----------       ----------       ----------

                                                       3,527,400        2,905,700        3,203,100        2,930,000
Less accumulated depreciation and amortization         1,185,700        1,051,500        1,126,200        1,117,000
                                                      ----------       ----------       ----------       ----------
                                                      $2,341,700       $1,854,200       $2,076,900       $1,813,000
                                                      ==========       ==========       ==========       ==========

NOTE 6 - LINES OF CREDIT

The Company has available a $2,000,000 line of credit, bearing interest at prime plus 1.75%. The bank's commitment under the line of credit terminates in October 1999, and is subject to a borrowing base of 80% of eligible domestic accounts receivable and 60% of eligible inventory, not to exceed $1,250,000 in corresponding loan amount based on eligible inventory, as defined in the agreement. This agreement requires the Company meet restrictions related to key financial ratios, cash flow, and non-bank debt, and is secured by substantially all assets of the Company, a life insurance policy in the name of the majority stockholder, and the majority stockholder's personal guarantee. Upon the completion of the merger between Spectrum Naturals, Inc., and Spectrum Commodities, Inc., the bank's commitment under this line of credit will increase to $2,600,000, with the maximum inventory commitment increasing to $1,550,000.

The Company is in violation of certain loan covenants at December 31, 1998. The bank has not waived these violations, but has given the Company until June 30, 1999 to be in compliance. Management believes the Company will meet the bank's requirements.

The Company has available a $600,000 line of credit, which includes a $200,000 letter of credit facility, with interest at the bank's prime rate plus 1.5%. The bank's commitment is considered month-to-month and can be terminated with 30 days' written notice. The commitment is subject to a borrowing base of 80% of eligible accounts receivable and 40% of eligible inventory, not to exceed
$200,000 in corresponding loan amount, as defined in the agreement. This agreement requires the Company meet restrictions relating to tangible net worth, key financial ratios, annual profitability, non-bank debt and officer's compensation and is secured by all assets of the Company and the personal guarantee of the majority stockholder.

================================================================================


                                                                                                      SPECTRUM NATURALS, INC.
                                                                                    NOTES TO FINANCIAL STATEMENTS (Continued)

=============================================================================================================================

NOTE 7 - LONG-TERM DEBT

                                                                March 31,                               December 31,
                                                     ------------------------------          --------------------------------
                                                        1999                1998                1998                 1997
                                                     ----------         -----------          -----------          -----------
                                                    (unaudited)         (unaudited)
Note payable to former stockholder, with
interest  due  monthly at an  escalating
rate from 7.8 to 12%.  Principal  is due
in  annual   installments   as  follows:
$121,700 in 1999,  $500,000  per year in
2000 and 2001,  and $250,000 per year in
2002 and 2003.  Principal  payments will
accelerate  in the event of future stock
transactions,    as   defined   in   the
agreement. The note is secured by a life
insurance   policy   on   the   majority
stockholder,  redeemed common stock, and
the  majority   stockholder's   personal
guarantee  and  is  subordinated  to all
bank debt and note payable to California
Economic  Development Lending Initiative
(see Note 12)                                       $ 1,621,700         $ 1,621,700           $ 1,621,700         $ 1,621,700

Non-interest  bearing  notes  payable to
former stockholder, due in two payments;
one  $100,000  payment  in 1999  and one
balloon payment of $513,300,  five years
after the last principal  payment on the
above note. Interest has been imputed at
effective  interest  rates  of 9.5%  and
10.75%,  with an expected repayment date
of  December  2007,  unsecured.  Accrued
interest at  December  31, 1998 and 1997
was  $24,900  and  $5,700,  respectively
(see Note 12)                                          271,700              116,000               264,700             112,700

Note  payable  to bank,  due in  monthly
installments of $8,300, plus interest at
prime  plus  1.75%,   maturing  December
2003. The agreement requires the Company
meet certain restrictions related to key
financial   ratios,   cash   flow,   and
non-bank   debt,   and  is   secured  by
substantially  all assets of the Company
and the majority  stockholder's personal
guarantee.  The Company is in  violation
of certain  loan  covenants  at December
31, 1998 (see Note 6)                                  475,000                   --               500,000                  --

=============================================================================================================================

                                                              F-24



                                                                                                         SPECTRUM NATURALS, INC.
                                                                                       NOTES TO FINANCIAL STATEMENTS (Continued)

===============================================================================================================================

NOTE 7 -  LONG-TERM DEBT (Continued)

                                                                 March 31,                                 December 31,
                                                     ----------------------------------          -------------------------------
                                                         1999                  1998                 1998                 1997
                                                     -----------            -----------          -----------          ----------
                                                     (unaudited)            (unaudited)

Note payable to bank, (SBA loan), due in
monthly    installments    of    $5,700,
including  interest at prime plus 2.75%,
maturing in March  2005,  secured by the
majority      stockholder's     personal
guarantee                                              296,300              327,400               305,200             337,000

Note  payable  to bank,  due in  monthly
installments   of   $5,000,    including
interest  at the bank's  reference  rate
plus  1.75%,  maturing  in  April  2002,
secured by  equipment  and the  majority
stockholder's personal guarantee                       155,500              197,500               166,500             206,500

Note payable to bank (SBA loan),  due in
monthly    installments    of    $6,600,
including  interest at prime plus 2.75%,
maturing  in  March  2000,   secured  by
substantially  all assets of the Company
and the majority  stockholder's personal
guarantee                                               79,800              150,300                98,500             167,900

Note  payable  to  California   Economic
Development   Lending   Initiative,    a
California  corporation,  due in monthly
installments of $2,800, plus interest at
prime plus 3.25%, maturing October 2001,
secured by equipment,  a life  insurance
policy on the majority stockholder,  and
majority      stockholder's     personal
guarantee.  The note is  subordinated to
the line of credit and all notes payable
to bank,  and  requires the Company meet
certain    restrictions    relating   to
tangible   net  worth,   key   financial
ratios,  incurrence of new debt, payment
of dividends, and redemption of stock                   79,300              110,500                87,800             121,800

Note  payable  to credit  union,  due in
monthly  installments of $990, including
interest  at 7.04%,  maturing in January
2004, secured by vehicle                                49,300                   --                    --                  --

=============================================================================================================================

                                                             F-25


                                                                                                      SPECTRUM NATURALS, INC.
                                                                                    NOTES TO FINANCIAL STATEMENTS (Continued)

=============================================================================================================================

NOTE 7 -  LONG-TERM DEBT (Continued)

                                                                March 31,                             December 31,
                                                   ----------------------------------         -------------------------------
                                                       1999                   1998               1998               1997
                                                   -----------             ----------         -----------       -------------
                                                   (unaudited)             (unaudited)
Equipment loan  commitment  from a bank,
allowing  the  Company  to  draw  up  to
$1,000,000   for   equipment   purchases
through June 1999;  draws bear  interest
at prime plus  1.75%,  payable  monthly.
Beginning  July 1999,  principal will be
repaid  over  a  five  year  term.   The
commitment  requires  the  Company  meet
restrictions  related  to key  financial
ratios, cash flow, and non-bank debt and
is secured by equipment  financed by the
commitment      and     the     majority
stockholder's  personal  guarantee.  The
Company is in  violation of certain loan
covenants at December 31, 1998 (see Note
6)                                                     571,400                   --                    --                  --

Notes  payable  to bank,  due in monthly
installments   totaling   $5,600,   plus
interest  at the bank's  reference  rate
plus  2.25%,   maturing   August   1998,
secured by  substantially  all assets of
the    Company    and    the    majority
stockholder's personal guarantee                            --               28,000                    --              44,800
                                                    ----------           ----------            ----------          ----------
                                                     3,600,000            2,551,400             3,044,400           2,612,400
Less current maturities                                573,300              202,800               512,700            219,400
                                                    ----------           ----------            ----------          ----------
                                                   $ 3,026,700          $ 2,348,600           $ 2,531,700         $ 2,393,000
                                                   ===========          ===========           ===========         ===========

Maturities of long-term debt for succeeding years are as follows:

          Year Ending December 31,
          -----------------------
                1999                                     $   512,700
                2000                                         743,600
                2001                                         718,700
                2002                                         419,500
                2003                                         405,700
             Thereafter                                      244,200
                                                        -------------

                                                         $ 3,044,400
                                                        =============

=============================================================================================================================

                                                              F-26

                                                         SPECTRUM NATURALS, INC.
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

================================================================================

NOTE 8 - OBLIGATIONS UNDER CAPITAL LEASE

Future minimum lease payments for equipment under capital lease agreements are as follows:

           Year Ending December 31,
           ------------------------

                   1999                            $   45,500
                   2000                                35,100
                   2001                                31,800
                   2002                                15,200
                                                   ----------

                                                      127,600
           Less amounts representing interest          21,500
                                                   ----------

           Present value of minimum lease payments    106,100
           Less current maturities                     35,300
                                                   ----------

                                                   $   70,800
                                                   ==========

NOTE 9 - COMMITMENTS

The  Company  rents  office,   production,  and  warehouse  facilities  under  a
month-to-month lease at $17,700 per month.

The Company rents office equipment under operating leases expiring through September 2002, with lease payments of $600 per month. Options exist to renew one lease or purchase the equipment based on the fair-market value of the equipment at the expiration date.

Rental expense for the years ended December 31, 1998 and 1997, totaled $237,300 and $228,200, respectively. Rent expense for the three months ended March 31, 1999 and 1998, totaled $54,900 (unaudited).

Future minimum lease payments are as follows:

              Year Ending December 31,
              ------------------------

                       1999                          $   7,700
                       2000                              7,000
                       2001                              4,600
                       2002                              1,200
                                                     ---------

                                                     $  20,500
                                                     =========


The Company has entered into a bonus agreement with the family of a deceased employee, whereby the family will be paid $75,000 in the event the Company is sold.

================================================================================

                                                         SPECTRUM NATURALS, INC.
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

================================================================================

NOTE 10 - INCOME TAXES

The significant temporary differences between the carrying amounts and tax basis of existing assets and liabilities that give rise to deferred tax assets and liabilities include using a different method of depreciation and amortization for tax purposes and deduction of paid vacation pay, paid stockholder salary and bonus, and the previous year's state income taxes, rather that the current state tax liability.


                                                      Three months ended March 31,      Years ended December 31,
                                                      ---------------------------     --------------------------
                                                         1999           1998            1998             1997
                                                      ----------      ----------      ---------        ---------
Provision for income taxes:                           (unaudited)     (unaudited)
     Federal                                          $ 121,700       $  62,600       $ 192,900        $ 268,800
     State                                                8,800          14,300          58,300           73,000
     Benefit from investment tax credits                   --              --           (10,800)         (23,000)
                                                      ---------       ---------       ---------        ---------

                                                        130,500          76,900         240,400          318,800
     Change in deferred income taxes                       --              --            (9,700)          18,600
                                                      ---------       ---------       ---------        ---------

                                                      $ 130,500       $  76,900       $ 230,700        $ 337,400
                                                      =========       =========       =========        =========


                                                                March 31,                   December 31,
                                                     --------------------------       --------------------------
                                                        1999            1998             1998            1997
                                                     ----------       ---------       ---------        ---------

Current deferred income taxes:                       (unaudited)     (unaudited)
     Gross deferred tax assets                        $  77,800       $  63,800       $  77,800        $  63,800
     Gross deferred tax liabilities                      (4,700)         (3,400)         (4,700)          (3,400)
                                                      ---------       ---------       ---------        ---------

                                                      $  73,100       $  60,400       $  73,100        $  60,400
                                                      =========       =========       =========        =========

Non-current deferred income taxes:
     Gross deferred tax assets                        $ (19,600)      $ (26,800)      $ (19,600)       $ (26,800)
     Gross deferred tax liabilities                     187,600         191,800         187,600          191,800
                                                      ---------       ---------       ---------        ---------

                                                      $ 168,000       $ 165,000       $ 168,000        $ 165,000
                                                      =========       =========       =========        =========

NOTE 11 - 401(k) PLAN

The Company provides an Internal Revenue Code Section 401(k) Plan covering substantially all employees meeting certain age and service requirements. Plan contributions are made at the discretion of the Board of Directors. Contributions for the years ended December 31, 1998 and 1997, were $26,100 and $18,000, respectively. Contributions for the three months ended March 31, 1999 and 1998, were $12,500 (unaudited) and $4,900 (unaudited), respectively.

================================================================================

                                                         SPECTRUM NATURALS, INC.
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

================================================================================

NOTE 12 - STOCK PURCHASE AGREEMENT

During the year ended December 31, 1997, the Company repurchased 5,000 shares of Company stock from a stockholder for a minimum amount of $2,235,000. A note payable to the Seller was issued in the amount of $1,621,700. In addition, a final payment of at least $613,300, will be paid in two payments; one payment of $100,000 in 1999 and the balance approximately five years after the final principal payment on the note, subject to certain potential income tax events. This minimum final payment has been accrued at its net present value. The agreement was amended during 1998 to increase the final payment from $306,600 to $613,300 (see Note 7).


NOTE 13 - STOCK OPTIONS

During 1998, the Company adopted a stock option plan that provides for the granting of incentive and nonstatutory stock options, stock bonuses, and incentive stock rights to employees, directors, and consultants of the Company and its affiliates to purchase up to an aggregate of 280 shares of common stock. No options shall be granted under the Plan after 2008. During 1998, 180 options were granted, no options were exercised, and no options were forfeited. At December 31, 1998, 15 options were exercisable at an exercise price of $1,500, and expire in 2008. At March 31, 1999, 30 options were exercisable at an exercise price of $1,500 and expire in 2009 (unaudited).

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock options. Accordingly, no compensation expense has been recognized for stock options issued during 1998. Had compensation cost for the Company's options been determined based on the fair value at the grant date for awards in 1998 consistent with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have changed to the pro forma amounts indicated below:

                                                Year ended    Three months ended
                                            December 31, 1998   March 31, 1999
                                            ----------------- ------------------
                                                                  (unaudited)

Net income - as reported                      $   403,200         $   236,400
Net income - pro forma                        $   398,700         $   231,000


The fair  value of  options  granted is  estimated  on date of grant  using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions:

                                                          1998
                                                        ----------
Dividends                                                     None
Risk Free interest rate                                 4.34%-5.04%
Expected life                                           10-13 years


================================================================================

                                                         SPECTRUM NATURALS, INC.
                                       NOTES TO FINANCIAL STATEMENTS (Continued)

================================================================================

NOTE 13 - STOCK OPTIONS (Continued)

Options issued during 1998 had an estimated fair value of $658.

The stock option activity is as follows:
                                                                    Weighted-
                                             Shares                  Average
                                              Under                  Exercise
                                             Options                  Price
                                            ----------            -------------
Balance, January 1, 1998                           --             $         --
Granted                                           180                     1,500
Exercised                                          --                       --
Forfeited                                          --                       --
                                            ----------
Balance, December 31, 1998                        180             $       1,500
Granted                                            --                       --
Exercised                                          --                       --
Forfeited                                          --                       --
                                            -----------

Balance, Mrach 31, 1999 (unaudited)               180             $       1,500
                                            ===========



================================================================================

                      [This page intentionally left blank]

Report of Independent Certified Public Accountants


To The Shareholders and Board of Directors of Organic Food Products, Inc.

We have audited the accompanying balance sheet of Organic Food Products, Inc. as of June 30, 1998, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the financial position of Organic Food Products, Inc. as of June 30, 1998, and the results of its operations, changes in shareholders' equity, and its cash flows for the year ended in conformity with generally accepted accounting principles.





                                           BDO SEIDMAN, LLP
                                           Certified Public Accountants

San Francisco, California
September 23, 1998, except
for Note 5, as to which the
date is October 9, 1998

Report of Independent Certified Public Accountants


To The Shareholders and Board of Directors of Organic Food Products, Inc.

We have audited the accompanying statements of operations, changes in shareholders' equity, and cash flows of Organic Food Products, Inc., for the year ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, changes in shareholders' equity, and cash flow of Organic Food Products, Inc., for the year ended June 30, 1997, in conformity with generally accepted accounting principles.




                                             Semple & Cooper, LLP
                                             Certified Public Accountants
Phoenix, Arizona
September 24, 1997

                                                     Organic Food Products, Inc.

                                                                  Balance Sheets
================================================================================


                                               March 31,             June 30,
                                                    1999                 1998
--------------------------------------------------------------------------------
                                              (Unaudited)
Assets

Current Assets
     Cash                                      $   --               $   41,585
     Accounts receivable, less allowances
       for bad debts, spoils and returns,
       and manufacturer charge back
       adjustments of $416,313 and $324,493
       (Notes 2, 5, 6 and 7)                    1,010,695            1,096,285
     Inventory, net (Notes 1, 2, 4 and 6)       1,942,362            3,693,986
     Prepaid expenses                             173,250              187,469
     Receivable from related party (Note 2)        77,346               50,000
--------------------------------------------------------------------------------
Total current assets                            3,203,653            5,069,325
--------------------------------------------------------------------------------
Fixed assets (Notes 3, 4, and 5)                1,208,295            1,263,007

Goodwill (Notes 3, 4 and 8)                        --                  923,515
--------------------------------------------------------------------------------
Total Assets                                   $4,411,948           $7,255,847
================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                     Organic Food Products, Inc.

                                                                  Balance Sheets
================================================================================


                                               March 31,             June 30,
                                                    1999                 1998
--------------------------------------------------------------------------------
                                              (Unaudited)

Liabilities and Shareholders' Equity
Current Liabilities
     Notes payable and capitalized lease
      obligation payable-current portion
      (Note 5)                                   $1,318,683          $  992,589
     Accounts payable and accrued
      expenses-related parties (Note 2)             535,617             587,015
     Accounts payable and accrued
      expenses (Notes 6 and 7)                    1,687,567           1,102,582
     Accrued wages and taxes                        155,899             199,221
     Notes payable-related parties-current
      portion (Note 2)                              497,238             462,754
--------------------------------------------------------------------------------
Total current liabilities                         4,195,004           3,344,161

Notes payable-related parties-
 long-term portion (Note 2)                            --                34,484
Capital lease obligation-long-term
 portion (Note 5)                                     9,580               --
--------------------------------------------------------------------------------
Total Liabilities                                 4,204,584           3,378,645
--------------------------------------------------------------------------------
Commitments (Notes 4, 5, 12 and 13)
Shareholders' Equity (Notes 4, 8, 9 and 12):
     Common stock, no par value, 20,000,000
      shares authorized, 7,275,688 issued
      and outstanding                             9,851,687           9,851,687
     Accumulated deficit                         (9,644,323)         (5,974,485)
--------------------------------------------------------------------------------
Total shareholders' equity                          207,364           3,877,202
--------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity       $4,411,948          $7,255,847
================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                                                        Organic Food Products, Inc.


                                                                                                           Statements of Operations
===================================================================================================================================

                                                                           Nine Months ended
                                                                               March 31,                   Years ended June 30,
                                                                    -----------------------------     -----------------------------
                                                                         1999            1998              1998           1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)

Revenues (Note 7)                                                   $  8,015,326     $  8,207,704     $ 12,304,323     $ 11,378,916
Cost of Goods Sold (Notes 2 and 7)                                     6,984,684        6,054,441        9,419,802        7,530,270
-----------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                                           1,030,642        2,153,263        2,884,521        3,848,646
-----------------------------------------------------------------------------------------------------------------------------------
Sales and Marketing Expense                                            2,058,958        2,232,404        3,048,865        2,408,864
General and Administrative Expenses (Note 2)                           1,386,972          771,956        1,922,030        1,118,686
Loss on Write-down of Fixed Assets and Goodwill (Note 3)               1,019,921             --          2,410,936             --
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       4,465,851        3,004,360        7,381,831        3,527,550
-----------------------------------------------------------------------------------------------------------------------------------
Income (Loss) from Operations                                         (3,435,209)        (851,097)      (4,497,310)         321,096
Interest Expense, Net (Note 2)                                          (140,124)         (56,902)        (102,413)        (261,376)
Other Income (Expense), Net                                              (94,505)         (55,805)         (34,719)          11,447
-----------------------------------------------------------------------------------------------------------------------------------
Income (Loss) before Income Taxes                                     (3,669,838)        (963,804)      (4,634,442)          71,167
Provision for Income Tax Benefit (Expense) (Note 10)                        --            240,948           15,200          (16,000)
-----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                   $ (3,669,838)    $   (722,856)    $ (4,619,242)    $     55,167
====================================================================================================================================

Basic and Diluted Earnings (Loss) per Share (Note 8)                $       (.50)    $       (.12)    $       (.69)    $        .01
===================================================================================================================================

Weighted Average Number of Shares Outstanding (Note 8)                 7,275,668        6,196,064        6,696,945        5,229,061
===================================================================================================================================

                                                 See accompanying summary of accounting policies and notes to financial statements.


                                                                F-36



                                                                                                        Organic Food Products, Inc.


                                                                                      Statements of Changes in Shareholders' Equity
===================================================================================================================================

                                                                                                            Retained          Total
                                                                                 Common Stock               Earnings   Shareholders'
                                                                             ------------------------    Accumulated         Equity
                                                                              Shares         Amount          Deficit)      (Deficit)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1996                                                        4,500,000    $ 2,317,400    $(1,410,410)   $   906,990

Proceeds from private offering, net of costs of $340,462 (Note 8)              823,500      1,718,288           --        1,718,288

Repurchase of shares                                                           (31,250)       (78,125)          --          (78,125)

Stock issued for director expenses                                               5,663         14,157           --           14,157

Net income for the year                                                           --             --           55,167         55,167
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30,1997                                                        5,297,913      3,971,720     (1,355,243)     2,616,477

Repurchase of Shares                                                           (40,000)      (100,000)          --         (100,000)

Proceeds from initial public offering, net  of
 costs of $1,306,404 (Note 8)                                                1,495,000)     4,595,566           --        4,595,566

Stock issued for director  expenses                                             17,200         34,401           --           34,401

Stock issued for acquisition of Sunny Farms, Inc. (Note 4)                     283,333        850,000           --          850,000

Proceeds from sale of stock to Global Natural Brands (Note 8)                  222,222        500,000           --          500,000

Net loss for the year                                                             --             --       (4,619,242)    (4,619,242)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1998                                                       7,275,668      9,851,687     (5,974,485)     3,877,202

Net loss for the period (unaudited)                                               --             --       (3,669,838)    (3,669,838)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, March 31, 1999 (unaudited)                                          7,275,668    $ 9,851,687    $(9,644,323)   $   207,364
===================================================================================================================================

                                                  See accompanying summary of accounting policies and notes to financial statements.

                                                         F-37




                                                                                                Organic Food Products, Inc.

                                                                                                   Statements of Cash Flows
===========================================================================================================================

                                                                Nine Months ended March 31,        Years ended June 30,
                                                                ---------------------------        --------------------

Increase (Decrease) in Cash:                                     1999             1998            1998             1997
---------------------------------------------------------------------------------------------------------------------------
                                                              (Unaudited)

Cash flows from operating activities:
   Net Income (Loss)                                         $(3,669,838)     $  (722,856)     $(4,619,242)     $    55,167
   Adjustments to reconcile net income (loss) to net
   cash used by operating activities
     Depreciation and amortization                               222,059          151,237          345,352          235,875
     Loan discount amortization                                     --               --               --            118,410
     Inventory financed through notes payable                       --               --               --            222,523
     Loan to shareholder forgiven                                   --               --            168,000             --
     Loss on write-down of fixed assets and goodwill
                                                               1,024,213             --          2,410,977             --
     Stock issued for director's expenses                           --               --             34,401           14,157
     Provision for reserves against receivables                  116,820             --            160,981             --
     Provision for reserve for inventory obsolescence             88,240             --             85,000             --
     Deferred income taxes                                          --           (102,000)         (16,000)          16,000
   Changes in Assets and Liabilities
     Accounts receivable, net                                    (31,230)         (53,726)          36,625         (525,549)
     Inventory                                                 1,663,384       (1,133,182)         410,061       (2,021,955)
     Prepaid expenses and other                                   14,219         (386,228)        (143,644)           5,418
     Income tax refund receivable                                   --            167,694          167,694           91,753
     Accounts payable                                            197,967         (223,489)        (461,227)          44,272
     Accrued liabilities                                         172,753           41,797          206,029          (11,022)
---------------------------------------------------------------------------------------------------------------------------

Net cash used by operating activities                           (201,413)      (2,260,753)      (1,214,993)      (1,754,951)
---------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Purchase of fixed assets                                   (111,178)        (421,322)        (603,915)        (243,596)
     Advances to shareholder                                     (27,346)         (63,000)         (84,000)         (84,000)
     Cash received from sale of fixed assets                        --               --             34,600            5,483
     Purchase of Sunny Farms                                        --               --           (971,171)            --
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                           (138,524)        (484,322)      (1,624,486)        (322,113)
---------------------------------------------------------------------------------------------------------------------------


                                                                    F-38

                                                                                                Organic Food Products, Inc.

                                                                                                   Statements of Cash Flows
===========================================================================================================================

                                                                Nine Months ended March 31,        Years ended June 30,
                                                                ---------------------------        --------------------

Increase (Decrease) in Cash:                                     1999             1998            1998             1997
---------------------------------------------------------------------------------------------------------------------------
                                                              (Unaudited)

Cash flows from financing activities:
     Repayment of notes payable and capital lease                (22,921)      (2,098,523)         (81,356)        (140,627)
     Repayment of notes payable-related parties                     --         (1,555,966)      (1,749,322)        (257,685)
     Proceeds from notes payable                                    --          1,378,563             --          1,057,178
     Proceeds from issuance of stock                                --          4,958,277        5,516,904        1,718,288
     Proceeds from line of credit                              3,765,363             --          1,911,205             --
     Repayments on line of credit                             (3,444,090)            --         (2,679,292)            --
     Re-purchase of treasury stock                                  --               --           (100,000)         (78,125)
     Deferred offering costs                                        --               --               --           (350,113)
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                        298,352        2,682,351        2,818,139        1,948,916
---------------------------------------------------------------------------------------------------------------------------

Net decrease in cash                                             (41,585)         (62,724)         (21,340)        (128,148)

Cash at beginning of period                                       41,585           62,925           62,925          191,073
---------------------------------------------------------------------------------------------------------------------------

Cash at End of Period                                        $      --        $       201      $    41,585      $    62,925
============================================================================================================================

                                           See accompanying summary of accounting policies and notes to financial statements.



                                                     F-39


                                                     Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


Nature of Operations     Organic Food Products,  Inc.  ("OFPI" or the "Company")
                         is a  California  corporation  incorporated  on July 7,
                         1987. The principal  business purpose of the Company is
                         the  production  and   distribution   of  organic  food
                         products throughout the United States.

Use of Estimates         The  preparation of financial  statements in conformity
                         with generally accepted accounting  principles requires
                         management  to  make  estimates  and  assumptions  that
                         affect the reported  amounts of assets and  liabilities
                         and disclosure of contingent  assets and liabilities at
                         the date of the financial  statements  and the reported
                         amounts of revenues and expenses  during the  reporting
                         period.   Actual   results   could  differ  from  those
                         estimates.

Stock-Based              Statement of Financial  Accounting Standards (SFAS) No.
Compensation             123,    Accounting   for    Stock-Based    Compensation
                         established  a fair  value  method  of  Accounting  for
                         stock-based  compensation plans and for transactions in
                         which  an  entity   acquires  goods  or  services  from
                         non-employees in exchange for equity instruments.  SFAS
                         123  encourages,  but does  not  require  companies  to
                         record  compensation  cost  for  stock-based   employee
                         compensation.  The  Company  has chosen to  continue to
                         account for  employee  utilizing  the  intrinsic  value
                         method   prescribed  in  Accounting   Principles  Board
                         Opinion  (APB) No. 25,  Accounting  for Stock Issued to
                         Employees. Accordingly,  compensation cost for employee
                         stock options is measured as the excess, if any, of the
                         fair market price of the Company's stock at the date of
                         grant over the amount an  employee  must pay to acquire
                         the  stock.   Options  granted  to  non-employees   are
                         recorded at the estimated fair value of the option granted over the service peri net income and earning per share is provided as if the Company had elected the fair value method of accounting for all stock-based compensation awards.

Accounts Receivable      The Company  provides  allowances for estimated  credit
and Allowances           losses,   product   returns,    spoilage,   and   other
                         manufacturer charge back adjustments (for advertising allowances, etc.) at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts.

                         The allowances are based on reviews of loss, return, spoilage, adjustment history, contractual relationships with customers, current economic conditions, and other factors that deserve recognition in estimating potential losses. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts, notes, and other receivables is also dependent on future economic and other conditions that may be beyond management's control.

                                                     Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


Inventory                Inventory quantities and valuations are determined by a
                         physical count and pricing of same. Inventory is stated at the lower of cost, first-in, first-out method, or market.

Earnings Per Share       In February  1997, the financial  Accounting  Standards
                         Board issued SFAS No. 128,  Earnings  Per Share,  which
                         supersedes  APB  No.  15,  the  existing  authoritative
                         guidance.  SFAS  No.  128 is  effective  for  financial
                         statements  for periods ending after December 15, 1997,
                         and requires  restatement of all prior-period  earnings
                         per share data  presented.  The new statement  modifies
                         the  calculations of primary and fully diluted earnings
                         per share and  replaces  them  with  basic and  diluted
                         earning per share are  computed  by dividing  income or
                         loss available to common  shareholders  by the weighted
                         average number of shares  actually  outstanding for the
                         period.   Diluted   earnings  per  share   reflect  the
                         potential dilution of securities that could share in the earnings of an entity. Because of losses in 1998, the decline in market price below the exercise price of certain options and warrants, and differences of less than $.01 per share due to certain other options and warrants, o securities are either anti-dilutive or have no effect. Accordingly, calculations under the new standard, which was adopted in the quarter ended
                         December 31, 1997 were the same as those under the prior method.

Income Taxes             The Company  accounts  for  corporate  income  taxes in
                         accordance  with SFAS No.  109,  Accounting  for Income
                         Taxes, which requires an asset and liability  approach.
                         This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary timing differences between the book carrying amounts and the tax basis of assets and liabilities. Future tax benefits are subject to a valuation allowance to the extent deferred tax assets may not be realized.

Revenue Recognition      The  Company  recognizes   revenues  through  sales  of
                         products  primarily  to grocery and club store  chains.
                         Sales are  recorded  when  goods are  shipped  for most
                         customers and upon delivery to retail locations for the
                         Direct  Store  Delivery  program.   Potential  returns,
                         adjustments and spoilage allowances are provided for in accounts receivable allowances and accruals.

                                                     Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


Fixed Assets             Fixed  Assets are  recorded  at cost.  Depreciation  is
                         provided  using  the  straight-line   method  over  the
                         estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

Goodwill Goodwill represents the excess of the cost of companies or operations acquired over the fair value of their net assets at the date of acquisition, and is amortized on the straight-line method over the estimated period of benefit, generally 15 years. Amortization expense charged to operations for the years ended June 30, 1998 and 1997 was $135,194 and $94,887. The Company
                         evaluates the estimated net realizable value of its goodwill at each balance sheet date, and records w value exceeds net realizable value (see also "Long Lived Assets").

Long-Lived Assets        Long-lived  assets,  including fixed assets,  goodwill,
                         and other intangible  assets, are assessed for possible
                         impairment  whenever events or changes in circumstances
                         indicate   that  the   carrying   amounts  may  not  be
                         recoverable,  or whenever management has committed to a
                         plan to dispose of the assets.  Such assets are carried
                         at the lower of book value or fair  value as  estimated
                         by  management  based  on  appraisals,  current  market
                         value,  and  comparable  sales value,  as  appropriate.
                         Assets  by such  impairment  loss  are  depreciated  or
                         amortized  at  their  new  carrying   amount  over  the
                         remaining   estimated  life;   assets  to  be  sold  or
                         otherwise disposed of are not subject to further depreciation or amortization. In determining whether an impairment exists, the company uses undiscounted future cash flows compared to the carrying value of assets.

Fair Value of            The  Company's  notes  payable  approximate  fair value
Financial Instuments     based on rates  currently  available  from the bank for
                         debt with similar terms and maturities.  The fair value
                         of notes payable-related  parties approximates the book
                         value due to shortness of the remaining  term. The fair
                         value  of  the   Company's   commitments   to  purchase
                         inventory is based on current market prices available to the Company. The carrying amounts of accounts receivable approximate fair value because of the short maturity of these items.

Other New Accounting     During 1997, the Financial  Accounting  Standards Board
Pronouncements           released SFAS No. 130, Reporting  Comprehensive Income.
                         SFAS 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its

                                                     Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


                         components in the entity's financial statements. The objective of SFAS 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the peri the total of net income and all other non-owner changes in equity. SFAS 130 does not address issues of recognition or measurement for comprehensive income and its components and, therefore, it will not have an impact on the financial condition or results of the Company upon adoption. The Financial Accounting Standards Board also recently released SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement, which is also effective for fisca December 15, 1997, requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company believes it operates in only one business segment, production and distribution of processed organic foods, and h complied with any additional disclosure requirements. SFAS 131 does not address issues of recognition or measurement in the basic financial statements, and thus will have no impact on the Company's financial condition or results of operation upon adoption.

Interim Financial        The unaudited interim financial  statements include all
Statements               adjustments  (consisting of normal recurring  accruals)
                         which,  in the opinion of management,  are necessary in
                         order to make the financial  statements not misleading.
                         Operating results for the nine-month period ended March
                         31, 1999, are not necessarily indicative of the results
                         that may be  expected  for the entire  year ending June
                         30, 1999. These financial statements have been prepared
                         in  accordance  with  the  instructions  for F  certain
                         information  required by generally accepted  accounting
                         principles.   These   statements   should  be  read  in
                         conjunction with financial statements and notes thereto included in the Company's Form 10-KSB for the year ended June 30, 1998.

                                                    Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


1.   Inventory           Inventory consisted of the following:

                                                  March 31, 1999   June 30, 1998
                         -------------------------------------------------------
                         Raw materials              $  775,373      $1,513,659
                         Finished goods              1,283,304       2,305,327
                                                    ----------      ----------
                                                     2,058,677       3,818,986
                         Less: provision for
                         obsolete inventory           (166,315)      (125,000)
                         -------------------------------------------------------
                                                    $1,942,362      $3,693,986
                         =======================================================

2. Related Party         Advances to Shareholder
   Transactions

                         As of June 30, 1997, the Company had advanced $168,000 to a shareholder in accordance with an employment agreement. The advance was unsecured, non- interest bearing, and considered short-term in nature. As of June 30, 1998, this agreement was eliminated and future payments were discontinued. The balance of the non-interest-bearing note ($168,000) was written off at June 30, 1998.

                         Notes Payable-Related Parties

                         At June 30, 1998, notes payable-related parties, consist of the following: Two 6% interest bearing notes payable for $248,619 to two corporate shareholders, with monthly payments of $20,000, including principal and interest until paid in full; unsecured and subordinated to other secured parties.

                         A schedule of future minimum principal payments due on notes payable outstanding at June 30, 1998, is as follows:


                         Year ending June 30,                           Amount
                         -------------------------------------------------------
                         1999                                         $462,754
                         2000                                           34,484
                         -------------------------------------------------------
                                                                      $497,238
                         =======================================================

                         Organic Ingredients, Inc. ("OGI"), a company 50% owned by the Company's President, supplies certain organic ingredients used primarily in the Company's fruit juice products. Total purchases from OGI amounted to $564,450 during fiscal year 1998. The price of, and terms for, the ingredients are fair, reasonable and consistent with prices and terms which would be available to the Company from third parties.

                                                   Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================

                         Management Services Contract

                         In April 1998, the Company contracted for management services from Global Natural Brands, Inc. (Global).
                         Under the contract, Global provided the services of four individuals to fill the offices of Chief Executive Officer, Chief Financial Officer, Vice President-Sales & Distribution and Vice President-Marketing for a four-year period ending June 30, 2002. The contract provided for minimum annual cash payments to Global of $300,000, with escalations based on certain earnin attainment conditions. In addition, up to 1,808,784 options to purchase the Company's Common Stock could have vested over a total of four years based on certain stock price and earnings improvement performance conditions. However, the contract with Global was terminated by the Company in October 1998.

                         Under the agreement, $154,135 in management fees and related relocation expenses was incurred during the year ended June 30, 1998. Additionally, Global also agreed to reimburse the Company $50,000 in costs related to a failed acquisition of an unrelated third party during the year ended June 30, 1998.

                         During the nine-month period ended March 31, 1999, the Company recorded payables to Global Natural Brands totaling $380,000. However, certain of these amounts are in dispute due to the contract's termination, and may be offset by amounts owed to the Company by Global Natural Brands. These related-party transactions included expenses for management's fees and personal expenses.

                                                   Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


3. Fixed Assets          A  summary  of  fixed  assets  at June  30,  1998 is as
   and Goodwill          follows:

                                                                    Life          Amount
                         ----------------------------------------------------------------
                         Computer software and equipment           5 years     $   53,750
                         Leasehold improvements                    7 years        182,994
                         Machinery and equipment                7-20 years      1,036,259
                         Office equipment                          5 years         52,500
                         Printing plates                           7 years         28,998
                         Vehicles                                 5 years          19,542
                         ----------------------------------------------------------------
                                                                                1,373,863
                         Accumulated depreciation                                (110,856)
                         ----------------------------------------------------------------
                                                                               $1,263,007
                         ================================================================

                         During 1998, the Company determined that certain goodwill and fixed assets were potentially impaired, based on estimations of expected undiscounted future cash flows from operations under current operating conditions. Discounted cash flow estimates under the same operating assumptions indicated that there may not be sufficient cash flows to recover the cost of the goodwill arising from the purchase of OFP, and accordingly, goodwill of $2,182,401 was written off. The rela by $240,024 to their fair value as estimated by appraisal from an independent third party. The resulting total $2,422,425 loss is included in "Loss on write-down of fixed assets and goodwill" in the accompanying statements of operations. The affected fixed assets will be depreciated at their new book basis over the remaining useful life. Unamortized goodwill of $923,156 relating to the February 1998 Sunny Farms acquisition (see Note 4) was not affected, and will be reeva ongoing basis.

                         During the nine months ended December 31, 1998, additional goodwill in the amount of $156,867 was recorded to reflect the estimated value of escrowed shares of common stock which will be released and recorded in 1999 in connection with the Sunny Farms' purchase (see Note 4). This amount and all remaining unamortized goodwill, totaling $1,080,382, was written off during the nine months ended March 31, 1999, as it was determined that, based on the results for the first year amounts could not be recovered under current operating conditions.

                         For the years ended June 30, 1998 and 1997, depreciation expense was $210,158 and $140,988, respectively.

                                                  Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


4. Acquisition of        In February,  1998,  OFPI  acquired  the natural  fruit
   Sunny Farms           juice  and water  bottling  operations  of Sunny  Farms
                         Corporation  for a total of $971,171 in cash (including
                         costs of  acquisition)  and assumption of debt, and the
                         issuance  of  Common  Stock of the  Company  valued  at
                         $1,700,000.  Of the total purchase  price,  $850,000 of
                         the Common  Stock  portion is  contingent  upon certain
                         performance   conditions  over  the  first  year  after
                         acquisition and, accordingly, was not yet recorded at June 30, 1998.

                         The $963,822  excess of the  remaining  purchase  price
                         over   identified   inventory   and  fixed   assets  of
                         approximately $857,000 was accounted for as goodwill.

                         Of the contingent consideration, $156,867 was recorded and subsequently written off in the nine months ended March 31, 1999 (see Note 3).

                         The actual number of common stock to be released is currently under review and will be recorded when mutually agreed to by both parties involved.

                         The agreement was accounted for as a purchase and, accordingly, the results of the Sunny Farms operations are included from February 11, 1998 forward. Pro forma unaudited estimated results of operations as if the acquisition had been made effective July 1, 1996, beginning of the first period presented, are as follows:


                         Years ended June 30,          1998            1997
                         -------------------------------------------------------
                         Revenues                   $15,486,000     $18,498,000
                         Net loss                   $(5,059,000)    $(1,061,000)
                         Loss per share             $      (.75)    $      (.18)
                         -------------------------------------------------------

                         Only the basic shares issued in February 1998 not subject to forfeit (see Note 8) are included in the above pro forma computations of loss per share.

                                                 Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


5.  Notes Payable        At  June  30,  1998  notes   payable   consist  of  the
                         following:
                        --------------------------------------------------------

                         Revolving line of credit with Wells
                         Fargo Bank for $1,000,000, interest
                         at the  bank's  prime  rate plus 1%
                         per annum (9.5% at June 30,  1998),
                         interest    due    monthly,    with
                         principal  balance  due in  full in
                         October,  1998;  collateralized  by
                         various corporate assets.  Replaced
                         subsequent to year end(1).                  $874,853

                         12%  Interest-bearing  note payable
                         to Deere Park  Capital  Management.          100,000

                         Other                                         17,736
                         -------------------------------------------------------
                                                                     $992,589
                         =======================================================

                         (1) On October 9, 1998, a new financing agreement with Finova Capital Corporation was signed for a prime plus 2.5% $3,000,000 revolving line of credit to be secured by inventory and receivables, as well as a $500,000 equipment line.

                         During the nine months ended March 31, 1999, the Company entered into a four-year capitalized equipment lease in the amount of $23,752.

6.   Commitments         Inventory Purchases

                         The Company is committed to purchase raw materials over the next year at contracted prices. At June 30, 1998, these future committed purchases aggregated approximately $1,846,000 based on the contracted prices. The Company has no other material future commitments.

                         Lease Obligations

                         The Company leases office, warehouse and production space in Morgan Hill, California under a non-cancelable operating lease agreement, expiring April, 2003. Rent expense under this lease agreement for the years ended June 30, 1998 and 1997 was $102,590 and $78,732 respectively. A schedule of future minimum lease payments due under the non-cancelable operating leases at June 30, 1998, is as follows:

                                                Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


                         Year ending                                    Amount
                         -------------------------------------------------------
                         1999                                          $ 83,585
                         2000                                            83,545
                         2001                                            85,820
                         2002                                            88,395
                         Subsequent                                      60,097
                         -------------------------------------------------------
                                                                       $401,442
                         =======================================================

                         Employment Contracts

                         The Company entered into employment contracts with two key employees. The contracts were to expire through July, 1999 and provide for minimum annual salaries, adjusted for cost-of-living changes, and incentives based on the Company's attainment of specified levels of sales and earnings. As of June 30, 1998, contracts were terminated by mutual agreement and approximately $167,000 still due under one of the contracts has been accrued.

                         In  connection  with the Sunny Farms  acquisition  (see
                         Note 4), the Company entered into employment agreements with two former employees of Sunny Farms. The agreements expire in February 2000 and provide for payments of the remaining base salaries (aggregating approximately $12,000 per month) in the event of termination other than for cause or resignation of the employee(s). Both of these employees resigned during the nine months ended March 31, 1999.

7.  Significant          For the years ended June 30, 1998 and 1997, the Company
    Concentrations       had one  customer  which  accounted  for  approximately
                         seventeen  percent (17%) and twenty-one  percent (21%),
                         respectively,  of the total sales  volume.  At June 30,
                         1998 and  1997,  the  amounts  due  from  the  customer
                         included  in  accounts  receivable  were  $128,662  and
                         $374,591,  respectively.  For the year  ended  June 30,
                         1998, the Company had one supplier, which accounted for
                         an aggregate of  approximately  twenty percent (20%) of
                         year ended June 30, 1997, the Company had one supplier,
                         which accounted for  approximately  thirty-one  percent
                         (31%) of the  total  purchases.  At June  30,  1998 and
                         1997,  the amounts due to these  suppliers  included in
                         accounts    payable   were   $84,022   and    $473,658,
                         respectively. The Company believes that other suppliers are available who could provide product at similar prices and terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of s operating results adversely.

                                                Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


8. Shareholders'         Common Stock
   Equity
                         The  Company  completed  a private  placement  offering
                         during the year ended June 30, 1997 at a gross price of
                         $2.50 per share.  The  proceeds  from the  offering  of
                         823,500  shares  were  $1,718,288,   net  of  costs  of
                         $340,462. The Company completed its initial public offering of 1,495,000 shares of its no par value common stock at a price of $4.00 per share sold (including
                         195,000 underwriters over-allotment shares at $3.60 per share) under its Registration Statement and Prospectus proceeds of approximately $5,900,000 were received by the Company.

                         In connection with the management contract discussed in
                         Note 3, Global purchased a total of 222,222 shares of the Company's Common Stock in June, 1998 for $500,000, and has committed to invest an additional $500,000 before the earlier of 30 days after completion of an acquisition transaction (as defined) or April 15, 1999. The agreement targeted the value of the purchases at $2.50 per share. OFPI committed to issue additional shares to bring the market value of the share amount if the market value of the Common Stock was less than $2.50 per share for the average of the closing prices on specified trading dates in August and September,
                         1998 (with a minimum assigned value of $2.25 per share). Under this provision, the Company issued 22,222 additional shares in connection with the first $500,000 purchase, and will issue 222,222 shares in total for the second purchase. The additional shares related to the first purchase are treated as if the June, 1998 date of sale of the initial related shares.

                         In connection with the February, 1998 Sunny Farms acquisition, the Company issued a total of 425,000 shares at $4.00 per share, of which 212,500 were placed in escrow. The agreement provided for issuance of additional shares if the market price of the Company's shares was not at least $4.00 per share for the average of the closing prices on specified trading dates in August, 1998 (with a minimum assigned value of $3.00 per share). Under this provision, the Company issued in connection with the purchase. These additional shares are treated as if they were outstanding for the entire period since the Sunny Farms acquisition date.

                                               Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================

                         However, as discussed in Note 4, as one-half of the total are contingent shares held in escrow pending future performance conditions, only 283,333 have actually been recorded as issued in the year ended June 30, 1998. The contingently forfeitable shares are not included in the calculation of earnings (loss) per share.

9. Stock Options         Otions
   and Warrants
                         The Company has a stock option plan pursuant to which options to purchase shares of the Company's common stock may be granted to employees and directors. The plan provides that the option price shall not be less than the fair market value of the shares on the date of grant, and that the options expire ten years after grant. Options generally vest ratably over four or five year periods for employees, and up to two years for directors. At June 30, 1998, there were 625,000 be granted under the plan.

                         The following table shows activity in outstanding options during 1998 and 1997:

                                                                          1998                    1997
                                                                ---------------------    -------------------
                                                                             Weighted               Weighted
                                                                              Average                Average
                                                                             Exercise               Exercise
                                                                   Shares       Price      Shares      Price
                         -----------------------------------------------------------------------------------
                         Outstanding, beginning of year           625,000       $2.11     483,000      $2.00
                         Granted-employees and directors           40,000       $3.34     142,000      $2.50
                         Granted-management services            1,808,784       $2.25         -        -
                         Canceled or expired                     (131,000)      $2.50         -        -
                         Outstanding, end of year               2,342,784       $2.26     625,000      $2.11
                         -----------------------------------------------------------------------------------
                         Options exercisable at year end          283,000       $2.00     311,000      $2.10
                         -----------------------------------------------------------------------------------
                         Weighted average fair value of
                          options granted during the year-
                          employee and director shares only                     $1.75                  $0.29
                         -----------------------------------------------------------------------------------

                         The following table shows information for options outstanding or exercisable as of June 30, 1998:

                                      F-51

                                              Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


                                                        Options Outstanding                Options Exercisable
                                            ------------------------------------   ------------------------------------
                                                            Weighted                               Weighted
                                                             Average    Weighted                   Average     Weighted
                                              Number        Remaining    Average     Number        Remaining    Average
                            Range of        Outstanding    Contractual  Exercise   Exercisable    Contractual   Exercise
                         Exercise Price     at 12/31/98    Life (Years)   Price    at 12/31/98   Life (Years)   Price
                         ----------------------------------------------------------------------------------------------
                            $2-$2.99          2,302,784        6.6        $2.24      283,000        6.8          $2.10
                            $3-$3.34             40,000       10.0        $3.34         --           --          --
                         ----------------------------------------------------------------------------------------------
                                              2,342,784        6.3        $2.26      283,000        6.8          $2.10
                         ==============================================================================================

                         In 1998, the Company also granted options for 1,808,784 shares at $2.25 per share to the management company providing executive management services (see Note 2). The options vest over a four-year period beginning April 15, 1998, and are exercisable for four years after vesting. Vesting of each year's options is dependent upon performance conditions relating to improvement in earnings and share price for which targets are to be established yearly. The fair value of the op expense upon attainment or probability of attainment of the performance target over the service period. However, as of June 30, 1998, no such targets were set by OFPI and the management company, and, accordingly, no amounts were included in expense. No shares had vested by October 1998 when the management company's contract was terminated (see Note 2).

                         All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant. In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation been determined based on the fair value of the grant dates consistent with the method of SFAS 123, th and earnings (loss) per share for the years ended June 30, 1998 and 1997, would have been adjusted to the pro forma amounts presented below:

                         June 30,                       1998            1997
                         -------------------------------------------------------
                         Net income (loss)
                          As reported                $(4,619,233)     $55,167
                          Pro forma                  $(4,622,802)     $13,987
                         Earnings (loss) per share
                          As reported                $      (.69)     $   .01
                          Pro forma                  $      (.69)     $  --
                         =======================================================

                                                     Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================

                         The fair value of option grants are estimated on the date of grant utilizing the Black-Scholes option-pricing model, with the following assumptions for grants in the years ended June 30, 1998 and 1997, respectively: expected life of five years, expected volatility of 50.4% and 14.4%, risk-free interest rates of 5.6% and 8%, and no dividend yield. The fair value at date of grant for director and employee options for 1998 and 1997 approximated $1.75 and $.29 per share, res the 1998 management company options, estimated as of September 23,1998, the date of this report, approximated $.50 per share.

                         Warrants

                         The Company issued warrants to an underwriter in connection with a private placement offering in 1995. As of June 30, 1998, 150,000 warrants were outstanding at exercise prices of $2.00 per share, expiring on December 31, 2002.

                         In addition, the Company issued warrants to individuals in connection with various ten percent (10%) promissory note agreements in 1997. As of June 30, 1998, 200,666 warrants were outstanding at exercise prices of $3.00 per share, expiring on December 31, 1999.

                         In connection with its August, 1997 IPO, the Company issued 130,000 warrants to purchase shares of common stock at $4.80 per share, expiring in August, 2002. Also in 1998, the Company issued warrants at $2.625 per share expiring in February, 2003 in exchange for services related to the Sunny Farms acquisition (see
                         Note 5).

10. Income Taxes and A reconciliation of the Federal statutory rate to the Deferred Income tax provision of the corresponding years is as follows:
     Taxes                                              1998            1997
                         -------------------------------------------------------
                         Tax benefit (expense) at
                          effective Federal
                          statutory rate             $1,564,800        $ (8,800)
                         Non deductible expens          (10,900)         (2,600)
                         Valuation limitation on
                          deferred tax assets        (1,749,600)           --
                         State income tax expense
                          (benefit), net of Federal
                          effect                        210,900          (4,600)
                         -------------------------------------------------------
                                                      $  15,200        $(16,000)
                         =======================================================

                                                    Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================

                         Deferred tax assets at June 30, 1998 are as follows:
                         -------------------------------------------------------
                         Net operating losses                         $ 888,200
                         Goodwill amortization and write-down           712,700
                         Depreciation and fixed asset  write-down        11,900
                         Allowances against receivables                 110,300
                         State income taxes, net of Federal benefits    234,000
                         Other                                           42,700
                         Total                                        1,999,800
                         Valuation allowance                         (1,999,800)
                         -------------------------------------------------------
                         Net                                         $     --
                         =======================================================

                         Since the Company could not determine it was more likely than not that the deferred tax assets would be realized, a 100% valuation allowance has been provided. At June 30, 1998, the Company had Federal and state net operating loss carryforwards available to offset future Federal and state taxable income, in the approximate amounts of $2,612,000 and $1,426,000, expiring through June 30, 2013 and 2003, respectively.

11. Statements of        Non-Cash Investing and Financing Activities
    Cash flows
                         The  Company   recognized   investing   and   financing
                         activities that affected assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:


                         Years ended June 30,            1998          1997
                         -------------------------------------------------------
                         Issuance of stock for a
                          portion of Sunny Farms
                          acquisition                  $850,000      $   --
                         Deferred offering costs
                          charged to Shareholder'
                          equity                        421,338          --

                                                     Organic Food Products, Inc.

                                                  Summary of Accounting Policies
                                (Information as of and for the nine months ended
                                           March 31, 1999 and 1998 is Unaudited)
================================================================================


                         Stock issued for directors
                          expenses                       34,401        14,157
                         Inventory financed through
                          the issuance of a note
                          payable                          --         222,523
                         Asset additions financed
                          through the issuance of
                          notes payable                    --         141,186
                        Interest imputed on a
                         discounted note payable           --         118,410
                        Asset additions financed
                         through capital lease
                         obligations                       --          23,752
                        ========================================================

                         During the nine-month period ended March 31, 1999, the Company reclassed $37,322 previously held in accounts payable to notes payable related parties. Additionally, goodwill in the amount of $156,867 was recorded to reflect the estimated value of escrowed shares of common stock, which will be released and recorded as issued in 1999 (see Note 4).

12. Subsequent Event     On May 14,  1999,  the Company and  Spectrum  Naturals,
                         Inc.,   and  its   affiliate,   Spectrum   Commodities,
                         (collectively,   "SNI")   entered   into  a  definitive
                         agreement to merge the  companies in a stock  exchange.
                         In  addition,  the Company  entered  into a  definitive
                         agreement  to  acquire  all the  outstanding  shares of
                         Organic  Ingredients,  Inc.  Under  the  terms  of  the
                         anticipated  merger,  which will be accounted  for as a
                         reverse   acquisition   purchase,   SNI  will   receive
                         approximately 75% of th the Company, subject to certain
                         adjustments.  The merger and  related  acquisition  are
                         subject  to  shareholders'  approvals.  The  completion
                         dates  for  the   transactions   are   dependent   upon
                         regulatory approvals and preparation of the related proxy. In the interim, the Company and SNI have entered into an advisory services agreement until the merger is completed.

13. Year 2000 Issues     Like other  companies,  Organic  Food  Products,  Inc.,
   (Unaudited)           could be adversely  affected if the  computer  systems,
                         which the Company and its providers use, do not properly process and calculate date-related information and data from the period surrounding and including
                         January 1, 2000.  This is  commonly  known as the "Year
                         2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the comp issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                                INDEX TO ANNEXES


Agreement and Plan of Merger and Reorganization
dated May 14, 1999 by and between Organic Food
Products, Inc. and Organic Ingredients, Inc. ........................  Annex A

Agreement and Plan of Merger and Reorganization
dated May 14, 1999 by and between Organic Food
Products, Inc. and Spectrum Naturals, Inc. ..........................  Annex B

Section 1300 to 1304 of the California Corporation Code .............  Annex C

Form of Amended and Restated Articles of Incorporation
of Organic Food Products, Inc........................................  Annex D

Form of Organic Food Products, Inc. Employment Agreement ............  Annex E

Form of Organic Food Products, Inc. Shareholder Lock-up
Agreement ...........................................................  Annex F

Form of Voting Agreement dated May 14, 1999
between Spectrum Naturals, Inc. and certain shareholders of
Organic Food Products, Inc...........................................  Annex G

                                                                         ANNEX A


                AGREEMENT AND PLAN OF MERGER AND REORGANIZAITON

                                by and between:

                          ORGANIC FOOD PRODUCTS, INC.

                         a California corporation; and

                           ORGANIC INGREDIENTS, INC.,

                            a California corporation


                            ------------------------

                                  May 14, 1999

                            ------------------------

                               TABLE OF CONTENTS

                                                                         Page

SECTION 1.DESCRIPTION OF TRANSACTION.......................................1

         1.1      Merger of the Company into OFPI..........................1

         1.2      Effect of the Merger.....................................1

         1.3      Closing; Effective Time..................................1

         1.4      Directors and Officers...................................2

         1.5      Conversion of Shares.....................................2

         1.6      Closing of the Company's Transfer Books..................2

         1.7      Exchange of Certificates.................................2

         1.8      Tax Consequences.........................................3

         1.9      Accounting Treatment.....................................3

         1.10     Further Action...........................................3

SECTION 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................3

         2.1      Due Organization; No Subsidiaries; Etc...................4

         2.2      Articles of Incorporation and Bylaws; Records............4

         2.3      Capitalization...........................................4

         2.4      Financial Statements.....................................5

         2.5      Absence of Changes.......................................5

         2.6      Title to Assets..........................................7

         2.7      Accounts Receivable; Loans and Advances..................7

         2.8      Inventory................................................8

         2.9      Equipment; Leasehold.....................................8

         2.10     Proprietary Assets.......................................8

         2.11     Contracts................................................9

         2.12     No Undisclosed Liabilities..............................11

         2.13     Compliance with Legal Requirements......................11

         2.14     Governmental Authorizations.............................11

         2.15     Tax Matters.............................................11

         2.16     Employee and Labor Matters; Benefit Plans...............12

         2.17     Environmental Matters...................................14

         2.18     Sale of Products; Performance of Services...............15

                               TABLE OF CONTENTS
                                  (continued)
                                                                         Page

         2.19     Insurance...............................................15

         2.20     Related Party Transactions..............................16

         2.21     Legal Proceedings; Orders...............................16

         2.22     Authority; Binding Nature of Agreement..................16

         2.23     Non-Contravention; Consents.............................17

         2.24     Vote Required...........................................17

         2.25     Company Action..........................................18

         2.26     Full Disclosure.........................................18

         2.27     Finder's Fee............................................18

SECTION 3.REPRESENTATIONS AND WARRANTIES OF OFPI..........................18

         3.1      Due Organization, Etc...................................18

         3.2      Articles of Incorporation and Bylaws; Records...........19

         3.3      Capitalization, Etc.....................................19

         3.4      SEC Filings; Financial Statements.......................20

         3.5      Absence of Changes......................................20

         3.6      Title to Assets.........................................22

         3.7      Accounts Receivable; Loans and Advances.................23

         3.8      Inventory...............................................23

         3.9      Equipment; Leasehold....................................23

         3.10     Proprietary Assets......................................24

         3.11     Contracts...............................................25

         3.12     No Undisclosed Liabilities..............................26

         3.13     Compliance with Legal Requirements......................26

         3.14     Governmental Authorizations.............................27

         3.15     Tax Matters.............................................27

         3.16     Employee and Labor Matters; Benefit Plans...............27

         3.17     Environmental Matters...................................29

         3.18     Sale of Products; Performance of Services...............30

         3.19     Insurance...............................................30

         3.20     Related Party Transactions..............................31
                                       ii

                               TABLE OF CONTENTS
                                  (continued)

                                                                         Page


         3.21     Legal Proceedings; Orders...............................31

         3.22     Authority; Binding Nature of Agreement..................31

         3.23     Non-Contravention; Consents.............................32

         3.24     Vote Required...........................................32

         3.25     OFPI Action.............................................32

         3.26     Full Disclosure.........................................33

         3.27     Finder's Fee............................................33

SECTION 4.CERTAIN COVENANTS OF THE COMPANY................................33

         4.1      Access and Investigation................................33

         4.2      Operation of the Company's Business.....................34

         4.3      Notification; Updates to Company Disclosure Schedule....35

         4.4      No Solicitation. During the Pre-Closing Period..........36

         4.5      Company Shareholders' Meeting...........................36

         4.6      Tax Representation Letters; Continuity of Interest
                  Certificates............................................37

SECTION 5.CERTAIN COVENANTS OF OFPI.......................................37

         5.1      Access and Investigation................................37

         5.3      Notification; Updates to OFPI Disclosure Schedule.......39

         5.4      No Solicitation.........................................40

         5.5      OFPI Shareholders' Meeting..............................40

         5.6      Tax Representation Letters..............................41

SECTION 6.ADDITIONAL COVENANTS OF THE PARTIES.............................41

         6.1      Filings and Consents....................................41

         6.2      Public Announcements....................................42

         6.3      Reasonable Efforts......................................42

         6.4      Registration Statement..................................42

         6.5      Additional Agreements...................................43

         6.6      Regulatory Approvals....................................43

SECTION 7.CONDITIONS PRECEDENT TO OBLIGATIONS OF OFPI.....................43

         7.1      Satisfactory Completion of Pre-Merger Review............44

         7.2      Accuracy of Representations.............................44

                               TABLE OF CONTENTS
                                  (continued)

                                                                         Page

         7.3      Performance of Covenants................................44

         7.4      Compliance Certificate..................................44

         7.5      Shareholder Approval....................................44

         7.6      Consents................................................44

         7.7      Legal Opinion...........................................44

         7.8      Tax Opinion.............................................44

         7.9      No Restraints...........................................44

         7.10     Employment Agreements...................................44

         7.11     Shareholder Lock-up Agreements..........................45

SECTION 8.CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............45

         8.1      Accuracy of Representations.............................45

         8.2      Performance of Covenants................................45

         8.3      Compliance Certificate..................................45

         8.4      Shareholder Approval....................................45

         8.5      Consents................................................45

         8.6      Legal Opinion...........................................45

         8.7      Tax Opinion.............................................45

         8.8      No Restraints...........................................46

SECTION 9.TERMINATION AND INDEMNIFICATION.................................46

         9.1      Termination.............................................46

         9.2      Effect of Termination...................................47

         9.3      Fees and Expenses; Termination Fees.....................47

         9.4      Indemnification by OFPI.................................47

         9.5      Indemnification by the Company..........................48

         9.6      Threshold...............................................49

         9.7      Maximum Liability.......................................49

         9.8      Calculation of Indemnification Payments.................49

SECTION 10.  MISCELLANEOUS PROVISIONS.....................................50

         10.1     Survival of Representations and Warranties..............50

         10.2     Further Assurances......................................50

                               TABLE OF CONTENTS
                                  (continued)

                                                                        Page


         10.3     Attorneys' Fees.........................................50

         10.4     Notices.................................................50

         10.5     Time of the Essence.....................................51

         10.6     Governing Law; Venue....................................51

         10.7     Successors and Assigns..................................51

         10.8     Remedies Cumulative; Specific Performance...............52

         10.9     Waiver..................................................52

         10.10    Amendments .............................................52

         10.11    Severability ...........................................52

         10.12    Parties in Interest ....................................52

         10.13    Disclosure Schedules ...................................52

         10.14    Entire Agreement .......................................53

         10.15    Construction ...........................................53

         10.16    Headings ...............................................53

         10.17    Counterparts ...........................................53

                                    EXHIBITS


Exhibit A       -       Certain Definitions

Exhibit B       -       Directors and Officers of OFPI

Exhibit C       -       Company Tax Representative Letter

Exhibit D       -       OFPI Tax Representation Letter

Exhibit E       -       Form of Company Legal Opinion

Exhibit F       -       Form of Company Tax Opinion

Exhibit G       -       Form of OFPI Legal Opinion

Exhibit H       -       Form of OFPI Tax Opinion

                              AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of May 14, 1999, among ORGANIC FOOD PRODUCTS, INC., a California corporation ("OFPI"), ORGANIC INGREDIENTS, INC., a California corporation (the "Company"), JOHN BATTENDIERI and JOSEPH STERN (collectively, "Company Shareholders"). Certain capitalized terms used in this Agreement are defined in the attached Exhibit A.

                                    RECITALS

     A. OFPI and the Company intend to effect a merger of the Company with and into OFPI (the "Merger") in accordance with this Agreement and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, the Company will cease to exist, and OFPI will continue as the surviving corporation.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a purchase by OFPI by the Company.

     C. This Agreement has been adopted and approved by the respective boards of directors of OFPI and the Company. The Company Shareholders are the sole owners of the Company stock.

     D. It is intended that promptly after the consummation of the Merger, Spectrum Naturals, Inc. ("Spectrum"), will merge with and into OFPI (the "Spectrum Merger").

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

                     SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 Merger of the Company into OFPI. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into OFPI, and the separate existence of the Company shall cease. OFPI will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at a time and on a date which shall be promptly (but not more than two (2) days following) the satisfaction or waiver of the conditions set forth in Sections 7 and 8 (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement or certificate of merger conforming to the requirements of the CGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of California. The Merger shall take effect at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     1.4 Directors and Officers. Unless otherwise determined by OFPI prior to the Effective Time the directors and officers of OFPI immediately after the Spectrum Merger Effective Time shall be the individuals identified on the attached Exhibit B.

     1.5 Conversion of Shares. Subject to Section 1.7(b) and Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of OFPI, the Company or any shareholder of the Company, each share of Company Common Stock (as defined in Section 2.3) outstanding immediately prior to the Effective Time shall be converted into thirty-five (35) fully paid and non-assessable shares (the "Shares") of OFPI Common Stock (as defined in Section 3.3) such that the Company shall issue 3,950,000 shares of OFPI Common Stock by virtue of the Merger.

     1.6 Closing of the Company's Transfer Books. At the Effective Time, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to OFPI, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7 Exchange of Certificates.

          (a) Exchange Procedures. At or as soon as practicable after the Closing, the holders of Company Common Stock shall surrender their Company Stock Certificates in exchange for certificates representing OFPI Common Stock, pursuant to this Agreement. Subject to Section 1.7(b), upon such surrender of a Company Stock Certificate for exchange, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of OFPI Common Stock that such holder has the right to receive pursuant to Section 1.5, and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of OFPI Common Stock (and cash in lieu of any fractional share of OFPI Common Stock as contemplated by Section 1.7(b)), pursuant to this Agreement. If any Company

Stock Certificate shall have been lost, stolen or destroyed, OFPI shall issue a certificate representing OFPI Common Stock with respect to such lost, stolen or destroyed Company Stock Certificate in accordance with this Agreement upon delivery by the owner of such lost, stolen or destroyed Company Stock Certificate to OFPI of an appropriate affidavit as indemnity against any claim that may be made against OFPI with respect to such Company Stock Certificate.

          (b) Fractional Shares. No fractional shares of OFPI Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of OFPI Common Stock (after aggregating all fractional shares of OFPI Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated OFPI Stock Price. The "Designated OFPI Stock Price" shall be the closing sales price of one share of OFPI Common Stock as reported on the Nasdaq Small Cap Market on the Closing Date, or if not so reported, as reported on the electronic bulletin board as of such date.

          (c) No Liability. OFPI shall not be liable to any holder or former holder of Company Common Stock for any shares of OFPI Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.9 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a purchase. For purposes of determining the purchase price, the price per share shall be $0.7083, which is the average of the closing sale prices per share of OFPI's Common Stock as traded on the Nasdaq Small Cap Market on the three (3) trading days immediately preceding February 19, 1999, the date the terms of the transaction were first publicly announced (the "Applicable Price").

     1.10 Further Action. If, at any time after the Effective Time, any further action is determined by OFPI to be necessary to carry out the purposes of this Agreement or to vest OFPI with full right, title and possession of and to all rights and property of the Company, the officers and directors of OFPI shall be fully authorized, in the name of the Company, to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to OFPI that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 10.13 and that has been delivered by the Company to OFPI on the date of this Agreement (the "Company Disclosure Schedule"):

     2.1 Due Organization; Subsidiaries; Etc.

          (a) Each of Company and its subsidiary is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Contracts by which is its bound. The Company has no subsidiaries other than the subsidiary disclosed in Part 2.1 of the Company Disclosure Schedule (the "Company Subsidiary").

          (b) The Company and the Company Subsidiary maintain facilities or employees in each state listed in Part 2.1(b) of the Company Disclosure Schedule. Each of the Company and the Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered or made available to OFPI accurate and complete copies of: (1) the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization. The authorized capital stock of the Company consists of: 100,000 shares of Common Stock, no par value per share ("Company Common Stock"), of which 100,000 shares have been issued and are outstanding as of the date hereof. Part 2.3 of the Company Disclosure Schedule sets forth, as of the date hereof, the number of shares of Company Common Stock owned of record by each of the Company Shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. There are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Except as set forth in Part 2.3 of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. There are no preemptive or similar rights with respect to the Company's capital stock. There is no Company Contract (or, to the Company's knowledge, any other agreement or arrangement to which the Company is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     2.4 Financial Statements.

          (a) The Company has delivered to OFPI the following financial statements and notes (collectively, the "Company Financial Statements"):

               (i) the audited balance sheets of the Company as of December 31, 1998, and the reviewed balance sheets as of December 31, 1997 and 1996, and the related audited statements (as to the year ending December 31, 1998) and reviewed but unaudited statements (as to the year ending December 31, 1997 and 1996) of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the report of an independent auditor relating thereto; and

               (ii) The unaudited balance sheet of the Company as of March 31, 1999, and the related unaudited statement of income of the Company for the one-month period then ended.

          (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

     2.5 Absence of Changes. Except as described in Part 2.5 of the Company Disclosure Schedule, since March 31, 1999 through the date of this Agreement:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Company, and, to the Knowledge of the Company, no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole;

          (b) there has not been any loss, damage or destruction to any of the Company's assets (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) neither the Company nor the Company Subsidiary has declared, accrued, set aside or paid any dividend stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither the Company nor the Company Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of the Company or the Company Subsidiary, and neither the Company nor the Company Subsidiary has effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither the Company nor the Company Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under any restricted stock purchase agreement;

          (g) neither the Company nor the Company Subsidiary has formed any subsidiary or acquired any equity interest in any other Entity;

          (h) neither the Company nor the Company Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since March 31, 1999, exceeds $25,000 in the aggregate;

          (i) neither the Company nor the Company Subsidiary has (i) entered into any Material Company Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) neither the Company nor the Company Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course of business and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) neither the Company nor the Company Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000 individually or $25,000 in the aggregate;

          (l) neither the Company nor the Company Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $25,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

          (m) neither the Company nor the Company Subsidiary has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) neither the Company nor the Company Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any person;

          (o) neither the Company nor the Company Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

          (p) neither the Company nor the Company Subsidiary has made any Tax election;

          (q) neither the Company nor the Company Subsidiary has commenced or settled any Legal Proceeding;

          (r) neither the Company nor the Company Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

          (s) neither the Company nor the Company Subsidiary has made any material write-down of inventory; and

          (t) neither the Company nor the Company Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6 Title to Assets.

          (a) Each of the Company and the Company Subsidiary owns, and has good and valid title to all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company and the Company Subsidiary free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on the Company.

          (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company and the Company Subsidiary that involve obligations of the Company in excess of $25,000 on an individual basis.

     2.7 Accounts Receivable; Loans and Advances.

     (a) All accounts receivable of the Company and the Company Subsidiary that are reflected in the Company Financial Statements or in the accounting records of the Company as of the date hereof (collectively, the "Company Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Company Accounts Receivable are current and collectible net of any respective reserves shown in the Company Financial Statements or on the accounting records of the

Company as of the date hereof (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

          (b) Part 2.7(b) of Company Disclosure Schedule contains an accurate and complete list of all loans and advances made by the Company or the Company Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of Company or the Company Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     2.8 Inventory. Part 2.8 of the Company Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Company as of March 31, 1999. All of the Company's existing inventory (including all inventory that is reflected on the unaudited balance sheet referenced in Section 2.4(ii) and that has not been disposed of by the Company since March 31, 1999):

          (a) is of such quality and quantity as to be usable and saleable by the Company in the ordinary course of business and consistent with the Company's past practices;

          (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and

          (c) is free of any defect or deficiency.

     The inventory levels maintained by the Company (i) are not excessive in light of the Company's normal operating requirements, (ii) are adequate for the conduct of the Company's operations in the ordinary course of business and consistent with past practices, and (iii) are comparable to the inventory levels maintained by Company Comparable Entities.

     2.9 Equipment; Leasehold. The real property leased by and other tangible assets leased or owned by the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted.

     Neither the Company nor the Company Subsidiary owns any real property or any material interest in real property. Part 2.9(b) of the Company Disclosure Schedule describes all leases of real property held by the Company and the Company Subsidiary.

     2.10 Proprietary Assets.

          (a) Except as set forth in Part 2.10 of the Company Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used or useful in connection with the Company's business. The Company Proprietary Assets identified in Part 2.10 of the Company Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the

Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

          (b) To the Knowledge of the Company, the Company has good and valid title to all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. Neither the Company nor the Company Subsidiary is obligated to make any payment to any Person for the use of any Company Proprietary Asset. To the Knowledge of the Company, each of the Company and the Company Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis. (except for any Proprietary Asset that is licensed to the Company on a non-exclusive basis under any third party software license generally available to the public at a cost of less than $2,500).

          (c) Each of the Company and the Company Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Neither the Company nor the Company Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to any Company Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

          (d) To the Knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, neither the Company nor the Company Subsidiary is infringing, misappropriating or making any unlawful use of, and neither the Company nor the Company Subsidiary has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Neither the Company nor the Company Subsidiary has licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and neither the Company nor the Company Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) No shareholder, officer or director of the Company has title to any Company Proprietary Asset which would be necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.

     2.11 Contracts.

          (a) Part 2.11(a) (and Part 2.9 regarding leases of real property) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Company Contract:

               (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $25,000 per year, including any Company Contract involving severance payments or acceleration benefits upon a Company Acquisition Transaction;

               (ii) relating to the acquisition, transfer, use, development, sharing or license of any Company Proprietary Asset (except in the ordinary course of business and except for any Company Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $25,000);

               (iii) imposing any material restriction on the Company's or the Company Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any Company Proprietary Asset;

               (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from the Company or obligations in excess of $25,000 per year;

               (v) relating to the acquisition, issuance or transfer of any securities of the Company under which the Company has any current rights or obligations;

               (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company or the Company Subsidiary having a value in excess of $25,000;

               (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $25,000 per year;

               (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

               (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.20);

               (x) entered into outside the ordinary course of business;

               (xi) that may not be terminated by the Company or the Company Subsidiary (without penalty) within 120 days after the delivery of a termination notice by the Company the Company Subsidiary and which involves payments or commitments of $5,000 or more;

               (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate; and

               (xiii) which is a lease of real property.

     (b) The Company has delivered to OFPI accurate and complete copies of all Material Company Contracts identified in Part 2.11(a) of the Company Disclosure Schedule, including all amendments thereto. Each Material Company Contract identified in Part 2.11(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Neither the Company nor the Company Subsidiary nor, to the Company's Knowledge, any other party, has materially violated or breached, or committed any material default under, any Material Company Contract;

     (i) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

     (ii) since March 31, 1999, neither the Company nor the Company Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

     (iii) neither the Company nor the Company Subsidiary has waived any of its material rights under any Material Company Contract.

     2.12 No Undisclosed Liabilities. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since March 31, 1999, the Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured.

     2.13 Compliance with Legal Requirements. Each of the Company and the Company Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Neither the Company nor the Company Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 2.15, 2.16 and 2.17.

     2.14 Governmental Authorizations. The Company and the Company Subsidiary have all Governmental Authorizations necessary to enable the Company and the Company Subsidiary to conduct their businesses in the manner in which their businesses are currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on the Company. Neither the Company nor the Company Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.15 Tax Matters.

          (a) All Material Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "Company Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. Each of the Company and the Company Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company or the Company Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or the Company Subsidiary. There are no liens for Taxes upon any of the assets of the Company or the Company Subsidiary, except liens for current Taxes not yet due and payable.

     2.16 Employee and Labor Matters; Benefit Plans.

          (a) Part 2.16(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $30,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 2.16(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

          (c) The Company does not maintain, sponsor or contribute to, and, to the knowledge of the Company, neither the Company has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of the Company (a "Company Defined Benefit Plan").

          (d) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company.

          (e) With respect to each Company Plan, the Company has made available to OFPI:

               (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for the three most recent plan years;

               (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such Company Plan, and (B) each material employee communication relating to such Company Plan;

               (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

          (f) The Company is not required to be, and, to the Knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
(m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the of the Knowledge of the Company, the Company has never made a complete or partial withdrawal from a " multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA.

          (g) The Company has no plan or commitment to create any additional Company employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

          (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the balance sheet as of January 31, 1999, or (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

          (i) With respect to each of the Company Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

          (j) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (k) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Company Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (m) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     2.17 Environmental Matters. Each of the Company and the Company Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company and the Company Subsidiary possess all permits and other Governmental Authorizations required under applicable Environmental Laws, and each of the Company and the Company Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations, except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on the Company. Neither the Company nor the Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company or the Company Subsidiary is not in compliance with any Environmental Law. To the Knowledge of the Company, no current or prior owner of any property leased or owned by the Company or the Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 2.17 and Section 3.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.) To the Knowledge of the Company, no Materials of Environmental Concern have been released or are located on or under any property leased or owned by the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary have received any notice or communication (whether from a Governmental Body, citizen group, employee, or otherwise) regarding a release of, or the existence of, Materials of Environmental Concern at, under, or about any property leased or owned by the Company or the Company Subsidiary.

     2.18 Sale of Products; Performance of Services.

          (a) To the Company's Knowledge, each product that has been sold by the Company to any Person:

               (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

               (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

     All services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

          (b) To the Knowledge of the Company, the Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, the Company on or at any time prior to the Closing Date.

          (c) To the Knowledge of the Company, no product manufactured or sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

          (d) Except as set forth in Part 2.18 of the Company Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

          (e) The Company has in place an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Company Comparable Entities.

     2.19 Insurance. The business and properties of the Company are insured for the benefit of the Company in amounts deemed adequate by the Company's management against risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located. The Company has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to OFPI.

     2.20 Related Party Transactions. Except as set forth in Part 2.20 of the Company Disclosure Schedule, (a) no Related Party has, and no Related Party has at any time since December 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or the Company Subsidiary in a manner that would be required to be disclosed under
Item 404 of Regulation S-K promulgated by the SEC; (b) no Related Party is, or has at any time since December 31, 1995 been, indebted to the Company in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (c) since December 31, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company or the Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (d) no Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company or the Company Subsidiary (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.20, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1995 been, an officer or director of the Company or the Company Subsidiary; (ii) each individual who is, or who at any time since December 31, 1995 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any shareholder of the Company or the Company Subsidiary; and (iv) any trust or other Entity in which any one of the individuals referred to in clauses "(i)," "(ii)" "(iii)" and "(iv)"above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.21 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company or the Company Subsidiary, or its respective business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company or the Company Subsidiary, or any of the assets owned or used by the Company or the Company Subsidiary, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's or the Company Subsidiary's business. There is no action, suit, proceeding or investigation by the Company or the Company Subsidiary currently pending or which the Company intends to initiate.

     2.22 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.23 Non-Contravention; Consents. Except as set forth in Part 2.23 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the Company's or the Company Subsidiary's articles of organization or bylaws;

          (b) with respect to the Company or the Company Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or the Company Subsidiary, or any of the assets owned or used by the Company or the Company Subsidiary, is subject;

          (c) with respect to the Company or the Company Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or the Company Subsidiary or that otherwise relates to the Company's business or to any of the assets owned or used by the Company or the Company Subsidiary;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or would have a Material Adverse Effect on the Company).

     Except as may be required by the CGCL and state securities or blue sky laws, and except as set forth in Part 2.23 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company (the "Requisite Company Vote"), is the only vote of the holders of any class or series of Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby. The Company Shareholders approve this Agreement, the Merger and the transactions contemplated thereby.

     2.25 Company Action. The Company's Board of Directors has (a) unanimously determined that the Merger is advisable and fair and in the best interests of

Company and its shareholders, and (b) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the CGCL.

     2.26 Full Disclosure.

          (a) To the Company's Knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the Company Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to OFPI by the Company in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of the Company contained in this Agreement, as modified by the Company Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

          (b) The information supplied by the Company for inclusion in the Joint Proxy Statement (including the Company Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the OFPI Shareholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     2.27 Finder's Fee. Except for Monterey Bay Food Group, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF OFPI

     OFPI represents and warrants to the Company that, except as set forth in the disclosure schedule prepared by OFPI in accordance with the requirements of
Section 10.13 and that has been delivered by OFPI to the Company on the date of this Agreement (the "OFPI Disclosure Schedule"):

     3.1 Due Organization, Etc.

          (a) OFPI is a corporation duly organized, validly existing and in good standing under the laws of California, and has full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. OFPI has no subsidiaries.

          (b) OFPI maintains facilities or employees in each state listed in
Part 3.1(b) of the OFPI Disclosure Schedule. OFPI is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on OFPI or on the ability of OFPI to consummate the transactions contemplated hereby.

     3.2 Articles of Incorporation and Bylaws; Records. OFPI has delivered or made available to Company accurate and complete copies of: (1) OFPI's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of OFPI; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of OFPI, the Board of Directors of OFPI and all committees of the Board of Directors of OFPI. OFPI is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of OFPI are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     3.3 Capitalization, Etc. The authorized capital stock of OFPI consists of:
(i) 20,000,000 shares of Common Stock, no par value per share ("OFPI Common Stock"), of which 7,559,002 shares have been issued and are outstanding as of the date hereof; and (ii) 5,000,000 shares of preferred stock, no par value per share, none of which are outstanding. All of the outstanding shares of OFPI capital stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal and state securities laws. All outstanding shares of OFPI capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Part 3.3 of the OFPI Disclosure Schedule sets forth, as of the date hereof, (i) the names of each holder of 5% or more of the outstanding voting stock of OFPI together with the number of shares held by each such holder, and (ii) all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of OFPI. The Shares, when issued by OFPI to the Company's shareholders will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of all Encumbrances as a result of any actions by OFPI. OFPI has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth in Part 3.3 of the OFPI Disclosure Schedule, there are no preemptive or similar rights with respect to the OFPI's capital stock. There is no OFPI Contract (or, to OFPI's knowledge, any other agreement or arrangement to which OFPI is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of OFPI Common Stock. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which OFPI is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     3.4 SEC Filings; Financial Statements

          (a) OFPI has delivered to the Company accurate and complete copies of each report, schedule, registration statement and definitive proxy statement filed by OFPI with the SEC since August 8, 1997 (the "OFPI SEC Documents"), which are all the reports and documents required to be filed by OFPI with the SEC since August 8, 1997. Each of the OFPI SEC Documents was timely filed by the

OFPI in accordance with the rules and regulations of the SEC and the NASD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the OFPI SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the OFPI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements (including, in each case, any notes related thereto) contained in the OFPI SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of OFPI as of the respective dates thereof and the consolidated results of operations of OFPI for the periods covered thereby.

          (c) OFPI has furnished to the Company a complete and accurate copy of any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by OFPI with the SEC pursuant to the Securities Act or the Exchange Act, if any.

          (d) OFPI has furnished the Company the unaudited balance sheets of OFPI as of January 31, 1999 and the related unaudited statements of income of OFPI for the seven months then ended. Such financial statements fairly present the financial position of OFPI as of the respective dates thereof and the results of operations and cash flows of OFPI for the periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that they do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate be material in magnitude). The financial statements referred to in subsection (b) and this subsection (d) are hereinafter referred to as the "OFPI Financial Statements."

     3.5 Absence of Changes. Except as described in Part 3.5 of OFPI Disclosure Schedule, since January 31, 1999 through the date of this Agreement:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of OFPI, and, to the knowledge of OFPI, no event has occurred that could reasonably be expected to have a Material Adverse Effect on OFPI taken as a whole;

          (b) there has not been any loss, damage or destruction to any of the assets of OFPI (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on OFPI;

          (c) OFPI has not declared, accrued, set aside or paid any dividend, stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) OFPI has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for OFPI Common Stock issued upon the exercise of outstanding OFPI Options or OFPI Warrants described in the OFPI Disclosure Schedule), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for OFPI Options and OFPI Warrants described in the OFPI Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of OFPI, and OFPI has not effected or been a party to any OFPI Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) OFPI has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding OFPI Option or OFPI Warrant, or (ii) any restricted stock purchase agreement;

          (g) OFPI has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) OFPI has not made any capital expenditure which, when added to all other capital expenditures made since January 31, 1999, exceeds $25,000 in the aggregate;

          (i) OFPI has not (i) entered into any Material OFPI Contract (as defined in Section 3.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material OFPI Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) OFPI has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (k) OFPI has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $5,000 individually or $25,000 in the aggregate;

          (l) OFPI has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $25,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

          (m) OFPI has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) OFPI has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any Person;

          (o) OFPI has not changed any of its methods of accounting or accounting practices in any material respect;

          (p) OFPI has not made any Tax election;

          (q) OFPI has not commenced or settled any Legal Proceeding;

          (r) neither OFPI nor any OFPI Subsidiary has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

          (s) OFPI has not made any material write-down of inventory; and

          (t) OFPI has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     3.6 Title to Assets.

          (a) OFPI owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the OFPI SEC Documents and all other assets reflected in such entity's books and records as being owned by OFPI. Except as set forth in Part 3.6(a) of the OFPI Disclosure Schedule, all of said assets are owned by OFPI and each OFPI Subsidiary free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on OFPI.

          (b) Part 3.6(b) of the OFPI Disclosure Schedule identifies all assets that are being leased or licensed to OFPI that involve obligations in excess of $25,000 on an individual basis, that are not otherwise disclosed in the OFPI SEC Documents.

      3.7 Accounts Receivable; Loans and Advances.

          (a) All accounts receivable of OFPI and each OFPI Subsidiary that are reflected in OFPI SEC Documents or in the accounting records of OFPI as of the date hereof (collectively, the "OFPI Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The OFPI Accounts Receivable are current and collectible net of any respective reserves shown in the OFPI SEC Documents as of the date hereof (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any OFPI Accounts Receivable relating to the amount or validity of such OFPI Accounts Receivable.

          (b) Part 3.7(b) of OFPI Disclosure Schedule contains an accurate and complete list of all loans and advances made by OFPI (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of OFPI or any OFPI Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     3.8 Inventory. Part 3.8 of the OFPI Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of OFPI as of January 31, 1999. All of the existing inventory of OFPI (including all inventory that is reflected on the unaudited balance sheet referenced in Section 3.4(ii) and that has not been disposed of by OFPI since January 31, 1999):

          (a) is of such quality and quantity as to be usable and saleable by OFPI in the ordinary course of business and consistent with the past practices of OFPI, as the case may be;

          (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and

          (c) is free of any defect or deficiency.

     The inventory levels maintained by OFPI are adequate for the conduct of OFPI's operations in the ordinary course of business and consistent with past practices.

     3.9 Equipment; Leasehold.

          (a) The real property leased by, and other tangible assets leased or owned by OFPI are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of such entity's business in the manner in which such business is now being conducted.

          (b) OFPI does not own any real property or any material interest in real property, except as described in the OFPI SEC Documents and set forth on
Part 3.9(b) of the OFPI Disclosure Schedule.

     3.10 Proprietary Assets.

          (a) Except as set forth in Part 3.10 of the OFPI Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to OFPI or that is otherwise used or useful in connection with the business of OFPI. The OFPI Proprietary Assets identified in Part 3.10 of the OFPI Disclosure Schedule constitute all of the Proprietary Assets necessary to enable OFPI to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

          (b) To the Knowledge of OFPI, OFPI has good and valid title to all OFPI Proprietary Assets free and clear of all Encumbrances, and has a valid right to use all OFPI Proprietary Assets. OFPI is not obligated to make any payment to any Person for the use of any OFPI Proprietary Asset. To the Knowledge of OFPI, OFPI is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the OFPI Proprietary Assets on an exclusive basis (except for any Proprietary Asset that is licensed to OFPI on a non-exclusive basis under any third party software license generally available to the public at a cost o less than $2,500).

          (c) OFPI has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all OFPI Proprietary Assets (except OFPI Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all OFPI Proprietary Assets. OFPI has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than OFPI) has access to or has any rights with respect to any OFPI Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

          (d) To the Knowledge of OFPI, none of the OFPI Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the Knowledge of OFPI, OFPI is not infringing, misappropriating or making any unlawful use of, and OFPI has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of OFPI, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any OFPI Proprietary Asset.

          (e) OFPI Proprietary Assets constitute all the Proprietary Assets necessary to enable OFPI to conduct its business in the manner in which such business has been conducted. OFPI has not licensed any of the OFPI Proprietary Assets to any Person on an exclusive basis, and OFPI has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) No shareholder, officer or director of OFPI has title to any OFPI Proprietary Asset which would be necessary to enable OFPI to conduct its business in the manner in which such business is currently being conducted.

     3.11 Contracts.

          (a) Part 3.11(a) (and Part 3.9(b) regarding leases of real property) of the OFPI Disclosure Schedule identifies each OFPI Contract that constitutes a "Material OFPI Contract." For purposes of this Agreement, a "Material OFPI Contract" shall be deemed to be any OFPI Contract:

               (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of OFPI in excess of $25,000 per year, including any OFPI Contract involving severance payments or acceleration benefits upon a OFPI Acquisition Transaction;

               (ii) relating to the acquisition, transfer, use, development, sharing or license of any OFPI Proprietary Asset (except in the ordinary course of business and except for any OFPI Proprietary Asset that is licensed to OFPI under any third party software license agreement generally available to the public at a cost of less than $25,000);

               (iii) imposing any material restriction on OFPI's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any OFPI Proprietary Asset;

               (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from OFPI or obligations in excess of $25,000 per year;

               (v) relating to the acquisition, issuance or transfer of any securities of OFPI;

               (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by OFPI having a value in excess of $25,000;

               (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $25,000 per year;

               (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

               (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 3.20);

               (x) entered into outside the ordinary course of business;

               (xi) that may not be terminated by OFPI (without penalty) within 120 days after the delivery of a termination notice by OFPI and which involves payments or commitments of $5,000 or more;

               (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate); and

               (xiii) which is a lease of real property.

          (b) OFPI has delivered to the Company accurate and complete copies of all OFPI Material Contracts identified in Part 3.11(a) of OFPI Disclosure Schedule, including all amendments thereto. Each Material OFPI Contract identified in Part 3.11(a) of the OFPI Disclosure Schedule is valid and in full force and effect, and is enforceable by OFPI in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (i) neither OFPI nor, to OFPI's Knowledge, any other party has materially violated or breached, or committed any material default under, any OFPI Material Contract;

               (ii) to the Knowledge of OFPI, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any OFPI Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any OFPI Material Contract, (C) give any Person the right to accelerate the maturity or performance of any OFPI Material Contract, or (D) give any Person the right to cancel, terminate or modify any OFPI Material Contract;

               (iii) since January 31, 1999, OFPI has not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any OFPI Material Contract, or (ii) any actual or possible termination of any OFPI Material Contract; and

               (iv) OFPI has not waived any of its material rights under any OFPI Material Contract.

     3.12 No Undisclosed Liabilities. Except as set forth in the OFPI SEC Documents and except for current liabilities incurred in the ordinary course of business since January 31, 1999, OFPI has not accrued, contingent or other liabilities of any nature, either matured or unmatured.

     3.13 Compliance with Legal Requirements. OFPI is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on OFPI taken as a whole. OFPI has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 3.15, 3.16 and 3.17.

     3.14 Governmental Authorizations. OFPI has all Governmental Authorizations necessary to enable OFPI to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on OFPI. OFPI is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on OFPI. OFPI has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.15 Tax Matters.

          (a) All Material Tax Returns required to be filed by or on behalf of OFPI with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "OFPI Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. OFPI has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The consolidated financial statements of OFPI contained in the OFPI SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to OFPI in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by OFPI. There are no liens for Taxes upon any of the assets of OFPI, except liens for current Taxes not yet due and payable.

     3.16 Employee and Labor Matters; Benefit Plans.

          (a) Part 3.16(a) of the OFPI Disclosure Schedule contains a list of all salaried employees of OFPI as of the date of this Agreement whose annual salaries are greater than $30,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. OFPI is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 3.16(b) of the OFPI Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "OFPI Plan" and collectively referred to as the "OFPI Plans") sponsored, maintained, contributed to or required to be contributed to by OFPI for the benefit of any current or former employee of OFPI.

          (c) OFPI does not maintain, sponsor or contribute to, and, to the Knowledge of OFPI, OFPI has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of OFPI (a "OFPI Defined Benefit Plan").

          (d) OFPI does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of OFPI.

          (e) With respect to each OFPI Plan, OFPI has made available to the
Company:

               (i) an accurate and complete copy of such OFPI Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such OFPI Plan for the three (3) most recent plan years;

               (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such OFPI Plan, and (B) each material employee communication relating to such OFPI Plan;

               (iv) if such OFPI Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such OFPI Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such OFPI Plan (if such OFPI Plan is intended to be qualified under Section 401(a) of the Code).

          (f) OFPI is not required to be, and, to the Knowledge of OFPI, OFPI has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. OFPI has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the Knowledge of OFPI, OFPI has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (g) OFPI has no any plan or commitment to create any additional OFPI employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

          (h) No OFPI Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of OFPI after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the consolidated financial statements included in the OFPI SEC Documents, and (iii) benefits the full cost of which are borne by current or former employees of OFPI (or their beneficiaries)).

          (i) With respect to each of OFPI Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

          (j) Each of the OFPI Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (k) Each of the OFPI Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and OFPI is not aware of any reason why any such determination letter should be revoked.

          (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of OFPI (whether or not under any OFPI Plan), or materially increase the benefits payable under any OFPI Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (m) OFPI is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     3.17 Environmental Matters. OFPI is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. OFPI possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and OFPI is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on OFPI. OFPI has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that OFPI is not in compliance with any Environmental Law. To the Knowledge of

OFPI, no current or prior owner of any property leased or owned by OFPI has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or OFPI is not or was not in compliance with any Environmental Law. To the Knowledge of OFPI, no Materials of Environmental Concern have been released or are located on or under any property leased or owned by OFPI. OFPI has not received any notice or other communication (whether from a Governmental Body, citizens group, employee, or otherwise) regarding a release of, or the existence of, Materials of Environmental Concern at, under, or about any property leased or owned by OFPI.

     3.18 Sale of Products; Performance of Services.

          (a) To OFPI's Knowledge, each product that has been sold by OFPI to any Person:

               (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

               (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

          (b) To OFPI's Knowledge, OFPI will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, OFPI on or at any time prior to the Closing Date.

          (c) To OFPI's Knowledge, no product manufactured or sold by OFPI has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

          (d) Except as set forth in Part 3.18 of the OFPI Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against OFPI (i) under or based upon any warranty provided by or on behalf of OFPI, or (ii) under or based upon any other warranty relating to any product sold by OFPI or any services performed by OFPI. To the Knowledge of OFPI, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

          (e) OFPI has in place an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by OFPI Comparable Entities.

     3.19 Insurance. The business and properties of OFPI are insured for the benefit of OFPI in amounts deemed adequate by OFPI's management against risks usually insured against by persons operating businesses similar to those of OFPI in the localities where such properties are located. OFPI has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to the Company.

     3.20 Related Party Transactions. Except as set forth in the OFPI SEC
Documents: (a) no Related Party has, and no Related Party has at any time since June 30, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of OFPI; (b) no Related Party is, or has at any time since June 30, 1995 been, indebted to OFPI; (c) since June 30, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material OFPI Contract, transaction or business dealing involving OFPI; (d) no Related Party is competing, or has at any time since June 30, 1995 competed, directly or indirectly, with OFPI; and (e) no Related Party has any claim or right against OFPI (other than rights to receive compensation for services performed as an employee of OFPI). (For purposes of this Section 3.20, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since June 30, 1995 been, an officer or director of OFPI; (ii) each individual who is, or who at any time since June 30, 1995 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any 5% shareholder of the OFPI; and
(iv) any trust or other Entity (other than OFPI) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     3.21 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the Knowledge of OFPI, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on OFPI, or its business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of OFPI, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which OFPI, or any of the assets owned or used by OFPI, is subject. To the Knowledge of OFPI, no officer or other employee of OFPI is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to OFPI's business. There is no action, suit, proceeding or investigation by OFPI currently pending or which OFPI intends to initiate.

     3.22 Authority; Binding Nature of Agreement. OFPI has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; the execution, delivery and performance by OFPI of this Agreement have been duly authorized by all necessary action on the part of OFPI and its Board of Directors. This Agreement constitutes the legal, valid and binding obligation of OFPI, enforceable against OFPI in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.23 Non-Contravention; Consents. Except as set forth in Part 3.23 of the OFPI Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of OFPI's articles of organization, certificate of incorporation or bylaws;

          (b) with respect to OFPI, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which OFPI, or any of the assets owned or used by OFPI, is subject;

          (c) with respect to OFPI, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by OFPI or that otherwise relates to OFPI's business or to any of the assets owned or used by OFPI;

          (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material OFPI Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material OFPI Contract, (ii) accelerate the maturity or performance of any Material OFPI Contract, or (iii) cancel, terminate or modify any Material OFPI Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by OFPI (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or would have a Material Adverse Effect on OFPI).

     Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the CGCL, and the NASD Bylaws (as they relate to the Joint Proxy Statement), OFPI is not nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement referred to in this Agreement, or (y) or the consummation of the Merger.

     3.24 Vote Required. The affirmative vote of a majority of the shares of OFPI Common Stock (the "Requisite OFPI Vote") present in person or by proxy at the OFPI Shareholders' Meeting at which a quorum is present is the only vote of the holders of any class or series of OFPI's capital stock necessary to approve the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

     3.25 OFPI Action. The Board of Directors of OFPI (at a meeting duly called and held) has (a) unanimously (without counting the vote of John Battendieri) determined that the Merger is advisable and fair and in the best interests of

OFPI and its shareholders, (b) unanimously (without counting the vote of John Battendieri) approved this Agreement, the Merger and the Restated Articles in accordance with the applicable provisions of the CGCL, and (c) unanimously (without counting the vote of John Battendieri) recommended the adoption and approval of this Agreement and the Merger by the holders of OFPI Common Stock and directed that this Agreement, and the Merger be submitted for consideration by the OFPI's shareholders at the OFPI Shareholders' Meeting.

     3.26         Full Disclosure.

          (a) To OFPI's Knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the OFPI Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to the Company by OFPI in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of OFPI contained in this Agreement, as modified by the OFPI Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

          (b) The information supplied by OFPI for inclusion in the Joint Proxy Statement (including the OFPI Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the OFPI Shareholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     3.27 Finder's Fee. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of OFPI.

     SECTION 4. CERTAIN COVENANTS OF THE COMPANY

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide OFPI and OFPI's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and (b) provide OFPI and OFPI's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as OFPI may reasonably request.

     4.2 Operation of the Company's Business. Except as agreed to in writing by OFPI, during the Pre-Closing Period, the Company shall, and shall cause the Company Subsidiary to:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company or the Company Subsidiary;

          (c) keep in full force all insurance policies in effect as of the date of this Agreement;

          (d) cause its officers to report regularly to OFPI concerning the status of the Company's business;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (g) not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company or the Company Subsidiary to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (h) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (i) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by the Company or the Company Subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (j) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

          (k) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

          (l) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that the Company may make routine borrowings in the ordinary course of business under its existing bank lines of credit;

          (m) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors or (ii) establish, adopt or amend any Employee Benefit Plan;

          (n) not change any of its methods of accounting or accounting practices in any respect;

          (o) not make any Tax election;

          (p) not commence or settle any Legal Proceeding not disclosed in the Company Disclosure Schedule;

          (q) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

     4.3 Notification; Updates to Company Disclosure Schedule.

          (a) During the Pre-Closing Period, the Company shall promptly notify OFPI in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company hereunder; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to OFPI an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

     4.4 No Solicitation. During the Pre-Closing Period:

          (a) Company shall not directly or indirectly, and shall not authorize or permit any Representative of Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the announcement of the execution of this Agreement) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Company to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction.

          (b) The Company shall promptly advise OFPI orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period.

          (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     4.5 Company Shareholders' Meeting.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting or obtain the unanimous written consent of the holders of Company Common Stock (the "Company Shareholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable.

     4.6 Tax Representation Letters; Continuity of Interest Certificates. As soon as practicable after the execution of this Agreement, the Company shall deliver to Bosso, Williams, Sachs, Book, Atack & Gallagher, A Professional Corporation ("Bosso, Williams") and Carr, McClellan, Ingersoll, Thompson & Horn Professional Corporation, tax representation letters substantially in the form of the attached Exhibit C (which will be used and relied upon by such firms in connection with the legal opinions contemplated by Section 7.8 and Section 8.7).

     SECTION 5. CERTAIN COVENANTS OF OFPI

     5.1 Access and Investigation. During the Pre-Closing Period, OFPI shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to OFPI's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to OFPI; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to OFPI, and with such additional financial, operating and other data and information regarding OFPI, as the Company may reasonably request.

     5.2 Operation of OFPI's Business. Except as relates to the Spectrum Merger, as agreed to by Spectrum or as agreed to in writing by the Company, during the Pre-Closing Period, OFPI shall:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with OFPI;

          (c) keep in full force all insurance policies in place as of the date of this Agreement;

          (d) cause its officers to report regularly to the Company concerning the status of OFPI's business;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) not, without the written consent of the Company, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that OFPI shall be permitted to issue OFPI Common Stock upon the exercise of OFPI Options outstanding as of the date hereof;

          (g) not amend or waive any of its rights under, or (except pursuant to the express terms of OFPI Options outstanding on the date hereof and listed on
Part 3.3 of the OFPI Disclosure Schedule which provide for automatic acceleration upon consummation of the Merger) permit the acceleration of vesting under, (i) any provision of its OFPI Stock Plans, (ii) any provision of any agreement evidencing any outstanding OFPI Option or OFPI Warrant, or (iii) any provision of any restricted stock purchase agreement;

          (h) not amend or permit the adoption of any amendment to its articles of incorporation or bylaws, or effect or permit OFPI to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except for the Spectrum Merger);

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by OFPI during the Pre-Closing Period, do not exceed $50,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material OFPI Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material OFPI Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by OFPI pursuant to Contracts that are not Material OFPI Contracts;

          (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that OFPI may make routine borrowings in the ordinary course of business under its existing bank lines of credit disclosed in the OFPI SEC Documents;

          (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and solely with respect to non-officers and non-directors, or (ii) establish, adopt or amend any Employee Benefit Plan;

          (o) not change any of its methods of accounting or accounting practices in any respect;

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding;

          (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

     5.3 Notification; Updates to OFPI Disclosure Schedule.

          (a) During the Pre-Closing Period, OFPI shall promptly notify the Company in writing of:

               (i) the discovery by OFPI of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by OFPI in this Agreement or an inaccuracy in the OFPI SEC Documents;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by OFPI in this Agreement or inaccuracy in the OFPI SEC Documents; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of OFPI hereunder; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the OFPI Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the OFPI Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then OFPI shall promptly deliver to the Company an update to the OFPI Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the OFPI Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by OFPI in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

     5.4 No Solicitation. Except as related to the Spectrum Merger, during the Pre-Closing Period:

          (a) OFPI shall not directly or indirectly, and shall not authorize or permit any Representative of OFPI directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any

Acquisition Proposal or take any action (excluding any press releases issued in connection with the execution of this Agreement or action in compliance with OFPI's required disclosure obligations under the Exchange Act) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding OFPI to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any OFPI Acquisition Transaction; provided, however, that this Section 5.4(a) shall not prohibit OFPI from furnishing information regarding OFPI to, or entering into discussions with, any Person in response to a Superior OFPI Proposal if (1) the Board of Directors of OFPI concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of OFPI to comply with its fiduciary obligations to OFPI's shareholders under applicable law, (2) prior to furnishing any such information to, or entering into discussions with, such Person, OFPI gives the Company written notice of the identity of such Person and of OFPI's intention to furnish information to, or enter into discussions with, such Person, and OFPI receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of OFPI, (3) prior to furnishing any such information to such Person, OFPI furnishes such information to the Company (to the extent such information has not been previously furnished by OFPI to the Company) and (4) neither OFPI nor any Representative of OFPI shall have violated any of the restrictions set forth in this Section 5.4.

          (b) OFPI shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. OFPI shall keep the Company fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

          (c) OFPI shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     5.5 OFPI Shareholders' Meeting.

          (a) OFPI shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of OFPI Common Stock (the "OFPI Shareholders' Meeting") to consider, act upon and vote upon the approval of the issuance of the Merger Shares, the adoption and approval of this Agreement, the Merger and the Restated Articles. The OFPI Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). OFPI's obligation to call, give notice of, convene and hold the OFPI Shareholders' Meeting in accordance with this Section 5.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior OFPI Offer or other OFPI Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of OFPI with respect to the Merger.

          (b) Subject to Section 5.5(c): (i) the Board of Directors of OFPI shall unanimously recommend (without including the vote of John Battendieri, who will abstain) that OFPI's Shareholders vote in favor of and approve the issuance of the Merger Shares and adopt and approve this Agreement, the Merger and the Restated Articles; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of OFPI has unanimously (without including John Battendieri, who will abstain) made such recommendation; and
(iii) neither the Board of Directors of OFPI nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, such unanimous recommendation. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous (without including the vote of John Battendieri, who will abstain).

          (c) Nothing in Section 5.5(b) shall prevent the Board of Directors of OFPI from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior OFPI Proposal is made to OFPI and is not withdrawn, (ii) neither OFPI nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of OFPI concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of OFPI to comply with its fiduciary obligations to OFPI's Shareholders under applicable law. Nothing contained in this Section 5.5 shall limit OFPI's obligation to call, give notice of, convene and hold the OFPI Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of OFPI shall have been withdrawn, amended or modified).

     5.6 Tax Representation Letters. As soon as practicable after the execution of this Agreement, OFPI shall deliver to Bosso, Williams and Carr, McClellan, Ingersoll, Thompson & Horn Professional Corporation, tax representation letters in the form of the attached Exhibit D (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.8 and Section 8.7).

     SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his or its reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

     6.2 Public Announcements. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures as are required to be made under applicable law.

     6.3 Reasonable Efforts. During the Pre-Closing Period, (a) the Company shall use its reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) OFPI shall use its reasonable efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

     6.4 Registration Statement.

          (a) As promptly as practicable after the date of this Agreement, OFPI shall prepare and cause to be filed with the SEC a preliminary Joint Proxy Statement to be sent to the Shareholders of OFPI in connection with the OFPI Shareholders' Meeting. OFPI and the Company shall use all reasonable efforts to cause the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Joint Proxy Statement cleared by the SEC for distribution to the OFPI Shareholders. OFPI shall prepare and cause to be filed with the SEC a registration statement on Form S-4 concerning the OFPI Common Stock to be issued upon the Merger (the "S-4 Registration Statement") after the Company's financial statements for the 12 months ended December 31, 1998 have been audited by the Company's independent auditors and such auditors' report is available. The S-4 Registration Statement shall contain or incorporate by reference the Joint Proxy Statement as a prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. The parties acknowledge and agree that the foregoing arrangements may be altered by mutual consent of the parties as reasonably necessary to respond to any comments or requests received from the SEC. OFPI shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. OFPI will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to OFPI's Shareholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to OFPI all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.4 (including, without limitation, the Company Financial Statements). In addition, the Company shall promptly furnish to OFPI all information concerning the Company and the Company shareholders that may be required or reasonably requested in connection with any pre- or post-effective amendment to the S-4 Registration Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform OFPI thereof and shall cooperate with OFPI in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

          (b) Prior to the Effective Time, OFPI shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the OFPI Common Stock to be issued in the Merger will be qualified under the applicable securities or "blue sky" laws.

     6.5 Additional Agreements.

          (a) Subject to Section 6.5(b), OFPI and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.5(b), each party to this Agreement shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other, to the extent material, a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, neither OFPI nor the Company shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

     6.6 Regulatory Approvals. The Company and OFPI shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

     SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF OFPI

     The obligations of OFPI to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 Satisfactory Completion of Pre-Merger Review. OFPI shall have satisfactorily completed its pre-Merger investigation and review of the Company's business, condition, assets, liabilities, operations, facilities, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

     7.2 Accuracy of Representations. The representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement and the Closing Date; provided, however, that any representations or warranties of the Company that are qualified as to materiality or "Material Adverse Effect" shall have been true and correct in all respects as of the date of this Agreement.

     7.3 Performance of Covenants. Each material covenant or obligation contained in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.4 Compliance Certificate. The Company shall have delivered to OFPI a certificate (the "Company Compliance Certificate") of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.2 and 7.3.

     7.5 Shareholder Approval. The issuance of the Merger Shares, this Agreement, and the Merger shall have been adopted and approved by the Requisite OFPI Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

     7.6 Consents. All Consents listed in Part 2.23 of the Company Disclosure Schedule and Part 3.23 of the OFPI Disclosure Schedule shall have been obtained and shall be in full force and effect.

     7.7 Legal Opinion. OFPI shall have received a legal opinion of Bosso, Williams, in substantially the form of the attached Exhibit E, dated as of the Closing Date;

     7.8 Tax Opinion. Company shall have received a legal opinion of Bosso, Williams in substantially the form of the attached Exhibit F, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Bosso, Williams may rely upon the tax representation letters referred to in Section 4.6).

     7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.10 Employment Agreements. Joseph Stern shall have entered into an employment agreement mutually satisfactory to OFPI and Joseph Stern.

     7.11 Shareholder Lock-up Agreements. The Company's Shareholders shall have entered into an agreement with OFPI prohibiting such persons from transferring any OFPI Common Stock beneficially owned by such persons for a period of one year from the Closing Date.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     8.1 Accuracy of Representations. The representations and warranties made by OFPI in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that any representations or warranties of OFPI that are qualified as to materiality or "Material Adverse Effect" shall have been true and correct in all respects as of the date of this Agreement.

     8.2 Performance of Covenants. Each material covenant or obligation contained in this Agreement that OFPI is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     8.3 Compliance Certificate. OFPI shall have delivered to the Company a certificate (the "OFPI Compliance Certificate") of the Chief Executive Officer of the OFPI evidencing compliance with the conditions set forth in Sections 8.1 and 8.2.

     8.4 Shareholder Approval. The issuance of the Merger Shares and this Agreement, the Merger and the Restated Articles shall have been adopted and approved by the Requisite OFPI Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

     8.5 Consents. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the OFPI Disclosure Schedule shall have been obtained and shall be in full force and effect.

     8.6 Legal Opinion. The Company shall have received a legal opinion of Carr, McClellan, Ingersoll, Thompson & Horn Professional Corporation, dated as of the Closing Date, in substantially the form of the attached Exhibit G;

     8.7 Tax Opinion. OFPI shall have received a legal opinion of Carr, McClellan, Ingersoll, Thompson & Horn Professional Corporation in substantially the form of the attached Exhibit H, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Carr, McClellan, Ingersoll, Thompson & Horn Professional Corporation may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.6);

     8.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     8.9 Spectrum Merger. OFPI shall have taken all steps necessary to accomplish the Spectrum Merger immediately after the Merger and shall provide the Company with evidence of Spectrum's intent to accomplish the Spectrum Merger immediately following the Merger.

     8.10 Employment Agreement. OFPI shall have entered into an employment agreement with Joseph Stern mutually satisfactory to OFPI and Joseph Stern.

SECTION 9. TERMINATION AND INDEMNIFICATION

     9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Requisite Company Vote and/or the Requisite OFPI Vote):

          (a) by mutual written consent of OFPI and the Company;

          (b) by either OFPI or the Company if the Merger shall not have been consummated by August 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time or unless the SEC has not completed its review of the Joint Proxy Statement or OFPI is in the process of addressing SEC comments);

          (c) by either OFPI or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either OFPI or the Company if (i) the OFPI Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and OFPI's Shareholders shall have taken a final vote on a proposal to approve the issuance of the Merger Shares and to approve and adopt this Agreement and the Merger and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Requisite OFPI Vote; provided, however, that OFPI shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure of OFPI's Shareholders to approve the issuance of the Merger Shares and to adopt and approve this Agreement and the Merger at the OFPI Shareholders' Meeting is attributable to a failure on the part of OFPI to perform any material obligation required to have been performed by OFPI under this Agreement; and provided, further, that OFPI shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless OFPI shall have paid the fee referred to in Section 9.3(b);

          (e) at any time prior to the adoption and approval of this Agreement and the Merger by the Requisite OFPI Vote and the Requisite Company Vote, by the Company if a OFPI Triggering Event shall have occurred; or

          (f) by either party if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such breach, then the other party may not terminate this Agreement under this Section 9.1(f) on account of such breach and provided, further, that a party may not terminate this Agreement pursuant to this Section 9.1(f) if it shall have materially breached this Agreement.

     9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3,
Section 6.2 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

     9.3 Fees and Expenses; Termination Fees.

          (a) Except as set forth in this Section 9.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger ("Out of Pocket Costs").

          (b) If this Agreement is terminated by OFPI or the Company under
Section 9.1(e) or by OFPI under Section 9.1(f), the Company shall immediately pay to OFPI all termination fees to be paid by OFPI to Spectrum in connection with the Spectrum Merger and OFPI's Out of Pocket Costs.

     9.4 Indemnification by OFPI.

          (a) OFPI shall hold harmless and indemnify each of the Company Indemnitees from and against, and shall compensate and reimburse each of the Company Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

               (i) any breach of any representation or warranty made by OFPI in this Agreement (without giving effect to any update to the OFPI Disclosure Schedule) or in the OFPI Compliance Certificate;

               (ii) any breach of any representation, warranty, statement, information or provision contained in the OFPI Disclosure Schedule or in any other document delivered or otherwise made available to the Company or any of its Representatives by or on behalf of OFPI or any of OFPI's Representatives;

               (iii) any breach of any covenant or obligation of OFPI;

               (iv) any Liability to which the Company or any of the other Company Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of OFPI on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by OFPI on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of OFPI on or at any time prior to the Closing Date; or

               (v) any Legal Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," or "(iv)," above (including any Legal Proceeding commenced by any Company Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     9.5 Indemnification by the Company.

          (a) The Company shall hold harmless and indemnify each of the OFPI Indemnitees from and against, and shall compensate and reimburse each of the OFPI Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the OFPI Indemnitees or to which any of the OFPI Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

               (i) any breach of any representation or warranty made by the Company in this Agreement (without giving effect to any update to the Company Disclosure Schedule) or in the Company Compliance Certificate;

               (ii) any breach of any representation, warranty, statement, information or provision contained in the Company Disclosure Schedule or in any other document delivered or otherwise made available to OFPI or any of its Representatives by or on behalf of the Company or any of the Company's Representatives;

               (iii) any breach of any covenant or obligation of the Company;

               (iv) any Liability to which OFPI or any of the other OFPI Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of the Company on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Company on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Company on or at any time prior to the Closing Date; or

               (v) any Legal Proceeding relating directly or indirectly to any Breach, alleged breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," or "(iv), above (including any Legal Proceeding commenced by any OFPI Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     9.6 Threshold. Neither OFPI nor the Company shall be required to make any indemnification payment pursuant to Sections 9.4 or 9.5, respectively, until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breach or Liability) that have been directly or indirectly suffered or incurred by any one or more of the Company Indemnitees or OFPI Indemnitees, as the case may be, or to which any one or more of the Company Indemnitees or OFPI Indemnities, as the case may be, has or have otherwise become subject, exceeds $100,000 in the aggregate. At such time as the total amount of such Damages exceeds $100,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $100,000).

     9.7 Maximum Liability. The total amount of the payments that either the Company or OFPI can be required to make under or in connection with this Section 9 shall be limited in the aggregate to a maximum of $500,000, and neither the Company's nor OFPI's respective cumulative liability shall exceed such amount.

     9.8 Calculation of Indemnification Payments. In the event that either OFPI or the Company is required to make any indemnification payment pursuant to Sections 9.4 or 9.5, respectively, each as limited by Sections 9.6 and 9.7, the number of shares of OFPI Common Stock issued to the Company Shareholders pursuant to Section 1.5(b)(iii) shall be adjusted as follows:

          (a) If the Company is required to make an indemnification payment to OFPI, then the number of shares of OFPI Common Stock beneficially owned by the Company Shareholders equal to the amount of such required payment shall be cancelled by OFPI, based upon a per share price of the OFPI Common Stock equal to the average of the per share price of the OFPI Common Stock for the three trading days prior to the Closing Date; and

          (b) If OFPI is required to make an indemnification payment to the Company, then the number of shares of OFPI Common Stock equal to the amount of such required payment shall be issued by OFPI to the Company Shareholders based upon a per share price of the OFPI Common Stock equal to the average of the per share price of the OFPI Common Stock for the three trading days prior to the Closing Date.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of two (2) years.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Attorneys' Fees. Subject to Section 9.3(b), if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to OFPI:

         ORGANIC FOOD PRODUCTS, INC.
         550 Monterey Road, Suite B
         Morgan Hill, CA  95037
         Attention:   Chief Executive Officer
         Facsimile:   (408) 782-1143

with a copy to (which shall not constitute notice):

         Carr, McClellan, Ingersoll, Thompson &
         Horn Professional Corporation
         216 Park Road
         Burlingame, CA  94010
         Attention:                 James F. Blood, Esq.
         Facsimile:                 (650) 342-7685
if to the Company:

         Organic Ingredients, Inc.
         335 Spreckler Drive, Suite F
         Aptos, CA 95003
         Attention:       Joseph Stern
         Facsimile:       (___) ________

with a copy to (which shall not constitute notice):

         Bosso, Williams, Sachs, Book
         Atack & Gallagher, A Professional Corporation
         133 Mission Street, Suite 280
         Santa Cruz, CA  95061
         Attention:       Dennis R. Book
         Facsimile:       (831) 423-2839

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, upon completion of successful transmission of the communication, (c) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

     10.5 Time of the Essence. Time is of the essence of this Agreement.

     10.6 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.7 Successors and Assigns. Except as provided in Section 10.8, this Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

     10.8 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.9 Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.12 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.13 Disclosure Schedules. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2 or in Section 3, as the case may be. The information disclosed in any numbered or lettered part shall be deemed to be disclosed and incorporated in any other numbered or lettered part where the relevance of such disclosure to another numbered or lettered part would be reasonably apparent from such disclosure.

     10.14 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

     10.15 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     10.16 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.17 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

     The parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered as of the date first written above.

                                                ORGANIC FOOD PRODUCTS, INC.,
                                                a California corporation

/s/  John Battendieri
______________________________                  By: /s/ Richard R. Bacigalupi
         JOHN BATTENDIERI
                                                Name: Richard R. Bacigalupi


                                                Title: Chief Financial Officer



/s/  Joseph Stern

______________________________                   ORGANIC INGREDIENTS, INC.,
         JOSEPH STERN                           a California corporation

                                                By: /s/ Joseph Stern

                                                Name:  Joseph Stern

                                                Title: President


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                 SIGNATURE PAGE

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by OFPI or the Company, as the case may be) contemplating or otherwise relating to any Company Acquisition Transaction or OFPI Acquisition Transaction, as the case may be.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including all other exhibits), as it may be amended from time to time.

     Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

     Company Acquisition Transaction. "Company Acquisition Transaction" shall mean any transaction involving:

     (a) any sale, lease exchange, transfer or other disposition of the assets of Company constituting more than 10% of the consolidated assets of Company or accounting for more than 10% of the consolidated revenues of Company in any one transaction or in a series of related transactions.

     (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of the Company.

     (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Company.

     (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the Company Proprietary Assets, other than in the ordinary course of business. Company Comparable Entities. "Company Comparable Entities" shall mean Entities (other than the Company) that are engaged in businesses similar to the Company's business.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to OFPI by the Company.

     Company Indemnitees. "Company Indemnitees" shall mean the following
Persons:

     (a) the Company;

     (b) the Company's current and future affiliates (including OFPI);

     (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

     (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) OFPI shall not be entitled to exercise any rights as a Company Indemnitee prior to the Closing, and (ii) shareholders of OFPI other than the Persons that receive Shares pursuant to the Merger shall not be deemed to be "Company Indemnitees."

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company .

     Company Shareholders. "Company Shareholders" shall mean those holders of Company Common Stock entitled to receive shares of OFPI Common Stock pursuant to
Section 1.5.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Joint Proxy Statement. "Joint Proxy Statement" shall mean that proxy statement to be prepared by OFPI with the cooperation of Spectrum and the Company to be filed with the SEC and to be included or incorporated by reference into the Form S-4 registration statement to be filed by OFPI with the SEC.

     Knowledge. "Knowledge" shall mean, as it relates to either the Company or OFPI with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or any other executive officers of the Company or OFPI, as the case may be, has actual knowledge of such matter.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or OFPI, as the case may be, if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Company or OFPI, as the case may be.

     OFPI Acquisition Transaction. "OFPI Acquisition Transaction" shall mean any transaction involving:

     (a) any sale, lease exchange, transfer or other disposition of the assets of OFPI constituting more than 10% of the consolidated assets of OFPI or accounting for more than 10% of the consolidated revenues of OFPI in any one transaction or in a series of related transactions.

     (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of OFPI.

     (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving OFPI.

     (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the OFPI Proprietary Assets, other than in the ordinary course of business.

     OFPI Comparable Entities. "OFPI Comparable Entities" shall mean Entities (other than OFPI) that are engaged in businesses similar to OFPI's business.

     OFPI Contract. "OFPI Contract" shall mean any Contract: (a) to which OFPI is a party; (b) by which OFPI or any of its assets is or may become bound or under which OFPI has, or may become subject to, any obligation; or (c) under which OFPI has or may acquire any right or interest.

     OFPI Disclosure Schedule. "OFPI Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company by OFPI.

     OFPI Indemnitees. "OFPI Indemnitees" shall mean the following Persons:

     (a) OFPI;

     (b) the respective Representatives of the Persons referred to in clause "(a)"; and

     (c) the respective successors and assigns of the Persons referred to in clauses "(a)" and "(b)" above;

provided, however, that (i) the Company shall not be entitled to exercise any rights as an OFPI Indemnitee prior to the Closing, and (ii) the Persons that receive any Merger Shares shall not be deemed to be "OFPI Indemnitees."

     OFPI Proprietary Asset. "OFPI Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to OFPI or otherwise used by OFPI.

     OFPI Triggering Event. A "OFPI Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of OFPI shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation (not including John Battendieri) in favor of, the Merger or approval or adoption of this Agreement;
(ii) OFPI shall have failed to include in the Joint Proxy Statement the unanimous recommendation (not including John Battendieri) of the Board of Directors of OFPI in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of OFPI shall have approved, endorsed or recommended any Acquisition Proposal; (iv) OFPI shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) OFPI shall have failed to hold the OFPI Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of OFPI shall have been commenced and OFPI shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that OFPI recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and OFPI (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of OFPI's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of OFPI's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

     Person. "Person" shall mean any individual, Entity or Governmental Body. Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Superior OFPI Proposal. "Superior OFPI Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of OFPI determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the OFPI's Shareholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior OFPI Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B
                        DIRECTORS AND OFFICERS OF PARENT

DIRECTORS:

Jethren Phillips

John Battendieri

Philip Moore
To be determined___________
To be determined___________

OFFICERS

Jethren Phillips                    Chief Executive Officer

Richard Bacigalupi                  Chief Financial Officer and Treasurer

Neil Blomquist                      Secretary

Other executive officers to be determined by OFPI and Spectrum

                                    EXHIBIT C


                        COMPANY TAX REPRESENTATION LETTER

                                                                    May __, 1999


Bosso, Williams, Sachs, Book, Atack         Carr, McClellan, Ingersoll, Thompson
& Gallagher, A Professional Corporation     & Horn, P.C.
133 Mission Street, Suite 280               216 Park Road, P.O. Box 513
P.O. Box 1822                               Burlingame, California 94011
Santa Cruz, CA  95061

Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated May __, 1999, among ORGANIC FOOD PRODUCTS, INC., a California corporation ("Acquiror") and ORGANIC INGREDIENTS, INC., a California corporation (the "Company"), and the related Agreement of Merger between Acquiror and the Company (the "Certificate of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Acquiror regarding the Merger (the "Pre-Merger Period");

     2. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

     3. At the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Reorganization Agreement. At the time of the Merger, except as specified in the Reorganization Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of capital stock of the

Company or any other equity interest in the Company, other than those disclosed in Section 2.3 of the Reorganization Agreement or the Disclosure Schedule with respect thereto;

     4. The total fair market value of all consideration other than shares of Acquiror Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to the Company shareholders perfecting dissenter's rights or in lieu of fractional shares of Acquiror Common Stock) will be less than ten percent (10%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

     5. The Company intends that Acquiror shall continue the Company's historic business or use a significant portion of its historic business assets in a business following the Merger;

     6. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

     7. The fair market value of the Company's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

     8. The Company is not and will not be on the Effective Time of the Merger an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     9. The Company is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     10. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger;

     11. The Company has not redeemed and no "related person" with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), (without regard to Section 1.368-1(e)(3)(i)(A)), has purchased any capital stock of the Company prior to and in connection with the Merger;

     12. The fair market value of the shares of Acquiror Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     13. Each of Acquiror, the Company and each shareholder of the Company will pay separately his, hers or its own expenses relating to the Merger;

     14. There is no intercorporate indebtedness existing between Acquiror and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger; Acquiror will assume no liabilities of any shareholder of the Company in connection with the Merger;

     15. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations;

     16. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Acquiror Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     17. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a shareholder of Acquiror (a "Shareholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Shareholder on its own behalf, rather than as a representative, or for the benefit, of Acquiror, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller, and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

     18. The Company is authorized to make all of the representations set forth herein.

The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                Very truly yours,

                                                  ORGANIC INGREDIENTS, INC.,
                                                  a California corporation



                                                  By:

                                  Printed Name:

                                                  Title:

                                    EXHIBIT D


                       ACQUIROR TAX REPRESENTATION LETTER

                                                                    May __, 1999


Bosso, Williams, Sachs, Book, Atack         Carr, McClellan, Ingersoll, Thompson
& Gallagher, A Professional Corporation     & Horn, P.C.
133 Mission Street, Suite 280               216 Park Road, P.O. Box 513
P.O. Box 1822                               Burlingame, California 94011
Santa Cruz, CA  95061

Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated May __, 1999, among ORGANIC FOOD PRODUCTS, INC., a California corporation ("Acquiror") and ORGANIC INGREDIENTS, INC., a California corporation (the "Company"), and the related Agreement of Merger between Acquiror and the Company (the "Certificate of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Acquiror's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     2. Except for transfers described in Section 368(a)(2)(C) of the Code, Acquiror has no plan or intention to sell, distribute or otherwise dispose of any of the assets acquired from the Company in the transaction, except for dispositions made in the ordinary course of business;

     3. Acquiror intends that, following the Merger, it will continue the Company's historic business or use a significant portion of its historic business assets in a business;

     4. Acquiror is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     5. No shareholder of the Company is acting as agent for Acquiror in connection with the Merger or the approval thereof; Acquiror will not reimburse any shareholder of the Company for any stock of the Company such shareholder may have purchased or for other obligations such shareholder may have incurred;

     6. Except for repurchases or redemptions of Acquiror Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither
Acquiror nor any "related person" of Acquiror (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) will repurchase or redeem any of the Acquiror Common Stock to be issued to the shareholders of the Company in connection with the Merger;

     7. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Acquiror or affiliates of Acquiror;

     8. The total fair market value of all consideration other than Acquiror Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company perfecting dissenter's rights or in lieu of fractional shares of Acquiror Common Stock) will be less than ten percent (10%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

     9. The fair market value of the Acquiror Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     10. Each of Acquiror, the Company and each shareholder of the Company will pay separately his, hers or its own expenses relating to the Merger;

     11. There is no intercorporate indebtedness existing between Acquiror and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Acquiror will assume no liabilities of any shareholder of the Company in connection with the Merger;

     12. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations;

     13. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Acquiror Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     14. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a shareholder of Acquiror (a "Shareholder") during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Acquiror regarding the Merger) (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder not as a representative of Acquiror; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations, was not advanced, and will not be reimbursed, either directly or indirectly, by Acquiror; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Acquiror the capital stock of the Company acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Acquiror the Acquiror Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

     15. Acquiror is authorized to make all of the representations set forth herein.

The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

The  undersigned   recognize  that  your  opinions  will  not  address  any  tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                         Very truly yours,



                          ORGANIC FOOD PRODUCTS, INC.,
                                         a California corporation



                                         By:

                                         Printed Name:

                                         Title:

                                    EXHIBIT E

                           OPINION OF COMPANY COUNSEL

1. Organic Ingredients, Inc. (the "Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To our knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except where the failure to so qualify would not materially and adversely affect the Company's business, financial condition and results of operations, taken as a whole.

3. All corporate action on the part of the Company, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by the Company and the performance of the Company's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under section 9.5 of the Merger Agreement may be limited by applicable law and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of the Company consists of (i) 100,000 shares of Common Stock, no par value, of which 100,000 shares have been issued and are outstanding immediately prior to the Closing, and (ii) no shares of Preferred Stock. To our knowledge, except as expressly set forth in the Merger Agreement (including the Company Disclosure Schedule), there are no options, warrants, conversion privileges, or other rights presently outstanding to purchase any authorized but unissued capital stock of the Company. Except for _________, there are no voting agreements, co-sale rights or rights of first refusal applicable to any of the Company's outstanding capital stock under the Company's Articles of Incorporation, Bylaws or any Material Company Contract disclosed in
Part 2.9 and Part 2.11(a) of the Company Disclosure Schedule.

5. The execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Merger as provided therein will not violate any provision of the Company's Articles of Incorporation or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any Material Company Contract disclosed in Part 2.9 and Part 2.11(a) of the Company Disclosure Schedule and do not violate or contravene (A) any governmental statute, rule or regulation applicable to the Company or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have a material adverse effect on the Company's business, financial condition and results of operations, taken as a whole.

6. To our knowledge, there is no action, proceeding or investigation pending or threatened in writing against the Company before any court or administrative agency that questions the validity of the Merger Agreement or might result in a material adverse change in the Company's business, financial condition and results of operations, taken as a whole.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with the Company's execution, delivery and performance of the Merger Agreement and the consummation by the Company of the Merger as contemplated therein have been made or obtained, other than the filing of the Certificate of Merger with the Secretary of State of the State of California as contemplated by
Section 1.3 of the Merger Agreement.

8. The Merger Agreement has been duly authorized by the Company's Board of Directors and its shareholders and, assuming compliance by the Company with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon filing of the Certificate of Merger with and acceptance by the Secretary of State of the State of California, the Merger will be effective.

                                   EXHIBIT F


                              COMPANY TAX OPINION


____________, 1999



Organic Food Products, Inc.

---------------------------

---------------------------


Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 8.7 of the Agreement and Plan of Merger and Reorganization dated as of _________ , 1999 (the "Reorganization Agreement") by and between Organic Food Products, Inc., a California corporation ("Acquiror"), and Organic Ingredients, Inc., a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Acquiror in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a) the Reorganization Agreement;

     (b) those certain tax representation letters dated __________, 1999 and delivered to us by Acquiror and the Company containing certain representations of Acquiror and the Company (the "Tax Representation Letters"); and

     (c) such other instruments and documents related to the formation, organization and operation of Acquiror and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     (b) All representations, warranties and statements made or agreed to by Acquiror and the Company, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (d) The Merger will be reported by Acquiror and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

     (f) The opinion dated __________, 1999 rendered by Bosso, Williams, Sachs, Book, Atack & Gallagher, A Professional Corporation, to the Company with respect to the qualification of the Merger as a reorganization within the meaning of
Section 368 of the Code has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368 of the Code.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and shareholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered pursuant to the Reorganization Agreement. It is intended solely for the benefit of the Company and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

Sincerely,



Carr, McClellan, Ingersoll, Thompson
& Horn Professional Corporation

                                    EXHIBIT G

                             OPINION OF OFPI COUNSEL



1. Organic Food Products, Inc. ("OFPI") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2. OFPI has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To our knowledge, OFPI is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except where the failure to so qualify would not materially and adversely affect OFPI's business, financial condition and results of operations, taken as a whole.

3. All corporate action on the part of OFPI, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by OFPI and the performance of OFPI's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by OFPI and constitutes the valid and binding agreement of OFPI enforceable against OFPI in accordance with its terms, except as rights to indemnity under section 9.4 of the Merger Agreement may be limited by applicable law and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of OFPI consists of (i) 20,000,000 shares of Common Stock, no par value, of which _________ shares have been issued and are outstanding immediately prior to the Closing, (ii) 5,000,000 shares of Preferred Stock, no par value, none of which are outstanding immediately prior to the Closing. To our knowledge, except as expressly set forth in the Merger Agreement (including the OFPI Disclosure Schedule), there are no options, warrants, conversion privileges, or other rights presently outstanding to purchase any authorized but unissued capital stock of OFPI. Except for ______________, there are no voting agreements, co-sale rights or rights of first refusal applicable to any of OFPI's outstanding capital stock under OFPI's Articles of Incorporation, Bylaws or any Material OFPI Contract disclosed in Part 3.9(b) and
Part 3.11(a) of the OFPI Disclosure Schedule.

5. The execution, delivery and performance by OFPI of the Merger Agreement and the consummation by OFPI of the Merger as provided therein will not violate any provision of OFPI's Articles of Incorporation or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any Material OFPI Contract disclosed in
Part 3.9(b) and Part 3.11(a) of the OFPI Disclosure Schedule and do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against OFPI and of which we are aware, the violation or contravention of which would have a material adverse effect on OFPI's business, financial condition and results of operations, taken as a whole.

6. To our knowledge, there is no action, proceeding or investigation pending or threatened in writing against OFPI before any court or administrative agency that questions the validity of the Merger Agreement or might result in a material adverse change in OFPI's business, financial condition and results of operations, taken as a whole.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with OFPI's execution, delivery and performance of the Merger Agreement and the consummation by OFPI of the Merger as contemplated therein have been made or obtained, other than the filing of the Certificate of Merger with the Secretary of State of the State of California as contemplated by
Section 1.3 of the Merger Agreement.

8. The Merger Agreement has been duly authorized by OFPI's Board of Directors and its shareholders and, assuming compliance by OFPI with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon filing of the Certificate of Merger with and acceptance by the Secretary of State of the State of California, the Merger will be effective.

                                   EXHIBIT H


                                OFPI TAX OPINION



____________, 1999



Organic Ingredients, Inc.

------------------------

------------------------


Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 7.8 of the Agreement and Plan of Merger and Reorganization dated as of _________ , 1999 (the "Reorganization Agreement") by and between Organic Food Products, Inc., a California corporation ("Acquiror"), and Organic Ingredients, Inc., a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a) the Reorganization Agreement;

     (b) those certain tax representation letters dated __________, 1999 and delivered to us by Acquiror and the Company containing certain representations of Acquiror and the Company (the "Tax Representation Letters"); and

     (c) such other instruments and documents related to the formation, organization and operation of Acquiror and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     (b) All representations, warranties and statements made or agreed to by Acquiror and the Company, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (d) The Merger will be reported by Acquiror and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

     (f) The opinion dated __________, 1999 rendered by Carr, McClellan, Ingersoll, Thompson & Horn, P.C. to Acquiror with respect to the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368 of the Code.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and shareholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered pursuant to the Reorganization Agreement. It is intended solely for the benefit of the Company and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

Sincerely,



Bosso, Williams, Sachs, Book, Atack &
Gallagher, A Professional Corporation

                                                                         ANNEX B


================================================================================



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                 by and between:



                           ORGANIC FOOD PRODUCTS, INC.
                          a California corporation; and



                            SPECTRUM NATURALS, INC.,
                            a California corporation












                           ---------------------------

                                  May 14, 1999
                           ---------------------------





================================================================================

                               TABLE OF CONTENTS

                                                                         PAGE


SECTION 1. DESCRIPTION OF TRANSACTION......................................1

         1.1      Merger of the Company into OFPI..........................1

         1.2      Effect of the Merger.....................................1

         1.3      Closing; Effective Time..................................1

         1.4      Articles of Incorporation and Bylaws;
                  Directors and Officers...................................2

         1.5      Conversion of Shares.....................................2

         1.6      Closing of the Company's Transfer Books..................4

         1.7      Exchange of Certificates.................................4

         1.8      Dissenting Shares........................................5

         1.9      Tax Consequences.........................................5

         1.10     Accounting Treatment.....................................5

         1.11     Further Action...........................................6

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPAN....................6

         2.1      Due Organization; No Subsidiaries; Etc...................6

         2.2      Articles of Incorporation and Bylaws; Records............6

         2.3      Capitalization...........................................6

         2.4      Financial Statements.....................................7

         2.5      Absence of Changes.......................................7

         2.6      Title to Assets..........................................9

         2.7      Accounts Receivable; Loans and Advances.................10

         2.8      Inventory...............................................10

         2.9      Equipment; Leasehold....................................10

         2.10     Proprietary Assets......................................11

         2.11     Contracts...............................................12

         2.12     No Undisclosed Liabilities..............................13

         2.13     Compliance with Legal Requirements......................14

         2.14     Governmental Authorizations.............................14

         2.15     Tax Matters.............................................14

         2.16     Employee and Labor Matters; Benefit Plans...............14

         2.17     Environmental Matters...................................17

                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUTED)
                                                                        PAGE

         2.18     Sale of Products; Performance of Services...............17

         2.19     Insurance...............................................18

         2.20     Related Party Transactions..............................18

         2.21     Legal Proceedings; Orders...............................19

         2.22     Authority; Binding Nature of Agreement..................19

         2.23     Non-Contravention; Consents.............................20

         2.24     Vote Required...........................................20

         2.25     Company Action..........................................21

         2.26     Full Disclosure.........................................21

         2.27     Finder's Fee............................................21

SECTION 3. REPRESENTATIONS AND WARRANTIES OF OFPI.........................21

         3.1      Due Organization, Etc...................................22

         3.2      Articles of Incorporation and Bylaws; Records...........22

         3.3      Capitalization, Etc.....................................22

         3.4      SEC Filings; Financial Statements.......................23

         3.5      Absence of Changes......................................24

         3.6      Title to Assets.........................................26

         3.7      Accounts Receivable; Loans and Advances.................26

         3.8      Inventory...............................................26

         3.9      Equipment; Leasehold....................................27

         3.10     Proprietary Assets......................................27

         3.11     Contracts...............................................28

         3.12     No Undisclosed Liabilities..............................30

         3.13     Compliance with Legal Requirements......................30

         3.14     Governmental Authorizations.............................30

         3.15     Tax Matters.............................................30

         3.16     Employee and Labor Matters; Benefit Plans...............31

         3.17     Environmental Matters...................................33

         3.18     Sale of Products; Performance of Services...............34

         3.19     Insurance...............................................34

                                       ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                        PAGE

         3.20     Related Party Transactions..............................35

         3.21     Legal Proceedings; Orders...............................35

         3.22     Authority; Binding Nature of Agreement..................35

         3.23     Non-Contravention; Consents.............................36

         3.24     Vote Required...........................................36

         3.25     OFPI Action.............................................37

         3.26     Full Disclosure.........................................37

         3.27     Finder's Fee............................................37

SECTION 4. ERTAIN COVENANTS OF THE COMPANY................................37

         4.1      Access and Investigation................................37

         4.2      Operation of the Company's Business.....................38

         4.3      Notification; Updates to Company Disclosure Schedule....39

         4.4      No Solicitation.........................................40

         4.5      Company Shareholders' Meeting...........................41

         4.6      Tax Representation Letters..............................42

SECTION 5. CERTAIN COVENANTS OF OFPI......................................42

         5.1      Access and Investigation................................42

         5.2      Operation of OFPI's Business............................42

         5.3      Notification; Updates to OFPI Disclosure Schedule.......44

         5.4      No Solicitation.........................................45

         5.5      OFPI Shareholders' Meeting..............................46

         5.6      Tax Representation Letters..............................47

SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES............................47

         6.1      Filings and Consents....................................47

         6.2      Public Announcements....................................47

         6.3      Reasonable Efforts......................................47

         6.4      Registration Statement..................................47

         6.5      Additional Agreements...................................48

         6.6      Regulatory Approvals....................................49

         6.7      Indemnification.........................................49

                                      iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                         PAGE

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF OFPI....................50

         7.1      Accuracy of Representations.............................50

         7.2      Performance of Covenants................................50

         7.3      Effectiveness of Registration Statement.................50

         7.4      Compliance Certificate..................................50

         7.5      Shareholder Approval....................................50

         7.6      Consents................................................50

         7.7      Legal Opinion...........................................50

         7.8      Tax Opinion.............................................50

         7.9      No Restraints...........................................51

         7.10     HSR Act.................................................51

         7.11     Acquisition of Spectrum Commodities, Inc................51

         7.12     Satisfactory Completion of Pre-Merger Review............51

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.............51

         8.1      Satisfactory Completion of Pre-Merger Review............51

         8.2      Accuracy of Representations.............................51

         8.3      Performance of Covenants................................51

         8.4      Effectiveness of Registration Statement.................51

         8.5      Compliance Certificate..................................52

         8.6      Shareholder Approval....................................52

         8.7      Consents................................................52

         8.8      Legal Opinion...........................................52

         8.9      Tax Opinion.............................................52

         8.10     No Restraints...........................................52

         8.11     HSR Act.................................................52

         8.12     Resignations of Certain Directors.......................52

         8.13     Acquisition of Organic Ingredients, Inc.................52

         8.14     Shareholder Lock-up Agreements..........................52

         8.15     Employment Agreements...................................53

         8.16     Refinancing of Existing Debt............................53

                                      iv.

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                         PAGE

         8.17     Dissenters' Rights......................................53

SECTION 9. TERMINATION AND INDEMNIFICATION................................53

         9.1      Termination.............................................53

         9.2      Effect of Termination...................................54

         9.3      Fees and Expenses; Termination Fees.....................54

         9.4      Indemnification by OFPI.................................55

         9.5      Indemnification by the Company..........................56

         9.6      Threshold...............................................56

         9.7      Maximum Liability.......................................57

         9.8      Calculation of Indemnification Payments.................57

SECTION 10. MISCELLANEOUS PROVISIONS......................................57

         10.1     Survival of Representations and Warranties..............57

         10.2     Further Assurances......................................57

         10.3     Attorneys' Fees.........................................57

         10.4     Notices.................................................58

         10.5     Time of the Essence.....................................58

         10.6     Governing Law; Venue....................................59

         10.7     Successors and Assigns..................................59

         10.8     Remedies Cumulative; Specific Performance...............59

         10.9     Waiver..................................................59

         10.10    Amendments..............................................59

         10.11    Severability............................................59

         10.12    Parties in Interest.....................................59

         10.13    Disclosure Schedules....................................60

         10.14    Entire Agreement........................................60

         10.15    Construction............................................60

         10.16    Headings................................................60

         10.17    Counterparts............................................60


                                       v.

                                    EXHIBITS


  Exhibit A            -         Certain Definitions

  Exhibit B            -         Restated Articles

  Exhibit C            -         Directors and Officers of OFPI

  Exhibit D            -         Bylaws of OFPI

  Exhibit E            -         Certain OFPI Shareholders

  Exhibit F            -         Company Tax Representation Letter

  Exhibit G            -         OFPI Tax Representation Letter

  Exhibit H            -         Form of Cooley Godward LLP Legal Opinion

  Exhibit I            -         Form of Cooley Godward LLP Tax Opinion

  Exhibit J            -         Form of Carr, McClellan Legal Opinion

  Exhibit K            -         Form of Carr, McClellan Tax Opinion

  Exhibit L            -         Resignations of Certain Directors

  Exhibit M            -         Certain Persons Subject to Lock-Up Restrictions

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION



     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of May 14, 1999, by and between ORGANIC FOOD PRODUCTS, INC., a California corporation ("OFPI"), and SPECTRUM NATURALS, INC., a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in the attached Exhibit A.

                                    RECITALS

     A. OFPI and the Company intend to effect a merger of the Company with and into OFPI (the "Merger") in accordance with this Agreement and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, the
Company  will  cease  to  exist,   and  OFPI  will  continue  as  the  surviving
corporation.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a purchase by the Company of OFPI.

     C. This Agreement has been adopted and approved by the respective boards of directors of OFPI and the Company.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION.

     1.1 Merger of the Company into OFPI. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into OFPI, and the separate existence of the Company shall cease. OFPI will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at a time and on a date which shall be promptly (but not more than two (2) days following) the satisfaction or waiver of the conditions set forth in Sections 7 and 8 (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement or certificate of merger conforming to the requirements of the CGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of California. The Merger shall take effect at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by the Company prior to the Effective Time:

          (a) effective on or promptly following the Effective Time, by the filing of Amended and Restated Articles of Incorporation with the Secretary of State of the State of California or as otherwise permitted by the CGCL, OFPI shall (i) amend its Articles of Incorporation to change its name from "Organic Food Products, Inc." to "Spectrum Organic Products, Inc." and (ii) make such other changes as set forth in the Amended and Restated Articles of Incorporation attached hereto as Exhibit B (the "Restated Articles");

          (b) the directors and officers of OFPI immediately after the Effective Time shall be the individuals identified on the attached Exhibit C; and

          (c) the Bylaws of OFPI shall be as set forth in the Bylaws attached hereto as Exhibit D.

     1.5 Conversion of Shares.

          (a) Subject to Section 1.7(b) and Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of OFPI, the Company or any shareholder of the Company, each share of Company Common Stock (as defined in Section 2.3) outstanding immediately prior to the Effective Time shall be converted into the Applicable Multiple (as defined below) of fully paid and non-assessable shares (the "Shares") of OFPI Common Stock (as defined in Section 3.3).

          (b) For purposes of this Agreement:

               (i) the term "Applicable Multiple" shall mean a fraction the numerator of which is the number of Merger Shares and the denominator of which is the number of Company Shares;

               (ii) the term "Company Shares" shall mean (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the maximum number of shares of Company Common Stock underlying instruments convertible into or exchangeable for Company Common Stock (without regard to vesting or similar restrictions) outstanding immediately prior to the Effective Time; and

               (iii) the term "Merger Shares" shall mean the shares of OFPI Common Stock to be issued to the Company Shareholders in the Merger and shall be equal to the sum of:

     (1) the product of (A) three (3) multiplied by (B) the number of shares of OFPI Common Stock outstanding immediately prior to the Effective Time (including shares of OFPI Common Stock issued pursuant to the "OI Acquisition," as that term is defined in Section 8.13, and including adjustments for shares of OFPI Common Stock that are cancelled pursuant to OFPI's transaction with Sunny Farms Corp.), reduced by 450,000 shares of OFPI Common Stock; plus

                                       2.

     (2) three (3) shares for each share of OFPI Common Stock issued upon exercise, in accordance with their terms, of any and all warrants or options to purchase OFPI Common Stock outstanding as of the Closing Date; plus

     (3)  any "Additional Shares," as that term is defined in Section 1.5(e).

     (c) At the Effective Time, all rights with respect to Company Common Stock under Company Options that are then outstanding shall be converted into and become rights with respect to OFPI Common Stock, and OFPI shall assume each Company Option in accordance with the terms (as in effect as of the date hereof) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by OFPI may be exercised solely for shares of OFPI Common Stock, (ii) the number of shares of OFPI Common Stock subject to each Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Multiple, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Applicable Multiple and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the stock option plan or other agreements pursuant to which Company Options are outstanding) to effectuate the provisions of this Section 1.5(c) and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided herein. OFPI shall file with the SEC, no later than five
(5) business days after Effective Time, a registration statement on Form S-8 relating to the shares of OFPI Common Stock issuable with respect to the Company Options assumed by OFPI in accordance with this Section 1.5(c). This Section 1.5(c) will survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by each of the persons who hold Company Options and will be binding on all successors and assigns of OFPI and the Surviving Corporation.

     (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then (unless such condition terminates by virtue of the Merger pursuant to the express terms of such agreement) the shares of OFPI Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of OFPI Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, OFPI is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                                       3.

     (e) The number of Merger Shares determined in Section 1.5(b) shall be adjusted such that OFPI shall issue to the Company Shareholders additional shares of OFPI Common Stock, subject to Section 1.7(b), as determined as follows (collectively, the "Additional Shares"):

               in the event that the Applicable Price (as defined in Section 1.10, and as may later be adjusted by the parties) exceeds $0.75 per share (the "Baseline Price"), then for each $0.01 per share above the Baseline Price, OFPI shall issue 189,000 additional shares of OFPI Common Stock to the Company Shareholders; provided that any such Additional Shares issued to the Company
Shareholders, together with the Merger Shares calculated pursuant to Section 1.5(b)(iii), shall not exceed eighty percent (80%) of the outstanding capital stock of OFPI following the consummation of the transactions contemplated in this Agreement, including all outstanding options, warrants or other rights to acquire capital stock of OCLI.

     1.6 Closing of the Company's Transfer Books. At the Effective Time, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to OFPI, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7 Exchange of Certificates.

          (a) Exchange Procedures. At or as soon as practicable after the Closing, the holders of Company Common Stock shall surrender their Company Stock Certificates in exchange for certificates representing OFPI Common Stock, pursuant to this Agreement. Subject to Section 1.7(b), upon such surrender of a Company Stock Certificate for exchange, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of OFPI Common Stock that such holder has the right to receive pursuant to Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of OFPI Common Stock (and cash in lieu of any fractional share of OFPI Common Stock as contemplated by Section 1.7(b)), pursuant to this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, OFPI shall issue a certificate representing OFPI Common Stock with respect to such lost, stolen or destroyed Company Stock Certificate in accordance with this Agreement upon delivery by the owner of such lost, stolen or destroyed Company Stock Certificate to OFPI of an appropriate affidavit as indemnity against any claim that may be made against OFPI with respect to such Company Stock Certificate.

                                       4.

          (b) Fractional Shares. No fractional shares of OFPI Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of OFPI Common Stock (after aggregating all fractional shares of OFPI Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated OFPI Stock Price. The "Designated OFPI Stock Price" shall be the closing sales price of one share of OFPI Common Stock as reported on the Nasdaq Small Cap Market on the Closing Date, or if not so reported, as reported on the electronic bulletin board as of such date.

          (c) No Liability. OFPI shall not be liable to any holder or former holder of Company Common Stock for any shares of OFPI Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by shareholders who have complied with the applicable provisions of Chapter 13 of the CGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive OFPI Common Stock in accordance with Sections 1.5(a)(i) and 1.5(a)(ii), as the case may be (or cash in lieu of fractional shares in accordance with Section 1.7(b)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Chapter 13 of the CGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of OFPI. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the CGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) OFPI Common Stock in accordance with Section 1.5(a)(i) (and cash in lieu of any fractional share in accordance with Section 1.7(b)).

     1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a purchase. For purposes of determining the purchase price, the price per share shall be $0.7083, which is the average of the closing sale prices per share of OFPI's Common Stock as traded on the Nasdaq Small Cap Market on the three (3) trading days immediately preceding February 19, 1999, the date the terms of the transaction were first publicly announced (the "Applicable Price").

                                       5.

     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by OFPI to be necessary to carry out the purposes of this Agreement or to vest OFPI with full right, title and possession of and to all rights and property of the Company, the officers and directors of OFPI shall be fully authorized, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to OFPI that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 10.13 and that has been delivered by the Company to OFPI on the date of this Agreement (the "Company Disclosure Schedule"):

     2.1 Due Organization; No Subsidiaries; Etc.

          (a) Each of the Company and each subsidiary of the Company are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Contracts by which is its bound. The Company has no subsidiaries other than the subsidiaries disclosed in Part 2.1 of the Company Disclosure Schedule, which, for the purposes of this Section 2, shall include "SCI" (as defined in Section 7.11) (collectively, the "Company Subsidiaries").

          (b) The Company and the Company Subsidiaries maintain facilities or employees in each state listed in Part 2.1(b) of the Company Disclosure Schedule. The Company and each Company Subsidiary is duly qualified to do business corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered or made available to OFPI accurate and complete copies of: (1) the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization. The authorized capital stock of the Company consists of: 100,000 shares of Common Stock, no par value per share ("Company Common Stock"), of which 5,000 shares have been issued and are outstanding as of the date hereof. Part 2.3 of the Company Disclosure Schedule sets forth, as of the date hereof, the names of the Company's shareholders and the number of shares of

                                       6.

Company Common Stock owned of record by each of such shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws and other than repurchase options exercisable by the Company upon termination of employment.
Part 2.3 of the Company Disclosure Schedule, sets forth all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Except as set forth in Part 2.3 of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth in Part 2.3 of the Company Disclosure Schedule, there are no preemptive or similar rights with respect to the Company's capital stock. There is no Company Contract (or, to the Company's knowledge, any other agreement or arrangement to which the Company is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     2.4 Financial Statements.

          (a) The Company has delivered to OFPI the following financial statements and notes (collectively, the "Company Financial Statements"): the audited balance sheets of the Company as of December 31, 1998, December 31, 1997 and December 31, 1996, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report of an independent auditor relating thereto; and

          (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

     2.5 Absence of Changes. Except as described in Part 2.5 of the Company Disclosure Schedule, since December 31, 1998 through the date of this Agreement:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

                                       7.

          (b) there has not been any loss, damage or destruction to any of the assets of the Company or any of the Company Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) neither the Company nor any Company Subsidiary has declared, accrued, set aside or paid any dividend, stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither the Company nor any Company Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options),
(ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Company Options described in
Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither the Company nor any Company Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under
(i) any provision of any agreement evidencing any outstanding Company Option, or
(ii) any restricted stock purchase agreement;

          (g) neither the Company nor any Company Subsidiary has formed any subsidiary or acquired any equity interest in any other Entity;

          (h) neither the Company nor any Company Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since December 31, 1998, exceeds $25,000 in the aggregate;

          (i) neither the Company nor any Company Subsidiary has (i) entered into any Material Company Contract (as defined in Section 2.11(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) neither the Company nor any Company Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course of business and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) neither the Company nor any Company Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $5,000 individually or $25,000 in the aggregate;

                                       8.

          (l) neither the Company nor any Company Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $25,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

          (m) neither the Company nor any Company Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) neither the Company nor any Company Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any person;

          (o) neither the Company nor any Company Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

          (p) neither the Company nor any Company Subsidiary has made any Tax election;

          (q) neither the Company nor any Company Subsidiary has commenced or settled any Legal Proceeding;

          (r) neither the Company nor any Company Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

          (s) neither the Company nor any Company Subsidiary has made any material write-down of inventory; and

          (t) neither the Company nor any Company Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6 Title to Assets.

          (a) The Company and each Company Subsidiary owns, and has good and valid title to all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company and each Company Subsidiary free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on the Company.

                                       9.

          (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company and each Company Subsidiary that involve obligations of the Company in excess of $25,000 on an individual basis.

     2.7 Accounts Receivable; Loans and Advances.

          (a) All accounts receivable of the Company and each Company Subsidiary that are reflected in the Company Financial Statements or in the accounting records of the Company as of the date hereof (collectively, the "Company Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Company Accounts Receivable are current and collectible net of any respective reserves shown in the Company Financial Statements or on the accounting records of the Company as of the date hereof (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

          (b) Part 2.7(b) of Company Disclosure Schedule contains an accurate and complete list of all loans and advances made by the Company or any Company Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of Company or any Company Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     2.8 Inventory. Part 2.8 of the Company Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Company as of December 31, 1998. All of the Company's existing inventory (including all inventory that is reflected on the audited balance sheet referenced in Section 2.4 and that has not been disposed of by the Company since December 31, 1998):

          (a) is of such quality and quantity as to be usable and saleable by the Company in the ordinary course of business and consistent with the Company's past practices;

          (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and

          (c) is free of any defect or deficiency.

The inventory levels maintained by the Company (i) are not excessive in light of the Company's normal operating requirements, (ii) are adequate for the conduct of the Company's operations in the ordinary course of business and consistent with past practices, and (iii) are comparable to the inventory levels maintained by Company Comparable Entities.

     2.9 Equipment; Leasehold. The real property leased by and other tangible assets leased or owned by the Company and each Company Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted. Neither the Company nor any Company Subsidiary owns any real property or any material interest in real property. Part 2.9 of the Company Disclosure Schedule describes all leases of real property held by the Company and each Company Subsidiary.

                                      10.

     2.10 Proprietary Assets.

          (a) Except as set forth in Part 2.10 of the Company Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used or useful in connection with the Company's business. The Company Proprietary Assets identified in Part 2.10 of the Company Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

          (b) To the Knowledge of the Company, the Company has good and valid title to all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. Neither the Company nor any Company Subsidiary is obligated to make any payment to any Person for the use of any Company Proprietary Asset. To the Knowledge of the Company, the Company and each Company Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis (except for any Proprietary Asset that is licensed to the Company on a non-exclusive basis under any third party software license generally available to the public at a cost of less than $2,500).

          (c) The Company and each Company Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Neither the Company nor any Company Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to any Company Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

          (d) To the Knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, neither the Company nor any Company Subsidiary is infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Neither the Company nor any Company Subsidiary has licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and neither the Company nor any Company Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                                      11.

          (f) No shareholder, officer or director of the Company has title to any Company Proprietary Asset which would be necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.

     2.11 Contracts.

          (a) Part 2.11(a) (and Part 2.9 regarding leases of real property) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Company Contract:

               (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $25,000 per year, including any Company Contract involving severance payments or acceleration benefits upon a Company Acquisition Transaction;

               (ii) relating to the acquisition, transfer, use, development, sharing or license of any Company Proprietary Asset (except in the ordinary course of business and except for any Company Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $25,000);

               (iii) imposing any material restriction on the Company's or any Company Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any Company Proprietary Asset;

               (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from the Company or obligations in excess of $25,000 per year;

               (v) relating to the acquisition, issuance or transfer of any securities of the Company or any Company Subsidiary under which the Company has any current rights or obligations;

               (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company or any Company Subsidiary having a value in excess of $25,000;

               (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $25,000 per year;

               (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

                                      12.

               (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.20);

               (x) entered into outside the ordinary course of business;

               (xi) that may not be terminated by the Company or any Company Subsidiary (without penalty) within 120 days after the delivery of a termination notice by the Company or any Company Subsidiary and which involves payments or commitments of $5,000 or more;

               (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate; and

               (xiii) which is a lease of real property.

          (b) The Company has delivered to OFPI accurate and complete copies of all Material Company Contracts identified in Part 2.11(a) of the Company Disclosure Schedule, including all amendments thereto. Each Material Company Contract identified in Part 2.11(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any other party, has materially violated or breached, or committed any material default under, any Material Company Contract;

               (i) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

               (ii) since December 31, 1998, neither the Company nor any Company Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

               (iii) neither the Company nor any Company Subsidiary has waived any of its material rights under any Material Company Contract.

     2.12 No Undisclosed Liabilities. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since December 31, 1998, neither the Company nor any Company Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

                                      13.

     2.13 Compliance with Legal Requirements. The Company and each Company Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 2.15, 2.16 and 2.17.

     2.14 Governmental Authorizations. The Company and each Company Subsidiary has all Governmental Authorizations necessary to enable the Company and such Company Subsidiary to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on the Company. The Company and each Company Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.15 Tax Matters.

          (a) All Material Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "Company Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. The Company and each Company Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company or any Company Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Company Subsidiary. There are no liens for Taxes upon any of the assets of the Company or any Company Subsidiary, except liens for current Taxes not yet due and payable.

     2.16 Employee and Labor Matters; Benefit Plans.

          (a) Part 2.16(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $30,000, and correctly reflects their salaries,

                                      14.

any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither the Company nor any Company Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 2.16(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any current or former employee of the Company or any Company Subsidiary.

          (c) Neither the Company nor any Company Subsidiary maintains, sponsors or contributes to, and, to the knowledge of the Company, neither the Company nor any Company Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of the Company (a " Company Defined Benefit Plan").

          (d) Neither the Company nor any Company Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company or any Company Subsidiary.

          (e) With respect to each Company Plan, the Company has made available to OFPI:

               (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for the three most recent plan years;

               (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such Company Plan, and (B) each material employee communication relating to such Company Plan;

               (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                                      15.

               (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

          (f) Neither the Company nor any Company Subsidiary is required to be, and, to the knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither the Company nor any Company Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the of the knowledge of the Company, neither the Company nor any Company Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (g) Neither the Company nor any Company Subsidiary has any plan or commitment to create any additional Company employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

          (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the balance sheet as of December 31, 1998, or (iii) benefits the full cost of which are borne by current or former employees of the Company or any Company Subsidiary (or their beneficiaries)).

          (i) With respect to each of the Company Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

          (j) Each of the Company  Plans has been operated and  administered  in
all  material  respects  in  accordance  with  applicable  Legal   Requirements,
including ERISA and the Code.

          (k) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company or any Company Subsidiary (whether or not under any Company

                                      16.

Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (m) The Company and each Company Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     2.17 Environmental Matters. The Company and each Company Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company and each Company Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company and each Company Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations, except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company or any Company Subsidiary is not or was not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or owned by the Company or any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 2.17 and Section 3.17: (i) "Environmental Law"
means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.) To the Knowledge of the Company, no Materials of Environmental Concern have been released or are located on or under any property leased or owned by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) regarding a release of, or the existence of, Materials of environmental concern at, under or about any property leased or owned by the Company or any Company Subsidiary.

     2.18 Sale of Products; Performance of Services.

          (a) Each product that has been sold by the Company to any Person:

                                      17.

               (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

               (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

All services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

          (b) To the Knowledge of the Company, the Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, the Company on or at any time prior to the Closing Date.

          (c) To the Knowledge of the Company, no product manufactured or sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

          (d) Except as set forth in Part 2.18 of the Company Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

          (e) The Company has in place an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Company Comparable Entities.

     2.19 Insurance. The business and properties of the Company and each Company Subsidiary are insured for the benefit of the Company and each Company Subsidiary in amounts deemed adequate by the Company's management against risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located. The Company has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to OFPI.

     2.20 Related Party Transactions. Except as set forth in Part 2.20 of the Company Disclosure Schedule, (a) no Related Party has, and no Related Party has at any time since December 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or any Company Subsidiary in a manner that would be required to be disclosed under
Item 404 of Regulation S-K promulgated by the SEC; (b) no Related Party is, or has at any time since December 31, 1995 been, indebted to the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (c) since December 31, 1995, no

                                      18.

Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (d) no Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company or any Company Subsidiary (other than rights to receive compensation for services performed as an employee of the Company or any Company Subsidiary). (For purposes of this Section 2.20, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1995 been, an officer or director of the Company or any Company Subsidiary; (ii) each individual who is, or who at any time since December 31, 1995 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any shareholder of the Company or any Company Subsidiary, provided, however, that with respect to shareholders who hold less than 5% of the outstanding Common Stock of the Company or any Company Subsidiary determined on an as-if-converte basis, such representations are made only to the knowledge of the Company or any Company Subsidiary, and (iv) any trust or other Entity (other than the Company or any Company Subsidiary) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.21 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company, any Company Subsidiaries or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject. To the knowledge of the Company, no officer or other employee of the Company or any Company Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's or such Company Subsidiary's business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company or any Company Subsidiary intends to initiate.

     2.22 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws,

                                      19.

both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.23 Non-Contravention; Consents. Except as set forth in Part 2.23 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the Company's or any Company Subsidiary's articles of organization or bylaws;

          (b) with respect to the Company or any Company Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject;

          (c) with respect to the Company or any Company Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Company Subsidiary or that otherwise relates to the Company's or any Company Subsidiary's business or to any of the assets owned or used by the Company or any Company Subsidiary;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company or any Company Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or have a Material Adverse Effect on the Company).

Except as may be required by the CGCL and state securities or blue sky laws, and except as set forth in Part 2.23 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company outstanding as of the record date of the Company Shareholders' Meeting (as defined below), voting as separate classes (the "Requisite Company Vote"), is the only vote of the holders of any class or series of Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

                                      20.

     2.25 Company Action. The Board of Directors of Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Company and its shareholders, (b) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the CGCL, and (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting. With respect to any action of the Board of Directors of the Company described in this Section 2.25, any unanimous determination, approval or recommendation of such Board shall refer to the unanimous action of the disinterested members of such Board, as applicable. The Company and each of the individuals identified on Exhibit E shall have executed those certain voting agreements (collectively, the "Voting Agreements") of even date herewith.

     2.26 Full Disclosure.

          (a) To the Company's knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the Company Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to OFPI by the Company in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of the Company contained in this Agreement, as modified by the Company Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

          (b) The information supplied by the Company for inclusion in the Joint Proxy Statement (including the Company Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the OFPI Shareholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     2.27 Finder's Fee. Except for Moore Consulting ("Moore"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF OFPI.

     OFPI represents and warrants to the Company that, except as set forth in the disclosure schedule prepared by OFPI in accordance with the requirements of
Section 10.13 and that has been delivered by OFPI to the Company on the date of this Agreement (the "OFPI Disclosure Schedule"):

                                      21.

     3.1 Due Organization, Etc.

          (a) Each of OFPI and each subsidiary of OFPI are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each of them have full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. OFPI has no subsidiaries other than the subsidiaries disclosed in Part 3.1 of the OFPI Disclosure Schedule (collectively, the "OFPI Subsidiaries").

          (b) OFPI and the OFPI Subsidiaries maintain facilities or employees in each state listed in Part 3.1(b) of the OFPI Disclosure Schedule. Each of OFPI and each OFPI Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on OFPI or on the ability of OFPI to consummate the transactions contemplated hereby.

     3.2 Articles of Incorporation and Bylaws; Records. OFPI has delivered or made available to Company accurate and complete copies of: (1) OFPI's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of OFPI; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of OFPI, the Board of Directors of OFPI and all committees of the Board of Directors of OFPI. OFPI is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of OFPI are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     3.3 Capitalization,  Etc. The authorized capital stock of OFPI consists of:
(i) 20,000,000 shares of Common Stock, no par value per share ("OFPI Common Stock"), of which 7,559,002 shares have been issued and are outstanding as of the date hereof; and (ii) 5,000,000 shares of preferred stock, no par value per share, none of which are outstanding. All of the outstanding shares of OFPI and each OFPI Subsidiary capital stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal and state securities laws. All outstanding shares of OFPI and OFPI Subsidiaries capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Part 3.3 of the OFPI Disclosure Schedule sets forth, as of the date hereof, (i) the names of each holder of 5% or more of the outstanding voting stock of OFPI together with the number of shares held by each such holder, and (ii) all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of OFPI. All of the outstanding shares of capital stock of each OFPI Subsidiary are owned beneficially and of record by OFPI, free and clear of any Encumbrances. The Shares, when issued by OFPI to the Company's shareholders will

                                      22.

be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of all Encumbrances as a result of any actions by OFPI. OFPI has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth in Part 3.3 of the OFPI Disclosure Schedule, there are no preemptive or similar rights with respect to the OFPI's capital stock. There is no OFPI Contract (or, to OFPI's knowledge, any other agreement or arrangement to which OFPI is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of OFPI Common Stock. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which OFPI is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     3.4 SEC Filings; Financial Statements.

          (a) OFPI has delivered to the Company accurate and complete copies (including unredacted copies of all exhibits) of each report, schedule, registration statement and definitive proxy statement filed by OFPI with the SEC since August 8, 1997 (the "OFPI SEC Documents"), which are all the reports and documents required to be filed by OFPI with the SEC since August 8, 1997. Each of the OFPI SEC Documents was timely filed by OFPI in accordance with the rules and regulations of the SEC and the NASD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the OFPI SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the OFPI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements (including, in each case, any notes related thereto) contained in the OFPI SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of OFPI and its subsidiaries as of the respective dates thereof and the consolidated results of operations of OFPI and its subsidiaries for the periods covered thereby.

          (c) OFPI has furnished to the Company a complete and accurate copy of any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by OFPI with the SEC pursuant to the Securities Act or the Exchange Act, if any.

          (d) OFPI has furnished the Company the unaudited balance sheets of OFPI as of January 31, 1999 and the related unaudited statements of income of OFPI for the seven months then ended. Such financial statements fairly present the financial position of OFPI as of the respective dates thereof and the

                                      23.

results of operations and cash flows of OFPI for the periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that they do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate be material in magnitude). The financial statements referred to in subsection (b) and this subsection (d) are hereinafter referred to as the "OFPI Financial Statements."

     3.5 Absence of Changes. Except as described in Part 3.5 of the OFPI Disclosure Schedule, since January 31, 1999 through the date of this Agreement:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of OFPI or any of the OFPI Subsidiaries, and, to the knowledge of OFPI, no event has occurred that could reasonably be expected to have a Material Adverse Effect on OFPI and its subsidiaries taken as a whole;

          (b) there has not been any loss, damage or destruction to any of the assets of OFPI or any of the OFPI Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on OFPI;

          (c) neither OFPI nor any OFPI Subsidiary has declared, accrued, set aside or paid any dividend, stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither OFPI nor any OFPI Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for OFPI Common Stock issued upon the exercise of outstanding OFPI Options or OFPI Warrants described in the OFPI Disclosure Schedule), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for OFPI Options and OFPI Warrants described in the OFPI Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of OFPI or any OFPI Subsidiary, and neither OFPI nor any OFPI Subsidiary has effected or been a party to any OFPI Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither OFPI nor any OFPI Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding OFPI Option or OFPI Warrant, or (ii) any restricted stock purchase agreement;

          (g) neither OFPI nor any OFPI Subsidiary has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                                      24.

          (h) neither OFPI nor any OFPI Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since December 31, 1998, exceeds $25,000 in the aggregate;

          (i) neither OFPI nor any OFPI Subsidiary has (i) entered into any Material OFPI Contract (as defined in Section 3.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material OFPI Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) neither OFPI nor any OFPI Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other
Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (k) neither OFPI nor any OFPI Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $5,000 individually or $25,000 in the aggregate;

          (l) neither OFPI nor any OFPI Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any
Encumbrance, except for pledges of assets valued at $25,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

          (m) neither OFPI nor any OFPI Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) neither OFPI nor any OFPI Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any Person;

          (o) neither OFPI nor any OFPI Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

          (p) neither OFPI nor any OFPI Subsidiary has made any Tax election;

          (q) neither OFPI nor any OFPI Subsidiary has commenced or settled any Legal Proceeding;

          (r) neither OFPI nor any OFPI Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

                                       25.

          (s) neither OFPI nor any OFPI Subsidiary has made any material write-down of inventory; and

          (t) neither OFPI nor any OFPI Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     3.6 Title to Assets.

          (a) OFPI and each OFPI Subsidiary owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the OFPI SEC Documents and all other assets reflected in such entity's books and records as being owned by OFPI. Except as set forth in Part 3.6(a) of the OFPI Disclosure Schedule, all of said assets are owned by OFPI and each OFPI Subsidiary free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on OFPI.

          (b) Part 3.6(b) of the OFPI Disclosure Schedule identifies all assets that are being leased or licensed to OFPI and each OFPI Subsidiary that involve obligations in excess of $25,000 on an individual basis, that are not otherwise disclosed in the OFPI SEC Documents.

     3.7 Accounts Receivable; Loans and Advances.

          (a) All accounts receivable of OFPI and each OFPI Subsidiary that are reflected in OFPI SEC Documents or in the accounting records of OFPI as of the date hereof (collectively, the "OFPI Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The OFPI Accounts Receivable are current and collectible net of any respective reserves shown in the OFPI SEC Documents as of the date hereof (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any OFPI Accounts Receivable relating to the amount or validity of such OFPI Accounts Receivable.

          (b) Part 3.7(b) of OFPI Disclosure Schedule contains an accurate and complete list of all loans and advances made by OFPI or any OFPI Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of OFPI or any OFPI Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     3.8 Inventory. Part 3.8 of the OFPI Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of OFPI and each OFPI Subsidiary as of January 31, 1999. All of the existing inventory of OFPI and each OFPI Subsidiary (including all inventory that is reflected on the unaudited balance sheet referenced in Section 3.4(d) and that has not been disposed of by OFPI or any OFPI Subsidiary since January 31, 1999):

                                      26.

          (a) is of such quality and quantity as to be usable and saleable by OFPI or an OFPI Subsidiary in the ordinary course of business and consistent with the past practices of OFPI or an OFPI Subsidiary, as the case may be;

          (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and

          (c) is free of any defect or deficiency.

The inventory levels maintained by OFPI and each OFPI Subsidiary (i) are not excessive in light of OFPI's or such OFPI Subsidiary's normal operating requirements, (ii) are adequate for the conduct of OFPI's or such OFPI Subsidiary's operations in the ordinary course of business and consistent with past practices, and (iii) are comparable to the inventory levels maintained by OFPI Comparable Entities.

     3.9 Equipment; Leasehold.

          (a) The real property leased by, and other tangible assets leased or owned by OFPI and each OFPI Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of such entity's business in the manner in which such business is now being conducted.

          (b) Neither OFPI nor any OFPI Subsidiary owns any real property or any material interest in real property, except as described in the OFPI SEC Documents and set forth on Part 3.9(b) of the OFPI Disclosure Schedule.

     3.10 Proprietary Assets.

          (a) Except as set forth in Part 3.10 of the OFPI Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to OFPI or an OFPI Subsidiary or that is otherwise used or useful in connection with the business of OFPI or any OFPI Subsidiary. The OFPI Proprietary Assets identified in Part
3.10 of the OFPI Disclosure Schedule constitute all of the Proprietary Assets necessary to enable OFPI and any OFPI Subsidiary to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

          (b) To the Knowledge of OFPI, OFPI and each OFPI Subsidiary has good and valid title to all OFPI Proprietary Assets free and clear of all Encumbrances, and has a valid right to use all OFPI Proprietary Assets. Neither OFPI nor any OFPI Subsidiary is obligated to make any payment to any Person for the use of any OFPI Proprietary Asset. To the Knowledge of OFPI, OFPI and each OFPI Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the OFPI Proprietary Assets on an exclusive basis (except for any Proprietary Asset that is licensed to OFPI or any OFPI Subsidiary on a non-exclusive basis under any third party software license generally available to the public at a cost of less than $2,500).

          (c) OFPI and each OFPI Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all OFPI Proprietary Assets (except OFPI Proprietary Assets whose value would be

                                      27.

unimpaired by public disclosure) and otherwise to maintain and protect the value of all OFPI Proprietary Assets. Neither OFPI nor any OFPI Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than OFPI or a OFPI Subsidiary) has access to or has any rights with respect to any OFPI Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

          (d) To the Knowledge of OFPI, none of the OFPI Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of OFPI, neither OFPI nor any OFPI Subsidiary is infringing, misappropriating or making any unlawful use of, and neither OFPI nor any OFPI Subsidiary has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of OFPI, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any OFPI Proprietary Asset.

          (e) OFPI Proprietary Assets constitute all the Proprietary Assets necessary to enable OFPI and each OFPI Subsidiary to conduct its business in the manner in which such business has been conducted. Neither OFPI nor any OFPI Subsidiary has licensed any of the OFPI Proprietary Assets to any Person on an exclusive basis, and neither OFPI nor any OFPI Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) No shareholder, officer or director of OFPI has title to any OFPI Proprietary Asset which would be necessary to enable OFPI to conduct its business in the manner in which such business is currently being conducted.

     3.11 Contracts.

          (a) Part 3.11(a) (and Part 3.9(b) regarding leases of real property) of the OFPI Disclosure Schedule identifies each OFPI Contract that constitutes a "Material OFPI Contract." For purposes of this Agreement, a "Material OFPI Contract" shall be deemed to be any OFPI Contract:

               (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of OFPI in excess of $25,000 per year, including any OFPI Contract involving severance payments or acceleration benefits upon a OFPI Acquisition Transaction;

               (ii) relating to the acquisition, transfer, use, development, sharing or license of any OFPI Proprietary Asset (except in the ordinary course of business and except for any OFPI Proprietary Asset that is licensed to OFPI or any OFPI Subsidiary under any third party software license agreement generally available to the public at a cost of less than $25,000);

               (iii) imposing any material restriction on OFPI's or any OFPI Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any OFPI Proprietary Asset;

                                      28.

               (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from OFPI or obligations in excess of $25,000 per year;

               (v) relating to the acquisition, issuance or transfer of any securities of OFPI or any OFPI Subsidiary;

               (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by OFPI or any OFPI Subsidiary having a value in excess of $25,000;

               (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $25,000 per year;

               (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

               (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 3.20);

               (x) entered into outside the ordinary course of business;

               (xi) that may not be terminated by OFPI or such OFPI Subsidiary (without penalty) within 120 days after the delivery of a termination notice by OFPI or such OFPI Subsidiary and which involves payments or commitments of $5,000 or more;

               (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate; and

               (xiii) which is a lease of real property.

          (b) OFPI has delivered to the Company accurate and complete copies of all OFPI Material Contracts identified in Part 3.11(a) of OFPI Disclosure Schedule, including all amendments thereto. Each Material OFPI Contract identified in Part 3.11(a) of the OFPI Disclosure Schedule is valid and in full force and effect, and is enforceable by OFPI or such OFPI Subsidiary in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (i) neither OFPI nor any OFPI Subsidiary (nor, to OFPI's knowledge, any other party) has materially violated or breached, or committed any material default under, any OFPI Material Contract;

                                      29.

               (ii) to the knowledge of OFPI, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any OFPI Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any OFPI Material Contract, (C) give any Person the right to accelerate the maturity or performance of any OFPI Material Contract, or (D) give any Person the right to cancel, terminate or modify any OFPI Material Contract;

               (iii) since January 31, 1999, neither OFPI nor any OFPI Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any OFPI Material Contract, or (ii) any actual or possible termination of any OFPI Material Contract; and

               (iv) neither OFPI nor any OFPI Subsidiary has waived any of its material rights under any OFPI Material Contract.

     3.12 No Undisclosed Liabilities. Except as set forth in the OFPI SEC Documents and except for current liabilities incurred in the ordinary course of business since January 31, 1999, neither OFPI nor any OFPI Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

     3.13 Compliance with Legal Requirements. OFPI and each OFPI Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on OFPI and its Subsidiaries taken as a whole. Neither OFPI nor any OFPI Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 3.15, 3.16 and 3.17.

     3.14 Governmental Authorizations. OFPI and each OFPI Subsidiary has all Governmental Authorizations necessary to enable OFPI and such OFPI Subsidiary to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on OFPI. OFPI and each OFPI Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on OFPI. Neither OFPI nor any OFPI Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.15 Tax Matters.

          (a) All Material Tax Returns required to be filed by or on behalf of OFPI with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "OFPI Returns") (i) have

                                      30.

been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. OFPI and each OFPI Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The consolidated financial statements of OFPI contained in the OFPI SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to OFPI or any OFPI Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by OFPI or any OFPI Subsidiary. There are no liens for Taxes upon any of the assets of OFPI or any OFPI Subsidiary, except liens for current Taxes not yet due and payable.

     3.16 Employee and Labor Matters; Benefit Plans.

          (a) Part 3.16(a) of the OFPI Disclosure Schedule contains a list of all salaried employees of OFPI and each OFPI Subsidiary as of the date of this Agreement whose annual salaries are greater than $30,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither OFPI nor any OFPI
Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 3.16(b) of the OFPI Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "OFPI Plan" and collectively referred to as the "OFPI Plans") sponsored, maintained, contributed to or required to be contributed to by OFPI or any OFPI Subsidiary for the benefit of any current or former employee of OFPI or any OFPI Subsidiary.

          (c) Neither OFPI nor any OFPI Subsidiary maintains, sponsors or contributes to, and, to the knowledge of OFPI, neither OFPI nor any OFPI Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of OFPI (a "OFPI Defined Benefit Plan").

          (d) Neither OFPI or any OFPI Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of OFPI or any OFPI Subsidiary.

                                      31.

          (e) With  respect to each OFPI Plan,  OFPI has made  available  to the
Company:

               (i) an accurate and complete copy of such OFPI Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such OFPI Plan for the three (3) most recent plan years;

               (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such OFPI Plan, and (B) each material employee communication relating to such OFPI Plan;

               (iv) if such OFPI Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such OFPI Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such OFPI Plan (if such OFPI Plan is intended to be qualified under Section 401(a) of the Code).

          (f) Neither OFPI nor any OFPI Subsidiary is required to be, and, to the knowledge of OFPI, neither OFPI nor any OFPI Subsidiary has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither OFPI nor any OFPI Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of OFPI, neither OFPI nor any OFPI Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA.

          (g) Neither OFPI nor any OFPI Subsidiary has any plan or commitment to create any additional OFPI employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

          (h) No OFPI Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of OFPI or any OFPI Subsidiary after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation

                                      32.

benefits accrued as liabilities on the consolidated financial statements included in the OFPI SEC Documents, and (iii) benefits the full cost of which are borne by current or former employees of OFPI or any OFPI Subsidiary (or their beneficiaries)).

          (i) With respect to each of OFPI Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

          (j) Each of the OFPI Plans has been operated and administered in
all  material  respects  in  accordance  with  applicable  Legal   Requirements,
including ERISA and the Code.

          (k) Each of the OFPI Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and OFPI is not aware of any reason why any such determination letter should be revoked.

          (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of OFPI or any OFPI Subsidiary (whether or not under any OFPI Plan), or materially increase the benefits payable under any OFPI Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (m) OFPI and each OFPI Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     3.17 Environmental Matters. OFPI and each OFPI Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. OFPI and each OFPI Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and OFPI and each OFPI Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on OFPI. Neither OFPI nor any OFPI Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that OFPI or any OFPI Subsidiary is not in compliance with any Environmental Law. To the knowledge of OFPI, no current or prior owner of any property leased or owned by OFPI and/or such OFPI Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or OFPI and/or such OFPI Subsidiary is not or was not in compliance with any Environmental Law. To the Knowledge of OFPI, no Materials of Environmental Concern have been released or are located on or under any property leased or owned by OFPI or any OFPI Subsidiary. Neither OFPI nor any OFPI Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) regarding a release of, or the existence of, Materials of environmental concern at, under or about any property leased or owned by OFPI or any OFPI Subsidiary.

                                      33.

     3.18 Sale of Products; Performance of Services.

          (a) Each product that has been sold by OFPI or any OFPI Subsidiary to any Person:

               (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

               (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

All services that have been performed by OFPI or any OFPI Subsidiary were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

          (b) To the Knowledge of OFPI, neither OFPI nor any OFPI Subsidiary will incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, OFPI or any OFPI Subsidiary on or at any time prior to the Closing Date.

          (c) To the Knowledge of OFPI, no product manufactured or sold by OFPI or any OFPI Subsidiary has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

          (d) Except as set forth in Part 3.18 of the OFPI Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against OFPI or any OFPI Subsidiary (i) under or based upon any warranty provided by or on behalf of the OFPI or any OFPI Subsidiary, or (ii) under or based upon any other warranty relating to any product sold by OFPI or any OFPI Subsidiary or any services performed by OFPI or any OFPI Subsidiary. To the Knowledge of OFPI, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

          (e) OFPI and each OFPI Subsidiary has in place an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by OFPI Comparable Entities.

     3.19 Insurance. The business and properties of OFPI and each OFPI Subsidiary are insured for the benefit of OFPI or such OFPI Subsidiary in amounts deemed adequate by OFPI's management against risks usually insured against by persons operating businesses similar to those of OFPI or such OFPI Subsidiary in the localities where such properties are located. OFPI has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to the Company.

                                      34.

     3.20  Related  Party  Transactions.  Except  as set  forth  in the OFPI SEC
Documents: (a) no Related Party has, and no Related Party has at any time since June 30, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of OFPI or any OFPI Subsidiary; (b) no Related Party is, or has at any time since June 30, 1995 been, indebted to OFPI or any OFPI Subsidiary; (c) since June 30, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material OFPI Contract, transaction or business dealing involving OFPI or any OFPI Subsidiary;
(d) no Related Party is competing, or has at any time since June 30, 1995 competed, directly or indirectly, with OFPI or any OFPI Subsidiary; and (e) no Related Party has any claim or right against OFPI or any OFPI Subsidiary (other than rights to receive compensation for services performed as an employee of OFPI or any OFPI Subsidiary). (For purposes of this Section 3.20, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since June 30, 1995 been, an officer or director of OFPI or any OFPI Subsidiary; (ii) each individual who is, or who at any time since June 30, 1995 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any 5% shareholder of the OFPI; and
(iv) any trust or other Entity (other than OFPI or a OFPI Subsidiary) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     3.21 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the knowledge of OFPI, no Person has threatened to commence any Legal
Proceeding that: (i) may have a Material Adverse Effect on OFPI, any OFPI Subsidiary or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of OFPI, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which OFPI or any OFPI Subsidiary, or any of the assets owned or used by OFPI or any OFPI Subsidiary, is subject. To the knowledge of OFPI, no officer or other employee of OFPI or any OFPI Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to OFPI's or such OFPI Subsidiary's business. There is no action, suit, proceeding or investigation by OFPI or any OFPI Subsidiary currently pending or which OFPI or any OFPI Subsidiary intends to initiate.

     3.22 Authority; Binding Nature of Agreement. OFPI has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; the execution, delivery and performance by OFPI of this Agreement have been duly authorized by all necessary action on the part of OFPI and its Board of Directors. This Agreement constitutes the legal, valid and binding obligation of OFPI, enforceable against OFPI in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                                      35.

     3.23 Non-Contravention; Consents. Except as set forth in Part 3.23 of the OFPI Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of OFPI's or any OFPI Subsidiary's articles of organization, certificate of incorporation or bylaws;

          (b) with respect to OFPI or any OFPI Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which OFPI or any OFPI Subsidiary, or any of the assets owned or used by OFPI or any OFPI Subsidiary, is subject;

          (c) with respect to OFPI or any OFPI Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by OFPI or any OFPI Subsidiary or that otherwise relates to OFPI's or any OFPI Subsidiary's business or to any of the assets owned or used by OFPI or any OFPI Subsidiary;

          (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material OFPI Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material OFPI Contract, (ii) accelerate the maturity or performance of any Material OFPI Contract, or (iii) cancel, terminate or modify any Material OFPI Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by OFPI or any OFPI Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or have a Material Adverse Effect on OFPI).

Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the CGCL, and the NASD Bylaws (as they relate to the Joint Proxy Statement), neither OFPI nor any OFPI Subsidiary is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement referred to in this Agreement, or (y) or the consummation of the Merger.

     3.24 Vote Required. The affirmative vote of a majority of the shares of OFPI Common Stock (the "Requisite OFPI Vote") present in person or by proxy at the OFPI Shareholders' Meeting at which a quorum is present is the only vote of the holders of any class or series of OFPI's capital stock necessary to approve the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the transactions contemplated thereby, including but not limited to the Restated Articles.

                                      36.

     3.25 OFPI Action. The Board of Directors of OFPI (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of OFPI and its shareholders, (b) unanimously approved this Agreement, the Merger and the Restated Articles in accordance with the applicable provisions of the CGCL, and (c) unanimously recommended the adoption and approval of this Agreement, the Merger and the Restated Articles by the holders of OFPI Common Stock and directed that this Agreement, the Merger and the Restated Articles be submitted for consideration by the OFPI's shareholders at the OFPI Shareholders' Meeting. With respect to any action of the Board of Directors of OFPI described in this Section 3.25, any unanimous determination, approval or recommendation of such Board shall refer to the unanimous action of the disinterested members of such Board, as applicable.

     3.26 Full Disclosure.

          (a) To OFPI's knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the OFPI Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to the Company by OFPI in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of OFPI contained in this Agreement, as modified by the OFPI Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

          (b) The information supplied by OFPI for inclusion in the Joint Proxy Statement (including the OFPI Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the OFPI Shareholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     3.27 Finder's Fee. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of OFPI or any of its subsidiaries.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY.

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide OFPI and OFPI's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and each Company Subsidiary and (b) provide OFPI and OFPI s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company and each Company Subsidiary, and with such additional financial, operating and other data and information regarding the Company and each Company Subsidiary, as OFPI may reasonably request.

                                      37.

     4.2 Operation of the Company's Business. Except as agreed to in writing by OFPI, during the Pre-Closing Period, the Company shall, and shall cause each Company Subsidiary to:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company or any Company Subsidiary;

          (c) keep in full force all insurance policies in effect as of the date of this Agreement;

          (d) cause its officers to report regularly to OFPI concerning the status of the Company's and the Company Subsidiaries' businesses;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of unvested shares from employees upon termination of employment);

          (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options or upon conversion of convertible securities outstanding on the date hereof) and the Company may continue to grant stock options in the ordinary course and consistent with past practice, provided that any such options shall be subject to the Company's standard vesting schedule (but such options shall not vest more than 25% per year following the grant thereof) and in no event shall any such options contain any provisions pursuant to which the vesting of such options may or would be accelerated in any respect upon any change in control transaction or any other transaction (including without limitation the Merger) or any similar provision;

          (g) not amend or waive any of its rights under, or permit the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option;

          (h) not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company or any Company Subsidiary to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                                      38.

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by the Company or any Company Subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

          (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that the Company and each Company Subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit;

          (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors or (ii) establish, adopt or amend any Employee Benefit Plan;

          (o) not change any of its methods of accounting or accounting practices in any respect;

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding not disclosed in the Company Disclosure Schedule;

          (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 4.2.

     4.3 Notification; Updates to Company Disclosure Schedule.

          (a) During the Pre-Closing Period, the Company shall promptly notify OFPI in writing of:

                                      39.

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company hereunder; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to OFPI an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

     4.4 No Solicitation. During the Pre-Closing Period:

          (a) Company shall not directly or indirectly, and shall not authorize or permit any Company Subsidiary or Representative of Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the announcement of the execution of this Agreement) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Company or any Company Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that this Section 4.4(a) shall not prohibit Company from furnishing information regarding the Company or any Company Subsidiary to, or entering into discussions with, any Person in response to a Superior Company Proposal if (1) the Board of Directors of Company concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply

                                      40.

with its fiduciary  obligations to Company's  shareholders under applicable law,
(2) prior to furnishing any such information to, or entering into discussions with, such Person, Company gives OFPI written notice of the identity of such Person and of Company's intention to furnish information to, or enter into discussions with, such Person, and Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Company, (3) prior to furnishing any such information to such Person, Company furnishes such information to OFPI (to the extent such information has not been previously furnished by Company to OFPI) and (4) neither the Company nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 4.4. Without limiting the generality of the foregoing, Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Company or any Company Subsidiary, whether or not such Representative is purporting to act on behalf of Company or any Company Subsidiary, shall be deemed to constitute a breach of this Section 4.4 by Company.

          (b) The Company shall promptly advise OFPI orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep OFPI fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

          (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     4.5 Company Shareholders' Meeting.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the "Company Shareholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement (as defined below) is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this
Section 4.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Company Offer or other Company Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

          (b) Subject to Section 4.5(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company

                                      41.

nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to OFPI, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of the adoption and approval this Agreement and the approval of the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to OFPI if said recommendation shall no longer be unanimous.

          (c) Nothing in Section 4.5(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Company Proposal is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.4, and (iii) the Board of Directors of the Company concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this Section
4.5 shall limit the Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

     4.6 Tax Representation Letters. As soon as practicable after the execution of this Agreement, the Company shall deliver to Cooley Godward LLP and Carr, McClellan, Ingersoll, Thompson & Horn, P.C. ("Carr, McClellan"), tax representation letters substantially in the form of the attached Exhibit F (which will be used and relied upon by such firms in connection with the legal opinions contemplated by Section 7.8 and Section 8.9).

SECTION 5. CERTAIN COVENANTS OF OFPI.

     5.1 Access and Investigation. During the Pre-Closing Period, OFPI shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to OFPI's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to OFPI and each OFPI Subsidiary; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to OFPI and each OFPI Subsidiary, and with such additional financial, operating and other data and information regarding OFPI and each OFPI Subsidiary, as the Company may reasonably request.

     5.2 Operation of OFPI's Business. Except as agreed to in writing by the Company, during the Pre-Closing Period, OFPI shall, and shall cause each OFPI Subsidiary to:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers,

                                      42.

landlords, creditors, employees and other Persons having business relationships with OFPI or any OFPI Subsidiary;

          (c) keep in full force all insurance policies in place as of the date of this Agreement;

          (d) cause its officers to report regularly to the Company concerning the status of OFPI's and the OFPI Subsidiaries' businesses, taken as a whole;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) not, without the written consent of the Company, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that OFPI shall be permitted to (A) issue OFPI Common Stock upon the exercise of OFPI Options outstanding as of the date hereof, and (B) issu shares of OFPI Common Stock in the OI Acquisition);

          (g) not amend or waive any of its rights under, or (except pursuant to the express terms of OFPI Options outstanding on the date hereof and listed on
Part 3.3 of the OFPI Disclosure Schedule which provide for automatic acceleration upon consummation of the Merger) permit the acceleration of vesting under, (i) any provision of its OFPI Stock Plans, (ii) any provision of any agreement evidencing any outstanding OFPI Option or OFPI Warrant, or (iii) any provision of any restricted stock purchase agreement;

          (h) not amend or permit the adoption of any amendment to its articles of incorporation or bylaws, or effect or permit OFPI or any OFPI Subsidiary to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except for the OI Acquisition and for any reverse stock split that the OFPI Board of Directors shall deem appropriate to maintain listing on the NASDAQ Small Cap Market);

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by OFPI or any OFPI Subsidiary during the Pre-Closing Period, do not exceed $50,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material OFPI Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material OFPI Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or

                                      43.

lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by OFPI pursuant to Contracts that are not Material OFPI Contracts;

          (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that OFPI and each OFPI Subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit disclosed in the OFPI SEC Documents;

          (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and solely with respect to non-officers and non-directors, or (ii) establish, adopt or amend any Employee Benefit Plan;

          (o) not change any of its methods of accounting or accounting practices in any respect;

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding;

          (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

     5.3 Notification; Updates to OFPI Disclosure Schedule.

          (a) During the Pre-Closing Period, OFPI shall promptly notify the Company in writing of:

               (i) the discovery by OFPI of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by OFPI in this Agreement or an inaccuracy in the OFPI SEC Documents;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by OFPI in this Agreement or inaccuracy in the OFPI SEC Documents; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of OFPI hereunder; and

                                      44.

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the OFPI Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the OFPI Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then OFPI shall promptly deliver to the Company an update to the OFPI Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the OFPI Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by OFPI in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

     5.4 No Solicitation. During the Pre-Closing Period:

          (a) OFPI shall not directly or indirectly, and shall not authorize or permit any OFPI Subsidiary or any Representative of OFPI directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the execution of this Agreement or action in compliance with OFPI's required disclosure obligations under the Exchange Act) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding OFPI or any OFPI Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal,
(iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any OFPI Acquisition Transaction; provided, howeve , that this Section 5.4(a) shall not prohibit OFPI from furnishing information regarding OFPI or any OFPI Subsidiary to, or entering into discussions with, any Person in response to a Superior OFPI Proposal if (1) the Board of Directors of OFPI concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of OFPI to comply with its fiduciary obligations to OFPI's shareholders under applicable law, (2) prior to furnishing any such information to, or entering into discussions with, such Person, OFPI gives the Company written notice of the identity of such Person and of OFPI's intention to furnish information to, or enter into discussions with, such Person, and OFPI receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of OFPI, (3) prior to furnishing any such information to such Person, OFPI furnishes such information to the Company (to the extent such information has not been previously furnished by OFPI to the Company) and (4) neither OFPI nor any Representative of OFPI shall have violated any of the restrictions set forth in this Section 5.4. Without limiting the generality of the foregoing, OFPI acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of OFPI, whether or not such Representative is purporting to act on behalf of OFPI, shall be deemed to constitute a breach of this Section 5.4 by OFPI.

          (b) OFPI shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or

                                      45.

submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. OFPI shall keep the Company fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

          (c) OFPI shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     5.5 OFPI Shareholders' Meeting.

          (a) OFPI shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of OFPI Common Stock (the "OFPI Shareholders' Meeting") to consider, act upon and vote upon the approval of the issuance of the Merger Shares, the adoption and approval of this Agreement, the Merger and the Restated Articles. The OFPI Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). OFPI's obligation to call, give notice of, convene and hold the OFPI Shareholders' Meeting in accordance with this Section 5.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior OFPI Offer or other OFPI Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of OFPI with respect to the Merger.

          (b) Subject to Section 5.5(c): (i) the Board of Directors of OFPI shall unanimously recommend that OFPI's Shareholders vote in favor of and approve the issuance of the Merger Shares and adopt and approve this Agreement, the Merger and the Restated Articles; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of OFPI has unanimously made such recommendation; and (iii) neither the Board of Directors of OFPI nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, such unanimous recommendation. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

          (c) Nothing in Section 5.5(b) shall prevent the Board of Directors of OFPI from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior OFPI Proposal is made to OFPI and is not withdrawn, (ii) neither OFPI nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of OFPI concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of OFPI to comply with its fiduciary obligations to OFPI's Shareholders under applicable law. Nothing contained in this Section 5.5 shall limit OFPI's obligation to call, give notice of, convene and hold the OFPI Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of OFPI shall have been withdrawn, amended or modified).

                                      46.

     5.6 Tax Representation Letters. As soon as practicable after the execution of this Agreement, OFPI shall deliver to Cooley Godward LLP and Carr, McClellan, tax representation letters in the form of the attached Exhibit G (which will be used and relied upon in connection with the legal opinions contemplated by
Section 7.8 and Section 8.9).

SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES.

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his or its reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

     6.2 Public Announcements. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures as are required to be made under applicable law.

     6.3 Reasonable Efforts. During the Pre-Closing Period, (a) the Company shall use its reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) OFPI shall use its reasonable efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

     6.4 Registration Statement.

          (a) As promptly as practicable after the date of this Agreement, OFPI shall prepare and cause to be filed with the SEC a preliminary Joint Proxy Statement to be sent to the Shareholders of OFPI and the shareholders of the Company in connection with the OFPI Shareholders' Meeting and the Company
Shareholders' Meeting, respectively. OFPI and the Company shall use all reasonable efforts to cause the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Joint Proxy Statement cleared by the SEC for distribution to the OFPI Shareholders and the Company shareholders. OFPI shall prepare and cause to be filed with the SEC a registration statement on Form S-4 concerning the OFPI Common Stock to be issued upon the Merger (the "S-4 Registration Statement") after the Company's financial statements for the 12 months ended December 31, 1998 have been audited by the Company's independent auditors and such auditors' report is available. The S-4 Registration Statement shall contain or incorporate by reference the Joint Proxy Statement (which shall include such Company December 31, 1997 financial statements) as a prospectus,

                                      47.

and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. The parties acknowledge and agree that the foregoing arrangements may be altered by mutual consent of the parties as reasonably necessary to respond to any comments or requests received from the SEC. OFPI shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. OFPI will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to OFPI's Shareholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to OFPI all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.4 (including, without limitation, the Company Financial Statements). In addition, the Company shall promptly furnish to OFPI all information concerning the Company and the Company shareholders that may be required or reasonably requested in connection with any pre- or post-effective amendment to the S-4 Registration Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform OFPI thereof and shall cooperate with OFPI in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

          (b) Prior to the Effective Time, OFPI shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the OFPI Common Stock to be issued in the Merger will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the Shareholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a state in which it is not now qualified).

     6.5 Additional Agreements.

          (a) Subject to Section 6.5(b), OFPI and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.5(b), each party to this Agreement shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other, to the extent material, a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, neither OFPI nor the Company shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause

                                      48.

any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

     6.6 Regulatory Approvals. The Company and OFPI shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and OFPI shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Merger. The Company and OFPI shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and OFPI shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and OFPI will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act of any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by the HSR Act of any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and OFPI agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     6.7 Indemnification.

          (a) From and after the consummation of the Merger, OFPI will fulfill and honor in all material respects the obligations of the OFPI and the Company pursuant to (i) each indemnification agreement in effect at such time between the OFPI and each person who is or was a director or officer of OFPI and the
Company at or prior to the Effective Time and (ii) any indemnification provisions under OFPI's and the Company's respective Articles of Incorporation or Bylaws, as each is in effect on the date hereof (the persons to be indemnified pursuant to this agreement and provisions referred to in clauses (i) and (ii) of this Section 6.7 shall be referred to individually, the "Indemnified Party"). The respective Articles of Incorporation and the Bylaws of the OFPI and the Company shall continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of this Agreement and such provisions shall not be amended, repealed or

                                      49.

otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

          (b) This Section 6.7 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the OFPI and the Company and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of OFPI and the Surviving Corporation.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF OFPI.

     The obligations of OFPI to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date without giving effect to any update of the Company Disclosure Schedule.

     7.2 Performance of Covenants. Each material covenant or obligation contained in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Effectiveness of Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     7.4 Compliance Certificate. The Company shall have delivered to OFPI a certificate (the "Company Compliance Certificate") of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.1 and 7.2.

     7.5 Shareholder Approval. The issuance of the Merger Shares, this Agreement, the Merger and the Restated Articles shall have been adopted and approved by the Requisite OFPI Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

     7.6 Consents. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the OFPI Disclosure Schedule shall have been obtained and shall be in full force and effect.

     7.7 Legal Opinion. OFPI shall have received a legal opinion of Cooley Godward LLP, in substantially the form of the attached Exhibit H, dated as of the Closing Date;

     7.8 Tax Opinion. Company shall have received a legal opinion of Cooley Godward LLP in substantially the form of the attached Exhibit I, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.6).

                                      50.

     7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.10 HSR Act. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.11 Acquisition of Spectrum Commodities, Inc. Spectrum Commodities, Inc., a California corporation ("SCI"), shall have merged with or into the Company or a Company Subsidiary.

     7.12 Satisfactory Completion of Pre-Merger Review. OFPI shall have satisfactorily completed its pre-Merger investigation and review of the Company's business, condition, assets, liabilities, operations, facilities, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     8.1 Satisfactory Completion of Pre-Merger Review. The Company shall have satisfactorily completed its pre-Merger investigation and review of OFPI's business, condition, assets, liabilities, operations, facilities, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

     8.2 Accuracy of Representations. Each of the representations and warranties made by OFPI in this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date without giving effect to any update of the OFPI Disclosure Schedule; provided that such representations and warranties shall give effect to OFPI's acquisition of, or merger with OI.

     8.3 Performance of Covenants. Each material covenant or obligation contained in this Agreement that OFPI is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     8.4 Effectiveness of Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

                                      51.

     8.5 Compliance Certificate. OFPI shall have delivered to the Company a certificate (the "OFPI Compliance Certificate") of the Chief Executive Officer of the OFPI evidencing compliance with the conditions set forth in Sections 8.2 and 8.3.

     8.6 Shareholder Approval. The issuance of the Merger Shares and this Agreement, the Merger and the Restated Articles shall have been adopted and approved by the Requisite OFPI Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

     8.7 Consents. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the OFPI Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     8.8 Legal Opinion. The Company shall have received a legal opinion of Carr, McClellan, dated as of the Closing Date, in substantially the form of the attached Exhibit J;

     8.9 Tax Opinion. OFPI shall have received a legal opinion of Carr, McClellan in substantially the form of the attached Exhibit K, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Carr, McClellan may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.6);

     8.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     8.11 HSR Act. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     8.12 Resignations of Certain Directors. The Company shall have received the written resignations of the directors of OFPI listed on the attached Exhibit L hereto, effective as of the Effective Time.

     8.13 Acquisition of Organic Ingredients, Inc. OFPI or a OFPI Subsidiary shall have closed the acquisition (the "OI Acquisition") of 100% of the outstanding capital stock of Organic Ingredients, Inc., a California corporation ("OI"), in exchange for shares of OFPI Common Stock; provided that OFPI shall have delivered to the Company no later than ten (10) days prior to the Closing Date a copy of the final OI Acquisition merger agreement, together with all applicable schedules and exhibits.

     8.14 Shareholder Lock-up Agreements. Each of the persons listed on the attached Exhibit M shall have entered into an agreement with OFPI prohibiting such persons from transferring any OFPI Common Stock beneficially owned by such persons for a period of one (1) year from the Closing Date.

                                      52.

     8.15 Employment Agreements. OFPI shall have entered into employment agreements mutually satisfactory to OFPI and the Company, which agreements shall include standard covenants not to compete, with each of Jethren Phillips, John Battendieri, Joseph Stern, Richard Bacigalupi and Neil Blomquist.

     8.16 Refinancing of Existing Debt. The Company, OFPI and OI shall have refinanced their existing credit and loan arrangements in a manner satisfactory to the Company, to be determined in the Company's sole discretion.

     8.17 Dissenters' Rights. No greater than five percent (5%) of OFPI Shareholders shall be eligible for dissenters' rights as of the Closing Date.

SECTION 9. TERMINATION AND INDEMNIFICATION.

     9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Requisite Company Vote and/or the Requisite OFPI Vote):

          (a) by mutual written consent of OFPI and the Company;

          (b) by either OFPI or the Company if the Merger shall not have been consummated by August 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either OFPI or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;


          (d) by either OFPI or the Company if (i) the OFPI Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and OFPI's Shareholders shall have taken a final vote on a proposal to approve the issuance of the Merger Shares and to approve and adopt this Agreement, the Merger and the Restated Articles and (ii) this Agreement, the Merger and the Restated Articles shall not have been adopted and approved at such meeting by the Requisite OFPI Vote; provided, however, that OFPI shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure of OFPI's Shareholders to approve the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the Restated Articles at the OFPI Shareholders' Meeting is attributable to a failure on the part of OFPI to perform any material obligation required to have been performed by OFPI under this Agreement; and provided, further, that OFPI shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless OFPI shall have paid the fee referred to in Section 9.3(b);

          (e) by either OFPI or the Company if (i) the Company Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and the Company's shareholders shall have taken a final vote on a proposal to approve and adopt this Agreement and the Merger and (ii) this Agreement and the

                                      53.

Merger shall not have been adopted and approved at such meeting by the Requisite Company Vote; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) if the failure of the Company's shareholders to adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement; and provided, further, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) unless the Company shall have paid the fee referred to in Section 9.3(b);

          (f) at any time prior to the adoption and approval of this Agreement and the Merger by the Requisite OFPI Vote and the Requisite Company Vote, by the Company if a OFPI Triggering Event shall have occurred or by OFPI if a Company Triggering Event shall have occurred; or

          (g) by either party if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such breach, then the other party may not terminate this Agreement under this Section 9.1(g) on account of such breach and provided, further, that a party may not terminate this Agreement pursuant to this Section 9.1(g) if it shall have materially breached this Agreement.

     9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3,
Section 6.2 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

     9.3 Fees and Expenses; Termination Fees.

          (a) Except as set forth in this Section 9.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger ("Out of Pocket Costs").

          (b) If this Agreement is terminated by OFPI or the Company pursuant to
Section  9.1(d),  or if this Agreement is terminated by the Company  pursuant to
Section 9.1(f), OFPI shall pay to the Company, in cash (at the time specified in Section 9.3(c)), the Company's Out of Pocket Costs through the date of such termination.

                                      54.

          (c) In the case of  termination  of this Agreement by OFPI pursuant to
Section 9.1(d), the fee referred to in Section 9.3(b) shall be paid by OFPI prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 9.1(d) or Section 9.1(f), the fee referred to in
Section 9.3(b) shall be paid by OFPI within three (3) business days after such termination.

     9.4 Indemnification by OFPI.

          (a) OFPI and each OFPI Subsidiary, jointly and severally, shall hold harmless and indemnify each of the Company Indemnitees from and against, and shall compensate and reimburse each of the Company Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

               (i) any breach of any representation or warranty made by OFPI or any OFPI Subsidiary in this Agreement (without giving effect to any update to the OFPI Disclosure Schedule) or in the OFPI Compliance Certificate;

               (ii) any breach of any representation, warranty, statement, information or provision contained in the OFPI Disclosure Schedule or in any other document delivered or otherwise made available to the Company or any of its Representatives by or on behalf of OFPI, any OFPI Subsidiary or any of OFPI's Representatives;

               (iii) any breach of any covenant or obligation of OFPI or any OFPI Subsidiary;

               (iv) any  Liability  to which  the  Company  or any of the  other
Company Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of OFPI or any OFPI Subsidiary on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by OFPI or any OFPI Subsidiary on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of OFPI or any OFPI Subsidiary on or at any time prior to the Closing Date;

               (v) any matter identified or referred to in Part 3.21 of the OFPI Disclosure Schedule to the extent that it exceeds the reserve for such matters contained in the January 31, 1999 balance sheet;

               (vi) the failure to collect in full the receivable from Global Natural Brands; or

                                      55.

               (vii) any Legal Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," or "(v)" above (including any Legal Proceeding commenced by any Company Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     9.5 Indemnification by the Company.

          (a) The Company and each Company Subsidiary, jointly and severally, shall hold harmless and indemnify each of the OFPI Indemnitees from and against, and shall compensate and reimburse each of the OFPI Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the OFPI Indemnitees or to which any of the OFPI Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

               (i) any breach of any representation or warranty made by the Company or any Company Subsidiary in this Agreement (without giving effect to any update to the Company Disclosure Schedule) or in the Company Compliance Certificate;

               (ii) any breach of any representation, warranty, statement, information or provision contained in the Company Disclosure Schedule or in any other document delivered or otherwise made available to OFPI or any of its Representatives by or on behalf of the Company or any of the Company's Representatives;
               (iii) any breach of any covenant or obligation of the Company or any Company Subsidiary;

               (iv) any Liability to which OFPI or any of the other OFPI Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of the Company on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Company on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Company on or at any time prior to the Closing Date;

               (v) any matter identified or referred to in Part 2.21 of the Company Disclosure Schedule; or

               (vi) any Legal Proceeding relating directly or indirectly to any Breach, alleged breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," or "(v)" above (including any Legal Proceeding commenced by any OFPI Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     9.6 Threshold. Neither OFPI nor the Company shall be required to make any indemnification payment pursuant to Sections 9.4 and 9.5, respectively, until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breach or Liability) that have been directly or indirectly suffered or incurred by any one or more of the Company Indemnitees or OFPI Indemnitees, as the case may be, or to which any one or more of the Company Indemnitees or OFPI Indemnities, as the case may be, has or have otherwise become subject, exceeds $100,000 in the aggregate. At such time as the total amount of such Damages exceeds $100,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $100,000).

     9.7 Maximum Liability. The total amount of the payments that either the Company or OFPI can be required to make under or in connection with Sections 9.4 and 9.5 shall be limited in the aggregate to a maximum of $2,000,000, and neither the Company's nor OFPI's respective cumulative liability shall exceed such amount.

     9.8 Calculation of Indemnification Payments. In the event that either OFPI or the Company is required to make any indemnification payment pursuant to Sections 9.4 or 9.5, respectively, each as limited by Sections 9.6 and 9.7, the number of shares of OFPI Common Stock issued to the Company Shareholders pursuant to Section 1.5(b)(iii) shall be adjusted as follows:

                                      56.

          (a) If the Company is required to make an indemnification payment to OFPI, then the number of shares of OFPI Common Stock beneficially owned by the Company Shareholders equal to the amount of such required payment shall be cancelled by OFPI, based upon a per share price of the OFPI Common Stock equal to the average of the per share price of the OFPI Common Stock for the three (3) trading days prior to the Closing Date; and

          (b) If OFPI is required to make an indemnification payment to the Company, then the number of shares of OFPI Common Stock equal to the amount of such required payment shall be issued by OFPI to the Company Shareholders based upon a per share price of the OFPI Common Stock equal to the average of the per share price of the OFPI Common Stock for the three (3) trading days prior to the Closing Date.

SECTION 10. MISCELLANEOUS PROVISIONS.

     10.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of two (2) years.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Attorneys' Fees. Subject to Section 9.3(b), if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                                      57.

     10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         if to OFPI:

                  ORGANIC FOOD PRODUCTS, INC.
                  550 Monterey Road, Suite B
                  Morgan Hill, CA  95037
                  Attention: Chief Executive Officer
                  Facsimile: (408) 782-1143

         with a copy to (which shall not constitute notice):

                  Carr, McClellan, Ingersoll, Thompson & Horn, P.C.
                  216 Park Road
                  P.O. Box 513
                  Burlingame, CA  94011
                  Attention: James F. Blood, Esq.
                  Facsimile: (650) 342-7685

         if to the Company:

                  SPECTRUM NATURALS, INC.
                  133 Copeland Street
                  Petaluma, CA  94951
                  Attention: Chief Executive Officer
                  Facsimile: (707) 765-1026

         with a copy to (which shall not constitute notice):

                  COOLEY GODWARD LLP
                  One Maritime Plaza, 20th Floor
                  San Francisco, CA  94111
                  Attention: Susan Cooper Philpot, Esq.
                  Facsimile: (415) 951-3699

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication or when a confirming copy is delivered to the recipient pursuant to this Section 10.4, (c) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

     10.5 Time of the Essence. Time is of the essence of this Agreement.

                                      58.

     10.6 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.7 Successors and Assigns. Except as provided in Section 10.8, this Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

     10.8 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.9 Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.12 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any); provided, however, that the provisions of Section 1.5(c) shall inure to the benefit of and may be enforced by holders of Company Options, and the provisions of Section 6.7 shall inure to the benefit of and may be enforced by the Indemnified Parties.

                                      59.

     10.13 Disclosure Schedules. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2 or in Section 3, as the case may be. The information disclosed in any numbered or lettered part shall be deemed to be disclosed and incorporated in any other numbered or lettered part where the relevance of such disclosure to another numbered or lettered part would be reasonably apparent from such disclosure.

     10.14 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

     10.15 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     10.16 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.17 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

                                      60.

     The parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered as of the date first written above.

                                        ORGANIC FOOD PRODUCTS, INC.,
                                        a California corporation



                                        By:  /s/ Richard R. Bacigalupi
                                             -----------------------------------
                                        Name: Richard R. Bacigalupi

                                        Title: Chief Financial Officer


                                        SPECTRUM NATURALS, INC.,
                                        a California corporation



                                        By: /s/ Jethren P. Phillips
                                            ------------------------------------
                                        Name: Jethren P. Phillips

                                        Title: CEO/Chairman




                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                 SIGNATURE PAGE

                                    EXHIBIT A

                               CERTAIN DEFINITIONS




     For purposes of the Agreement (including this Exhibit A):

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by OFPI or the Company, as the case may be) contemplating or otherwise relating to any Company Acquisition Transaction or OFPI Acquisition Transaction, as the case may be.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including all other exhibits), as it may be amended from time to time.

     Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

     Company Acquisition Transaction. "Company Acquisition Transaction" shall mean any transaction involving:

          (a) any sale, lease exchange, transfer or other disposition of the assets of Company or any Company Subsidiary constituting more than 10% of the consolidated assets of Company or accounting for more than 10% of the consolidated revenues of Company in any one transaction or in a series of related transactions.

          (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of the Company or any shares of the capital stock of any Company Subsidiary.

          (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Company or any Company Subsidiary.

          (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the Company Proprietary Assets, other than in the ordinary course of business.

     Company Comparable Entities. "Company Comparable Entities" shall mean Entities (other than the Company) that are engaged in businesses similar to the Company's business.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to OFPI by the Company.

     Company  Indemnitees.   "Company  Indemnitees"  shall  mean  the  following
Persons:

          (a) the Company;

          (b) the Company's current and future affiliates (including OFPI);

          (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

          (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) neither OFPI nor any OFPI Subsidiary shall be entitled to exercise any rights as a Company Indemnitee prior to the Closing, and (ii) shareholders of OFPI other than the Persons that receive Merger Shares pursuant to the Merger shall not be deemed to be "Company Indemnitees."

     Company Option. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or any Company Subsidiary or otherwise used by the Company or any Company Subsidiary.

     Company Shareholders. "Company Shareholders" shall mean those holders of Company Common Stock entitled to receive shares of OFPI Common Stock pursuant to
Section 1.5.

     Company Triggering Event. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to OFPI its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Company shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of Company in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Company shall have been commenced and Company shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Company
(A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of the Company's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of the Company's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental  Authorization.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Joint Proxy Statement. "Joint Proxy Statement" shall mean that proxy statement to be prepared by OFPI with the cooperation of the Company to be filed with the SEC and to be included or incorporated by reference into the Form S-4 registration statement to be filed by OFPI with the SEC.

     Knowledge. "Knowledge" shall mean, as it relates to either the Company or OFPI with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or any other executive officers of the Company or OFPI, as the case may be, has actual knowledge of such matter.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or OFPI, as the case may be, if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Company and its subsidiaries or the OFPI and its subsidiaries taken as a whole, as the case may be.

     OFPI Acquisition Transaction. "OFPI Acquisition Transaction" shall mean any transaction involving:

          (a) any sale, lease exchange, transfer or other disposition of the assets of OFPI or any OFPI Subsidiary constituting more than 10% of the consolidated assets of OFPI or accounting for more than 10% of the consolidated revenues of OFPI in any one transaction or in a series of related transactions.

          (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of OFPI or any shares of the capital stock of any OFPI Subsidiary.

          (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving OFPI or any OFPI Subsidiary.

          (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the OFPI Proprietary Assets, other than in the ordinary course of business.

     OFPI Comparable Entities. "OFPI Comparable Entities" shall mean Entities (other than OFPI or an OFPI Subsidiary) that are engaged in businesses similar to OFPI's business or the business of any OFPI Subsidiary.

     OFPI Contract. "OFPI Contract" shall mean any Contract: (a) to which OFPI is a party; (b) by which OFPI or any of its assets is or may become bound or under which OFPI has, or may become subject to, any obligation; or (c) under which OFPI has or may acquire any right or interest.

     OFPI Disclosure Schedule. "OFPI Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company by OFPI.

     OFPI Indemnitees. "OFPI Indemnitees" shall mean the following Persons:

               (a) OFPI;

               (b) any OFPI Subsidiary;

               (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

               (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) the Company shall not be entitled to exercise any rights as an OFPI Indemnitee prior to the Closing, and (ii) the Persons that receive any Merger Shares shall not be deemed to be "OFPI Indemnitees."

     OFPI Proprietary Asset. "OFPI Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to OFPI or any OFPI Subsidiary or otherwise used by OFPI or any OFPI Subsidiary.

     OFPI Triggering Event. A "OFPI Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of OFPI shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) OFPI shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of OFPI in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of OFPI shall have approved, endorsed or recommended any Acquisition Proposal; (iv) OFPI shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) OFPI shall have failed to hold the OFPI Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of OFPI shall have been commenced and OFPI shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that OFPI recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and OFPI (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of OFPI's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of OFPI's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Superior Company Proposal. "Superior Company Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of the Company determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the Company's shareholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Company Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

     Superior OFPI Proposal. "Superior OFPI Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of OFPI determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the OFPI's Shareholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior OFPI Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORAITON

                                       OF

                         SPECTRUM ORGANIC PRODUCTS, INC.


         JOHN BATTENDIERI and RICHARD BACIGALUPI certify that:

     1. They are the President and Secretary of Organic Food Products, Inc., a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                       I.

     The name of this corporation is Spectrum Organic Products, Inc.

                                       II.

               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

               (A) This corporation is authorized to issue two classes of shares, to be designated common and preferred, respectively. This corporation is authorized to issue 60,000,000 shares of common stock and 5,000,000 shares of preferred stock.

               (B) The preferred stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                       IV.

               The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V.

               The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in
          Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3. The foregoing amended and restated articles of incorporation have been duly approved by the board of directors.

     4. The foregoing amended and restated articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is __________. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date: __________________, 1999



                                            ------------------------------------
                                                           , President
                                            ---------------


                                            ------------------------------------
                                                           , Secretary
                                            ---------------

                                    EXHIBIT C

                        DIRECTORS AND OFFICERS OF PARENT



DIRECTORS:

Jethren Phillips

John Battendieri

Phillip Moore

To be determined

To be determined



OFFICERS

Jethren Phillips                       Chief Executive Officer

Richard Bacigalupi                     Chief Financial Officer and Treasurer

Neil Blomquist                         Secretary

Other executive officers to be determined by OFPI and Company



*  Member of Audit Committee

** Member of Compensation Committee

                                    EXHIBIT D

                                     BYLAWS
                                       OF
                         SPECTRUM ORGANIC PRODUCTS, INC.


                                   ARTICLE I

                                     OFFICES

     SECTION 1. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

     SECTION 2. OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held on the 15th day of July in each year at 10:00 a.m. or such other date or such other time as may be fixed by the Board; provided, however, if this day falls on a Saturday, Sunday, or legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. Any date so fixed by the Board shall be within sixty (60) days after the date designated above. At this meeting, directors shall be elected, and any other proper business may be transacted which is within the powers of the shareholders.

     SECTION 3. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not fewer than 10% of the votes at that meeting.

     If a special meeting is called by any person or persons entitled to call a special meeting of the shareholders other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given to each shareholder entitled to vote thereat in accordance with Section 5 of this Article II not fewer than ten
(10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders, but subject to the provisions of Section 601(f) of the Corporations Code of California, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     SECTION 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 7. ADJOURNED MEETING; NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. If the adjournment is for more than forty-five (45) days, or if a new record date is fixed for the adjourned meeting, then notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Section 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the Articles of Incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidate or candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     SECTION 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included if that objection is expressly made at the meeting.

     SECTION 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not fewer than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided however, that a director may be elected at any time to fill a vacancy on the Board of Directors, other than a vacancy created by removal, that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation before consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation.

     If the  consents  of all  shareholders  entitled  to  vote  have  not  been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting, to those shareholders entitled to vote who have not consented in writing. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     SECTION 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For the purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor fewer than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

     If the Board of Directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60) day before the date of such other action, whichever is later.

     SECTION 12. PROXIES. Every person entitled to vote for directors or on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewritten, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporation Code of California.

     SECTION 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy, shall appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies.

          (b) Receive votes, ballots, or consents:

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

         If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                                  ARTICLE III

                                    DIRECTORS

     SECTION 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

          (a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the corporation on any lawful terms and for such consideration as may be lawful.

          (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

          (f) Conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these bylaws, as they may deem best.

     SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be five (5) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the shareholders; provided, however, that an amendment reducing the number of directors to a number fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

     SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the terms for which elected and until a successor has been elected and qualified.

     SECTION 4. VACANCIES. Except for a vacancy created by the removal of a director, vacancies in the Board of Directors may be filled by approval of the Board, or, if the number of directors then in office is less than a quorum, by
(a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of directors then in office, at a meeting held pursuant to notice or waivers of notice, or (c) a sole remaining director. A vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of all of the outstanding shares entitled to vote for the election of directors. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     SECTION 5. PLACE OF MEETING AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     SECTION 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     SECTION 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time and place as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.


     SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegrams, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     SECTION 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect  material  financial  interest),  Section  311  of  that  Code  (as  to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     SECTION 10. WAIVER OF NOTICE. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.


     SECTION 114. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any director from servicing the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the Board of Directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the board or on any committee;

          (d) the amendment or repeal of bylaws or the adoption of new bylaws;

          (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors.

          (g) the appointment of any other committees of the Board of Directors or the members of these committees.

     SECTION 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Treasurer (Chief Financial Officer). The corporation may also have at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the board subject to the rights, if any, of an officer under any contract of employment.

     SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

     SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     SECTION 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no President, the Chairman of the Board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

     SECTION 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, and the President, or the Chairman of the Board.

     SECTION 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a record of its shareholders, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and of any committees thereof required by the bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

     SECTION 10. TREASURER. The Treasurer is the Chief Financial Officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer (Chief Financial Officer) shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer (Chief Financial Officer) and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

                                  ARTICLE VII

                               RECORDS AND REPORTS

     SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and share holdings during usual business hours on five days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their share holdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

     SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted in to written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     SECTION 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     SECTION 5. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

     SECTION 6. ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall, during the applicable filing period designated by Section 1502 of the California General Corporation Law, in each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, Secretary, and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

     SECTION 7. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

     If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     SECTION 8. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time, shall be determined by resolution of the Board of Directors.

     SECTION 9. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract of engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 10. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

     SECTION 11. LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     SECTION 12. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     SECTION 13. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

     Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended or repealed by the Board of Directors, provided, however, that after the issuance of shares, a bylaw specifying or changing the fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares.

     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, being all of the directors of Spectrum Organic Products, Inc., hereby assent to the foregoing bylaws and hereby adopt the same as the bylaws of the said corporation.

     IN WITNESS WHEREOF, we have subscribed our names hereto as of the ___ day of ______, 1999.


                                             -----------------------------------

                                             -----------------------------------



ATTEST:

-------------------------------

                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of Spectrum Organic Products, Inc., a California corporation; and

     2. That the foregoing bylaws, comprising __ pages, constitute a true copy of the original bylaws of said corporation as duly adopted at the first meeting of the Board of Directors thereof duly held.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of the ___ day of ____ 1989.



                                          --------------------------------------
                                                          SECRETARY

                                    EXHIBIT E

                            CERTAIN OFPI SHAREHOLDERS



                             No. of Shares of Common     Percent of Outstanding
    Shareholder Name:            Stock Held                Common Stock Held:
    -----------------            ----------                ------------------

    John Battendieri             2,102,499                       27.8%
    Ken Steel                      279,363                        3.7%
    Chas Bonner                         0                         0.0%

                                   EXHIBIT F

                                     FORM OF
                        COMPANY TAX REPRESENTATION LETTER

                                                                    May __, 1999


Cooley Godward LLP                      Carr, McClellan, Ingersoll, Thompson
One Maritime Plaza                      & Horn, P.C.
20th Floor                              216 Park Road, P.O. Box 513
San Francisco, California 94111         Burlingame, California 94011


Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated May __, 1999, among ORGANIC FOOD PRODUCTS, INC., a California corporation ("Acquiror") and SPECTRUM
         NATURALS, INC., a California corporation (the "Company"), and the related Agreement of Merger between Acquiror and the Company (the "Certificate of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Acquiror regarding the Merger (the "Pre-Merger Period");

     2. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

     3. At the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Reorganization Agreement. At the time of the Merger, except as specified in the Reorganization Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of capital stock of the Company or any other equity interest in the Company, other than those disclosed in Section 2.3 of the Reorganization Agreement or the Disclosure Schedule with respect thereto;

     4. The total fair market value of all consideration other than shares of Acquiror Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to the Company shareholders perfecting dissenter's rights or in lieu of fractional shares of Acquiror Common Stock) will be less than ten percent (10%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

     5. The Company intends that Acquiror shall continue the Company's historic business or use a significant portion of its historic business assets in a business following the Merger;

     6. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

     7. The fair market value of the Company's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

     8. The Company is not and will not be on the Effective Time of the Merger an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     9. The Company is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     10. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger;

     11. The Company has not redeemed and no "related person" with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), (without regard to Section 1.368-1(e)(3)(i)(A)), has purchased any capital stock of the Company prior to and in connection with the Merger;

     12. The fair market value of the shares of Acquiror Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     13. Each of Acquiror, the Company and each shareholder of the Company will pay separately his, hers or its own expenses relating to the Merger;

     14. There is no intercorporate indebtedness existing between Acquiror and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger; Acquiror will assume no liabilities of any shareholder of the Company in connection with the Merger;

     15. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations;

     16. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Acquiror Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     17. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a shareholder of Acquiror (a "Shareholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Shareholder on its own behalf, rather than as a representative, or for the benefit, of Acquiror, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller, and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

     18. The Company is authorized to make all of the representations set forth herein.

The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                              Very truly yours,

                                              SPECTRUM NATURALS, INC.
                                              a California corporation



                                              By:
                                                  ------------------------------

                                              Printed Name:
                                                           ---------------------

                                              Title:
                                                    ---------------------------
                                       3

                                   EXHIBIT G

                                     FORM OF
                       ACQUIROR TAX REPRESENTATION LETTER


                                                                    May __, 1999


Cooley Godward LLP                       Carr, McClellan, Ingersoll, Thompson
One Maritime Plaza                       & Horn, P.C.
20th Floor                               216 Park Road, P.O. Box 513
San Francisco, California 94111          Burlingame, California 94011


Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated May __, 1999, among ORGANIC FOOD PRODUCTS, INC., a California corporation ("Acquiror") and SPECTRUM
         NATURALS, INC., a California corporation (the "Company"), and the related Agreement of Merger between Acquiror and the Company (the "Certificate of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Acquiror's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     2. Except for transfers described in Section 368(a)(2)(C) of the Code, Acquiror has no plan or intention to sell, distribute or otherwise dispose of any of the assets acquired from the Company in the transaction, except for dispositions made in the ordinary course of business;

     3. Acquiror intends that, following the Merger, it will continue the Company's historic business or use a significant portion of its historic business assets in a business;

     4. Acquiror is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     5. No shareholder of the Company is acting as agent for Acquiror in connection with the Merger or the approval thereof; Acquiror will not reimburse any shareholder of the Company for any stock of the Company such shareholder may have purchased or for other obligations such shareholder may have incurred;

     6. Except for repurchases or redemptions of Acquiror Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither
Acquiror nor any "related person" of Acquiror (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) will repurchase or redeem any of the Acquiror Common Stock to be issued to the shareholders of the Company in connection with the Merger;

     7. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Acquiror or affiliates of Acquiror;

     8. The total fair market value of all consideration other than Acquiror Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company perfecting dissenter's rights or in lieu of fractional shares of Acquiror Common Stock) will be less than ten percent (10%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

     9. The fair market value of the Acquiror Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     10. Each of Acquiror, the Company and each shareholder of the Company will pay separately his, hers or its own expenses relating to the Merger;

     11. There is no intercorporate indebtedness existing between Acquiror and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Acquiror will assume no liabilities of any shareholder of the Company in connection with the Merger;

     12. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations;

     13. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Acquiror Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     14. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a shareholder of Acquiror (a "Shareholder") during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Acquiror regarding the Merger) (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder not as a representative of Acquiror; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's length negotiations, was not advanced, and will not be reimbursed, either directly or indirectly, by Acquiror; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Acquiror the capital stock of the Company acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Acquiror the Acquiror Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

     15. Acquiror is authorized to make all of the representations set forth herein. The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

The  undersigned   recognize  that  your  opinions  will  not  address  any  tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                       Very truly yours,



                                       ORGANIC FOOD PRODUCTS, INC.,
                                       a California corporation



                                       By:
                                           -------------------------------------

                                       Printed Name:
                                                    ----------------------------

                                       Title:
                                              ----------------------------------

                                    EXHIBIT H

                           OPINION OF COMPANY COUNSEL

1. Spectrum Naturals, Inc. (the "Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To our knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except where the failure to so qualify would not materially and adversely affect the Company's business, financial condition and results of operations, taken as a whole.

3. All corporate action on the part of the Company, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by the Company and the performance of the Company's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under section 9.5 of the Merger Agreement may be limited by applicable law and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of the Company consists of (i) 100,000 shares of Common Stock, no par value, of which _________ shares have been issued and are outstanding immediately prior to the Closing, (ii) _____________ shares of Preferred Stock, no par value, none of which are outstanding immediately prior to the Closing. To our knowledge, except as expressly set forth in the Merger Agreement (including the Company Disclosure Schedule), there are no options, warrants, conversion privileges, or other rights presently outstanding to purchase any authorized but unissued capital stock of the Company. Except for ______________, there are no voting agreements, co-sale rights or rights of first refusal applicable to any of the Company's outstanding capital stock under the Company's Articles of Incorporation, Bylaws or any Material Company Contract disclosed in Part 2.9 and Part 2.11(a) of the Company Disclosure Schedule.

5. The execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Merger as provided therein will not violate any provision of the Company's Articles of Incorporation or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any Material Company Contract disclosed in Part 2.9 and Part 2.11(a) of the Company Disclosure Schedule and do not violate or contravene (A) to our knowledge, any governmental statute, rule or regulation applicable to the Company or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would have a material adverse effect on the Company's business, financial condition and results of operations, taken as a whole.

6. To our knowledge, there is no action, proceeding or investigation pending or threatened in writing against the Company before any court or administrative agency that questions the validity of the Merger Agreement or might result in a material adverse change in the Company's business, financial condition and results of operations, taken as a whole.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with the Company's execution, delivery and performance of the Merger Agreement and the consummation by the Company of the Merger as contemplated therein have been made or obtained, other than the filing of the Certificate of Merger with the Secretary of State of the State of California as contemplated by
Section 1.3 of the Merger Agreement.

8. The Merger Agreement has been duly authorized by the Company's Board of Directors and its shareholders and, assuming compliance by the Company with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon filing of the Certificate of Merger with and acceptance by the Secretary of State of the State of California, the Merger will be effective.

                                   EXHIBIT I



COOLEY GODWARD LLP



____________, 1999



Spectrum Naturals, Inc.
133 Copeland Street
Petaluma, California 94951


Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 7.8 of the Agreement and Plan of Merger and Reorganization dated as of _________ , 1999 (the "Reorganization Agreement") by and between Organic Food Products, Inc., a California corporation ("Acquiror"), and Spectrum Naturals, Inc., a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a) the Reorganization Agreement;

     (b) those certain tax representation letters dated __________, 1999 and delivered to us by Acquiror and the Company containing certain representations of Acquiror and the Company (the "Tax Representation Letters"); and

     (c) such other instruments and documents related to the formation, organization and operation of Acquiror and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

COOLEY GODWARD LLP

Spectrum Naturals, Inc.

 -------------- , 1999
Page Two


     (b) All representations, warranties and statements made or agreed to by Acquiror and the Company, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (d) The Merger will be reported by Acquiror and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

     (f) The opinion dated __________, 1999 rendered by Carr, McClellan, Ingersoll, Thompson & Horn, P.C. to Acquiror with respect to the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368 of the Code.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and shareholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement

COOLEY GODWARD LLP

Spectrum Naturals, Inc.

 -------------- , 1999
Page Three


and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered pursuant to the Reorganization Agreement. It is intended solely for the benefit of the Company and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

Sincerely,

Cooley Godward LLP



Susan Cooper Philpot

SCP:dp

                                    EXHIBIT J

                             OPINION OF OFPI COUNSEL



1. Organic Food Products, Inc. ("OFPI") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2. OFPI has the requisite corporate power to own, operate and lease its property and assets and to conduct its business as it is currently being conducted. To our knowledge, OFPI is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except where the failure to so qualify would not materially and adversely affect OFPI's business, financial condition and results of operations, taken as a whole.

3. All corporate action on the part of OFPI, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of the Merger Agreement by OFPI and the performance of OFPI's obligations under the Merger Agreement has been taken. The Merger Agreement has been duly and validly authorized, executed and delivered by OFPI and constitutes the valid and binding agreement of OFPI enforceable against OFPI in accordance with its terms, except as rights to indemnity under section 9.4 of the Merger Agreement may be limited by applicable law and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The authorized capital stock of OFPI consists of (i) __________________ shares of Common Stock, no par value, of which _________ shares have been issued and are outstanding immediately prior to the Closing, (ii) 5,000,000 shares of Preferred Stock, no par value, none of which are outstanding immediately prior to the Closing. To our knowledge, except as expressly set forth in the Merger Agreement (including the OFPI Disclosure Schedule), there are no options, warrants, conversion privileges, or other rights presently outstanding to purchase any authorized but unissued capital stock of OFPI. Except for ______________, there are no voting agreements, co-sale rights or rights of first refusal applicable to any of OFPI's outstanding capital stock under OFPI's Articles of Incorporation, Bylaws or any Material OFPI Contract disclosed in
Part 3.9(b) and Part 3.11(a) of the OFPI Disclosure Schedule.

5. The execution, delivery and performance by OFPI of the Merger Agreement and the consummation by OFPI of the Merger as provided therein will not violate any provision of OFPI's Articles of Incorporation or Bylaws, and do not constitute a material default (or give rise to any right of termination, cancellation or acceleration) under any provision of any Material OFPI Contract disclosed in
Part 3.9(b) and Part 3.11(a) of the OFPI Disclosure Schedule and do not violate or contravene (A) to our knowledge, any governmental statute, rule or regulation applicable to OFPI or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against OFPI and of which we are aware, the violation or contravention of which would have a material adverse effect on OFPI's business, financial condition and results of operations, taken as a whole.

6. To our knowledge, there is no action, proceeding or investigation pending or threatened in writing against OFPI before any court or administrative agency that questions the validity of the Merger Agreement or might result in a material adverse change in OFPI's business, financial condition and results of operations, taken as a whole.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be obtained prior to the Closing in connection with OFPI's execution, delivery and performance of the Merger Agreement and the consummation by OFPI of the Merger as contemplated therein have been made or obtained, other than the filing of the Certificate of Merger with the Secretary of State of the State of California as contemplated by
Section 1.3 of the Merger Agreement.

8. The Merger Agreement has been duly authorized by OFPI's Board of Directors and its shareholders and, assuming compliance by OFPI with all requirements of applicable law and the Merger Agreement necessary to effect the Merger, upon filing of the Certificate of Merger with and acceptance by the Secretary of State of the State of California, the Merger will be effective.

                                   EXHIBIT K

                                    EXHIBIT L

                        RESIGNATIONS OF CERTAIN DIRECTORS





         Ken Steel

         Chas Bonner

                                    EXHIBIT M

                 CERTAIN PERSONS SUBJECT TO LOCK-UP RESTRICTIONS


         Jethren Phillips

         Neil Blomquist

         John Battendieri

         Joseph Stern

         Dean Nicholson

         Steven Reedy

                                                                         ANNEX C



                                CORPORATIONS CODE

                  ss. 1300 TO ss. 1304 (CA DISSENTER'S RIGHTS)


ss. 1300. Right to Require Purchase - "Dissenting Shares" and "Dissenting Shareholder" Defined.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1982 ch. 36, effective
February 17, 1982, 1990 ch. 1018, 1993 ch. 543.

     1993 Notes: Nothing in this act shall be construed to modify or alter the prohibition contained in Sections 15503 and 15616 of the Corporations Code or
Section 1648 of the Insurance Code, or modify or alter any similar prohibition relating to the operation of a business in limited partnership form. Stats. 1993 ch. 543 ss. 24.

     Nothing in this act shall be construed to modify or impair any rights of limited partners under the Thompson-Killea Limited Partners Protection Act of 1992 (Chapter 1183 of the Statutes of 1992). Stats. 1993 ch. 543 ss. 25.

     Ref.: Ballantine & Sterling, Cal. Corp. Laws, Ch. 12, "Corporation Acquisitions, Mergers, and Reorganizations"; Wood, Cal. Small Business Guide, Ch. 35, "Tax-Free and Partially Tax- Free Mergers and Acquisitions."

ss. 1301.  Demand for Purchase.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) or paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the

                                       2.

proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1980 chs. 501, 1155.

     Ref.: Ballantine & Sterling, Cal. Corp. Laws, Ch. 12, "Corporation Acquisitions, Mergers, and Reorganizations."

ss. 1302.  Endorsement of Shares.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. Leg.H. 1975 ch. 682, effective January 1, 1977, 1986 ch. 766.

ss. 1303.  Agreed Price - Time for Payment.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. Leg.H. 1975 ch. 682, effective January 1, 1977, 1980 ch. 501, 1986 ch. 766.

     Ref.: Ballantine & Sterling, Cal. Corp. Laws, Ch. 12, "Corporation Acquisitions, Mergers, and Reorganizations"; Wood, Cal. Small Business Guide, Ch. 35, "Tax-Free and Partially Tax-Free Mergers and Acquisitions."

ss. 1304.  Dissenter's Action to Enforce Payment.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but

                                       3.

not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. Leg.H. 1975 ch. 682, effective January 1, 1977.

     Ref.: Ballantine & Sterling, Cal. Corp. Laws, Ch. 12, "Corporation Acquisitions, Mergers, and Reorganizations"; Wood, Cal. Small Business Guide, Ch. 35, "


                                       4.

                                                                         ANNEX D


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORAITON

                                       OF

                         SPECTRUM ORGANIC PRODUCTS, INC.


     JOHN BATTENDIERI and RICHARD BACIGALUPI certify that:

     1. They are the President and Secretary of Organic Food Products, Inc., a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as follows: 986900084I.

     The name of this corporation is Spectrum Organic Products, Inc.

                                       II.

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

                  (A) This corporation is authorized to issue two classes of shares, to be designated common and preferred, respectively. This corporation is authorized to issue 60,000,000 shares of common stock and 5,000,000 shares of preferred stock.

                  (B) The preferred stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                       IV.

                  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V.

                  The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in
         Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3. The foregoing amended and restated articles of incorporation have been duly approved by the board of directors.

     4. The foregoing amended and restated articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is __________. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date: __________________, 1999




                                               ---------------------------------

                                               __________________, President



                                               ---------------------------------

                                               __________________, Secretary

                                       2.

                                                                         ANNEX E



                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into by ___________________, an individual ("Executive"), and Organic Food Products, Inc., a California corporation ("Company"). This Agreement will be effective, and Executive will become employed by Company, on ______________, 1999.

                                    Recitals

     WHEREAS, Company engages in the business of producing organic and natural food products;

     WHEREAS, Executive desires to become employed by Company as __________ of its __________ Division on the terms and conditions set forth herein, and Company desires to employ Executive on such terms and conditions;

     NOW THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

1. Employment by Company; Term of Employment.

     1.1. Full Time and Best Efforts. Subject to the terms and conditions set forth in this Agreement, Company agrees to employ Executive as _________ of its _________ Division, and Executive hereby accepts this employment. During his term of employment with Company, Executive will devote his full time and best efforts to performing his duties and to Company's business and affairs.

     1.2. Duties. Executive shall serve in an executive capacity and shall perform such duties as are consistent with his position as ___________ of Company's ______________ Division and as may be reasonably required by Company's Board of Directors (the "Board"). Such duties shall include, without limitation, leading and coordinating Company's efforts to develop and implement strategic and operating plans for Company (including, without limitation, the production, manufacture, marketing, distribution, and sale of Company products); executing day-to-day general management of Company; developing relationships with new distributors, customers, and suppliers; maintaining and solidifying relationships with Company's existing distributors, customers, and suppliers; and supporting the development and growth of Company.

     1.3. Company Policies. The employment relationship between the parties shall be governed by the general employment policies and practices of Company, including but not limited to those relating to protecting confidential information and assignment of inventions; provided, however, that when the terms of this Agreement differ from or are in conflict with Company's general employment policies or practices, this Agreement shall control.

     1.4. Term. The initial term of employment of Executive under this Agreement shall begin on the effective date of this Agreement and end on the third anniversary of that date (such 3-year period is the "Initial Term"). The Initial Term, together with any extensions, is referred to herein as the "Term".

     1.5. Renewal. Unless Company or Executive has given the other party written notice at least 90 days before the end of the Initial Term that this Agreement shall not be renewed, the term and other provisions of this Agreement shall be automatically extended for a one-year period; this procedure shall be followed in each such successive yearly period.

2. Compensation and Benefits.

     2.1. Salary. Executive shall receive for services rendered an annual base salary of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Base Salary") payable twice monthly, subject to standard withholding for taxes, Social Security, and the like.

     2.2. Participation in Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability, or similar plan or program of Company now existing or established hereafter. Company may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Executive understands that any such plans may be modified or eliminated in Company's discretion in accordance with applicable law.

     2.3. Vacation. Executive shall be entitled to annual paid vacation time of four weeks per year. The days selected for Executive's vacation shall be mutually agreeable to Company and Executive.

     2.4. Car Expense. During the Term, Company shall provide Executive an automobile, or shall lease a vehicle for Executive, and shall pay for all gas, oil, maintenance and insurance expenses related to Executive's operation of such vehicle.

     2.5. Trade Association Dues. Company shall pay for all dues required by Executive for Executive's membership in any industry or trade associations, professional organizations or organizations reasonably related to the operation of Company or its operating subsidiaries.

                                       2.

3. Options and Bonus Plans.

     3.1. Options. Concurrent with this Agreement, Executive shall receive the right to participate in Company stock option plans on terms and conditions then in effect for similar Company executives, such plans to be in effect no later than December 31, 1999.

     3.2. Bonuses. Executive shall be eligible for an annual bonus in amounts determined in accordance with performance objectives; such amounts will be paid to Executive within 90 days after the end of each such calendar year. For other calendar years during which this Agreement is in effect, Executive shall receive bonuses based on Company's performance (as measured by Company's revenues and earnings before interest and taxes) during such calendar year, the amount of the bonuses to be established in good faith by the Compensation Committee of the Board of Directors before the start of each calendar year, each bonus to be paid to Executive within 90 days following that calendar year.

     3.3. Retirement Benefits. Company shall establish a 401(k) plan in which Executive shall be entitled to participate fully.

     3.4. Life Insurance. Company shall provide a life insurance policy payable to the estate of Executive throughout the term of this Agreement in an amount equal to or greater than two years of Executive's annual salary.


4. Reasonable Business Expenses and Support.

     Executive shall be reimbursed for documented and reasonable business expenses, including any attendance at trade shows, in connection with the performance of his duties under this Agreement and in accordance with Company's general policies on business expenses. Executive shall be furnished reasonable office space, assistance, and facilities.

5. Termination of Employment; Termination Date.

     The date on which Executive's employment by Company is deemed to have ceased, as defined in the provisions below, is referred to as the "Termination Date".

     5.1. Termination for Cause.

          a. Termination; Payment of Accrued Salary and Vacation. The Board may terminate Executive's employment with Company at any time for "cause" (as defined below), immediately on written notice to Executive of the circumstances leading to termination for cause. If Executive's employment is terminated under this paragraph (a), Executive shall receive payment for all accrued salary, vacation time, and benefits under Company's benefit plans through the Termination Date, which for purposes of this paragraph (a) shall

                                       3.

               be the date on which notice of termination is given. The Company shall have no further obligation to pay any compensation of any kind (including, without limitation, any bonus or portion of a bonus that otherwise may have become due and payable to Executive with respect to the year in which such Termination Date occurs, which for purposes of this Agreement shall be the date specified in Company's notice) or severance payment of any kind nor to make any payment in lieu of notice. All benefits provided by Company to Executive under this Agreement or otherwise shall cease on the Termination Date.

          b. Definition of Cause. "Cause" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the Board: (1) any act of misappropriation, embezzlement, intentional fraud, or similar conduct by Executive involving Company or its affiliates; or (2) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude.

     5.2. Voluntary Termination. Executive may voluntarily terminate his employment with Company at any time on 90 days' prior written notice. If Executive provides such notice, Company, at its discretion, may accelerate the termination of Executive's employment to any date after its receipt of such notice from Executive and before the date of the termination specified in such notice from Executive. Any acceleration of the termination of Executive's employment shall be effective on written notice being delivered to Executive by Company. On any such acceleration by Company, Executive shall not be entitled to any payment in lieu of notice. If Executive's employment is terminated under this section 5.2, Executive shall receive payment for all accrued salary, vacation time, and benefits under Company's benefit plans through the Termination Date, which for purposes of this section
          5.2 shall be the date on which the 90 days referred to above expires. Company shall also pay to Executive a prorated bonus based on the then applicable bonus plan in an amount equal to the bonus that would otherwise be paid for the fiscal year in which Executive is terminated, multiplied by a fraction, the numerator of which is the number of days that Executive was employed during that year, and the denominator of which is 365, it being understood that this prorated bonus will be payable in accordance with Company's normal bonus payment policy, but in no event later than 90 days after the end of the fiscal year in which Executive's employment is terminated. All benefits provided by Company to Executive under this Agreement or otherwise shall cease on the Termination Date.

     5.3. Termination on Disability. Company may terminate Executive's employment if Executive suffers a disability that renders Executive unable, as determined in good faith by the Board, to perform the essential functions of the position, even with reasonable accommodation, for four months in any 12-month period. If Executive's

                                       4.

          employment is terminated under this section 5.3, Executive shall receive payment for all Base Salary, vacation time, and benefits under Company benefit plans through the Term. Company shall also pay to Executive a prorated bonus based on the then applicable bonus plan in an amount equal to the bonus that would otherwise be paid for the fiscal year in which Executive is terminated, multiplied by a fraction, the numerator of which is the number of days that Executive was employed during that year, and the denominator of which is 365, it being understood that this prorated bonus will be payable in accordance with Company's normal bonus payment policy, but in no event later than 90 days after the end of the fiscal year in which Executive's employment is terminated. All benefits provided under section 2.2 shall be extended, at Executive's election and Company's expense, to the extent permitted by Company's insurance policies and benefit plans, for six months after Executive's Termination Date, except as required by law (e.g., COBRA health insurance continuation election).

     5.4. Termination Without Cause.

          a. Termination Payment. On 60 days' prior written notice, Company may terminate Executive without "cause" (as defined in paragraph
               (b) of section 5.1); provided, however, that Company reserves the right to terminate Executive's employment immediately and provide 60 days' pay in lieu of notice to Executive. If Executive's employment is terminated under this section 5.3, Executive shall receive payment for all Base Salary, vacation time, and benefits under Company benefit plans for a twelve (12) month period following the Termination Date. Company shall also pay to Executive a prorated bonus based on the then applicable bonus plan in an amount equal to the bonus that would otherwise be paid for the fiscal year in which Executive is terminated, multiplied by a fraction, the numerator of which is the number of days that Executive was employed during that year, and the denominator of which is 365, it being understood that this prorated bonus will be payable in accordance with Company's normal bonus payment policy, but in no event later than 90 days after the end of the fiscal year in which Executive's employment is terminated. Company shall provide Executive with outplacement services equivalent in value to 10% of the Base Salary or pay Executive an equivalent amount in cash.

          b. Other Circumstances. In the event of substantial diminution in Executive's duties, authority, pay, or responsibilities without performance or market justification, Executive may terminate his employment; provided, however, that Executive shall give Company 30 days' written notice before any such termination, specifying the nature of the circumstance allegedly justifying such termination by Executive, and Company shall have until the end of such 30-day period to cure such circumstances in all material respects. A termination in these circumstances shall be treated as a Company termination without cause, and Executive shall be

                                       5.

               entitled to the severance payments and benefits as set forth in paragraph (a) above. The Termination Date under this paragraph
               (b) shall be the day after the 30-day cure period expires if Company fails to cure those circumstances in all material respects by the expiration of that cure period.

          5.5. Termination on Death. If Executive dies before the term of this Agreement expires, Company shall pay to Executive's estate all Base Salary, vacation time, benefits under Company benefit plans and proceeds from Executive's life insurance policy.

6. Proprietary Information Obligations.

     During the term of employment under this Agreement, Executive will have access to and become acquainted with Company's confidential and proprietary information (collectively, "Proprietary Information"), including but not limited to information or plans concerning Company's customer relationships; personnel; sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications. Executive shall not disclose any of Company's proprietary information directly or indirectly, or use it in any way, either during  the  term  of  this  Agreement  or at any  time  thereafter,  except  as reasonably necessary in the course of his employment for Company or as authorized in writing by Company. All files, records, documents, computer-recorded or electronic information, drawings, specifications, equipment, and similar items relating to Company business, whether prepared by Executive or otherwise coming into his possession, shall remain Company's exclusive property and shall not be removed from Company premises under any circumstances whatsoever without Company's prior written consent, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to Company on termination of employment, and no copies shall be kept by Executive.

7. Noninterference.

     While employed by Company and for two years thereafter, Executive agrees not to (a) solicit or attempt to solicit, directly or indirectly, any employee, customer, or supplier of Company; or (b) take any other action that may cause any such employee, customer, or supplier to terminate or adversely alter his, her, or its relationship with Company.

8. Noncompete.

     Unless terminated without cause, while employed by Company and for three years thereafter, Executive agrees not to, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known to Executive to directly compete with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding,
Executive  may  own,  as  a  passive  investor,  securities  of  any  competitor

                                       6.

corporation, so long as Executive's direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.


9. Dispute Resolution and Mediation.

     Executive and Company agree that, if a dispute arises concerning or relating to Executive's employment with Company, the dispute shall be submitted to mediation. The mediation shall take place in Sonoma County, California, or in the county where the Company's corporate headquarters is located. Executive and Company agree that mediation will be the initial means of redress for any disputes relating to or arising from Executive's employment with Company, including disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification, and that the parties agree to negotiate and participate in mediation in good faith


10. Miscellaneous Provisions.

     10.1.Notices. Any notices provided hereunder must be in writing and shall be deemed effective on the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:

To the Company:




To Executive:
---------------------

---------------------

---------------------

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

     10.2.Severability. If any term, provision, or part of this Agreement is found by a court to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, provisions, and parts of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. On such determination that any term, provision, or part of this Agreement is invalid, illegal, or incapable

                                       7.

          of being enforced, this Agreement shall be deemed to be modified so as to effect the parties' original intent as closely as possible to the end that the transactions contemplated by this Agreement and the terms and provisions of this Agreement are fulfilled to the greatest extent possible.

     10.3.Entire Agreement. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter of this Agreement and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral. Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to Executive's employment by Company, or the payment of any compensation or the provision of any benefit in connection therewith or otherwise, are hereby terminated and shall be of no future force and effect.

     10.4.Counterparts. This Agreement may be executed on separate copies, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

     10.5.Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and Company, and their respective successors and assigns, except that Executive may not assign any of his rights or duties under this Agreement without Company's prior written consent.

     10.6.Attorney Fees. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach of this Agreement, the prevailing party shall be entitled to reasonable attorney fees, as well as costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.

     10.7.Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. Except for Executive's estate under section 5.5, nothing in this Agreement, express or implied, is intended to confer on any third person any rights or remedies under or because of this Agreement.

     10.8.Choice of Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of California.

                                       8.

     IN WITNESS WHEREOF AND WITH INTENT TO BE BOUND, the parties now execute this Agreement, to be effective on the date it is last executed below by either party.

Executive:

_________________________________                Dated:  ________________, 1999



Company:

ORGANIC FOOD PRODUCTS, INC., a California corporation


By:  ______________________________

By:  ______________________________



                                       9.

                                                                         ANNEX F



June ___, 1999


Organic Food Products, Inc.
55 Monterey Road
Morgan Hill, California 95037

Ladies and Gentlemen:

The undersigned is a shareholder or has rights to acquire shares of common stock, without par value ("Common Stock"), of Organic Food Products, Inc. (the "Company") and wishes to facilitate the transactions (the "Mergers") contemplated in (1) the Agreement and Plan of Merger and Reorganization dated May 14, 1999 (the "Spectrum Merger Agreement") by and between the Company and Spectrum Naturals, Inc., (2) the Agreement and Plan of Merger and Reorganization dated May 14, 1999 (the "OI Merger Agreement") by and between the Company and Organic Ingredients, Inc. and (3) a Registration Statement on Form S-4, including a joint proxy statement/prospectus (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission on or about June 18, 1999.

In consideration of the foregoing, and in order to induce you to proceed with the Mergers, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of the Company's Board of Directors, for a period beginning on the date hereof and ending on the date one year from the date of the closing of the Mergers (the "Lock-Up Period").

Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Mergers or the Registration Statement, and acknowledges and agrees that during the Lock-Up Period the undersigned has no right to require the Company to register under the Securities Act of 1933 such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

Organic Food Products, Inc.
June __, 1999
Page 2

The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                                           Very truly yours,



Dated:
       ---------------------               -------------------------------------
                                           Signature



                                           ------------------------------------
                                           Printed Name and Title

                                                                         ANNEX G


                                VOTING AGREEMENT


     THIS VOTING AGREEMENT is entered into as of May 14, 1999, by and BETWEEN SPECTRUM NATURALS, INC., a California corporation ("SNI"), and _______________ ("Shareholder").

                                    RECITALS

     A. and Organic Food Products, Inc., a California corporation (the "Company") are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of SNI with and into the Company (the "Merger").

     B. In order to induce SNI to enter into the Reorganization Agreement, Shareholder is entering into this Voting Agreement.

                                    AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

          For purposes of this Voting Agreement:

          (a) "Company Common Stock" shall mean the common stock, no par value, of the Company.

          (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

          (c) Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (e) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (f) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.


SECTION 2. TRANSFER OF SUBJECT SECURITIES

     2.1 Transferee of Subject Securities to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as SNI may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

     2.2 Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. VOTING OF SHARES

     3.1 Voting Agreement. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

                  (a) at any meeting of shareholders of the Company, however called, Shareholder shall (unless otherwise directed in writing by SNI) cause all outstanding shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement; and

                  (b) in the event written consents are solicited or otherwise sought from shareholders of the Company with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Shareholder shall (unless otherwise directed in writing by SNI) cause to be executed, with respect to all outstanding shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

                                       2.

     3.2 Proxy; Further Assurances.

          (a) Contemporaneously with the execution of this Voting Agreement: (i) Shareholder shall deliver to SNI a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Shareholder shall cause to be delivered to SNI an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Shareholder.

          (b) Shareholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in SNI the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

     Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Shareholder.

SECTION 5. NO SOLICITATION

     Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal.
Shareholder shall immediately cease and discontinue, and Shareholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.


SECTION 6. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     Shareholder hereby represents and warrants to SNI as follows:

     6.1 Authorization, etc. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder.

                                       3.

This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.2 No  Conflicts  or  Consents

          (a) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

     6.3 Title to Securities. As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

     6.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7. ADDITIONAL COVENANTS OF SHAREHOLDER

     7.1 Further Assurances. From time to time and without additional consideration, Shareholder shall (at Shareholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers,

                                       4.

assignments, endorsements, proxies, consents and other instruments, and shall (at Shareholder's sole expense) take such further actions, as SNI may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

     7.2 Legend. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Shareholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Shareholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Shareholder bears a legend in the following form:

         THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF MAY 10, 1999, BETWEEN THE HOLDER HEREOF AND SPECTRUM NATURALS, INC., AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPECTRUM NATURALS, INC.

SECTION 8. MISCELLANEOUS

     8.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Shareholder in this Voting Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement, and (iii) the Expiration Date.

     8.2 Indemnification. Shareholder shall hold harmless and indemnify SNI and SNI's affiliates from and against, and shall compensate and reimburse SNI and SNI's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by SNI or any of SNI's affiliates, or to which SNI or any of SNI's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

     8.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     8.4 Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                                       5.

                  if to Shareholder:

                           at the address set forth below Shareholder's signature on the signature page hereof if to SNI:

                           Spectrum Naturals, Inc.
                           133 Copeland Street
                           Petaluma, CA  94951
                           Attn: Chief Executive Officer
                           Fax:     (707) 765-1026

     8.5 Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

     8.6 Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

     8.7 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of SNI and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than SNI and its successors and assigns) any rights or remedies of any nature.

                                       6.

     8.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, SNI shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither SNI nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     8.9 Non-Exclusivity. The rights and remedies of SNI under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of SNI under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of SNI, under any Affiliate Agreement between SNI and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of SNI, under this Voting Agreement.

     8.10 Governing Law; Venue.

          (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting
Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the County of San Francisco, California. Shareholder:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Francisco, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                  (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in
         Section 8.4 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                                       7.

                  (iii) agrees that each state and federal court located in the County of San Francisco, California, shall be deemed to be a convenient forum; and

                  (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Francisco, California, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.10 shall be deemed to limit or otherwise affect the right of SNI to commence any legal proceeding or otherwise proceed against Shareholder in any other forum or jurisdiction.

          (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

     8.11 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.12 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

     8.13 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     8.14 Waiver. No failure on the part of SNI to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of SNI in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. SNI shall not be deemed to have waived any claim available to SNI arising out of this Voting Agreement, or any power, right, privilege or remedy of SNI under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of SNI; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                       8.

     8.15 Construction.

          (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

     IN WITNESS WHEREOF, SNI and Shareholder have caused this Voting Agreement to be executed as of the date first written above.


                                              SPECTRUM NATURALS, INC.


                                              By:
                                                 -------------------------------
                                                       Jethren Phillips, CEO

                                              SHAREHOLDER:


                                              ----------------------------------
                                              Name:
                                              Address:
                                                      --------------------------

                                                       Facsimile:
                                                                  --------------

                                                           Additional Securities
Shares Held of Record       Options and Other Rights        Beneficially Owned
---------------------       ------------------------        ------------------


                                       9.

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY


     The undersigned shareholder of Organic Food Products, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Jethren Phillips and Spectrum Naturals, Inc., a California corporation ("SNI"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and
(ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between SNI and the undersigned (the "Voting Agreement"), and is granted in consideration of SNI entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, between SNI and the Company (the "Reorganization Agreement").

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the shareholders of the Company, however called, or in connection with any solicitation of written consents from shareholders of the Company, in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement.

     The undersigned may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

     This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated:  ________, 1999.


                                            ------------------------------------
                                            Name

                                            Number of shares  of common stock of
                                            the Company owned of  record  as  of
                                            the  date  of this proxy:


                                            ------------------------------------


                                      A-2